As filed with the Securities and Exchange Commission on August 30, 2000
                                                  Registration No.333-43150
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          PRE-EFFECTIVE AMENDMENT NO. 2
                                     TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             PATAPSCO BANCORP, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

        Maryland                             6135                 52-1951797
--------------------------------------------------------------------------------
(State or Other Jurisdiction of  (Primary Standard Industrial   (IRS Employer
Incorporation or Organization)   Classification Code Number) Identification No.)

                             1301 MERRITT BOULEVARD
                          DUNDALK, MARYLAND 21222-2194
                                 (410) 285-1010
--------------------------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
           Area Code, of the Registrant's Principal Executive Offices)

            JOSEPH J. BOUFFARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             PATAPSCO BANCORP, INC.
                             1301 MERRITT BOULEVARD
                          DUNDALK, MARYLAND 21222-2194
                                 (410) 285-1010
--------------------------------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                        COPIES OF ALL COMMUNICATIONS TO:

                           GARY R. BRONSTEIN, ESQUIRE
                           JOEL E. RAPPOPORT, ESQUIRE
                STRADLEY RONON HOUSLEY KANTARIAN & Bronstein, LLP
                        1220 19th Street, N.W., Suite 700
                             Washington, D.C. 20036
                                 (202) 822-9611

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after the effective date of the registration statement.
         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.[ ]
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]_______
         If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]______

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                          ___________________________

PROXY STATEMENT/PROSPECTUS

                            [NORTHFIELD BANCORP LOGO]

                  MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT

Dear Stockholders:

     The Boards of Directors of Patapsco Bancorp, Inc. and Northfield Bancorp, Inc. have approved a merger agreement that provides for Patapsco Bancorp's acquisition of Northfield Bancorp. Patapsco Bancorp will accomplish the acquisition by merging Northfield Bancorp into a subsidiary of Patapsco Bancorp. If we complete the merger, you will receive $12.50 in cash and 0.24 shares of Patapsco Bancorp's Series A Noncumulative Convertible Perpetual Preferred Stock for each share of Northfield Bancorp common stock that you own, plus cash in lieu of any fractional share of preferred stock. Generally, the merger will be a taxable transaction for Northfield Bancorp stockholders.

     To complete the merger, Northfield Bancorp needs your approval. This document is being furnished to you in connection with the solicitation of proxies by Northfield Bancorp's Board of Directors for its use at a special meeting of stockholders, which is being held to vote upon the merger.

     The place, date and time of the special meeting is October 6, 2000, 9:00 a.m., local time, at our executive offices, 8005 Harford Road, Baltimore, Maryland.

     This document contains detailed information about the special meeting and the proposed merger. You should read this document carefully. You may also obtain information about Patapsco Bancorp and Northfield Bancorp from documents each company has filed with the Securities and Exchange Commission.

     Northfield Bancorp's financial advisor, Ferguson & Company, has issued its opinion to Northfield Bancorp's Board of Directors that the consideration to be received from Patapsco Bancorp is fair from a financial point of view to Northfield Bancorp stockholders.

     No shares of Patapsco Bancorp preferred stock currently are outstanding and, consequently, the preferred stock is not listed on any national securities exchange or the Nasdaq stock market. Following the merger, Patapsco Bancorp will seek to obtain a market maker so that the preferred stock can be listed on the OTC Bulletin Board. Patapsco Bancorp common stock is listed on the OTC Bulletin Board.

     YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you do not return your proxy card, or if you do not instruct your broker how to vote any shares held for you in "street name," the effect will be a vote against the merger.

     BEFORE CASTING YOUR VOTE, PLEASE CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON P. 10 OF THIS DOCUMENT.

                                   Sincerely,


                                   G. Ronald Jobson
                                   President and Chief Executive Officer
--------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES BEING OFFERED THROUGH THIS DOCUMENT ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.
--------------------------------------------------------------------------------
                 Proxy Statement/Prospectus dated September 1, 2000
         and first mailed to stockholders on or about September 7, 2000

         This document incorporates important business and financial information about Patapsco Bancorp from documents filed with the Securities and Exchange Commission that have not been included in or delivered with this document. You may read and copy these documents at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site the SEC maintains at http://www.sec.gov. See "Where You Can Find More Information" on page 93.

         You also may request copies of these documents from Patapsco Bancorp. Patapsco Bancorp will provide you with copies of the documents relating to Patapsco Bancorp, without charge, upon written or oral request to:

                             Patapsco Bancorp, Inc.
                             1301 Merritt Boulevard
                             Dundalk, Maryland 21222-2194
                             Attn:  Michael Dee
                             Telephone: (410) 285-1010

         IN ORDER TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF NORTHFIELD BANCORP'S SPECIAL MEETING OF STOCKHOLDERS, YOU SHOULD MAKE YOUR REQUESTS NO LATER THAN SEPTEMBER 29, 2000.

                            NORTHFIELD BANCORP, INC.
                                8005 HARFORD ROAD
                            BALTIMORE, MARYLAND 21234
                                 (410) 665-7900
--------------------------------------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER 6, 2000

--------------------------------------------------------------------------------


A special meeting of stockholders of Northfield Bancorp, Inc. will be held at our executive offices, 8005 Harford Road, Baltimore, Maryland on Friday, October 6, 2000, at 9:00 a.m., local time, for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt the Agreement of Merger, dated as of May 16, 2000, by and among Patapsco Bancorp, Inc., The Patapsco Bank, PN Financial, Inc., Northfield Bancorp, Inc. and Northfield Federal Savings Bank, pursuant to which, among other things, Northfield Bancorp will merge with and into PN Financial and each share of common stock, par value $.01 per share, of Northfield Bancorp will be converted into the right to receive $12.50 in cash and 0.24 shares of Patapsco Bancorp Series A Noncumulative Convertible Perpetual Preferred Stock, par value $.01 per share, plus cash in lieu of any fractional share of preferred stock, all on and subject to the terms and conditions contained therein;

          2. To consider and vote upon a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present, in person or by proxy, to approve the merger agreement and the merger; and

          3.   To transact any other  business as may  properly  come before the
               special  meeting  or  any  adjournment  or   postponement.

Only stockholders of record at the close of business on August 28, 2000 will be entitled to notice of and to vote at the special meeting and at any adjournment or postponement.


                                             By Order of the Board of Directors



                                             J. Thomas Hoffman
                                             Secretary


Baltimore, Maryland
September 7, 2000


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND THE MERGER AND "FOR" THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THERE ARE NOT SUFFICIENT VOTES PRESENT, IN PERSON OR BY PROXY, TO APPROVE THE MERGER AGREEMENT AND THE MERGER. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE-PAID ENVELOPE.

                    [Table of Contents in two column format]


                                TABLE OF CONTENTS

Questions and Answers About the Merger........................................1
Summary.......................................................................3

Risk Factors.................................................................10
     Limited Trading for Preferred Stock and
         Common Stock........................................................10
     You Will Have Limited Voting Rights.....................................10
     Patapsco Bancorp and Northfield Bancorp May
         Not Successfully Integrate Their Respective
         Business Operations.................................................11

Selected Historical Financial Data for Patapsco Bancorp, Inc................ 12
     Selected Consolidated Financial Condition Data..........................12
     Selected Consolidated Income Data.......................................12
     Key Operating Ratios....................................................13

Selected Historical Financial Data for Northfield
   Bancorp, Inc..............................................................14
     Selected Financial Condition Data.......................................14
     Selected Operations Data................................................14
     Selected Ratios.........................................................15

Pro Forma Condensed Combined Financial Information...........................16
     Unaudited Pro Forma Condensed Combined
         Statement of Condition at March 31, 2000............................16
     Unaudited Pro Forma Condensed Combined Statement of
         Income for the Nine Months Ended March
         31, 2000............................................................17
     Unaudited Pro Forma Condensed Combined
         Statement of Income for the Year Ended June
         30, 1999............................................................18
     Notes to Pro Forma Combined Financial Information.......................18

Comparative Per Share Data...................................................20

Market Price and Dividend Information........................................21

Special Meeting of Northfield Stockholders...................................22
     Place, Date and Time....................................................22
     Purpose of Meeting......................................................22
     Who Can Vote at the Meeting.............................................22
     Attending the Meeting...................................................23
     Vote Required...........................................................23
     Voting by Proxy.........................................................23

Ownership of Northfield Bancorp Common Stock.................................24

Proposal I - The Merger......................................................25
     The Parties to the Merger Agreement.....................................25

     Form of the Merger; Conversion of Northfield
         Bancorp Common Stock................................................26
     Background of the Merger................................................26
     Reasons for the Merger and Recommendation of
         Northfield Bancorp Board of Directors...............................28
     Opinion of Northfield Bancorp's Financial Advisor.......................29
     Description of Preferred Stock..........................................31
     Conversion of Northfield Bancorp Common Stock...........................32
     Surrender of Stock Certificates.........................................33
     Objecting Stockholders' Rights of Appraisal.............................33
     Voting Agreement........................................................34
     Management of Patapsco Bancorp and Patapsco
         Bank After the Merger...............................................35
     Representations and Warranties..........................................35
     Covenants Pending the Merger............................................36
     No Solicitation.........................................................37
     Additional Covenants....................................................38
     Conditions to the Merger................................................39
     Required Regulatory Approvals Needed to
         Complete the Merger.................................................41
     Termination and Amendment...............................................41
     Expenses................................................................43
     When the Merger Will be Completed.......................................43

     Interests of Northfield Bancorp's Directors
         and Officers in the Merger that Differ From Your
         Interests...........................................................43

     Federal Income Tax Consequences.........................................45
     Accounting Treatment....................................................46
     Resale of Patapsco Bancorp Preferred Stock;
         Restrictions on Transfer............................................46
     Illiquid Trading Market for Patapsco Bancorp
         Common Stock and Preferred Stock....................................47
     Vote Required...........................................................47

Proposal II - Adjournment of the Special Meeting.............................48

A Warning About Forward-Looking Statements...................................48

Patapsco Bancorp.............................................................49

Recent Developments for Patapsco Bancorp, Inc................................51
     Selected Consolidated Financial Condition Data..........................52
     Selected Consolidated Income Data.......................................52
     Key Operating Ratios....................................................53
     Comparison of Financial Condition at June 30, 2000
         and 1999............................................................53
     Comparison of Operating Results for the Quarters
        and Years Ended June 30, 2000 and 1999...............................54

Northfield Bancorp, Inc......................................................56

Business of Northfield Bancorp, Inc..........................................56
     Market Area.............................................................56
     Financial Modernization Legislation.....................................56
     Lending Activities......................................................57
     Nonperforming and Problem Assets........................................61
     Investment Activities...................................................65
     Sources of Funds........................................................68
     Competition.............................................................69
     Description of Property.................................................70
     Legal Proceedings.......................................................70
     Federal Taxation........................................................70
     State Taxation..........................................................71

Management's Discussion and Analysis of Financial
         Condition and Results of Operations for
             Northfield Bancorp..............................................71
     Community Reinvestment Act Compliance...................................71
     Market Risk Disclosure..................................................72

     Average Balances, Interest and Average Yields...........................74
     Rate/Volume Analysis....................................................75
     Comparison of Financial Condition at December 31,
         1999 and December 31, 1998..........................................75
     Comparison of Results of Operations for the Years
         Ended December 31, 1999 and 1998....................................75
     Liquidity and Capital Resources.........................................76
     Impact of Inflation and Changing Prices.................................77
     Impact of New Accounting Standards......................................77
     Comparison of Financial Condition at June 30,
         2000 and December 31, 1999..........................................77
     Comparison of Results of Operations for the Three and
         Six Months Ended June 30, 2000 and 1999.............................78

Regulation of Northfield Bancorp and Northfield Federal......................79
     Regulation of Northfield Federal........................................79
     Regulation of Northfield Bancorp........................................84

Comparison of Rights of Stockholders.........................................84

Selected Provisions in the Articles of Incorporation
         and Bylaws of Patapsco Bancorp......................................88
     Classified Board of Directors and Related Provisions....................88
     Stockholder Vote Required to Approve Business
         Combinations with Principal Stockholders............................88
     Limitations on Call of Meetings of Stockholders.........................89
     Absence of Cumulative Voting............................................89
     Restrictions on Acquisition of Securities...............................89
     Board Consideration of Certain Nonmonetary Factors
         in the Event of an Offer by Another Party...........................89
     Authorization of Preferred Stock........................................90
     Procedures for Stockholder Nominations..................................90
     Amendment of Bylaws.....................................................91
     Amendment of Articles of Incorporation..................................91
     The Purpose of and Anti-Takeover Effect of
         Patapsco Bancorp's Articles of Incorporation
         and Bylaws..........................................................92
Indemnification of Patapsco Bancorp Directors and Officers for
  Securities Act Liabilities.................................................93
Where You Can Find More Information..........................................93
Legal Matters................................................................95
Experts......................................................................95
Stockholder Proposals........................................................95
Other Matters................................................................95
Index to Consolidated Financial Statements of Northfield
   Bancorp, Inc..............................................................96



Annex A   - Agreement of Merger
Annex B   - Title 3 Subtitle 2 of the Maryland General Corporation Law
Annex C   - Patapsco Bancorp's 1999 Annual Report to Stockholders
Annex D   - Patapsco Bancorp's Quarterly Report on Form 10-Q for the
              Quarter Ended March 31, 2000
Annex E   - Opinion of Ferguson & Company
Annex F   - Articles Supplementary

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHY ARE PATAPSCO BANCORP AND NORTHFIELD BANCORP PROPOSING TO MERGE?

A: Our companies are proposing the merger because we believe the resulting combination will provide our stockholders with substantial benefits and will enable us to better serve our customers. Our products and markets generally are complementary. The combined company should be in a better position to exploit opportunities within the marketplace. To review the reasons for the merger in greater detail, see page 28.

Q: WHAT SHOULD I DO?

A: First, carefully read this document. Then complete, sign and mail your proxy card in the enclosed postage paid envelope. The instructions on the accompanying proxy card give you more information on voting. This will enable your shares to be represented at the Northfield Bancorp special meeting of stockholders. The Board of Directors of Northfield Bancorp has unanimously recommended that their stockholders vote "FOR" the approval of the merger agreement and the merger and "FOR" the proposal to adjourn the special meeting to solicit additional proxies in the event there are not sufficient votes present at the special meeting, in person or by proxy, to approve the merger agreement and the merger. Of course, you may also attend the meeting and vote in person.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER AUTOMATICALLY VOTE MY SHARES FOR ME?

A: No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the directions your broker provides. Your failure to instruct your broker to vote your shares will result in your shares not being voted, which will have the same effect as a vote against the merger.

Q:  CAN  I  CHANGE  MY  VOTE  AFTER  I  HAVE  SUBMITTED  MY  PROXY  WITH  VOTING
INSTRUCTIONS?

A: Yes. There are three ways you can change your vote. First, you may send a written notice to the Secretary of Northfield Bancorp stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card by mail and, if received timely, it will revoke any earlier proxy. Third, you may attend the Northfield Bancorp special meeting and vote in person by written ballot. Simply attending the special meeting without voting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change or revoke your proxy.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. Do not send in your stock certificates at this time. Northfield Bancorp stockholders will exchange their stock certificates for cash and Patapsco Bancorp preferred stock certificates after we complete the merger. If the merger is completed, instructions for exchanging Northfield Bancorp common stock certificates will be sent to you. Patapsco Bancorp stockholders will not exchange their certificates in the merger. The certificates currently representing shares of Patapsco Bancorp common stock will continue to represent the same number of shares of Patapsco Bancorp common stock after the merger. Holders of Patapsco Bancorp common stock before the merger will not receive any shares of Patapsco Bancorp preferred stock as a result of the merger.

Q: PLEASE EXPLAIN THE MERGER CONSIDERATION.

A: Northfield Bancorp stockholders will receive $12.50 in cash and 0.24 shares of Patapsco Bancorp Series A Noncumulative Convertible Perpetual Preferred Stock in exchange for each share of Northfield Bancorp common stock. We will not issue fractional shares. Northfield Bancorp stockholders who would otherwise be entitled to receive a fractional share of preferred stock instead will receive cash in lieu of the fractional share in an amount based on the liquidation preference of the preferred stock of $25.00 per share.

Q: WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We are working to complete the merger as quickly as possible. In addition to stockholder approvals, we must obtain regulatory approvals. We hope to complete the merger in the fourth quarter of 2000.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER?

A: Generally, the exchange of shares by Northfield Bancorp stockholders for cash and preferred stock of Patapsco Bancorp will be taxable to Northfield Bancorp stockholders for federal income tax purposes. To review the federal tax consequences in greater detail, see pages 45 through 46.

Q: WHO SHOULD I CALL WITH QUESTIONS?

A: Northfield Bancorp stockholders should call G. Ronald Jobson,  President,  at
(410) 665-7900 with any questions about the merger and the related transactions.

                                     SUMMARY

         This summary highlights selected information from this document and may not contain all the information that is important to you. For a more complete understanding of the merger and for a more complete description of the legal terms of the merger, you should read this entire document carefully, as well as the additional documents to which we refer you, including the merger agreement. See "Where You Can Find More Information" (page 93).

             THE SPECIAL MEETING OF NORTHFIELD BANCORP STOCKHOLDERS

Place,  Date and Time (Page 22)

          The special meeting will be held on Friday, October 6, 2000 at our executive offices, 8005 Harford Road, Baltimore, Maryland at 9:00 a.m.

Purpose of the Meeting (Page 22)

          At the special meeting, stockholders of Northfield Bancorp will consider and vote upon a proposal to approve the merger and the merger agreement and a proposal to adjourn the special meeting to solicit additional proxies if there are not sufficient votes present, in person or by proxy, to approve the merger and the merger agreement. Stockholders also will transact any other business that may properly come before the special meeting.

          Stockholders of record at the close of business on August 28, 2000 will be entitled to one vote for each share then held.

What Vote is Required for Approval of of the the Merger Agreement; Voting By Northfield Bancorp's Officers and by Patapsco Bancorp and Its Officers and Directors (Page 23)

          The affirmative vote of the holders of at least two-thirds issued and outstanding shares of Northfield Bancorp common stock is required to approve the merger and the merger agreement. The affirmative vote of a majority of the shares present at the special meeting is required to approve the adjournment proposal.

          We expect the following shares to be voted in favor of the merger and the merger agreement and the adjournment proposal:

                                    No. of         Percent of
Owner                               Shares         Outstanding
-----                               ------         -----------
Northfield Bancorp
  directors and officers*           66,499           14.0%

Northfield Federal Savings
  Grantor Trust                     13,465            2.8

Patapso Bancorp                     20,224            4.3

Patapsco Bancorp
  directors and officers             7,308            1.5
                                   -------           ----

      Total                        107,496           22.6%
                                   =======           ====

---------
* The individuals have entered into a voting agreement with Patapsco Bancorp to vote their shares of Northfield Bancorp common stock in favor of the merger agreement and the merger.

Northfield  Bancorp's Board of Directors Unanimously
Recommends that Stockholders  Approve the Merger and
Adjournment Proposal adjournment proposal. (Page 28)

               Northfield Bancorp's Board of Directors believes that the merger is in your best interests and unanimously recommends that you vote "FOR" the proposal to approve the merger agreement and "FOR" the adjournment proposal.

                                   THE PARTIES

Patapsco Bancorp, Inc.
The Patapsco Bank
PN Financial, Inc.
1301 Merritt Boulevard
Dundalk, Maryland 21222-2194
(410) 285-1010
(Page 49)

               Patapsco Bancorp is the holding company for The Patapsco Bank. Patapsco Bank operates through a single office located in Dundalk, Maryland and serves eastern Baltimore County. The principal business of Patapsco Bank consists of attracting deposits from the general public and investing these deposits in loans secured by residential and commercial real estate, construction loans, commercial business loans and consumer loans. PN Financial is a wholly owned subsidiary of Patapsco Bancorp and was formed for the sole purpose of facilitating the merger. At March 31, 2000, Patapsco Bancorp had total assets of $101.3 million, deposits of $75.2 million and stockholders' equity of $9.3 million.

Northfield Bancorp, Inc.
Northfield Federal Savings Bank
8005 Harford Road
Baltimore Maryland, 21234
(410) 665-7900
(Page 56)

               Northfield Bancorp was organized in March 1998 to acquire all of the capital stock to be issued by Northfield Federal in its conversion from mutual to stock form. Northfield Bancorp's principal business is the business of Northfield Federal. Northfield Federal is a community and customer oriented federal stock savings bank operating through two offices located in Baltimore, Maryland. Northfield Federal's business emphasizes residential construction lending, primarily originating construction/permanent mortgages on one- to four-family properties. It also makes commercial real estate loans, home equity loans and certain types of consumer loans. At June 30, 2000, Northfield Bancorp had total assets of $54.5 million, deposits of $36.5 million and stockholder's equity of $7.0 million.
                                   THE MERGER

Patapsco Bancorp Will Acquire
Northfield Bancorp
(Page 26)
               We propose a business combination in which Northfield Bancorp will be acquired by Patapsco Bancorp through a merger with PN Financial, Inc., a subsidiary of Patapsco Bancorp. Northfield Bancorp will be the surviving corporation. Following the merger, Northfield Bancorp will be liquidated, and Northfield Federal will merge with Patapsco Bank.

Shares of Northfield  Bancorp
Common Stock Will be Converted into Cash and
Patapsco  Bancorp Preferred  Stock
(Page 32)

               Each of your shares of Northfield Bancorp common stock outstanding at the effective time of the merger will be canceled and converted into the right to receive $12.50 in cash and 0.24 shares of Patapsco Bancorp's Series A Noncumulative Convertible Perpetual Preferred Stock. Patapsco Bancorp will not issue fractional shares of preferred stock in the merger. If the total number of shares of Patapsco Bancorp preferred stock you are to receive in the merger does not equal a whole number, you will receive cash instead of the fractional share.

               Because each share of preferred stock is convertible into one share of Patapsco Bancorp common stock, based on the most recent sale price for the Patapsco Bancorp common stock of $21.125 per share on August 28, 2000, the 0.24 shares of preferred stock you will receive would be valued at $5.07 per share of Northfield Bancorp common stock currently owned, which, when added to the cash payment of $12.50 per share, results in an aggregate value of $17.57 per share of Northfield Bancorp common stock. Based on the liquidation preference for the preferred stock of $25.00, the
               0.24 shares of preferred stock you will receive would be valued at $6.00 per share of Northfield Bancorp common stock currently owned, which, when added to the cash payment of $12.50 per share, results in an aggregate value of $18.50 per share of Northfield Bancorp common stock.


Description of Preferred Stock
(Page 31)

               In addition to $12.50 in cash, you will receive in exchange for each of your shares of Northfield Bancorp common stock 0.24 shares of Patapsco Bancorp's Series A Noncumulative Convertible Perpetual Preferred Stock. At any time after issuance, the preferred stock will be convertible at your election into shares of Patapsco Bancorp common stock, on a one-for-one basis, subject to future adjustment in certain circumstances. Each share of
               Patapsco   Bancorp's   outstanding   preferred  stock  will  earn
               dividends at the annual rate of 7.5% of its liquidation preference of $25.00 per share, payable when and if declared by Patapsco Bancorp's Board of Directors. Dividends are
               noncumulative, which means that if the Board does not pay dividends for a quarterly period, it is not obligated to pay a dividend for that period at a later date. After five years from the date of issuance of the Patapsco Bancorp preferred stock, Patapsco Bancorp may redeem some or all of the outstanding
               Patapsco Bancorp preferred stock at $25.00 per share plus any declared but unpaid dividends for the then-current quarter.

               The preferred stock generally has no voting rights. However, holders of preferred stock will be permitted to vote to elect one director to Patapsco Bancorp's Board of Directors in the event that Patapsco Bancorp fails to pay dividends on the preferred stock for a total of eight quarters. Also, holders of preferred stock are entitled to vote on any amendment to Patapsco Bancorp's Articles of Incorporation which would adversely affect the rights and preferences of the preferred stock.

How to  Exchange  Your Stock  Certificates
(Page 33)

               Prior to the effective time of the merger, Patapsco Bancorp will appoint an exchange agent to effect the exchange of stock certificates in connection with the merger. As soon as practicable but no later than five days after the effective time, the exchange agent will send a notice and letter of transmittal to each Northfield Bancorp stockholder of record at such date advising such stockholder of the effectiveness of the merger and the procedure for surrendering to the exchange agent outstanding certificates formerly evidencing Northfield Bancorp common stock in exchange for cash and new certificates of Patapsco Bancorp preferred stock and cash in lieu of fractional shares. Promptly following receipt of the notice and transmittal form, you should surrender your Northfield Bancorp certificates in accordance with the specified procedures. We will cancel each Northfield Bancorp common stock certificate upon surrender.

Northfield Bancorp Stockholders Have
the Right to Object
(Page 33)

               If you hold Northfield Bancorp common stock and do not wish to receive the merger consideration in exchange for your shares, you are entitled to obtain payment of the fair value of your shares. Your shares will then be known as "objecting shares." In order to receive payment for objecting shares, you must file a written objection to the merger with Northfield Bancorp, you must not vote in favor of the merger and you must comply with certain other requirements of the Maryland General Corporation Law. We have attached a copy of the relevant sections of the Maryland General Corporation Law as Annex B.

               After the completion of the merger, holders of objecting shares will cease to have any rights of a stockholder, including the right to vote or to receive the merger consideration, and will only have the right to receive payment of the fair value of their shares. If you do not properly file a notice with Northfield Bancorp, vote in favor of the merger or otherwise fail to comply with the requirements of Maryland law, then you will receive the merger consideration.

               If you object to the merger and demand payment of the fair value of your shares, the fair value will be determined by a court. We cannot predict how the court will value shares of Northfield Bancorp common stock, and the fair value may be more valuable, less valuable, or equal in value to the merger consideration being paid by Patapsco Bancorp in the merger.

Conditions to the Merger
(Page 39)
               The obligations of Patapsco Bancorp and Northfield Bancorp to complete the merger are subject to a number of conditions including, among other things, the receipt of Northfield Bancorp stockholder approval and regulatory approval of the merger.

Regulatory  Approvals  Needed to
Complete  the Merger
(Page 41)

               The merger is subject to the approval of the Board of Governors of the Federal Reserve System, the Commissioner of Financial Regulation of the Maryland Department of Labor, Licensing, and Regulation and the Office of Thrift Supervision. Further, the U.S. Department of Justice may review the merger and raise objections on antitrust grounds. Regulatory applications for approval of the merger have been filed. We cannot guarantee these applications will be approved or that they will not be approved on terms or conditions that may require an amendment to the merger agreement. We do not currently anticipate any such conditions. Any regulatory approvals obtained should not be construed as a recommendation or endorsement of the merger or the merger agreement by any regulatory authority.

Terminating the Merger
(Page  41)
               The merger agreement may be terminated at any time before the merger is completed, whether before or after approval by Northfield Bancorp stockholders, in a number of circumstances, including:

               o by mutual consent of the parties;

               o by either party if an event occurs which makes it impossible to satisfy one or more of the conditions to the merger;

               o by  Patapsco  Bancorp  if  the  Northfield  Bancorp  Board  of
                 Directors withdraws or modifies its recommendation of the merger in a manner materially adverse to Patapsco Bancorp or announces its intention to do so;

               o by Patapsco Bancorp if a tender or exchange offer for 10% or more of the outstanding shares of Northfield Bancorp is commenced and Northfield Bancorp's Board of Directors fails to recommend against or to take a position with respect to such an offer;

               o by either  party if Northfield Bancorp enters into a definitive agreement or letter of intent with respect to an acquisition of Northfield Bancorp by a party other than Patapsco Bancorp; or

               o by Patapsco Bancorp  at any  time within   10  days  of
                 receipt of a Phase II Environmental Report regarding Northfield Bancorp that projects environmental clean-up expenses to exceed $50,000.

Northfield Bancorp Must Pay Patapsco
Bancorp a Termination Fee Under
Certain  Circumstances (Page 42)

               Northfield Bancorp will be required to pay Patapsco Bancorp a termination fee of $500,000 if the merger agreement is terminated and, before May 16, 2002, a third party acquires 25% or more of Northfield Bancorp common stock or if Northfield Bancorp enters into a written definitive agreement or letter of intent with a third party for a merger or business combination involving Northfield Bancorp or a subsidiary of Northfield Bancorp or for the acquisition of a 25% or greater equity interest in Northfield Bancorp or a subsidiary or the acquisition of a substantial part of their assets.

Northfield Bancorp's Financial Advisor Believes the Merger Consideration is Fair to Northfield Bancorp
Stockholders
(Page 29)

               Ferguson & Company, Northfield Bancorp's financial advisor, has delivered to Northfield Bancorp's Board of Directors its opinion that, as of the date of such opinion, the merger consideration is fair to the stockholders of Northfield Bancorp from a financial point of view. A copy of Ferguson & Company's opinion dated September 1, 2000 is attached as Annex E. You should read it completely to understand the procedures followed, assumptions made, matters considered and qualifications and limitations on the review made by Ferguson & Company in providing this opinion. Northfield Bancorp has agreed to pay Ferguson & Company a fee for its services in connection with the delivery of its opinion.

Interests of Northfield Bancorp's Directors and Officers in the Merger that Differ from Your
Interests (Page 43)


               Certain members of Northfield Bancorp's management and Board of Directors have interests in the merger in addition to their interests as stockholders of Northfield Bancorp generally. Those interests relate to, among other things, payments to directors in lieu of adopting certain stock-based benefit plans, an officer's benefits under an employment agreement, and provisions in the merger agreement regarding indemnification of directors and officers and director and officer insurance for events occurring before the merger.

The Merger Generally Will be Taxable to Northfield Bancorp
Stockholders (Page 45)


               Northfield Bancorp stockholders generally will recognize gain or loss for U.S. federal income tax purposes as a result of the exchange of all of their shares of Northfield Bancorp common stock in the merger. The amount of gain will depend on the value of the merger consideration, which consists of $12.50 in cash,
               0.24 shares of Patapsco Bancorp preferred stock and cash in lieu of any fractional share of preferred stock for each share of Northfield Bancorp common stock surrendered.

               Patapsco Bancorp has hired an appraiser experienced in the valuation of stocks of financial institutions and their holding companies to prepare a valuation of the preferred stock as of the effective date of the merger. This valuation will determine the value of the Patapsco Bancorp preferred stock that Northfield Bancorp stockholders will receive in the merger for federal income tax purposes. Following the completion of the tax year in which the merger is concluded, Patapsco Bancorp will send a Form 1099 to each Northfield Bancorp stockholder reporting the value of the cash and preferred stock consideration the stockholder received in the merger, with the preferred stock consideration to be determined based on the appraisal.

               THIS TAX TREATMENT MAY NOT APPLY TO ALL NORTHFIELD BANCORP STOCKHOLDERS. DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE MERGER TO YOU CAN BE COMPLICATED. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE MERGER'S TAX CONSEQUENCES TO YOU.

               We will not be obligated to complete the merger unless we receive a legal opinion, dated the closing date, that the merger will be treated as a transaction of a type that is generally tax-free to the parties, other than Northfield Bancorp stockholders, for U.S. federal income tax purposes. This opinion, however, will not bind the Internal Revenue Service, which could take a different view.

Accounting Treatment
(Page 46)
               Patapsco Bancorp will account for the merger using the purchase method of accounting. Under this method of accounting, Patapsco Bancorp will record the fair market value of Northfield Bancorp's assets and liabilities on its financial statements as of the date the merger is completed. The difference between the purchase price of the merger and the fair market value of Northfield Bancorp's identifiable assets net of its liabilities will be recorded on Patapsco Bancorp's books as "goodwill" and will be amortized over 15 years as charges to Patapsco Bancorp's earnings.

We May Amend the Terms of the Merger
and Waive Some Conditions
(Page 41)

               We can agree to amend the merger agreement, and each of us can waive our right to require the other party to adhere to the terms and conditions of the merger agreement, where the law allows. However, after Northfield Bancorp's stockholders approve the merger agreement, they must approve any amendment or waiver that reduces the amount or changes the type of consideration to be received by them in the merger.

                        COMPARISON OF STOCKHOLDER RIGHTS

Northfield  Bancorp  Stockholders  Will
Become Patapsco  Bancorp  Stockholders
(Pages 26 and 32)

               As a result of the merger, holders of Northfield Bancorp common stock, whose rights are presently governed by the Articles of Incorporation and Bylaws of Northfield Bancorp, will become stockholders of the Patapsco Bancorp through their ownership of Patapsco Bancorp preferred stock. Accordingly, following the merger, Northfield Bancorp stockholder rights will be governed by the Articles of Incorporation and Bylaws of Patapsco Bancorp. The rights of the stockholders of Patapsco Bancorp are governed by the Articles of Incorporation, which, following the merger, will include the Articles Supplementary attached hereto as Annex F, and the Bylaws of Patapsco Bancorp.

Northfield Bancorp  Stockholders Will Own
Patapsco  Bancorp's  Series A Preferred Stock
(Page 31)


               After the completion of the merger, those holders of Northfield Bancorp common stock who do not object to the merger will hold shares of Patapsco Bancorp preferred stock. The rights and preferences of holding Patapsco Bancorp preferred stock differ from the rights and preferences of holding Northfield Bancorp common stock in significant respects. See " -- Description of Preferred Stock" above.

Patapsco Bancorp's Officers and Directors and its Employee Stock
Ownership Plan Hold Over 21.3% of Patapsco  Bancorp's Common Stock


               Patapsco  Bancorp's  directors  and officers,  as a group,  (plus
               Patapsco Bancorp's employee stock ownership plan) hold and have the power to vote in excess of 21.3%of the issued and outstanding shares of Patapsco Bancorp common stock. As a result, the directors and officers and Patapsco Bancorp's employee stock ownership plan possess the voting power to prevent certain business combinations.

                                  RISK FACTORS

         If the merger is consummated, you will receive cash plus shares of Patapsco Bancorp's preferred stock in exchange for your shares of Northfield Bancorp common stock unless you object to the merger and receive the "fair value" of your shares in cash, in accordance with the provisions of the Maryland General Corporation Law which appear in this proxy statement/prospectus as Annex
B. An investment in Patapsco Bancorp preferred stock is subject to a number of risks and uncertainties, many of which also apply to your existing investment in Northfield Bancorp common stock. Risks and uncertainties relating to economic conditions and other matters that would affect other financial institutions in similar ways are generally not summarized below. Those risks, among others, are highlighted on page 48 under the heading "A Warning About Forward-Looking Statements."

         However, there are a number of risks and uncertainties relating to Patapsco Bancorp and your decision on the merger that you should consider in addition to the risks and uncertainties associated with financial institutions generally. Many of these risks and uncertainties could affect Patapsco Bancorp's future financial results and may cause Patapsco Bancorp's future earnings and financial condition to be less favorable than Patapsco Bancorp's expectations. This section summarizes those risks.

LIMITED TRADING FOR PREFERRED STOCK AND COMMON STOCK

         Although the Patapsco Bancorp preferred stock to be issued in the merger will be registered with the Securities and Exchange Commission pursuant to a registration statement on Form S-4 filed by Patapsco Bancorp, neither the Patapsco Bancorp preferred stock nor the common stock of Patapsco Bancorp is or will be listed for trading on any national securities exchange, such as the New York Stock Exchange. The Patapsco Bancorp preferred stock and Patapsco Bancorp common stock will also not be listed for trading on any nationally recognized automated quotation system, such as Nasdaq. Patapsco Bancorp common stock is traded on the OTC Bulletin Board, and following the merger, Patapsco Bancorp will seek to obtain a market maker for the preferred stock so that it too may be traded on the OTC Bulletin Board. However, Patapsco Bancorp cannot guarantee that it will obtain a market maker for the preferred stock or that, if we do obtain one, a trading market for the preferred stock will develop. Therefore, you should consider the potentially illiquid nature of the preferred stock and the possibility that you may not be able to sell it quickly.

     In addition, although Patapsco Bancorp has established a liquidation preference for the preferred stock of $25.00 per share, the preferred stock may not trade at a price that equals or exceeds $25.00 per share. The preferred stock is convertible into Patapsco Bancorp common stock on a one for one basis. As of August 28, 2000, the most recent sale price for Patapsco Bancorp common stock was $21.125 per share. If you were to convert shares of Patapsco Bancorp preferred stock you receive in the merger into Patapsco Bancorp common stock, you would receive common stock that, based on the most recent sale price, was below the $25.00 liquidation preference for the preferred stock.

YOU WILL HAVE LIMITED VOTING RIGHTS

         The holders of Patapsco Bancorp preferred stock generally do not have any rights to vote their shares. There are, however, two circumstances in which holders of the preferred stock will have a right to vote:

            . First, if Patapsco Bancorp fails to pay eight quarterly dividends on the Patapsco Bancorp preferred stock (whether or not consecutive), then the number of directors on Patapsco Bancorp's Board of Directors shall be increased by one. The additional director (known as the "representative director") will be elected by the holders of the Patapsco Bancorp preferred stock, voting together with the holders of any other class of shares ranking on parity with the Patapsco Bancorp preferred stock for liquidation or dividend purposes, at the next annual or special meeting of shareholders, or at a special meeting of preferred shareholders called for that purpose. The holders of Patapsco Bancorp preferred stock, with the holders of any other class of shares electing the representative director, shall be entitled to vote to reelect, replace or remove the representative director.

            . Second, the affirmative vote of at least a majority of the outstanding shares of Patapsco Bancorp preferred stock is required in order for Patapsco Bancorp to (i) change its Articles of Incorporation in such a way that would adversely affect the voting rights, designations, liquidation and other preferences, privileges or any other special rights afforded to holders of Patapsco Bancorp preferred stock, or (ii) create or authorize any class or series of shares ranking prior to or on a parity with the Patapsco Bancorp preferred stock with respect to dividends, liquidation or other preferences.

PATAPSCO BANCORP AND NORTHFIELD BANCORP MAY NOT SUCCESSFULLY INTEGRATE THEIR RESPECTIVE BUSINESS OPERATIONS

         Integrating the business operations of Patapsco Bancorp and Northfield Bancorp after the merger may be difficult and time consuming. If we are unable to integrate our businesses successfully, this could hurt our business and operating results. Successful integration of Northfield Bancorp's operations will depend on Patapsco Bancorp's ability to consolidate operations, systems and procedures to eliminate redundancies and costs. Patapsco Bancorp may encounter difficulties in the integration process, such as the loss of key employees and customers, the disruption of ongoing businesses or possible inconsistencies in standards, controls, procedures and policies.

          SELECTED HISTORICAL FINANCIAL DATA FOR PATAPSCO BANCORP, INC.


SELECTED CONSOLIDATED FINANCIAL CONDITION DATA

                                                                   At               At June 30,
                                                                March 31,     --------------------------
                                                                  2000          1999             1998
                                                              -----------     --------         --------
                                                                                    (In thousands)

Total assets..................................................$ 101,323         $ 95,328         $  92,371
Loans receivable, net.........................................   87,901           77,777            75,871
Cash, federal funds sold and other interest
   bearing deposits...........................................    4,892            9,352             8,538
Investment securities.........................................      447              214             5,119
Mortgage-backed securities....................................    4,523            4,879                --
Deposits......................................................   75,187           69,671            70,327
Borrowings....................................................   14,900           14,056            10,200
Stockholders' equity..........................................    9,290            9,218             9,123


SELECTED CONSOLIDATED INCOME DATA

                                                         Nine Months Ended
                                                             March 31,                     Year Ended June 30,
                                                     --------------------------          --------------------------
                                                       2000              1999             1999              1998
                                                     --------          --------         --------          --------
                                                                             (In thousands)

Interest income....................................  $   5,795         $   5,380        $   7,240         $   7,038
Interest expense...................................      2,658             2,477            3,306             3,444
                                                     ---------         ---------        ---------         ---------
Net interest income before provision
  for loan losses..................................      3,137             2,903            3,934             3,594
Provision for loan losses..........................        255               170              245               240
                                                     ---------         ---------        ---------         ---------
Net interest income after provision
  for loan losses..................................      2,882             2,733            3,689             3,354
Noninterest income.................................        254               181              246               274
Noninterest expense:
    Compensation and employee benefits.............      1,381             1,301            1,797             1,597
    Insurance......................................         45                51               67                72
    Professional fees..............................        100                87               94               134
    Equipment expenses.............................        124                83              115               117
    Net occupancy costs............................         59                63               81                90
    Advertising....................................         29                31               45                53
    Data processing................................        118                86              122               114
    Merger-related expenses........................         --                --               89                --
    Net loss on disposal of fixed assets...........         --                --               23                --
    Other..........................................        338               323              443               372
                                                     ---------         ---------        ---------         ---------
        Total noninterest expenses.................      2,194             2,025            2,876             2,549
Income before provision for income taxes...........        942               889            1,059             1,079
Income tax provision...............................        366               334              399               401
                                                     ---------         ---------        ---------         ---------
Net income.........................................  $     576         $     555        $     660         $     678
                                                     =========         =========        =========         =========

KEY OPERATING RATIOS

                                                      At or for the Nine Months                At or for the
                                                          Ended March 31,                   Year Ended June 30,
                                                     ----------------------------       ---------------------------
                                                       2000              1999             1999              1998
                                                     --------          --------         --------          --------
                                                                             (In thousands)
PERFORMANCE RATIOS:
   Return on average assets (net income divided by
      average total assets)..........................     0.80%           0.82%             0.73%            0.76%
   Return on average stockholders' equity (net income
      divided by average stockholders' equity).......     8.18            7.97              7.05             7.88
   Interest rate spread (combined weighted average
      interest rate earned less combined weighted
      average interest rate cost)....................     3.98            3.85              3.93             3.54
   Net interest margin (net interest income
      divided by average interest-earning assets)....     4.47            4.42              4.46             4.10
   Ratio of average interest-earning assets to
      average interest-bearing liabilities...........   112.95          115.03            114.08           114.12
   Ratio of noninterest expense to average total
      assets.........................................     3.04            3.01             3.17              2.85

ASSET QUALITY RATIOS:
   Nonperforming assets to total assets at
      end of period..................................     0.70            0.69              0.22             0.53
   Nonperforming (nonaccrual) loans to loans
      receivable, net at end of period...............     0.61            0.73              0.23             0.61
   Allowance for loan losses to total loans
      at end of period...............................     0.82            0.81              0.80             0.72
   Allowance for loan losses to nonperforming
      loans at end of period.........................   135.01          111.07            347.19           119.81
   Net charge-offs to average loans outstanding......     0.19            0.12              0.21             0.11

CAPITAL RATIOS:
   Stockholders' equity to total assets at end
        of period....................................     9.17           10.08              9.67             9.88
   Average stockholders' equity to average assets....     9.73           10.34             10.33             9.62

         SELECTED HISTORICAL FINANCIAL DATA FOR NORTHFIELD BANCORP, INC.

SELECTED FINANCIAL CONDITION DATA

                                                                   At                   At December 31,
                                                                June 30,       -----------------------------
                                                                  2000            1999             1998
                                                              -----------       --------         --------
                                                                                    (In thousands)

Total assets.................................................. $ 54,470         $ 53,580         $  44,310
Cash..........................................................      182              620               166
Interest-bearing deposits in other banks......................    1,206            1,039             4,834
Investments available for sale................................    4,782            4,874                --
Investments held to maturity..................................       --               --               799
Mortgage-backed securities- available for sale................    2,304            2,551                --
Mortgage-backed securities - held to maturity.................      505              524             2,123
Loans receivable - net........................................   44,214           42,856            35,702
Federal Home Loan Bank of Atlanta stock.......................      500              445               273
Deposit accounts..............................................   36,535           36,603            36,435
Total equity..................................................    7,042            7,073             7,128

SELECTED OPERATIONS DATA

                                                         Six Months Ended                       Year Ended
                                                             June 30,                           December 31,
                                                     --------------------------         --------------------------
                                                       2000              1999             1999               1998
                                                     --------          --------         --------          --------
                                                                             (In thousands)

Interest income....................................  $   1,936         $   1,656        $   3,472         $   2,984
Interest expense...................................      1,152               891            1,935             1,751
                                                     ---------         ---------        ---------         ---------
Net interest income................................        784               765            1,537             1,233
Provision for loan losses..........................         --                --               --                --
                                                     ---------         ---------        ---------         ---------
Net interest income after provision
   for loan losses.................................        784               765            1,537             1,233
Noninterest income.................................         13                16               29                31
Noninterest expense................................        681               447              961               761
                                                     ---------         ---------        ---------         ---------
Income before taxes and cumulative effect of
    change in accounting principle.................        116               334              605               503
Income tax expense.................................         78               133              234               196
                                                     ---------         ---------        ---------         ---------
Cumulative effect of change in accounting
   principle.......................................         --                 9                9                --
                                                     ---------         ---------        ---------         ---------
Net income.........................................  $      38         $     210        $     380         $     307
                                                     =========         =========        =========         =========

SELECTED RATIOS



                                                        At or for the Six                At or for the Year Ended
                                                      Months Ended June 30,                    December 31,
                                                     --------------------------         --------------------------
                                                       2000              1999             1999              1998
                                                     --------          --------         --------          --------
PERFORMANCE RATIOS:
   Return on assets (ratio of net earnings
      to average total assets).......................    0.28%            1.79%             0.77%            0.77%
   Return on equity (ratio of net earnings
      to average equity).............................    2.14            11.37              5.25             8.05
   Ratio of average interest-earning assets to
      average interest-bearing liabilities...........  122.43           125.37            123.70           111.57
   Ratio of net interest income, after provision
      for loan losses and noninterest expense........  115.10           171.10            159.94           162.16
   Net interest rate spread..........................    1.97             2.35              2.23             2.63
   Net interest margin...............................    2.95             3.33              3.18             3.15

ASSET QUALITY RATIOS:
   Nonperforming loans to total loans
      at end of period...............................     --               --                --              0.77
   Nonperforming loans to total assets...............     --               --                --              0.67
   Nonperforming assets to total assets
      at end of period...............................     --               --                --              0.67
   Allowance for loan losses to nonperforming
      loans at end of period.........................     --               --                --             66.55
   Allowance for loan losses to total loans, net.....    0.41             0.49              0.43             0.55

CAPITAL RATIOS:
   Equity to total assets at end of period...........   12.93            14.39             13.20            16.09
   Average equity to average assets..................   13.12            15.75             14.65             9.58


               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF CONDITION AT MARCH 31, 2000


                                                                                Pro Forma
                                            Patapsco          Northfield        Adjustments        Combined
                                            --------          ----------        -----------        --------
                                                                      (In thousands)

Cash....................................  $       4,892      $          936     $   (2,144)  (A)   $       3,684
Investments.............................          5,921               7,832           (280)  (B)          13,473
Loans receivable, net...................         87,901              44,327         (1,433)  (C)         130,795
Goodwill................................              0                              2,586   (D)           2,586
Premises and equipment..................          1,030                  90              0                 1,120
Other assets............................          1,579               1,116            543   (E)           3,238
                                          -------------      --------------     ----------         -------------

     Total assets.......................  $     101,323      $       54,301     $     (728)        $     154,896
                                          =============      ==============     ==========         =============

Deposits................................         75,187              36,413          1,209   (F)         112,809
Borrowings..............................         14,900               9,500          2,744   (G)          27,144
Other liabilities.......................          1,946               1,262           (286)  (H)           2,922
                                          -------------      --------------     ----------         -------------

     Total liabilities..................         92,033              47,175          3,667               142,875

Preferred stock.........................              0                   0          2,731   (I)           2,731
Common equity...........................          9,290               7,126         (7,126)  (J)           9,290
                                          -------------      --------------     ----------         -------------

     Total liabilities and equity.......  $     101,323      $       54,301     $     (728)        $     154,896
                                          =============      ==============     ==========         =============

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE NINE MONTHS ENDED MARCH 31, 2000

                                             Patapsco          Northfield       Adjustments        Combined
                                            ----------        ------------      -----------        --------
                                                             (In thousands, except per share data)

Interest income
    Interest on loans.....................  $   5,336         $     2,328       $    110  (K)      $   7,774
    Interest on investments...............        459                 443           (139) (L)            763
                                            ---------         -----------       --------           ---------
Total interest income.....................      5,795               2,771            (29)              8,537

Interest expense
    Interest on deposits..................      2,012               1,289              2  (M)          3,303
    Interest on borrowed money............        646                 314             96  (N)          1,056
                                            ---------         -----------       --------           ---------
Total interest expense....................      2,658               1,603             98               4,359

Net interest income.......................      3,137               1,168           (127)              4,178

Loan loss provision.......................        255                   0              0                 255
                                            ---------         -----------       --------           ---------

Net interest income after provision.......      2,882               1,168           (127)              3,923

Noninterest income........................        254                  20              0                 274

Noninterest expense.......................      2,194                 862            129  (0)          3,185
                                            ---------         -----------       --------           ---------

Net income before taxes...................        942                 326           (256)              1,012

Income taxes..............................        366                 125            (49)                442
                                            ---------         -----------       --------           ---------

Net income................................        576                 201           (207)                570

Dividends on preferred stock..............          0                   0            154                 154

Net income available to holders of
    common stock..........................  $     576         $       201       $   (361)          $     416
                                            =========         ===========       ========           =========

Earnings per common share
  Basic...................................  $    1.84         $      0.47                          $    1.33
  Diluted.................................  $    1.75         $      0.45                          $    1.30
Weighted average shares outstanding
  Basic...................................    313,714             429,036                            313,714
  Diluted.................................    330,228             442,501                            439,481  (Q)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE YEAR ENDED JUNE 30, 1999


                                             Patapsco         Northfield        Adjustments        Combined
                                            ----------        ----------        -----------        --------
                                                               (In thousands, except per share data)

Interest income
    Interest on loans.....................  $   6,690         $     2,760       $    146  (K)      $   9,596
    Interest on investments...............        550                 430           (185) (L)            795
                                            ---------         -----------       --------           ---------
Total interest income.....................      7,240               3,190            (39)             10,391

Interest expense
    Interest on deposits..................      2,691               1,740              2  (M)          4,433
    Interest on borrowed money............        615                  54            128  (N)            797
                                            ---------         -----------       --------           ---------
Total interest expense....................      3,306               1,794            130               5,230

Net interest income.......................      3,934               1,396           (169)              5,161

Loan loss provision.......................        245                   0              0                 245
                                            ---------         -----------       --------           ---------

Net interest income after provision.......      3,689               1,396           (169)              4,916

Noninterest income........................        246                  31              0                 277

Noninterest expense.......................      2,876                 894            172  (O)          3,942
                                            ---------         -----------       --------           ---------

Net income before taxes...................      1,059                 533           (341)              1,251

Income taxes..............................        399                 218            (65)                552
                                            ---------         -----------       --------           ---------

Income before cumulative effect
   of accounting change...................        660                 315           (276)                699

Cumulative effect of accounting
   change, net of tax.....................          0                   9              0                   9
                                            ---------         -----------       --------           ---------

Net income................................        660                 324           (276)                708

Dividends on preferred stock..............          0                   0            205                 205
                                            ---------         -----------       --------           ---------

Net income available to holders
    of common stock.......................  $     660         $       324       $   (481)          $     503
                                            =========         ===========       ========           =========

Earnings per common share
  Basic...................................  $    2.03                 N/A (P)                      $    1.55
  Diluted.................................  $    1.87                 N/A                          $    1.53
Weighted average shares outstanding
  Basic...................................    325,300                                                325,300
  Diluted.................................    352,173                                                461,426  (Q)


NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION

         The merger will be accounted for by Patapsco Bancorp using the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16 and Statement of Financial Accounting Standards No. 72. Under this method, the aggregate cost of the merger will be allocated to assets acquired and liabilities assumed based on their estimated fair values as of the closing date. For purposes of pro forma presentation, estimates of the fair values of Northfield Bancorp's assets and liabilities as of March 31, 2000 have been combined with the book values of Patapsco Bancorp's assets and liabilities as of March 31, 2000.

(A) As described in the merger agreement, Patapsco will pay a portion of the consideration to Northfield Bancorp shareholders in cash at $12.50 per share. The gross amount will be $5,943,000. This amount is reduced by the cash consideration on the Northfield Bancorp shares already owned by Patapsco Bancorp or $253,000. Additional cash outflows include combined merger expenses, primarily to legal and financial advisors of $644,000, the buyout of Northfield Bancorp's president's employment contract of $100,000 and the payoff of miscellaneous payables of Northfield Bancorp of $10,000. Cash inflows include a $3,000,000 loan taken out by Patapsco Bancorp and an increase in the cash balances of Northfield Federal of $1,300,000. This increase in cash is required to liquidate a demand account of Northfield Bancorp held at Northfield Federal.
(B) The adjustment to investments includes the book value of Patapsco Bancorp's current ownership of Northfield Bancorp stock of $226,000 and a $54,000 market value adjustment to Northfield Bancorp's held-to-maturity securities portfolio.
(C) The adjustment to net loans is the market value adjustment to Northfield Bancorp's loan portfolio and deferred loan fees.
(D) The purchase price is allocated to identifiable tangible and intangible assets at their fair values. Any portion of the purchase price that cannot be assigned to specifically identifiable tangible and intangible assets acquired less liabilities assumed is considered to be goodwill, that is expected to be amortized over 15 years.

     The following table provides a reconciliation of the excess cost of the merger to Patapsco Bancorp over the fair value of the net assets acquired from Northfield Bancorp (in thousands):

Cash consideration to be paid by Patapsco Bancorp .................     $ 5,943
Value of preferred stock to be issued by Patapsco Bank ............       2,731
Less cash consideration on shares owned by Patapsco Bancorp .......        (253)
Book value of shares owned by Patapsco Bank .......................         226
Estimated combined merger expenses ................................         494
Payment in lieu of stock benefit plans.............................         150
                                                                        -------
Purchase price ....................................................     $ 9,291
Less stockholders' equity of Northfield Bancorp ...................      (7,126)
Fair value adjustments, net .......................................         771
Less adjustments for ESOP and deferred compensation
   plan termination and employment buyout .........................        (350)
                                                                        -------
Cost in excess of fair value of net assets acquired ...............     $ 2,586
                                                                        =======

(E) The adjustment to other assets includes a $50,000 fair value adjustment to an owned office and $493,000 deferred tax asset.
(F) The adjustment to deposits includes an increase in Northfield Federal's deposits of $1,300,000 to fund the liquidation of Northfield Bancorp's demand account and the market value adjustment of Northfield Federal's deposits.
(G) The adjustment to borrowings consists of a $3,000,000 borrowing by Patapsco Bancorp less a $256,000 market value adjustment to Northfield Bancorp's borrowings from the Federal Home Loan Bank of Atlanta.
(H) The adjustment to other liabilities includes the liquidation of the Northfield Bancorp employee stock ownership plan and deferred compensation plan and the payoff of the Northfield Bancorp employee stock ownership plan loan.
(I) In the merger, after cancellation of 20,224 shares of Northfield Bancorp common stock owned by Patapsco Bancorp, Patapsco Bancorp will issue 109,253 shares of Series A Noncumulative Convertible Perpetual Preferred Stock with a liquidation preference of $25.00 per share to Northfield Bancorp's shareholders.
(J) As the transaction is being accounted for using the purchase method, Northfield Bancorp common stock will be eliminated in its entirety.
(K) Interest income on loans receivable in the unaudited pro forma combined condensed statements of income for the nine months ended March 31, 2000 and the year ended June 30, 1999, is increased by $107,000 and $146,000, respectively, reflecting the amortization of the $1,753,000 discount calculated on loans receivable over the estimated life of 144 months.
(L) Interest income on investments in the unaudited pro forma combined condensed statements of income for the nine months ended March 31, 2000 and the year ended June 30, 1999, is decreased by $139,000 and $185,000, respectively, reflecting the decrease in federal funds sold due to the use of $2,900,000 on internally generated cash in the purchase of Northfield Bancorp.
(M) Interest expense on deposits in the unaudited pro forma combined condensed statements of income for the nine months ended March 31, 2000 and the year ended June 30, 1999, represents the amortization of the deposit premium over 36 months. Interest expense on deposits in the nine and twelve month periods ended March 31, 2000 and June 30,1999 is increased by $2,000 and $2,000, respectively.
(N) Interest on borrowed money in the unaudited pro forma combined condensed statements of income for the nine months ended March 31, 2000 and the year ended June 30, 1999, reflects the Patapsco Bancorp loan used to finance approximately half of the cash consideration as well as the amortization of the discount on Federal Home Loan Bank of Atlanta borrowings over 36 months. The original Patapsco Bancorp loan amount of $3,000,000 will be decreased shortly after the transaction closes by $1,500,000 by using the cash of Northfield Bancorp.
(O) Goodwill amortization expense in the unaudited pro forma combined condensed statements of income for the nine months ended March 31, 2000 and the year ended June 30, 1999, reflects $129,000 and $172,000, respectively of goodwill amortization over a 15 year period.
(P) Earnings per share data is not presented for the year ended June 30, 1999, since Northfield Federal converted to stock form in November 1998, and such information would not be meaningful.
(Q) Weighted average shares outstanding used in computing fully diluted earnings per share on a pro forma basis includes the 109,253 shares of Patapsco Bancorp preferred stock to be issued as part of this proposed transaction that are convertible into shares of Patapsco Bancorp common stock on a one-for-one basis.


                           COMPARATIVE PER SHARE DATA

         The following table shows information about our income per common share, dividends per share and book value per share, and similar information reflecting the merger. The information in the table assumes that Patapsco Bancorp will account for the merger using the purchase method of accounting.

         The pro forma information, while helpful in illustrating the financial characteristics of Patapsco Bancorp following the merger under one set of assumptions, does not attempt to predict or suggest future results. The pro forma information also does not necessarily reflect what the historical results of Patapsco Bancorp would have been had our companies been combined during these periods.

         The information in the following table is based on, and should be read together with, the historical financial information that we have presented in our prior filing with the Securities and Exchange Commission. Patapsco Bancorp has incorporated its prior filings into this document by reference. See "Where You Can Find More Information" on page 93.

                                                                      At
                                                                   March 31,
                                                                     2000
                                                                   --------
Book value per share:
    Patapsco Bancorp historical .................................. $28.25
    Northfield Bancorp historical ................................  14.99
    Pro forma combined (1) .......................................  36.55
    Pro forma combined assuming conversion
       of all shares of preferred stock (1) ......................  27.43

                                                                              Nine
                                                                          Months Ended          Year Ended
                                                                           March 31,             June 30,
                                                                              2000                 1999
                                                                        -----------------     ----------------
        CASH DIVIDENDS DECLARED PER SHARE:
             Patapsco Bancorp historical.........................             $0.42                 $0.48
             Northfield Bancorp historical (2)...................              0.10                  0.10
             Pro forma (3).......................................              0.42                  0.48

        DILUTED NET INCOME PER SHARE:
             Patapsco Bancorp historical.........................             $1.75                 $1.87
             Northfield Bancorp historical (2)...................              0.45                   N/A
             Pro forma combined (2)..............................              1.30                  1.53

----------
(1) Pro forma combined book value per share of Patapsco Bancorp common stock is based upon the historical total combined stockholders' equity for Patapsco Bancorp and Northfield Bancorp divided by total pro forma common stock of the combined entities.
(2)      Historical  cash  dividends  per  share  for  Northfield   Bancorp  and
         historical diluted net income per share for Northfield Bancorp under the column labeled "Year Ended June 30, 1999" is for the four consecutive quarters ended June 30, 1999. Pro forma combined diluted net income per share for the year ended June 30, 1999 is based on Patapsco Bancorp's income for its fiscal year ended June 30, 1999 and Northfield Bancorp's net income for the four consecutive quarters ended June 30, 1999.
(3)      Represents Patapsco Bancorp's historical dividends per share.


                      MARKET PRICE AND DIVIDEND INFORMATION

         Patapsco Bancorp common stock is listed on the OTC Bulletin Board under the symbol PATD. Northfield Bancorp common stock is listed on the OTC Bulletin Board under the symbol NFSB. The following table lists the high and low closing sale prices per share for Patapsco Bancorp common stock and Northfield Bancorp common stock and the cash dividends declared by Patapsco Bancorp and Northfield Bancorp for the periods indicated.

                                                  Patapsco Bancorp                Northfield Bancorp (1)
                                                   Common Stock                       Common Stock
                                            -------------------------------  -------------------------------
                                            High       Low        Dividends  High       Low        Dividends
                                            ----       ---        ---------  ----       ---        ---------
1997
    Quarter ended September 30, 1997......  $  30.00   $  26.00    $   --     $   --     $   --     $   --
    Quarter ended December 31, 1997.......     32.00      27.00       .10         --         --         --

1998
    Quarter ended March 31, 1998..........     32.063     30.00       .10         --         --         --
    Quarter ended June 30, 1998...........     33.50      32.00       .10         --         --         --
    Quarter ended September 30, 1998......     34.25      28.125      .12         --         --         --
    Quarter ended December 31, 1998.......     30.00      26.50       .12      10.25      10.00         --

1999
    Quarter ended March 31, 1999..........     31.50      28.25       .12      10.75       9.625        --
    Quarter ended June 30, 1999...........     30.125     28.75       .12      11.25      10.00        .10
    Quarter ended September 30, 1999......     34.25      28.125      .14      10.625     10.25         --
    Quarter ended December 31, 1999.......     30.00      26.50       .14      11.875     10.25        .10

2000
    Quarter ended March 31, 2000..........     26.25      20.50       .14      14.50      10.75         --
    Quarter ended June 30, 2000...........     27.00      20.00       .14      16.875     12.50        .10

---------
(1) Northfield Bancorp common stock commenced trading on November 12, 1998.

     The following table shows the closing prices of Patapsco Bancorp common stock and Northfield Bancorp common stock on May 15, 2000, which is the day before the merger was announced, and August 28, 2000.


                                 Patapsco Bancorp            Northfield Bancorp
                                    Common Stock                 Common Stock
                                 ----------------            -------------------

       May 15, 2000                  $20.00                      $14.9375
       August 28, 2000               $21.125                     $15.50

     You should obtain current market quotations for Patapsco Bancorp common stock as the market price for Patapsco Bancorp common stock will fluctuate between the date of this document and the date on which the merger is completed, and thereafter. You can get quotations on the Internet or by calling your broker.

     As of July 28, 2000, there were approximately 379 holders of record of Patapsco Bancorp common stock. As of August 28, 2000, there were approximately 201 holders of record of Northfield Bancorp common stock. These numbers do not reflect the number of persons or entities who may hold their stock in nominee or "street" name through brokerage firms.

     Following the merger, the declaration of dividends will be at the discretion of Patapsco Bancorp's Board of Directors and will be determined after consideration of various factors, including earnings, cash requirements, the financial condition of Patapsco Bancorp, applicable state law and government regulations and other factors deemed relevant by Patapsco Bancorp's Board of Directors. Federal and Maryland law limit the ability of Patapsco Bank to pay dividends to Patapsco Bancorp. The merger agreement limits cash dividends payable on Northfield Bancorp common stock pending consummation of the merger to a semi-annual dividend of $.10 per share. See "Proposal I -- The Merger -- Covenants Pending the Merger -- Conduct of Northfield Bancorp's Business."

                   SPECIAL MEETING OF NORTHFIELD STOCKHOLDERS

PLACE, DATE AND TIME

     The special meeting will be held at our executive offices, 8005 Harford Road, Baltimore, Maryland on Friday, October 6, 2000, at 9:00 a.m., local time.

PURPOSE OF MEETING

     The purposes of the special meeting are to consider and vote on a proposal to approve and adopt the merger agreement, to consider and vote upon a proposal to adjourn the special meeting if sufficient votes to approve the merger agreement are not present at the special meeting and to act on any other matters brought before the special meeting.

WHO CAN VOTE AT THE MEETING

     You are entitled to vote your Northfield Bancorp common stock if the records of Northfield Bancorp show that you held your shares as of the close of business on August 28, 2000. As of the close of business on that date, a total of 475,442 shares of Northfield Bancorp common stock were issued and outstanding. Each share of common stock has one vote.

ATTENDING THE MEETING

     If you are a beneficial owner of Northfield Bancorp common stock held by a broker, bank or other nominee (i.e., in "street name"), you will be admitted to the special meeting. However, if you want to vote your shares of Northfield Bancorp common stock held in street name in person at the special meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

VOTE REQUIRED

     The special meeting will be held if a majority of the outstanding shares of common stock entitled to vote is represented in person or by proxy at the special meeting. If you return a properly executed proxy card or attend the special meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Under applicable rules, brokers, banks and other nominees may not exercise their voting discretion on the proposal to approve and adopt the merger agreement and, for this reason, may not vote shares held for beneficial owners without specific instructions from the beneficial owners.

     Approval and adoption of the merger agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Northfield Bancorp common stock entitled to vote at the special meeting. Approval of the adjournment of the special meeting requires the affirmative vote of the holders of at least a majority of the votes cast at the special meeting. Failure to return a properly executed proxy card or to vote in person will have the same effect as a vote against the merger agreement. Abstentions and broker non-votes also will be counted in determining whether a quorum is present, but have the same effect as a vote against the merger agreement and the merger. Such votes will not be counted as voted on the adjournment proposal.

     As of August 28, 2000, directors and executive officers of Northfield Bancorp, and persons closely associated with them, beneficially owned 66,582 shares of Northfield Bancorp common stock. This equals 14.0% of the issued and outstanding shares of Northfield Bancorp common stock. In connection with the merger agreement, the directors of Northfield Bancorp entered into agreements under which they agreed to vote in favor of the merger all shares of Northfield Bancorp common stock that they beneficially own. Also, the Northfield Federal Savings Grantor Trust owns 13,465 shares, or 2.8% of the shares of Northfield
Bancorp common stock outstanding as of the record date. As of the same date, Patapsco Bancorp owned 20,224 shares of Northfield Bancorp common stock, which equals 4.3% of the outstanding Northfield Bancorp common stock, and directors and executive officers of Patapsco Bancorp, and persons closely associated with them, beneficially owned 7,308 shares of Northfield Bancorp common stock, which equals 1.5% of the outstanding Northfield Bancorp common stock. All of the above shares are expected to be voted in favor of the merger agreement and the merger and in favor of the adjournment proposal.

VOTING BY PROXY

     This document is being sent to you by the Board of Directors of Northfield Bancorp for the purpose of requesting that you allow your shares of Northfield Bancorp common stock to be represented at the special meeting by persons named in the enclosed proxy card. All shares of Northfield Bancorp common stock represented at the special meeting by properly executed proxies will be voted in accordance with the instructions you indicate on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by Northfield Bancorp's Board of Directors. Northfield Bancorp's Board of Directors unanimously recommends a vote "FOR" approval of the merger agreement and the merger and "FOR" adjournment of the special meeting if sufficient votes are not present in person or by proxy to approve the merger agreement.

     If any matters not described in this document are properly presented at the special meeting, the persons named in the proxy card will vote your shares as directed by Northfield Bancorp's Board of Directors. Northfield Bancorp does not know of any other matters to be presented at the special meeting.

     You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy you must either advise the Secretary of Northfield Bancorp in writing before your common stock has been voted at the special meeting, deliver a proxy with a later date, or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

     If your Northfield Bancorp common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet.

     Northfield Bancorp will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of Northfield Bancorp may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies. Northfield Bancorp will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

                  OWNERSHIP OF NORTHFIELD BANCORP COMMON STOCK

     The following table provides information as of June 30, 2000 with respect to persons known to Northfield Bancorp to be the beneficial owners of more than 5% of Northfield Bancorp's outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she had, directly or indirectly, sole or shared voting or investing power.

                                          NUMBER OF     PERCENT OF COMMON STOCK
NAME AND ADDRESS                         SHARES OWNED         OUTSTANDING
----------------                         ------------   -----------------------
Northfield Bancorp, Inc.                     38,035              8.00%
Employee Stock Ownership Plan
8005 Harford Road
Baltimore, Maryland 21234

John W. Spence                               36,272               7.63
Spence Limited, L.P.
4712 Clendenin Road
Nashville, Tennessee 37220

(1) These shares are held in a suspense account for future allocation among participating employees as the loan used to purchase the shares is repaid. The employee stock ownership plan trustees, currently Directors Hoffman, Lawrence and Rush, vote all allocated shares in accordance with instructions of the participants. Unallocated shares and shares for which no instructions have been received are voted by the employee stock ownership trustees in the same ratio as participants who direct the voting of allocated shares or, in the absence of such direction, in the employee stock ownership plan trustees' best judgment. As of June 30, 2000, 4,815 shares of Northfield Bancorp common stock had been allocated to employee stock ownership plan participants.
(2) Based on a Schedule 13G filed in January 1999, John W. Spence and Spence Limited, L.P. have shared voting and investment power over the reported shares.

         The following table provides information about the shares of Northfield Bancorp common stock that may be considered to be owned by each director and by all directors and executive officers of Northfield Bancorp as a group as of June 30, 2000.

                                                 Number of             Percent of Common Stock
Name and Address                             Shares Owned (1)                Outstanding
----------------                             ----------------          -----------------------
G. Ronald Jobson                                   13,774 (2)                   2.9%
J. Thomas Hoffman                                  11,140                       2.3
Gary R. Bozel                                      17,300                       3.6
William R. Rush                                     9,285                       2.0
E. Thomas Lawrence, Jr.                             5,000                       1.1
David G. Rittenhouse                               10,000                       2.1

All executive officers and directors              66,499 (3)                   14.0
    as a group (6 persons)

(1) Includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual's household; stock allocated through certain employee benefit plans of Northfield Bancorp; stock in which the individual either has or shares voting and/or investment power and shares which the individual has the right to acquire at any time within 60 days of June 30, 2000. Each person or relative of such person whose shares are included herein exercises sole or shared voting and dispositive power as to the shares reported. Does not include shares with respect to which Directors Hoffman, Lawrence and Rush have "voting power" by virtue of their positions as trustees of the trust holding 38,035 shares under the Company's employee stock ownership plan. The employee stock ownership plan trustees must vote all allocated shares held in the employee stock ownership plan in accordance with the instructions of the participants. Unallocated shares and allocated shares for which no timely direction is received are voted by the employee stock ownership plan trustees in proportion to the participant-directed voting of allocated shares or, in the absence of such direction, in the employee stock ownership plan trustees' best judgment. Excludes 13,465 shares held by Northfield Federal's deferred compensation plan trust over which shares Northfield Federal's full Board of Directors has voting power.
(2) Includes 1,249 shares which have been allocated to Mr. Jobson's employee stock ownership plan account.
(3) Includes 1,249 shares which have been allocated to the accounts of executive officers in the employee stock ownership plan.

                            PROPOSAL I -- THE MERGER

         The following discussion of the merger and the merger agreement is qualified by reference to the full text of the merger agreement, which is attached as Annex A to this proxy statement/prospectus. You should read the entire merger agreement carefully. It is the legal document that governs the merger.

THE PARTIES TO THE MERGER AGREEMENT

         Patapsco Bancorp, Inc., The Patapsco Bank and PN Financial, Inc. Patapsco Bancorp is the holding company for The Patapsco Bank. Patapsco Bank operates through a single office located in Dundalk, Maryland and serves eastern Baltimore County. The principal business of Patapsco Bank consists of attracting deposits from the general public and investing these deposits in loans secured by residential and commercial real estate, construction loans, commercial business loans and consumer loans. PN Financial is a wholly owned subsidiary of Patapsco Bancorp and was formed for the sole purpose of facilitating the merger. At March 31, 2000, Patapsco Bancorp had total assets of $101.3 million, deposits of $75.2 million and stockholders' equity of $9.3 million.

         Patapsco Bancorp's 1999 Annual Report to Stockholders is included in this document as Annex C, and Patapsco Bancorp's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000 in included in this document as Annex D. For additional information about Patapsco Bancorp, see "Where You Can Find More Information" on page 93.

         Northfield Bancorp, Inc. and Northfield Federal Savings Bank. Northfield Bancorp was organized in March 1998 to acquire all of the capital stock to be issued by Northfield Federal in its conversion from mutual to stock form. Northfield Bancorp's principal business is the business of Northfield Federal. Northfield Federal is a community and customer oriented federal stock savings bank operating through two offices located in Baltimore, Maryland. Northfield Federal's business emphasizes residential construction lending, primarily originating construction/permanent mortgages on one- to four-family properties. It also makes commercial real estate loans, home equity loans and certain types of consumer loans. At June 30, 2000, Northfield Bancorp had total assets of $54.5 million, deposits of $36.5 million and stockholder's equity of $7.0 million.

FORM OF THE MERGER; CONVERSION OF NORTHFIELD BANCORP COMMON STOCK

         The merger agreement provides for the acquisition of Northfield Bancorp by Patapsco Bancorp as follows. First, PN Financial, Patapsco Bancorp's wholly owned subsidiary, will merge with and into Northfield Bancorp with Northfield Bancorp surviving as a wholly owned subsidiary of Patapsco Bancorp. In the merger, each outstanding share of Northfield Bancorp common stock, other than shares held by objecting shareholders, will be automatically converted into the right to receive $12.50 in cash and 0.24 shares of Patapsco Bancorp's preferred stock and cash in lieu of any fractional share. Following the merger, Northfield Bancorp will be liquidated into Patapsco Bancorp, and Northfield Federal will be merged with and into Patapsco Bank.

BACKGROUND OF THE MERGER

            In August 1999, Northfield Bancorp was approached on an unsolicited basis by a Baltimore area financial institution regarding the possible sale of Northfield Bancorp to the institution. At that time, Northfield Bancorp advised the institution that, because of regulatory constraints associated with business combination transactions within the one year period after conversion from the mutual to stock form of ownership, it would be inappropriate for Northfield Bancorp to enter into discussions with the institution less than ten months after the mutual to stock conversion of Northfield Bancorp's bank subsidiary, Northfield Federal. Northfield Federal converted to the stock form of ownership, and Northfield Bancorp became the holding company of Northfield Federal, on November 12, 1998. Although, at that time, the Northfield Bancorp Board desired that Northfield Bancorp remain independent, the Board believed that it was in the best interests of Northfield Bancorp's stockholders to consider all proposals. Management then advised the soliciting institution that if it was still interested in late October or November 1999, it could make a proposal to the Board at that time.

            In late October, early November 1999, the same institution again approached Northfield Bancorp about a possible sale of Northfield Bancorp to the institution. The parties engaged in preliminary discussions and the institution made a non-binding verbal offer to purchase Northfield Bancorp common stock in an all cash transaction. Northfield Bancorp's Board rejected the offer. At this time, the Board also directed Board Chairman Gary R. Bozel to interview investment banking firms and to determine whether Northfield Bancorp should engage such a firm to advise and assist it in connection with its possible sale.

            In early November 1999, Patapsco Bancorp approached Northfield Bancorp on an unsolicited basis regarding the possible sale of Northfield Bancorp to Patapsco Bancorp, and the parties engaged in preliminary negotiations through November 1999. In late November 1999, Northfield Bancorp received an unsolicited verbal offer from a third Baltimore area financial institution regarding the possible sale of Northfield Bancorp to the institution. After preliminary discussions with this institution, Northfield Bancorp rejected their offer as it was below the offer price then being discussed with Patapsco.

            During November and early December 1999, the Board considered whether it should continue to evaluate offers or whether it should make the decision to remain independent, notwithstanding any unsolicited proposals that it might receive. The Board determined that in light of the premium over the market price for Northfield Bancorp common stock which had been offered and which was being discussed with Patapsco, it was in the stockholders' best interests for the Board to continue to negotiate with Patapsco and to solicit other offers. The Board directed Mr. Bozel, Northfield Bancorp's President, G. Ronald Jobson, and its Secretary, J. Thomas Hoffman, to determine whether there existed an interest among other community banking institutions to acquire Northfield Bancorp.

            On December 23, 1999 Patapsco Bancorp made a written non-binding offer to purchase Northfield Bancorp common stock for $19.00 with the consideration being a combination of cash and shares of Patapsco Bancorp common stock. The Board advised Patapsco that $19.00 per share was insufficient and that the Board preferred an all cash offer.

            During December 1999 and January 2000, Messrs. Bozel, Jobson and Hoffman solicited two Baltimore area financial institutions that they believed were likely to have an interest in acquiring Northfield Bancorp and whose management philosophies were compatible with Northfield Bancorp. However, neither of these institutions made an offer to purchase Northfield Bancorp.

            During November and December 1999 and January 2000, Mr. Bozel also met with three investment banking firms. One of these firms was Trident Securities, which had served as Northfield Bancorp's financial advisor in connection with the mutual to stock conversion. Trident advised Mr. Bozel that Patapsco Bancorp had retained it in connection with Patapsco Bancorp's acquisition activities and that it would not be able to represent Northfield Bancorp. In January 2000, Mr. Bozel advised the Board that he did not believe that either of the other two investment banking firms he had interviewed would add sufficient value so as justify their being retained by Northfield Bancorp. The Board agreed with Mr. Bozel's decision based upon, among other things, the Board's knowledge of the terms of recent business combinations in the local financial services industry and the Board's knowledge of the entities that would be interested in acquiring institutions such as Northfield Bancorp.

           The Board directed Mr. Jobson to retain Ferguson & Company on a fee basis to determine whether the consideration to be received by Northfield Bancorp's stockholders in any transaction approved by the Board is fair to such stockholders from a financial point of view. Ferguson & Company is an independent economic consulting and appraisal firm with significant experience in appraising the value of financial institutions.

            On February 25, 2000, Patapsco Bancorp made a non-binding verbal offer to purchase Northfield Bancorp common stock for $19.50 per share in an all cash transaction. On March 7, 2000 at a special meeting of Northfield Bancorp's Board of Directors, the Board accepted the offer and authorized the negotiation of a definitive agreement to sell Northfield Bancorp to Patapsco Bancorp.

            After a preliminary draft merger agreement was circulated in mid-March 2000, Patapsco Bancorp advised Northfield Bancorp that due to concerns that the proposed all cash transaction would not receive regulatory approval and would adversely impact Patapsco Bancorp's regulatory capital, Patapsco Bancorp was not willing to proceed with the all cash transaction. Patapsco indicated that it would be willing to purchase each share of Northfield Bancorp common stock for $12.50 in cash and 0.24 shares of a newly created series of Patapsco Bancorp preferred stock, which would, among other things, be convertible into shares of Patapsco's common stock on a one-for-one basis. At the time of this revised offer, Patapsco Bancorp common stock had a market value of approximately $20.00 per share.

            Northfield Bancorp's Board of Directors agreed to the changed terms and directed legal counsel to proceed with the negotiation of a definitive agreement. Among other things that the Board considered in making this determination was the fact that the market price of Patapsco Bancorp common stock appeared to be undervalued based on its book and liquidation value, and that upon conversion of the preferred stock at the then market value of approximately $20.00 per share, Northfield Bancorp stockholders would recognize a premium over the stock's historical trading prices.

            During April and early May 2000, Northfield Bancorp, with the assistance of Ferguson & Company, conducted due diligence on Patapsco Bancorp. In part as a result of this due diligence, in early May 2000, Ferguson & Company advised Northfield Bancorp that the consideration to be received by Northfield would be fair from a financial point of view and that Ferguson & Company would deliver Northfield Bancorp an opinion to that effect.

            On May 10, 2000, at a special meeting of the Board of Directors, the Northfield Bancorp Board unanimously approved the merger agreement and authorized Mr. Bozel to execute the agreement with such changes as Mr. Bozel deemed to be appropriate. On May 16, 2000, the parties executed the merger agreement.

REASONS FOR THE MERGER AND RECOMMENDATION OF NORTHFIELD BANCORP BOARD OF
DIRECTORS

            Northfield Bancorp's Board believes that the merger is fair to, advisable and in the best interests of Northfield Bancorp's stockholders and has unanimously approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement, and unanimously recommends that Northfield Bancorp's stockholders vote for the approval and adoption of the merger agreement.

            In approving the merger agreement and the related transactions, Northfield Bancorp's Board took into account a number of factors, including the following:

o the terms and conditions of the merger agreement, including the consideration of $12.50 in cash and 0.24 shares of Patapsco Bancorp's preferred stock to be received by Northfield Bancorp's stockholders in the merger;

o    the terms of the Patapsco Bancorp preferred stock;

o the fact that the consideration to be received in the merger by Northfield Bancorp's stockholders reflects a premium for Northfield Bancorp common stock over the value at which it has historically traded in the market since its conversion from mutual form;

o information concerning the financial condition, results of operations and prospects of both Patapsco Bancorp and Northfield Bancorp, including the long-term equity growth potential of Northfield Bancorp as compared to Patapsco Bancorp;

o the competitive environment for financial institutions generally, and the ability of the combined entities to compete effectively in the marketplace;

o the compatibility of the respective business management philosophies of Northfield Bancorp and Patapsco Bancorp, including Patapsco Bancorp's focus on customer service;

o the ability of Patapsco Bancorp and Patapsco Bank to offer products and services that Northfield Bancorp and Northfield Federal are not currently able to offer;

o the economic terms of other recent business combinations in the local financial services industry; and

o the opinion of Northfield Bancorp's financial advisor, Ferguson & Company, that the consideration to be received by Northfield Bancorp's stockholders in the merger is fair to such stockholders from a financial point of view.

            The foregoing discussion of the information and factors considered by Northfield Bancorp's Board of Directors is not intended to be exhaustive but includes the material factors considered by the Board. Northfield Bancorp's Board did not assign any relative or specific weights to the foregoing factors. Rather, the Board viewed its conclusions and recommendations as being based on the totality of the information presented to and considered by it. In addition, individual directors may have given different weights to different factors.

OPINION OF NORTHFIELD BANCORP'S FINANCIAL ADVISOR

         Northfield Bancorp has retained Ferguson & Company to render a fairness opinion with respect to the merger. On May 16, 2000, Ferguson & Company delivered its opinion, which opinion was subsequently updated in writing as of the date of this proxy statement/prospectus, that, as of such dates and subject to the assumptions described in such opinions, the consideration to be received by the holders of Northfield Bancorp common stock in the merger is fair to such stockholders from a financial point of view. No limitations were imposed on Ferguson & Company by Northfield Bancorp's Board of Directors with respect to the investigations made or the procedures followed by it in rendering its opinion.

         Northfield Bancorp has agreed to pay Ferguson & Company a general advisory fee of $20,000 for delivery of its fairness opinion, plus all reasonable out-of-pocket expenses incurred in connection with the services provided by Ferguson & Company, and to indemnify and hold harmless Ferguson & Company to the full extent allowed by law from and against certain liabilities, including certain liabilities under the federal securities laws, in connection with this engagement.

         The summary below is not a complete description of the methodology used in the analyses performed by Ferguson & Company. It is, however, a summary of the salient factors taken into consideration, from the perspective of evaluating the worth of Northfield Bancorp and evaluating the offer received in the valuation process. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary descriptions. Ferguson & Company believes that its analysis and the summary set forth below must be considered as a whole and that selecting portions of its analysis without considering all analyses, or selecting part of the summary without considering all factors and analyses, would create an incomplete view of the process underlying the analysis set forth in Ferguson & Company's presentations and opinion. The ranges of valuation resulting from any particular analysis described below should not be taken to be Ferguson & Company's view of the actual value of Northfield Bancorp. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given greater weight than any other analysis.

         Major considerations (giving no greater weight to any consideration), were:

         o    financial  performance and factors impacting earnings;
         o    discounted cash flow analysis;
         o    dividend payment history, capacity and earnings potential;
         o    pricing of similar transactions;
         o    investment characteristics of the potential acquirer;and
         o    review of the merger agreement and its terms.

         Financial Performance and Factors Impacting Earnings. In connection with rendering its opinion, Ferguson & Company reviewed publicly available information and information provided by management regarding Northfield Bancorp and the potential acquirer. Ferguson & Company's analysis of such methodology began with the historic measurement of at least four analytic modules that help develop a projective risk/opportunity profile for each institution. Each module is potentially (but not always) complex: liquidity, capital adequacy, asset quality, earnings power and in the case of a holding company, the cash flow sources available for debt service and stockholder dividends. In reviewing each area Ferguson & Company was attentive to peer comparisons as well as to regulatory guidelines and standards. However, each institution was viewed as situational and strategically unique.

         Discounted Cash Flow Analysis. Using discounted cash flow analysis, Ferguson & Company estimated the future dividend stream that Northfield Bancorp could produce over a ten-year period, assuming performance met projections (provided by management, with the assistance of Ferguson & Company) for such period, taking into consideration regulatory capital levels. The terminal value of the institution at the end of the period was estimated to be 130% of book value and 15.7 times earnings. The book value multiple was consistent with the market value of other thrifts of similar size, asset quality and earnings. The earnings multiple was also considered to be reasonable when compared to other thrifts of similar size, asset quality and earnings. The cash flows and terminal transaction values were then discounted at varying rates ranging from 10.5% to 12.0%, which reflect Ferguson & Company's assumptions of rates of return required by the bidding institutions.

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
     Dividend Payment History, Capacity and Earnings Potential. In connection with its opinion, Ferguson & Company prepared earnings estimates on the potential acquiror for Northfield Bancorp using publicly available information with respect to such acquiror. Ferguson & Company also reviewed the "marginal dilution" ((net income acquired divided by shares issued to acquire) divided by pre-deal earnings per share of the acquiror) which would result from the proposed merger. The results were that there was an accretion in earnings indicated to Northfield Bancorp stockholders.

     Pricing of Similar Transactions. Ferguson & Company's analysis assumes that Patapsco Bancorp's offer is valued at $18.50 per share for each share of Northfield Bancorp. The consideration of $18.50 per share includes $12.50 per share in cash plus 0.24 of a share of Patapsco Bancorp Series A Noncumulative Convertible Perpetual Preferred Stock which is assumed to have a value of $25 per share. In preparing its opinion, Ferguson & Company analyzed four announced merger and acquisition transactions in Maryland and contiguous states where thrift institution acquisitions were announced from July 1999 to February 2000. In addition, Ferguson & Company analyzed 53 transactions in the United States where thrift institution acquisitions were announced in this same time frame; 26 transactions involving thrifts that were under $100 million in total assets; 10 transactions in the Mid-Atlantic Region of the United States; 15 transactions with returns on equity between 5% and 8%; and 10 transactions that involved thrifts that had capital accounts between 12% and 16% of total assets. In the four transactions that were announced in Maryland and all contiguous states, the sales resulted in an average price that was 129.1% of tangible book value. In that group, the median sales price was 114.7% of tangible book. In the 53 announced transactions in the United States involving the purchase of thrifts, the average was 164.1% of tangible book, and the median sale was 157.3% of tangible book value. In the 26 announced transactions where the seller had less than $100 million in assets, the average price was 149.3% of tangible book value and the median price was 139.7% of tangible book value. In the 10 transactions that were announced in the Mid-Atlantic Region, the average price was 173.5% of tangible book value and the median price was 153.9% of tangible book value. In the 15 transactions that involved thrifts with returns on equity between 5% and 8%, the average price was 150.0% of tangible book value and the median price was 150.8% of tangible book value. In the 10 transactions that involved thrifts with capital between 12% and 16% of total assets, the sales resulted in an average price of 157.6% of tangible book value and a median sales price of 157.3% of tangible book value. The transaction between Northfield Bancorp and Patapsco Bancorp is priced at 124.4% of tangible book value.

     The information revealed that in all the transactions reviewed for all sales announced in the United States, the average price in relation to earnings per share was 27.1 times and the median was 25.6 times earnings per share. In the transactions for Maryland and all contiguous states, the average price times earnings per share was 30.7 and the median was 31.0 times. In the group of thrifts with return on equity between 5% and 8%, the average price times earnings per share was 24.1 and the median was 25.7. In the group of thrifts with capital between 12% and 16% of assets, the average price times earnings per share was 32.5 times and the median was 30.7. The purchase of Northfield Bancorp by Patapsco Bancorp is priced at 21.5 times last twelve months earnings per share.

     Investment Characteristics and Stock Valuation Comparatives. In connection with preparing its opinion, Ferguson & Company compared

     o the effects of the proposed merger on the earnings per share of the bidding institution;

     o post-merger earnings per share enhancement of Northfield Bancorp common stock, from the standpoint of a Northfield Bancorp stockholder;

     o post-merger book value enhancement of Northfield Bancorp common stock, also from the same standpoint;

     o    likely share price enhancement of Northfield Bancorp common stock;

     o    return on equity;

     o    return on assets; and

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

     o likely post-merger dividend yield. This method gives the advantage to the stockholders of Northfield Bancorp in the exchange with Patapsco Bancorp, due to potentially higher earnings growth, and stock value appreciation. Dividend yield is likely to be higher because of the preferred stock feature.

         In addition to the liquidity of the stock offered and the analysis of the investment characteristics and stock valuation comparatives, which are discussed above, the stock provided additional opportunities for future growth and profitability to Northfield Bancorp's stockholders.

         Ferguson & Company, as a customary part of its consulting business, is engaged in the valuation of banks, thrifts and holding companies and their securities in connection with mergers and acquisitions, stock purchase offers and other purposes.

DESCRIPTION OF PREFERRED STOCK

         Of Patapsco Bancorp's 1,000,000 authorized preferred shares, 114,107 shares are designated as Series A Noncumulative, Convertible Perpetual Preferred Stock. Upon consummation of the merger, there will be up to 114,107 shares of Series A preferred stock outstanding, held by the current holders of Northfield Bancorp common stock. At any time after issuance of the preferred stock, all outstanding shares of preferred stock will be convertible into shares of common stock, on a one-for-one basis, subject to future adjustment in certain circumstances. Each share of Patapsco Bancorp's outstanding preferred stock will earn dividends at the rate of 7.5% of the liquidation preference of $25.00 per share, payable when declared by the Board of Directors.

         A more detailed description of the special rights and preferences given to holders of Patapsco Bancorp preferred stock is set forth below.

         Dividend Preference. The holders of Patapsco Bancorp preferred stock are entitled to receive, when and if declared by Patapsco Bancorp's Board of Directors, quarterly dividends at a fixed annual rate per share of 7.5% of the liquidation preference. The liquidation preference will be $25.00 per share at the time of the merger, and can be adjusted for stock splits, stock dividends, recapitalizations, reclassifications and similar events that affect the number of outstanding shares of Patapsco Bancorp preferred stock. If Patapsco Bancorp has insufficient funds or otherwise fails to pay a declared dividend in full, dividends will be paid to the holders of Patapsco Bancorp preferred stock, and the holders of any other series of capital stock ranking on parity with Patapsco Bancorp preferred stock for dividend purposes, pro rata based upon the number of Patapsco Bancorp preferred stock and such other shares outstanding.

         Dividends on the Patapsco Bancorp preferred stock will not be cumulative. This means that, if the Board of Directors of Patapsco Bancorp fails to declare a dividend on the Patapsco Bancorp preferred stock for any quarter, Patapsco Bancorp will have no obligation to pay a dividend for that quarter, whether or not dividends on the Patapsco Bancorp preferred stock or any other class or series of capital stock of Patapsco Bancorp are declared for any future quarter. Also, if dividends are not paid to holders of Patapsco Bancorp preferred stock for a given quarter, then during that quarter Patapsco Bancorp may not pay any cash dividends on, or make any repurchase or redemption of any junior stock, including Patapsco Bancorp common stock. If Patapsco Bancorp fails to pay dividends on the Patapsco Bancorp preferred stock for a total of three quarters, then it cannot raise the dividend paid on any junior stock, including Patapsco Bancorp common stock, above the dividend rate paid in the prior quarter.

         Liquidation Preference. If Patapsco Bancorp is either voluntarily or involuntarily liquidated, dissolved or wound up, then the holders of Patapsco Bancorp preferred stock will be entitled to be paid in full the liquidation preference prior to any payment to holders of any junior stock, such as Patapsco Bancorp common stock, or such lesser amount remaining after the claims of all creditors have been satisfied. If, upon such a liquidation, dissolution or winding up, the assets of Patapsco Bancorp are insufficient to pay the liquidation preference in full to the holders of Patapsco Bancorp preferred stock and the holders of any other class of capital stock ranking on parity with Patapsco Bancorp preferred stock with respect to liquidation, then the available assets of Patapsco Bancorp will be paid pro rata to the holders of Patapsco Bancorp preferred stock and such other similarly ranked shares. This liquidation preference will also be payable to holders of Patapsco Bancorp preferred stock upon the sale of all or substantially all of the assets of Patapsco Bancorp, or upon a merger or reorganization by Patapsco Bancorp, after


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which  the current  stockholders  will  own less than 50% of the voting power of the surviving entity, or upon a transaction in which 50% of the current voting power is transferred to others.

         Redemption. After five years from the date of issuance of the Patapsco Bancorp preferred stock, Patapsco Bancorp may redeem some or all of the outstanding Patapsco Bancorp preferred stock at $25.00 per share plus any declared but unpaid dividends for the then-current quarter. Patapsco Bancorp may also redeem the Patapsco Bancorp preferred stock at an earlier date with the prior approval of the holders of a majority of the outstanding Patapsco Bancorp preferred stock. Holders of Patapsco Bancorp preferred stock will receive a notice of any such redemption at least 40 days but not more than 70 days prior to the date fixed for redemption.

         Voting Rights. The holders of Patapsco Bancorp preferred stock generally do not have any rights to vote their shares. However, if Patapsco Bancorp fails to pay eight quarterly dividends on the Patapsco Bancorp preferred stock, whether or not consecutive, then Patapsco Bancorp's Board of Directors will add one additional member elected by the holders of the Patapsco Bancorp preferred stock, voting together with the holders of any other class of shares ranking on parity with the preferred stock for liquidation or dividend purposes. The holders of Patapsco Bancorp preferred stock, with the holders of any class of shares electing the additional director, shall be entitled to vote to reelect, replace or remove the additional director.

         Also, the affirmative vote of at least a majority of the outstanding shares of Patapsco Bancorp preferred stock is required in order for Patapsco Bancorp to (i) change its Articles of Incorporation in such a way that would adversely affect the voting rights, designations, liquidation and other preferences, privileges or any other special rights afforded to holders of Patapsco Bancorp preferred stock, or (ii) create or authorize any class or series of shares ranking prior to or on a parity with the Patapsco Bancorp preferred stock with respect to dividends, liquidation or other preferences.

         Conversion. At any time after the issuance of Patapsco Bancorp preferred stock, the holders thereof may elect to convert their Patapsco Bancorp preferred stock into shares of Patapsco Bancorp common stock. Initially, one share of preferred stock will be convertible into one share of common stock. This conversion rate will be subject to adjustment from time to time if Patapsco Bancorp splits or combines its shares of common stock, or declares a stock dividend on its common stock, or otherwise changes the number of outstanding shares of common stock through a reclassification of its capital stock. In each of these events, an adjustment will be made to the conversion rate so that a holder of Patapsco Bancorp preferred stock will be entitled to receive upon conversion that number of shares of common stock he or she would have received after such an event, had the conversion been made immediately prior to the happening of such event. However, the conversion rate will not be adjusted unless the adjustment would increase or decrease the conversion rate by at least two percent (2%).

         If Patapsco Bancorp merges or reorganizes with or sells all or substantially all of its assets to another corporation, then the holders of Patapsco Bancorp preferred stock will be entitled to convert their shares into the kind and amount of shares or other property which would have been payable to them upon such merger, reorganization or sale, if the holders of Patapsco Bancorp preferred stock had converted their Patapsco Bancorp preferred stock to common shares immediately prior to such event.

         Patapsco Bancorp will not issue fractional shares of its common stock upon conversion of Patapsco Bancorp preferred stock. If the conversion of any shares would result in the issuance of a fraction of a common share, Patapsco Bancorp will pay the cash value of such fractional share to the converting stockholder.

CONVERSION OF NORTHFIELD BANCORP COMMON STOCK

         Upon completion of the merger, each share of Northfield Bancorp Common Stock issued and outstanding immediately prior to the merger, except objecting shares and shares referred to in the next paragraph, will automatically by virtue of the merger be canceled and converted into the right to receive the merger consideration of $12.50 in cash, 0.24 shares of Patapsco Bancorp preferred stock, plus cash in lieu of any fractional share of preferred stock. This cancellation and conversion will occur without the need for any action on your part. After the merger, you will cease to have any rights as a stockholder of Northfield Bancorp, except the right to receive the merger consideration, except with respect to rights applicable to objecting shares. See "Proposal I -- The Merger -- Objecting Stockholders' Rights of Appraisal."

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

         Any shares of Northfield Bancorp common stock which are owned or held by Northfield Bancorp or any of its subsidiaries or by Patapsco Bancorp or any of its subsidiaries at the effective time of the merger shall cease to exist, and the certificates for such shares shall be canceled and no merger consideration shall be issued or exchanged for those shares. This does not apply to shares held in any 401(k) plan or employee stock ownership plan of Northfield Bancorp or any of its subsidiaries or other shares held in a fiduciary or similar capacity including any shares held in a grantor trust associated with any of Northfield Bancorp's or Patapsco Bancorp's employee benefit plans.

         If the holders of Patapsco Bancorp common stock receive or become entitled to receive additional shares of common stock or other securities for their stock by way of a stock split, stock dividend, reclassification, combination of shares or similar corporate rearrangement, without payment therefor, between the date of the merger agreement and the effective time of the merger, then the amount and/or characteristics of the preferred stock to be exchanged for Patapsco Bancorp common stock will be proportionately adjusted to take into account such adjustment.

SURRENDER OF STOCK CERTIFICATES

         After the completion of the merger, Patapsco Bancorp or its agent will mail to each Northfield Bancorp stockholder a form of letter of transmittal, together with instructions on how to surrender certificates representing shares of Northfield Bancorp common stock.

         PLEASE DO NOT SEND IN YOUR NORTHFIELD BANCORP STOCK CERTIFICATES UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM PATAPSCO BANCORP OR ITS AGENT. DO NOT SEND IN YOUR CERTIFICATES WITH THE ENCLOSED PROXY.

         After you mail the letter of transmittal and your Northfield Bancorp stock certificates to Patapsco Bancorp or its agent, a stock certificate representing the number of whole shares of Patapsco Bancorp preferred stock that you are entitled to receive and a check in the amount of the cash you are entitled to receive, plus cash for any fractional shares, will be mailed to you. The Northfield Bancorp certificates that you surrender will be canceled.

         Until you surrender your Northfield Bancorp stock certificates for exchange after completion of the merger, you will not be paid dividends or other distributions declared after the merger with respect to any Patapsco Bancorp preferred stock into which your Northfield Bancorp shares have been converted. When you surrender your Northfield Bancorp stock certificates, Patapsco Bancorp will pay any unpaid dividends or other distributions, without interest. After the completion of the merger, there will be no further transfers of Northfield Bancorp common stock. Northfield Bancorp stock certificates presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration.

         If your Northfield Bancorp stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. Upon request, Patapsco Bancorp or its agent will send you instructions on how to provide evidence of ownership.

OBJECTING STOCKHOLDERS' RIGHTS OF APPRAISAL

         Under Subtitle 2 of Title 3 of the Maryland General Corporation Law, a copy of which appears as Annex B to this proxy statement/prospectus, you have the right to demand payment from Patapsco Bancorp of the fair value of your shares of Northfield Bancorp common stock. To qualify as an objecting stockholder, you must deliver to G. Ronald Jobson, President and Chief Executive Officer, Northfield Bancorp, Inc., 8005 Harford Road, Baltimore, Maryland 21234, at or prior to the special meeting, your written objection to the merger. The written objection must be separate from and in addition to any proxy or vote against the merger. A proxy or vote against the merger does not by itself constitute your written objection or demand for appraisal.

         In addition, if you wish to exercise your right to demand payment of the fair value of your stock, within 20 days following the date the merger is recorded with the State of Maryland, you must make a written demand on

Patapsco Bancorp for the payment of your Northfield Bancorp common stock, stating the number of shares for which you demand payment. In addition to making a written notice of your demand for payment for your stock, you must not vote in favor of the merger. Stockholders who return executed but unmarked proxies will be deemed to have voted in favor of the merger. Stockholders who abstain from voting on the merger will not be deemed to have voted in favor of the merger.

         Once you have filed a demand for payment, you have no right to receive dividends or distributions payable to Northfield Bancorp stockholders as of a record date that is after the date of the special meeting. You also cease to have any rights as a Northfield Bancorp stockholder except the right to receive payment for the fair value of your shares. Once you make a demand for payment, you may withdraw that demand only with the consent of Patapsco Bancorp.

         Provided that you do not vote in favor of the merger or return an executed but unmarked proxy, and assuming the Northfield Bancorp stockholders approve the merger, then, promptly after the merger is effective, Patapsco Bancorp must notify you of the date the merger is recorded with the State of Maryland. As part of that notice, Patapsco Bancorp may offer to pay to you a specified price deemed by Patapsco Bancorp to be the fair value for your shares, with each offer being accompanied by a balance sheet as of a date not more than six months prior to the offer date, a profit and loss statement for the 12 months ending on the date of the balance sheet, and any other information Patapsco Bancorp considers pertinent. Within 50 days after the date the merger is recorded with the State of Maryland, if you have not received from Patapsco Bancorp the fair value of your shares, you may file a petition with a court of equity in the county where the principal office of Patapsco Bancorp is located for an appraisal to determine the fair value of your shares. After a petition is filed, the court may require you, as a condition to exercising your appraisal rights, to submit to the court your stock certificates so the court can place a notation on them regarding your demand for appraisal and payment.

         IF YOU DO NOT COMPLY WITH THE PROCEDURES FULLY, YOU MAY LOSE YOUR RIGHT TO DEMAND PAYMENT OF THE FAIR VALUE OF YOUR SHARES, AND YOU WILL BE REQUIRED TO ACCEPT THE MERGER CONSIDERATION.

         If the court finds you are entitled to an appraisal of your stock, it will appoint three disinterested appraisers to determine the fair value. Unless the court permits a longer period, the appraisers have 60 days to determine the fair value and file their report with the court, and within 15 days after the appraisers file their report, any party may object to it and request a hearing. The court may, among other things, accept the report or set its own determination of the fair value, and then direct Patapsco Bancorp to pay the appropriate amount.

         We cannot predict how the court will value shares of Northfield Bancorp common stock, and the fair value may be more valuable, less valuable, or equal in value to the merger consideration being paid by Patapsco Bancorp in the merger.

         If the court finds that the failure of a stockholder to accept an offer for the stock was arbitrary, vexatious and not in good faith, the court has the right to apportion among all or some of the parties any expenses of any proceeding to demand the fair or appraised value of shares as it deems equitable.

         The above description is a summary of the material provisions of Subtitle 2 of Title 3 of the Maryland General Corporation Law. You should review the complete text of Subtitle 2, which appears as Annex B to this document, for complete information.

VOTING AGREEMENT

         As a condition to Patapsco Bancorp entering into the merger agreement, the directors of Northfield Bancorp have entered into a voting agreement with Patapsco Bancorp. The voting agreement provides that the individuals will vote all of their shares of Northfield Bancorp common stock owned, or any stock acquired prior to the record date for the special meeting, in favor of the merger agreement and the merger. The individuals are not obligated to vote shares of Northfield Bancorp common stock in favor of the merger at the special meeting if prior to the special meeting Northfield Bancorp enters into an agreement or binding letter of intent to be acquired by another entity for a higher price. The voting agreement prohibits the sale, assignment, or transfer of shares subject to the voting agreement. The voting agreement provides that it will terminate upon the earlier of the effective date of the merger,

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
the termination of the merger agreement or the abandonment of the merger by mutual agreement of Patapsco Bancorp and Northfield Bancorp.

MANAGEMENT OF PATAPSCO BANCORP AND PATAPSCO BANK AFTER THE MERGER

     After the merger, two directors of Northfield Bancorp, Gary R. Bozel and J. Thomas Hoffman, will become directors of Patapsco Bancorp and Patapsco Bank. In addition, a third Northfield Bancorp director, David G. Rittenhouse, shall be named as an honorary director to Patapsco Bank to advise and assist Patapsco Bank with respect to the communities served by Northfield Federal.

     Gary R. Bozel is a self-employed certified public accountant practicing in Towson, Maryland. He has served as Northfield Bancorp's Chairman of the Board since March 1998 and as Northfield Federal's Chairman of the Board since 1996. He also served as Northfield Federal's President from 1993 to 1996. He is a member of the board of directors and finance committee of the Towson Golf and Country Club.

     J. Thomas Hoffman serves as Northfield Bancorp's and Northfield Federal's Secretary and is a self-employed sales consultant of financial products in Towson, Maryland. Mr. Hoffman is also a registered representative with John Hancock Financial Distributors Services, Inc. and is a member of the Parkville Optimist Club and Towson Business Association.

     David G. Rittenhouse is the chief executive officer of the Rittenhouse Fuel Company, a heating oil, heat and air conditioning services company located in Baltimore, Maryland.

REPRESENTATIONS AND WARRANTIES

     Patapsco Bancorp and Northfield Bancorp, together with each of their subsidiary banks, have given certain representations and warranties to each other in the merger agreement relating to, among other things, the following: the validity of their organization; authorized capital; the ownership of each of their subsidiaries; the accuracy and completeness of their financial statements, reports and material relating to them; the absence of any undisclosed liabilities, or material adverse changes in their business, financial conditions or results of operations or assets; the accuracy and completeness of information contained in this proxy statement/prospectus; disclosure of financial advisory, broker, finders and similar fees; the absence of undisclosed material pending or threatened litigation; their standing under and compliance with applicable local, state and federal law and regulations; tax matters; the due authorization of the merger agreement; their authority to enter into the merger agreement and to undertake the transactions contemplated by it; the existence of material agreements or commitments; Year 2000 compliance of computer hardware and software; satisfaction of the Community Reinvestment Act requirements; the accuracy of all information provided to each other in connection with the merger; their property and assets; insurance coverage; and the absence of any matter that would cause a delay in completion of the merger or obtaining the required governmental approvals of the merger. Northfield Bancorp and Northfield Federal have made additional representations as to labor relations and employment arrangements; their employee benefit plans; material contract defaults; environmental matters; the quality of loan portfolios and portfolio management; the value of real estate loans and investments; and the absence of any investment in derivative securities. Patapsco Bancorp and Patapsco Bank have made additional representations as to the funding of the merger consideration.

COVENANTS PENDING THE MERGER

     Investigations and Access to Information. Between the date of the merger agreement and the completion of the merger, each party agreed on behalf of itself and its subsidiaries to give the other party full access, consistent with laws, to all of its and its subsidiaries' premises, books, records and employees upon prior notice. Each party has also agree to furnish the others with copies of any financial and operating data and certain other documents as may be reasonably requested. Any such inspection shall not interfere unreasonably with the operation of the business of the entity inspected.

     Conduct of Northfield Bancorp's Business. Between the date of the merger agreement and completion of the merger Northfield Bancorp and Northfield Federal agreed:

     (a) Northfield Bancorp and its subsidiaries will conduct their business only in the ordinary course and in accordance with past practices;

     (b) Northfield Bancorp will not, without the prior written consent of Patapsco Bancorp:

           o        declare,  set  aside  or  pay  any  dividends,   except  for
                    semi-annual cash dividends of $0.10 per share; reacquire any of its outstanding shares of capital stock;

           o issue, sell or buy any shares of Northfield Bancorp or Northfield Federal stock;

           o        effect   any   stock   split,   stock   dividend   or  other
                    reclassification of Northfield Bancorp common stock; or

           o grant any options or issue any warrants exercisable for or securities convertible or exchangeable into capital stock of Northfield Bancorp or any Northfield Bancorp subsidiary;

     (c) Northfield Bancorp may not, without the prior written consent of Patapsco Bancorp:

           o sell or dispose of any significant assets of Northfield Bancorp or of any Northfield Bancorp subsidiary, other than in the ordinary course of business consistent with past practice;

           o merge or consolidate Northfield Bancorp or any Northfield Bancorp subsidiary with or otherwise acquire any other entity, or open or plan to open or construct new Northfield Federal branches or buy real property;

           o change the articles of incorporation, charter documents or other governing instruments of Northfield Bancorp or any Northfield Bancorp subsidiary;

           o grant to any executive officer, director or employee of Northfield Bancorp or any Northfield Bancorp subsidiary any increase in annual compensation, any award under any employee benefit plan or any bonus type payment, except increases in compensation, bonus or benefits in the ordinary course of business to non-officer employees;

           o adopt any new or amend or terminate any existing employee benefit plan of any type or contribute to any plan other than its current plans;

           o authorize severance pay or other benefits for any officer, director or employee of Northfield Bancorp or any Northfield Bancorp subsidiary;

           o incur any material indebtedness or obligation or enter into or extend or amend any material agreement or lease, which cannot be canceled upon one month notice or which involves annual payments in excess of $5,000, except that Northfield Federal may obtain Federal Home Loan Bank advances totaling up to $1.0 million to maintain liquidity or fund loan demand;

           o engage in any lending activities other than in the ordinary course of business consistent with past practices;

           o form any new subsidiary or cause or permit a material change in the activities presently conducted by any Northfield Bancorp subsidiary or make additional investments in subsidiaries;

           o purchase any investments or debt securities, except that Northfield Bancorp or any Northfield Bancorp subsidiary may purchase federal funds or make overnight deposits with the Federal Home Loan Bank of Atlanta and may purchase securities pursuant to any contractual obligation in existence as of the date of the merger agreement;

            o purchase any equity securities other than Federal Home Loan Bank stock;

            o make any investment which would cause Northfield Federal to fail the qualified thrift lender test or to lose certain tax bad debt reserves benefits under the Internal Revenue Code;

            o make any loan, except that Northfield Bancorp or any Northfield Bancorp subsidiary may, without the prior written consent of Patapsco Bancorp, make certain residential and real estate loans and unsecured loans up to specified amounts in the ordinary course consistent with past practices;

             o authorize capital expenditures other than in the ordinary course of business or in excess of $5,000 in the aggregate; or

             o adopt or implement any change in accounting principles, practices or methods other than as may be required by generally accepted accounting principles or by a regulatory authority or adopt or implement any change in its methods of accounting for Federal income tax purposes.

NO SOLICITATION

         Northfield Bancorp has agreed that prior to the completion of the merger or the termination of the merger agreement, whichever occurs earlier, it will not initiate, solicit, encourage or otherwise facilitate any inquiries, enter into or maintain discussions in furtherance of any such inquiries or, agree to, approve, recommend or endorse any takeover proposal with or from a third party.

         The term "takeover proposal" means any proposal, other than as contemplated by the merger agreement, for a merger or other business combination involving Northfield Bancorp or any of its subsidiaries, or for the acquisition of a twenty-five percent (25%) or greater equity interest in Northfield Bancorp or any of its subsidiaries, or for the purchase, lease or other acquisition of a substantial portion of the assets of Northfield Bancorp or any of its subsidiaries.

     However, if Northfield Bancorp's Board of Directors determines in good faith that a takeover proposal made by a third party is more favorable to Northfield Bancorp stockholders than the merger and informs Patapsco Bancorp immediately of its actions, then Northfield Bancorp may:

          o         furnish   information   to,  or  engage  in  discussions  or
                    negotiations with, any person in response to an unsolicited bona fide written takeover proposal;

          o recommend such an unsolicited bona fide written takeover proposal to its stockholders; or

          o enter into any agreement or letter of intent with any person with respect to a takeover proposal.

     Northfield Bancorp has agreed to keep Patapsco Bancorp fully and timely informed of the status of any inquiries, proposals, discussions, negotiations, furnishing of non-public information, or other activities relating to a takeover proposal.

ADDITIONAL COVENANTS

     Shareholder Approval. Northfield Bancorp has agreed to call the special meeting, and its Board of Directors has agreed to recommend approval of the merger, except as its fiduciary duties may otherwise require. Northfield Bancorp has also agreed to use its best efforts to solicit from its stockholders proxies in favor of approval of the merger and to take all other action necessary or helpful to secure a vote of stockholders in favor of the merger, except as the fiduciary duties of the directors may otherwise require. Notwithstanding the foregoing, the Board need not take any of these actions if Northfield Bancorp has entered into a written agreement or binding letter of intent to enter into a takeover proposal, as described above, on terms the Board considers more favorable to Northfield Bancorp stockholders than those agreed to with Patapsco Bancorp.

     Consents. Northfield Bancorp and Northfield Federal will use their best efforts to obtain the consent or approval of each person whose consent or approval shall be required in order to permit Northfield Bancorp or Northfield Federal to consummate the merger.

     Publicity. The parties have agreed not to issue press releases about the merger without the other party's consent.

     Cooperation. The parties have agreed to use their best efforts, and take all actions necessary or appropriate, to consummate the merger at the earliest practicable date. No party may take any action which would adversely affect any party's ability to obtain required regulatory approvals for the merger or ability to perform its obligations under the merger agreement.

     Additional Financial Statements and Reports. As soon as reasonably practicable after they become publicly available, each party shall furnish to the other its statement of financial condition and related statements of operations, cash flows and stockholders' equity for all periods prior to the closing of the merger.

     Update Disclosure. Northfield Bancorp and Patapsco Bancorp will promptly notify each other of any material changes to the information required to be disclosed to the other party under the merger agreement.

     Northfield Bancorp's Employee Benefit Plans. Between the date of the merger agreement and the closing of the merger, Northfield Bancorp and its subsidiaries may not make any contribution, or agree to contribute any amount to any employee benefit plan other than as specifically provided for in the merger agreement.

     Northfield Bancorp and Northfield Federal are authorized to commence termination of the Northfield Bancorp employee stock ownership plan in accordance with certain tax laws and the terms of such employee stock ownership plan. All shares of Northfield Bancorp common stock held by the trustee of the Northfield Bancorp employee stock ownership plan at the effective time of the merger will be exchanged by the trustee for the merger consideration. The cash proceeds paid to the Northfield Bancorp employee stock ownership plan with respect to unallocated shares of Northfield Bancorp common stock will be applied against the current exempt loan between Northfield Bancorp and the Northfield Bancorp employee stock ownership plan.

     Within 60 days of the date of the Merger Agreement, Northfield Bancorp and Northfield Federal will develop a written description and timetable for the termination of Northfield Federal's 401(k) plan, which description and timetable will be provided to and subject to the approval of Patapsco Bancorp's counsel. Such description and timetable shall provide that Northfield Federal's 401(k) plan will be terminated no later than the day prior to the effective time of the merger. Following the effective time, Patapsco Bancorp will file an application with the Internal Revenue Service for an advance determination as to whether Northfield Federal's 401(k) plan meets the qualification requirements of Section 401 of the Internal Revenue Code with respect to such plan's termination. No distribution may be made from Northfield Federal's 401(k) plan prior to the receipt of a favorable determination letter from the IRS.

     Resale Letter Agreements. Northfield Bancorp shall use its best efforts to obtain from each person who may be deemed to be an "affiliate" of Northfield Bancorp within the meaning of Rule 145 under the Securities Act of 1933, as amended, a written letter agreement regarding restrictions on resale of the Patapsco Bancorp preferred stock received by such persons in the merger to ensure compliance with applicable resale restrictions imposed under the Federal securities laws.

     Filing of Applications for the Governmental Approvals. Patapsco Bancorp has agreed to use its best efforts to promptly prepare, submit and file as soon as practicable after the date of the merger agreement all applications necessary to receive the governmental approvals required to complete the merger.

     Conduct of Business of Patapsco Bancorp and its subsidiaries. Between the date of the merger agreement and the earlier of the effective time of the merger or the date the merger agreement is terminated, Patapsco Bancorp and Patapsco Bank agreed they would not take any action that would materially adversely affect the ability to obtain the governmental approvals required or materially adversely affect Patapsco Bancorp's ability to perform its obligations under the merger agreement.

CONDITIONS TO THE MERGER

     General Conditions. The obligations of the parties to complete the merger are subject to the following conditions:

           o The Northfield Bancorp stockholders must have approved the merger agreement and the merger.

           o No order, decree or injunction shall have been entered and remain in force restraining or prohibiting the merger and the related transactions in any legal, administrative, arbitration, investigatory or other proceedings.

           o All approvals of or filings with any governmental regulatory agencies needed to complete the merger and related transactions shall have been obtained or made and any waiting periods shall have expired. All other statutory or regulatory requirements for the valid consummation of the merger and related transactions shall have been satisfied.

           o Patapsco Bancorp's Registration Statement on Form S-4 shall have been declared effective and shall not be subject to a stop order of the Securities and Exchange Commission, and the issuance of the preferred stock shall not be subject to a stop order of any state securities commissioner.

           o Each party's representations and warranties must be true in all material respects at the effective time of the merger; and each party must have performed all its obligations and complied with each of its covenants, in all material respects, and satisfied all conditions applicable to it under the merger agreement; and each party shall have delivered to the other a certificate signed by its chief executive officer and chief financial officer to such effect.

            o Neither party may be a party to any pending litigation, reasonably expected to result in a material adverse outcome.

            o       Prior to the closing,  neither party shall have suffered any
                    material   adverse   change  in  its  financial   condition,
                    business, results of operations or assets.

            o Each party shall have obtained all material third party consents or approvals required in connection with the merger.

         Conditions to Obligations of Patapsco Bancorp, Patapsco Bank and PN Financial. The obligations of Patapsco Bancorp, Patapsco Bank and PN Financial to complete the merger and related transactions are subject to the following additional conditions:

            o None of the governmental approvals required to consummate the merger transactions shall have imposed any conditions which Patapsco Bancorp, Patapsco Bank and PN Financial
                    reasonably  and  in  good  faith   determine  to  be  unduly
                    burdensome on the conduct of their business or to substantially diminish the benefits they expect to receive from the merger.

            o Patapsco Bancorp shall have received, to its reasonable satisfaction, any Phase II Environmental Reports as is contemplated in the merger agreement.

            o No greater than 5% of the outstanding shares of Northfield Bancorp common stock entitled to vote at the special meeting, excluding shares owned by Patapsco Bancorp, shall have delivered the written notice of intent to demand the fair value of their Northfield Bancorp common stock and shall have voted against the merger.

             o Patapsco Bancorp and Northfield Bancorp shall have received the opinion of Patapsco Bancorp's tax counsel described under "-- Federal Income Tax Consequences."

             o Each of the persons serving as a director or officer of Northfield Bancorp and Northfield Federal or any subsidiary shall, at the closing, submit his/her written resignation, effective as of the effective time of the merger.

             o The legal fees and fees to Northfield Bancorp's legal and financial advisors payable or paid in connection with the merger shall not have exceeded $125,000 in the aggregate.

             o Patapsco Bancorp shall have received letter agreements regarding resale of the Patapsco Bancorp preferred stock from all affiliates of Patapsco Bancorp.

         Conditions to Obligations of Northfield Bancorp and Northfield Federal. The obligations of Northfield Bancorp and Northfield Federal to complete the merger and related transactions are subject to the following additional conditions:

             o The agent handling the exchange of Northfield Bancorp common stock, in its fiduciary capacity, shall have certified receipt of the aggregate merger consideration for all shares of Northfield Bancorp common stock to be acquired.

             o Patapsco Bancorp shall have reserved for issuance the number of Patapsco Bancorp preferred stock issuable in the merger, as well as the number of shares of Patapsco Bancorp common stock into which such Patapsco Bancorp preferred stock may be converted.

             o The average of the highest bid and lowest asked price for the Patapsco Bancorp common stock during the 30 trading days ending five business days before the closing shall exceed $15.00 per share.

REQUIRED REGULATORY APPROVALS NEEDED TO COMPLETE THE MERGER

         Completion of the merger and the merger of Northfield Federal into Patapsco Bank requires a number of regulatory approvals and consents. The acquisition of Northfield Federal by Patapsco Bancorp must be approved the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of Richmond under the Bank Holding Company Act. The Board of Governors of the Federal Reserve System or the Federal Reserve Bank of Richmond also must approve the merger of Northfield Federal into Patapsco Bank under the Bank Merger Act.

         In reviewing applications under the Bank Merger Act, the Federal Reserve must consider, among other factors, the financial and managerial resources and future prospects of the existing and resulting institutions, and the convenience and needs of the communities to be served. Under the Community Reinvestment Act, the Federal Reserve must take into account the record of performance of Patapsco Bank and Northfield Federal in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each institution. As part of the review process, the banking agencies frequently receive comments and protests from community groups and others.
Patapsco Bank and Northfield Federal each received at least an overall "Satisfactory" rating during their last respective federal Community Reinvestment Act examinations. In addition, the Federal Reserve may not approve a transaction if it will result in a monopoly or otherwise be anticompetitive. Patapsco Bancorp and Patapsco Bank filed these applications with the Federal Reserve on July 11, 2000.

         In addition, Patapsco Bancorp filed an application with the Office of Thrift Supervision because Northfield Federal converted to stock form within the last three years. Further, Northfield Federal must give notice of the merger to the Office of Thrift Supervision. The application and the notice were filed on July 11, 2000.

         Under Maryland law, the merger and the bank merger must be approved by the Maryland Commissioner of Financial Regulation. Patapsco Bancorp filed an application with the Maryland Commissioner of Financial Regulation on July 11, 2000.

         In addition, a period of 15 to 30 days must expire following approval by the Federal Reserve, within which period the United States Department of Justice may file objections to the merger under the federal antitrust laws. While Patapsco Bancorp believes that the likelihood of such action by the Department of Justice in remote in this case, there can be no assurance that the Department of Justice will not initiate such proceeding, or that the Attorney General of the State of Maryland will not challenge the merger, or if such proceeding is instituted or challenge is made, as to the result of the challenge.

         The merger and the bank merger cannot proceed in the absence of the requisite regulatory approvals. See "-- Conditions to the Merger" and " - Termination and Amendment." There can be no assurance that the requisite regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any such approval. There can also be no assurance that any such approvals will not contain a condition or requirement that causes such approvals to fail to satisfy any of the conditions set forth in the merger agreement and described under " -- Conditions to the Merger."

         Patapsco Bancorp is not aware of any other regulatory approvals that would be required for completion of the merger, except as described above. Should any other approvals be required, it is presently contemplated that such approvals would be sought. There can be no assurance that any other approvals, if required, will be obtained.

         The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include a review of the merger from the standpoint of the adequacy of the consideration to be received by Northfield Bancorp stockholders. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger by any regulatory authority.

TERMINATION AND AMENDMENT

     Termination. The merger agreement and the merger may be terminated at any time, whether before or after approval by stockholders of Northfield Bancorp, as provided below:

         o     By mutual written consent of the parties.

         o By Patapsco Bancorp upon delivery of written notice of termination to Northfield Bancorp if any event occurs which makes it impossible for Northfield Bancorp to satisfy in any material respect one or more of the conditions to the obligations of Patapsco Bancorp to complete the merger and noncompliance is not waived. The notice must include a statement of the grounds for termination and Northfield Bancorp has 30 days to cure the event or conditions cited in the notice, and if Northfield Bancorp cures the events or conditions giving the rise to such grounds to the reasonable satisfaction of Patapsco Bancorp, then Patapsco Bancorp shall not have any right to terminate the merger agreement based upon such specified events or conditions. Also, this right to terminate shall not be available to Patapsco Bancorp where its failure to perform an obligation has been the cause of, or has resulted in, the failure of the closing to occur. Northfield Bancorp has the identical right to terminate the merger agreement in the event it becomes impossible for Patapsco Bancorp to satisfy in any material respect one or more of the conditions of Northfield Bancorp to complete the merger and noncompliance is not waived.

         o By Northfield Bancorp in connection with entering into a definitive agreement or letter of intent with any person with respect to a takeover proposal with a third party. Termination under these circumstances may entitle Patapsco Bancorp to a break-up fee. See " -- Expenses."

         o     By Patapsco Bancorp, if

               o the Northfield Bancorp Board of Directors withdraws or modifies its recommendation of the merger agreement or the merger in a manner materially adverse to Patapsco Bancorp or shall have resolved or publicly announced or disclosed to any third party its intention to do any of the foregoing or the Northfield Bancorp Board of Directors shall have recommended to the stockholders of Northfield Bancorp any takeover proposal with a third party or resolved to do so;

               o a tender offer or exchange offer for 10 percent or more of the outstanding shares of Northfield Bancorp common stock is commenced or a registration statement with respect to such an offer shall have been filed and the Northfield Bancorp Board of Directors, within 10 days after such tender offer or exchange offer is commenced, either fails to recommend against or takes no position with respect to acceptance of such tender or exchange offer by its stockholders; or

               o Northfield Bancorp enters into a definitive agreement or letter of intent with respect to a takeover proposal by a third party.

          o By Patapsco Bancorp at any time within 10 days of receipt of the last Phase II environmental report if the costs to bring the properties (either singularly or together with other properties) which are the subject of such Phase II reports into material compliance with applicable environmental laws is projected by the environmental consultant to exceed $50,000.

         In the event of the termination of the merger agreement as described above, the merger agreement will become void and have no effect and no party shall have any further liability to the other party except as otherwise expressly provided in the merger agreement and except that the provisions of the merger agreement regarding termination, brokers and finders, publicity, expenses and confidentiality shall survive any such termination. In the event the merger agreement is terminated because of a party's failure to perform its obligations or satisfy all of the conditions to the merger, and that party has willfully and materially breached the merger agreement, the other party is entitled to receive as liquidated damages the sum of $250,000 payable within 30 days of the effective date of termination.

         Amendment.  Subject to  applicable  law,  the merger  agreement  may be
amended,   whether   before  or  after  any  approval  of   Northfield   Bancorp
stockholders, by an agreement in writing and authorized or ratified by the Boards of Directors of the parties. However, after stockholder approval, no such amendment without further stockholder approval may reduce the amount or change the form of the consideration to be received by the Northfield Bancorp stockholders in the merger.

EXPENSES

         Except as described below or in "--Termination and Amendment," above, each party to the merger agreement shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by the merger agreement.

         In order to induce Patapsco Bancorp, Patapsco Bank and PN Financial to enter into the merger agreement and as a means of compensating Patapsco Bancorp, Patapsco Bank and PN Financial for the substantial direct and indirect monetary and other costs incurred and to be incurred in connection with the merger agreement and the related transactions, Northfield Bancorp and Northfield Federal agreed that if the merger agreement is terminated for any reason, and prior to or within 24 months from the date of termination a "takeover event" shall have occurred, Northfield Bancorp or Northfield Federal will upon demand pay to Patapsco Bancorp or Patapsco Bank in immediately available funds $500,000, less $250,000 if such amount was paid previously. See "-- Termination and Amendment." Under the merger agreement, a "takeover event" occurs when Northfield Bancorp or Northfield Federal enters into a definitive agreement or a binding letter of intent with a third party for a merger or business combination involving Northfield Bancorp or a subsidiary for the acquisition of a 25% or greater equity interest in Northfield Bancorp or any subsidiary or for the purchase or lease of a substantial portion of the assets of Northfield Bancorp or a subsidiary. In addition, a takeover event occurs if any third party acquires 25% or more of Northfield Bancorp common stock.

WHEN THE MERGER WILL BE COMPLETED

         The closing of the merger will take place on a date we agree upon that is no later than 30 days following the date on which all of the conditions to the merger contained in the merger agreement are satisfied or waived, unless we agree to a later date. On the closing date, PN Financial and Northfield Bancorp will file articles of merger with the Maryland Department of Assessments and Taxation merging PN Financial into Northfield Bancorp. The merger will become effective at the time stated in the articles of merger.

         We expect to complete the merger in the fourth quarter of 2000. However, we cannot guarantee when or if the required regulatory approvals will be obtained. See "-- Required Regulatory Approvals Needed to Complete the Merger."

INTERESTS OF NORTHFIELD BANCORP'S DIRECTORS AND OFFICERS IN THE MERGER THAT DIFFER FROM YOUR INTERESTS

         Some members of Northfield Bancorp's management and Board of Directors may have interests in the merger that are in addition to or different from the interests of Northfield Bancorp stockholders. Northfield Bancorp's Board of Directors was aware of these interests and considered them in approving the merger agreement.

         Severance Payments to an Executive Officer. Northfield Federal and G. Ronald Jobson, who serves as its and Northfield Bancorp's President, have entered into an employment agreement. Under the agreement, Mr. Jobson will be entitled to certain payments and benefits if, following a "change in control" of Northfield Bancorp or Northfield Federal, Mr. Jobson is involuntarily terminated or voluntarily terminates employment under specified conditions. For purposes of the employment agreement, the merger will constitute a "change in control."

         If the merger is completed before October 1, 2000, Mr. Jobson will receive (A) his salary through October 1, 2000 and (B) the product of 0.99 and his annual salary for a 12 month period, but in no event more than the difference between the maximum amount permitted under Section 280G of the Internal Revenue Code and the sum of any other "parachute payments" as defined under Internal Revenue Code Section 280G(b)(2) that he receives as a result of the merger.

     If the merger is completed after October 1, 2000, Mr. Jobson will receive his salary through October 1, 2001, but in no event more than the difference between the maximum amount permitted under Section 280G of the Internal Revenue Code and the sum of any other "parachute payments" as defined under Internal Revenue Code Section 280G(b)(2) that he receives as a result of the merger.

     The estimated total value of the payments to be provided to Mr. Jobson under the employment agreements would be approximately $72,000 if the merger is completed on October 31, 2000.

     Payments in Lieu of Options or Restricted Stock. Northfield Bancorp agreed not to approve or implement a stock option plan and restricted stock plan that were under consideration during the negotiations with Patapsco Bancorp and at the time the merger agreement was signed. In exchange for not approving these plans, Patapsco Bancorp agreed that immediately prior to completing the merger, Northfield Federal would credit the sum of $150,000 under its deferred compensation plan, with such amount to be allocated equally among the plan participants. The participants in the deferred compensation plan are Northfield Bancorp's and Northfield Federal's directors, which include Mr. Jobson, who are the same individuals who would have benefited from the stock option plan and the restricted stock plan had those plans been implemented.

     Service with Patapsco Bancorp and Patapsco Bank as Directors or Honorary Directors. Following the merger, two directors of Northfield Bancorp and Northfield Federal, Gary R. Bozel and J. Thomas Hoffman, will be named as directors of Patapsco Bancorp and Patapsco Bank. A third director of Northfield Bancorp and Northfield Federal, David G. Rittenhouse, will be named as an honorary director of Patapsco Bank to advise and assist Patapsco Bank with respect to the communities served by Northfield Federal. These individuals will receive the same Board fees as other Patapsco Bancorp directors or honorary directors.

     Deferred Compensation Plan. As of the effective date of the merger, Northfield Federal's deferred compensation plan will be merged into Patapsco Bancorp's deferred compensation plan. Upon the merger of these plans, all benefits allocated under the Northfield Federal deferred compensation plan to the three directors other than Messrs. Bozel, Hoffman and Rittenhouse, will be paid to them immediately prior to the effective time of the merger. Northfield Federal will also pay out the $150,000 credited to the deferred compensation plan as described above. The benefits allocated to Messrs. Bozel, Hoffman and Rittenhouse will become benefits allocated to those same individuals under Patapsco Bancorp's deferred compensation plan. All of the participants in the Northfield Federal deferred compensation plan have elected to receive a rate of return equal to the return on the Northfield Bancorp common stock. Immediately prior to the effective time of the merger, Northfield Federal's deferred compensation plan will be amended to provide that the return on Northfield Bancorp common stock shall be calculated as if the common stock had a value as of such date of $18.50.

     Termination of Northfield Bancorp ESOP. Northfield Bancorp will terminate its employee stock ownership plan upon completion of the merger. The plan will repay its existing loan from Northfield Bancorp and will allocate any surplus cash and Patapsco Bancorp preferred stock to the accounts of the plan participants, including Mr. Jobson, in proportion to their account balances, to the extent allowed under applicable law and the governing documents of the plan.

     Protection of Northfield Bancorp Directors and Officers Against Claims. Patapsco Bancorp and Patapsco Bank have agreed to indemnify each present and former director and officer of Northfield Bancorp for a period of six years from liability and expenses arising out of matters existing or occurring at or before the consummation of the merger in accordance with the governing corporate documents of Patapsco Bancorp and Patapsco Bank and to the same extent Patapsco Bancorp and Patapsco Bank is obligated to indemnify and advance expenses to its own directors and officers. This indemnification extends to liability arising out of the transactions contemplated by the merger agreement. Patapsco Bancorp and Patapsco Bank have also agreed to advance any costs to each of these persons as they are incurred. Patapsco Bancorp has also agreed that it will maintain a policy of directors' and officers' liability insurance coverage for the benefit of Northfield Bancorp's directors and officers for six years following consummation of the merger, subject to certain limitations on the amount of premiums to be paid.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a discussion of the material federal income tax consequences of the merger to holders of Northfield Bancorp common stock. The discussion is based upon the Internal Revenue Code, Treasury Regulations, Internal Revenue Service rulings, and judicial and administrative decisions in effect as of the date of this proxy statement/prospectus. This discussion assumes that the Northfield Bancorp common stock is generally held for investment. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or to Northfield Bancorp stockholders subject to special rules, such as foreign persons, financial institutions, tax-exempt organizations, dealers in securities or foreign currencies or insurance companies. The opinions of counsel referred to in this section will be based on facts existing at the completion of the merger. In rendering its opinion, counsel will require and rely upon representations contained in certificates of officers of Northfield Bancorp.

         Patapsco Bancorp and Northfield Bancorp will rely upon an opinion of Stradley, Ronon, Stevens & Young, LLP, to the following effect:

               o The merger of PN Financial into Northfield Bancorp will be treated as a purchase of Northfield Bancorp's stock by Patapsco Bancorp.

               o None of PN Financial, Northfield Bancorp, nor Patapsco Bancorp will recognize gain or loss on Patapsco Bancorp's deemed purchase of Northfield Bancorp's stock.

               o A stockholder of Northfield Bancorp may realize gain or loss on the exchange of such stockholder's Northfield Bancorp common stock for the merger consideration depending on the stockholder's adjusted basis in the Northfield Bancorp common stock the stockholder surrenders.

               o A Northfield Bancorp stockholder's basis in the shares of Patapsco Bancorp preferred stock received will equal their fair market value, on the effective date of the merger.

               o The character of any gain or loss a Northfield Bancorp stockholder recognizes as a result of the merger will be either capital or ordinary depending on whether the shares of Northfield Bancorp common stock the Northfield Bancorp stockholder surrenders are a capital asset in the Northfield Bancorp stockholder's hands and, if capital, long-term or short-term depending on the length of time the Northfield Bancrop stockholder held the Northfield Bancorp common stock the stockholder surrenders.

               o The holding period of the shares of Patapsco Bancorp preferred stock to be received by a Northfield Bancorp stockholder will commence on the day immediately following the date of the merger

               o Neither Patapsco Bancorp nor Northfield Bancorp will recognize gain or loss on the liquidation of Northfield Bancorp pursuant to sections 332(a) and 337(a) of the Internal Revenue Code.

               o On the date the merger of Northfield Federal into Patapsco Bank is undertaken, Patapsco Bank and Northfield Federal will each be a party to a reorganization under section 368(b)(2) of the Internal Revenue Code.

               o The merger of Northfield Federal into Patapsco Bank will qualify as a reorganization under section 368(a)(1)(A) of the Internal Revenue Code.

               o Neither Patapsco Bank nor Northfield will recognize gain or loss on the merger of Northfield Federal into Patapsco Bank under section 354(a)(1) of the Internal Revenue Code.

         Patapsco Bancorp has hired an appraiser experienced in the valuation of stocks of financial institutions and their holding companies to prepare a valuation of the preferred stock as of the effective date of the merger. This valuation will determine the value of the Patapsco Bancorp preferred stock Northfield Bancorp stockholders will receive in the merger for federal income tax purposes. Following the completion of the tax year in which the merger is concluded, Patapsco Bancorp will send a Form 1099 to each Northfield Bancorp stockholder reporting the value of the cash and preferred stock consideration the stockholder received in the merger, with the preferred stock consideration to be determined based on the appraisal.

         The appraisal is being done solely to satisfy the obligations of Patapsco Bancorp under the Internal Revenue Code and is not intended, and must not be construed, as a recommendation as to the price at which the preferred stock should be purchased or sold. The appraisal, when done, will be based on estimates and projections of a number of matters, as well as market conditions existing at the time, which are subject to change, and the market price for the preferred stock could rise or decline in comparison to the valuation established by the appraiser.

         Payments made to the holders of Northfield Bancorp common stock upon the exchange of those shares in the merger for cash and Patapsco Bancorp preferred stock, and payments, if any, made to Northfield Bancorp stockholders who exercise their right to demand the fair value of their shares of Northfield Bancorp common stock other than certain exempt entities and persons, will be subject to backup withholding tax under federal income tax law unless certain requirements are met. Generally, Patapsco Bancorp will be required to deduct and withhold the tax if (i) the stockholder fails to furnish a taxpayer identification number ("TIN") or fails to certify under penalty of perjury that such TIN is correct or (ii) the Internal Revenue Service notifies Patapsco Bancorp that the TIN furnished by the stockholder is incorrect. The amount of the backup withholding tax is presently 31.0% of the total value of the payment. Any amounts withheld in collection of the 31.0% backup withholding tax will reduce the federal income tax liability of the stockholders from whom such tax was withheld. The TIN of an individual stockholder is that stockholder's Social Security number.

         The tax opinions to be delivered to us in connection with the merger are not binding on the Internal Revenue Service or the courts, and we do not intend to request a ruling from the Internal Revenue Service with respect to the merger.

         THE TAX CONSEQUENCES OF THE MERGER TO YOU MAY VARY DEPENDING UPON YOUR PARTICULAR CIRCUMSTANCES. THEREFORE, YOU SHOULD CONSULT YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING THOSE RELATING TO STATE AND/OR LOCAL TAXES.

ACCOUNTING TREATMENT

         Patapsco Bancorp will account for the merger using the purchase method of accounting. Under this method of accounting, Patapsco Bancorp will record the fair market value of Northfield Bancorp's assets and liabilities on its financial statements as of the date we complete the merger. The difference between the purchase price of the merger and the fair market value of Northfield Bancorp's identifiable assets net of its liabilities will be recorded on Patapsco Bancorp's books as "goodwill" and will be amortized over 15 years as charges to Patapsco Bancorp's earnings.

RESALE OF PATAPSCO BANCORP PREFERRED STOCK; RESTRICTIONS ON TRANSFER

         The Patapsco Bancorp preferred stock to be issued in the merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares issued to any stockholder who may be deemed to be an "affiliate" of Northfield Bancorp or Patapsco Bancorp for purposes of Rule 145 under the Securities Act of 1933, as amended. Affiliates generally are individuals or entities that control, are controlled by or are under common control with Northfield Bancorp or Patapsco Bancorp, and may include executive officers and directors of Northfield Bancorp, as well as certain principal stockholders of Northfield Bancorp. Affiliates may not sell their Patapsco Bancorp preferred stock acquired in connection with the merger except pursuant to an effective registration statement under the Securities Act covering the shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act.

     Northfield Bancorp and Patapsco Bancorp have agreed to use their best efforts to cause each director, executive officer and other person who is an affiliate of Northfield Bancorp to deliver to Patapsco Bancorp a written agreement intended to ensure compliance with the Securities Act.

ILLIQUID TRADING MARKET FOR PATAPSCO BANCORP COMMON STOCK AND PREFERRED STOCK

     No shares of Patapsco Bancorp preferred stock currently are outstanding and, consequently, the preferred stock is not listed on any national securities exchange or the Nasdaq stock market. Following the merger, Patapsco Bancorp will seek to obtain a market maker so that the preferred stock can be listed on the OTC Bulletin Board. Patapsco Bancorp common stock is listed on the OTC Bulletin Board.

VOTE REQUIRED

     The affirmative vote of at least a two-thirds of the outstanding Northfield Bancorp common stock is required for Northfield Bancorp's stockholders to approve the merger agreement and the merger. Each share of Northfield Bancorp Common Stock outstanding at the close of business on the record date for the special meeting, Aust 28, 2000, is entitled to one vote on each matter to be considered at such special meeting. We expect the following shares to be voted in favor of the merger agreement and the merger and the adjournment proposal:



                                                       No. of                   Percent of
Owner                                                  Shares                   Outstanding
-----                                                  ------                   -----------
Northfield Bancorp
  directors and officers*                               66,499                      14.0%

Northfield Federal Savings
  Grantor Trust                                         13,465                       2.8

Patapso Bancorp                                         20,224                       4.3

Patapsco Bancorp
  directors and officers                                 7,308                       1.5
                                                     ---------                    ------

    Total                                              107,496                     22.6%
                                                     =========                    ======

---------
*        The  individuals  have entered into a voting  agreement  with  Patapsco
         Bancorp to vote their shares of Northfield Bancorp common stock in favor of the merger agreement and the merger.

                PROPOSAL II - ADJOURNMENT OF THE SPECIAL MEETING

         With this document, we are also requesting that stockholders approve a proposal to adjourn the special meeting for not more than 29 days in order to solicit additional votes in favor of the proposal to approve and adopt the merger agreement and the merger in the event that such proposal has not received the requisite affirmative vote of stockholders at the special meeting. If Northfield Bancorp desires to adjourn the special meeting, it will request a motion that the special meeting be adjourned for up to 29 days, and no vote will be taken on the proposal to approve and adopt the merger agreement and the merger at the originally scheduled special meeting. If we adjourn the special meeting for 29 days or less, we will not set a new voting record date or provide notice of the new special meeting except that we will announce at the special meeting the date, time and location of the adjourned special meeting. All shares of Northfield Bancorp common stock represented at the special meeting by properly executed proxies will be voted in accordance with the instructions you indicate on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by Northfield Bancorp's Board of Directors. Northfield Bancorp's Board of Directors unanimously recommends a vote "FOR" approval of the merger agreement and "FOR" adjournment of the special meeting if sufficient votes are not present in person or by proxy to approve the merger agreement. Unless revoked prior to its use, any proxy solicited for the special meeting will continue to be valid for any adjourned special meeting, and will be voted in accordance with your instructions and, if no contrary instructions are given, for the proposal to approve and adopt the merger agreement and the merger.

         Any adjournment will permit Northfield Bancorp to solicit additional proxies and will permit a greater expression of the views of Northfield Bancorp stockholders with respect to the merger. Such an adjournment would be disadvantageous to stockholders who are against the proposal to approve and adopt the merger agreement and the merger because an adjournment will give Northfield Bancorp additional time to solicit favorable votes and increase the chances of approving that proposal. Northfield Bancorp has no reason to believe that an adjournment of the special meeting will be necessary at this time.

         If a quorum is not present at the special meeting, no proposal will be acted upon and the Board of Directors of Northfield Bancorp will adjourn the special meeting to a later date in order to solicit additional proxies on each of the proposals being submitted to stockholders.

         BECAUSE THE BOARD OF DIRECTORS RECOMMENDS THAT NORTHFIELD BANCORP'S STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADJOURNMENT PROPOSAL. THE HOLDERS OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY AT THE MEETING WILL BE REQUIRED TO APPROVE THE ADJOURNMENT PROPOSAL.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

         This proxy statement/prospectus, including information included or incorporated by reference in this document, contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of each of Patapsco Bancorp and Northfield Bancorp, as well as certain information relating to the merger, including, without limitation,

           o statements relating to the cost savings and accretion to reported earnings estimated to result from the merger;

           o statements relating to revenues of the combined company after the merger;

           o statements relating to the expenses estimated to be incurred in connection with the merger; and

           o statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions.

         These   forwarded-looking   statements   involve   certain   risks  and
uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

           o expected cost savings from the merger may not be fully realized or realized within the expected time frame;

           o        revenues following the merger may be lower than expected;

           o competitive pressures among financial services companies may increase significantly;

           o costs or difficulties related to the integration of the business of Patapsco Bancorp and Northfield Bancorp may be greater than expected;

           o changes in the interest rate environment may reduce interest margins;

           o        general  economic   conditions,   either  nationally  or  in
                    Maryland, may be less favorable than expected;

           o legislative or regulatory changes may adversely affect the business in which Patapsco Bancorp or Northfield Bancorp is engaged; and

           o        changes may occur in the securities markets.

         Patapsco  Bancorp  and  Northfield  Bancorp  do not intend to update or otherwise revise any forward-looking statements to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, Patapsco Bancorp and Northfield Bancorp do not intend to update or revise the forward-looking statements to reflect changes in general economic or industry conditions.

         See "Where You Can Find More Information."

                                PATAPSCO BANCORP

         Patapsco Bancorp, Inc. is a Maryland corporation and is the holding company for The Patapsco Bank. Patapsco Bank is a Maryland-chartered Federal Reserve member commercial bank operating through a single office located in Dundalk, Maryland and serving eastern Baltimore County. The principal business of Patapsco Bank consists of attracting deposits from the general public and investing these deposits in loans secured by residential and commercial real estate, construction loans, commercial business loans and consumer loans. Patapsco Bank derives its income principally from interest earned on loans and, to a lesser extent, interest earned on mortgage-backed securities and investment securities and noninterest income. Principally operating revenues, deposits and repayments of outstanding loans and investment securities and mortgage-backed securities provide funds for these activities.

         Information concerning Patapsco Bancorp's business is contained in its 1999 Annual Report to Stockholders, which appears as Annex C to this document, and its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000, which appears as Annex D to this document. Northfield Bancorp stockholders who want copies of the other documents concerning Patapsco Bancorp that are incorporated by reference into this document may contact Patapsco Bancorp at the address or telephone number indicated under "Where You Can Find Additional Information."

         The following two tables supplement the information concerning Patapsco Bancorp contained in its 1999 Annual Report to Stockholders and Current Report on Form 10-Q for the quarter ended March 31, 2000.

         The following table sets forth selected data relating to the composition of Patapsco Bancorp's loan portfolio by type of loan at the dates indicated. At March 31, 2000, Patapsco Bancorp had no concentrations of loans exceeding 10% of gross loans other than as disclosed below.

                                                            At March 31, 2000             At June 30, 1999
                                                       ---------------------------  --------------------------------
                                                       Amount                 %           Amount                 %
                                                       ------              -------        ------              ------
                                                                              (Dollars In thousands)
Real estate loans

Residential.......................................      $51,005             57.43%         $48,549             61.82%
Commercial........................................       10,477             11.80            7,870             10.02
Construction......................................        1,779              2.00            2,351              3.00
                                                       --------            ------         --------            ------
     Total real estate............................       63,261             71.23           58,770             74.84

Consumer loans

Home improvement..................................        9,088             10.24            8,770             11.17
Home equity.......................................        1,695              1.91            1,698              2.16
Loans secured by deposits.........................          234              0.26              285              0.36
Other consumer....................................          978              1.10              668              0.85
                                                         ------            ------           ------            ------
     Total consumer...............................       11,995             13.51           11,421             14.54

Commercial loans..................................

Commercial loans..................................        8,462              9.53            6,849              8.72
Commercial leases.................................        5,092              5.73            1,495              1.90
                                                        -------            ------          -------            ------
     Total commercial.............................       13,554             15.26            8,344             10.62

Gross loans.......................................       88,810            100.00%          78,535            100.00%

Deferred origination fees.........................           74                                 73
Unearned interest.................................          110                                 54
Allowance for loan losses.........................          725                                631
                                                        -------                             ------

Net loans.........................................      $87,901                            $77,777
                                                        =======                            =======

         The following table sets forth certain information regarding changes in interest income and interest expense of the Company for the periods indicated. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to: (i) changes in volume (changes in volume multiplied by prior year's rate); (ii) changes in rate (changes in rate multiplied by prior year's volume).

                                                   Nine Months Ended March 31,
                                              -----------------------------------
                                              2000             vs.           1999
                                              -----------------------------------
                                                       Increase (Decrease)
                                              -----------------------------------
                                               Volume         Rate          Total
                                              -------         ----          -----
                                                    (Dollars in thousands)
Interest income
   Loans receivable......................        $301         $  38        $ 339
   Investment securities.................         (94)          (94)        (188)
   Mortgage-backed securities............         124           125          249
   Federal funds sold and other
      interest-earning assets............           4            11           15
                                                -----         -----        -----
Total interest-earning assets............         335            80          415

Interest-bearing liabilities:
   Deposits..............................          25           (56)         (31)
   Borrowings............................         233           (21)         212
                                              -------        ------       ------
Total interest-bearing liabilities.......         258           (77)         181

Change in net interest income............      $   77       $   157      $   234
                                               ======       =======      =======

                 RECENT DEVELOPMENTS FOR PATAPSCO BANCORP, INC.

         The following consolidated financial information is only a summary and you should read it in conjunction with Patapsco Bancorp's consolidated financial statements and the notes to Patapsco Bancorp's consolidated financial statements, which you can find in Patapsco Bancorp's 1999 Annual Report to Stockholders, which appears as Annex C to this proxy statement/prospectus. The selected financial condition data at and the selected consolidated income data for the year ended June 30, 1999 are derived from Patapsco Bancorp's audited consolidated financial statements. All other data has been derived from unaudited financial statements. In the opinion of Patapsco Bancorp, the unaudited information reflects all adjustments, which consist only of normal recurring adjustments, necessary for a fair presentation. The operating data for the three months ended June 30, 2000 does not necessarily predict the results Patapsco Bancorp may achieve in the future.

SELECTED CONSOLIDATED FINANCIAL CONDITION DATA

                                                                               At                   At
                                                                            June 30,             June 30,
                                                                              2000                 1999
                                                                         ------------         -------------
                                                                                    (In thousands)

        Total assets.............................................            $102,685              $95,328
        Loans receivable, net....................................              91,002               77,777
        Cash, federal funds sold and other interest-
             bearing deposits....................................               3,438                9,352
        Investment securities....................................                 463                  214
        Mortgage-backed securities...............................               4,456                4,879
        Deposits.................................................              75,652               69,571
        Borrowings...............................................              15,216               14,056
        Stockholders' equity.....................................               9,577                9,218
         .........

SELECTED CONSOLIDATED INCOME DATA

                                                                    For the
                                                              Three Months Ended                       For the
                                                                   June 30,                      Year Ended June 30,
                                                         ----------------------------        -----------------------
                                                             2000             1999              2000             1999
                                                             ----             ----              ----             ----

Interest income..................................            $2,113            $1,860           $7,908            $7,240
Interest expense.................................               998               828            3,656             3,306
                                                            -------           -------          -------           -------
Net interest income before provision for
  loan losses....................................             1,115             1,032            4,252             3,934
Provision for loan losses........................                70                75              325               245
                                                            -------           -------          -------           -------
Net interest income after provision for
  loan losses....................................             1,045               957            3,927             3,689
Noninterest income...............................                83                65              337               246
                                                            -------           -------          -------           -------
Noninterest expenses:
     Compensation and employee benefits..........               480               494            1,862             1,797
     Insurance...................................                11                16               55                67
     Professional fees...........................                29                 7              129                94
     Equipment expenses..........................                45                32              170               115
     Net occupancy costs.........................                18                19               77                81
     Advertising.................................                17                14               46                45
     Data processing.............................                38                36              157               122
     Merger related expenses.....................                --                89               --                89
     Net loss on disposal of fixed assets........                --                23               --                23
     Other.......................................               123               120              460               443
                                                            -------           -------          -------           -------
          Total noninterest expenses.............               761               850            2,956             2,876
Income before provision for income taxes.........               367               172            1,308             1,059
Income tax provision.............................               149                66              514               399
                                                            -------           -------          -------           -------
Net income.......................................           $   218           $   106          $   794           $   660
                                                            =======           =======          =======           =======

KEY OPERATING RATIOS

                                                                 At or For the
                                                              Three Months Ended                    At or For the
                                                                   June 30,                      Year Ended June 30,
                                                           ------------------------           ----------------------
                                                             2000             1999              2000             1999
                                                             ----             ----              ----             ----
PERFORMANCE RATIOS:
Return on average assets (net income divided by
   average total assets)..................................   0.88%             0.45%            0.81%             0.73%
Return on average stockholders' equity (net income
   divided by average stockholders' equity)...............   9.47              4.56             8.46              7.05
Interest rate spread (combined weighted average
  interest rate earned less combined weighted
  average interest rate cost).............................   4.01              4.02             3.99              3.93
Net interest margin (net interest income divided
   by average interest-earning assets)....................   4.51              4.51             4.49              4.46
Ratio of average interest-earning assets to
   average interest-bearing liabilities................... 112.39            113.55           112.94            114.08
Ratio of noninterest expense to average total assets......   2.98              3.61             3.03              3.17

ASSET QUALITY RATIOS:
Nonperforming assets to total assets at
   end of period..........................................   0.37              0.22             0.37              0.22
Nonperforming (nonaccrual) loans to loans
   receivable, net at end of period.......................   0.33              0.23             0.33              0.23
Allowance for loan losses to total loans
   at end of period.......................................   0.81              0.80             0.81              0.80
Allowance for loan losses to nonperforming loans
   at end of period....................................... 241.92            347.19           241.92            347.19
Net charge-offs to average loans outstanding..............   0.23              0.49             0.25              0.21

CAPITAL RATIOS:
Stockholders' equity to total assets at end
   of period..............................................   9.36              9.69             9.36              9.67
Average stockholders' equity to average
   assets.................................................   9.32              9.84             9.63             10.33

COMPARISON OF FINANCIAL CONDITION AT JUNE 30, 2000 AND 1999

     Patapsco Bancorp's assets increased by $7.3 million or 7.7% to $102.7 million at June 30, 2000 from $95.3 million at June 30, 1999. The increase in Patapsco Bancorp's assets during the year ended June 30, 2000 was primarily due to Patapsco Bancorp utilizing cash, deposit growth and borrowed money to fund loan growth. Patapsco Bancorp's net loans receivable increased by $13.2 million or 17.0% to $91.0 million at June 30, 2000 from $77.8 million at June 30, 1999. The increase in net loans receivable was comprised of $4.8 million in commercial equipment leases, $3.9 million in commercial real estate loans, $3.0 million in commercial term loans, $1.4 million in residential real estate and $900,000 in consumer loans offset in part by a decrease of $780,000 in construction loans. Patapsco Bancorp's mortgage-backed securities portfolio decreased by $400,000 to $4.5 million at June 30, 2000 from $4.9 million at June 30, 1999 due to amortization and prepayments.

     Patapsco Bancorp's borrowings increased by $1,160,000 or 8.3% to $15.2 million at June 30, 2000 from $14.1 million at June 30, 1999. Deposits increased by $6.0 million or by 8.6% to $75.6 million at June 30, 2000 from $69.6 million at June 30, 1999. The increase in deposits was largely attributable to the increase of $4.8 million in interest-bearing deposits consisting primarily of certificate of deposit accounts. In February 2000, Patapsco Bank acquired $1.0 million in retail brokered deposits in denominations less than $100,000. Noninterest-bearing deposits increased by $415,000 or 14.4% during the year ended June 30, 2000.

     Patapsco Bancorp's stockholders' equity increased by $359,000 to $9.6 million at June 30, 2000 from $9.2 million at June 30, 1999. In July 1999, Patapsco Bancorp initiated a 5% (17,221 shares) stock repurchase program. This was completed in November 1999 at a total cost of $457,788.

COMPARISON OF OPERATING RESULTS FOR THE QUARTERS AND YEARS ENDED JUNE 30, 2000 AND 1999

     Net Income. Patapsco Bancorp's net income increased by $112,000 or 107% to $218,000 for the quarter ended June 30, 2000 from $106,000 for the quarter ended June 30, 1999. Patapsco Bancorp's net income increased by $134,000 or 20.3% to $794,000 for the year ended June 30, 2000 from $660,000 for the year ended June 30, 1999. The increase in Patapsco Bancorp's net income during the comparable three-month period is a result of higher net interest income before the provision for loan loss and higher noninterest income and lower operating expenses. Operating expenses are $89,000 or 10.4% lower in the quarter ended June 30, 2000 than the quarter ended June 30, 1999 due to the $89,000 in expenses related to the termination of the merger conversion agreement with Belmar Federal Savings and Loan Association which were recognized in June 1999. Without this expense in the quarter ended June 30, 1999, earnings would have been $159,000. After this adjustment, Patapsco Bancorp's earnings increased by $57,000 or 35% over the comparable quarter in the prior year. The increase in Patapsco Bancorp's net income in the comparable year period was primarily due to increases in net interest and noninterest income offsetting higher operating expenses. Adjusted for the merger termination expenses noted above, earnings for the year ended June 30, 1999 would have been $715,000. Net income for the year ended June 30, 2000 increased $79,000 or 11% over the adjusted 1999 figures.

     Interest Income. Total interest income increased by $253,000 or 13.6% to $2.1 million for the quarter ended June 30, 2000 from $1.9 million for the quarter ended June 30, 1999. Total interest income increased by $668,000 or 9.2% to $7.9 million for the year ended June 30, 2000 from $7.2 million for the year ended June 30, 1999. The increases in interest income resulted primarily from the growth in Patapsco Bancorp's loan portfolio that was funded with deposit growth, additional borrowings from the Federal Home Loan Bank of Atlanta as well as cash from lower yielding investments in overnight federal funds. Patapsco Bancorp's average yield on assets increased by 49 basis points to 8.55% from 8.05% during the three-month period ended June 30, 2000 as compared to the three month period ended June 30, 1999. For the comparative twelve-month period, Patapsco Bancorp's average yield on assets increased 14 basis points to 8.34%. Patapsco Bancorp's average balance of interest-earning assets increased by $3.1 million in the three-month period ended June 30, 2000 and $6.6 million during the twelve-month period ended June 30, 2000.

     Interest Expense Total interest expense increased by $170,000 or 20.5% to $998,000 for the quarter ended June 30, 2000 from $828,000 for the quarter ended June 30, 1999. Total interest expense increased by $350,000 or 10.6% to $3.7 million for the twelve months ended June 30, 2000 from $3.3 million for the twelve months ended June 30, 1999. The increases in interest expense during the comparable periods were primarily due to increases in the average balances of Federal Home Loan Bank Advances and deposits used to fund loan growth as well as the cost of these liabilities. During the quarter ended June 30, 2000 as compared to the quarter ended June 30, 1999 the average balance of interest-bearing liabilities increased by $7.5 million to $88.3 million from $80.7 million of which $5.4 million is attributable to increases in interest-bearing deposits and $2.1 million is attributable to increases borrowings from the Federal Home Loan Bank of Atlanta. The average rate on interest-bearing liabilities increased by 47 basis points to 4.54% from 4.07% in the quarterly period. During the year ended June 30, 2000 as compared to the year ended June 30, 1999 the average balance of interest-bearing liabilities in increased by $6.5 million to $83.9 million from $77.4 million and the average rate increased 9 basis points to 4.36% from 4.27%.

     Net Interest Income. Patapsco Bancorp's net interest income before the provision for loan losses increased by $83,000 or 8.1% to $1.1 million for the quarter ended June 30, 2000 from $1.0 million for the quarter ended June 30, 1999. Net interest income before the provision for loan losses increased by $318,000 or 8.1% to $4.2 million for the year ended June 30, 2000 from $3.9 million during the year ended June 30, 1999. Patapsco Bancorp's net interest margin decreased 7 basis points to 4.51% in the quarter ended June 30, 2000 as compared to 4.58% in the quarter ended June 30, 1999. The decrease in the net interest margin in the comparable quarters is primarily a result of the decrease in the ratio of interest earning assets to interest bearing liabilities from 113.55% to 112.39% from the quarter ended June 30, 1999 to the quarter ended June 30, 2000. Patapsco Bancorp's net interest margin increased by 3 basis points to 4.49% from 4.46% in the year ended June 30, 2000. The increase in the yield on interest earning assets of 14 basis points offset both the 9 basis point increase in the cost of interest bearing liabilities and the decrease in the ratio of interest earning assets to interest bearing liabilities from 114.08% in the year ended June 30, 1999 to 112.94% in the year ended June 30, 2000.

     Provision For Loan Losses. Provisions for loan losses are charged to earnings to maintain the total allowance for loan losses at a level considered adequate by management to provide for probable loan losses, based on prior loss experience, volume and type of collateral by Patapsco Bancorp, industry standards and past due loans in Patapsco Bancorp's loan portfolio. Patapsco Bancorp's management periodically monitors and adjusts its allowance for loan losses based upon its analysis of the loan portfolio. Patapsco Bancorp provided $70,000 for loan losses during the quarter ended June 30, 2000 and $75,000 in the quarter ended June 30, 1999. Patapsco Bancorp provided $325,000 and $245,000 for loan losses during each of the years ended June 30, 2000 and June 30, 1999. The provision for loan losses were made due to Patapsco Bancorp's higher levels of consumer, construction and commercial loans, which generally entail a greater risk than single-family residential loans. Additionally, charge-offs for the year ended June 30, 2000 of $254,000 are 46% higher than the $174,000 of charge-offs incurred in the year ended June 30, 1999. Patapsco Bancorp's allowance for loan losses as a percentage of total loans outstanding, net of unearned origination fees of 0.81% at June 30, 2000 is unchanged from June 30, 1999. Patapsco Bancorp's ratio of net charge-offs to average loans outstanding was 0.23% and 0.25% for the quarter and twelve-month periods ended June 30, 2000 on an annualized basis.

     Noninterest Income. Patapsco Bancorp's noninterest income consists of deposit fees, service charges, late fees and gains and losses on sales of securities, loans and repossessed real estate and other assets. Total noninterest income increased by $18,000 or 27.7% to $83,000 for the quarter ended June 30, 2000 from $65,000 for the quarter ended June 30, 1999. Total noninterest income increased by $91,000 or 37.0% to $337,000 during the year ended June 30, 2000 from $246,000 during the year ended June 30, 1999. The majority of the increase in noninterest income in the annual period was due to the recognition of a $53,000 gain on the sale of foreclosed real estate. The remainder of the increase in noninterest income in the two comparable periods is primarily due to higher fees on deposit accounts.

     Noninterest Expenses. Total noninterest expenses decreased by $89,000 or 10.4% to $761,000 for the quarter ended June 30, 2000 from $850,000 for the quarter ended June 30, 1999. Total noninterest expense increased by $80,000 to $2.95 million during the twelve months ended June 30, 2000 from $2.88 million during the year ended June 30, 1999. During the twelve and three month periods ended June 30, 1999, Patapsco Bancorp recognized $89,000 in expenses related to the termination of the merger conversion agreement with Belmar Federal Savings and Loan Association. After adjusting for this expense, noninterest expenses were relatively unchanged in the comparative three and twelve month periods.

     Liquidity and Capital Resources. An important component of Patapsco Bancorp's asset/liability structure is the level of liquidity available to meet the needs of customers and creditors. Patapsco Bancorp's Asset/Liability Management Committee has established general guidelines for the maintenance of prudent levels of liquidity. The Committee continually monitors the amount and source of available liquidity, the time to acquire it and its cost. Management of Patapsco Bancorp seeks to maintain an adequate level of liquidity in order to retain flexibility in terms of investment opportunities and deposit pricing. Because liquid assets generally provide lower rates of return, a high level of liquidity will, to a certain extent, result in lower net interest margins and lower net income.

     Patapsco Bancorp's most liquid assets are cash on hand, interest-bearing deposits and Federal funds sold, which are short-term. The levels of these assets are dependent on Patapsco Bancorp's operating, financing and investing activities during any given period. At June 30, 2000, Patapsco Bancorp's cash on hand, interest-bearing deposits and Federal funds sold totaled $3.4 million. In addition, Patapsco Bancorp has approximately $5.0 million of mortgage-backed and equity securities classified as available-for-sale.

     Patapsco Bancorp anticipates that it will have sufficient funds available to meet its current loan commitments of $4.3 million. These funds will be internally generated, raised through deposit operations, or borrowed. Certificates of deposits that are scheduled to mature in less than one year at June 30, 2000 totaled $28.5 million. Historically, a high percentage of maturing deposits have remained with Patapsco Bancorp.

     Patapsco Bancorp's primary sources of funds are deposits and proceeds from maturing investment securities and mortgage-backed securities and principal and interest payments on loans. While maturities and scheduled amortization of mortgage-backed securities and loans are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions, competition and other factors.

     Patapsco Bancorp's primary uses of cash in investing activities during the year ended June 30, 2000 were loan principal disbursements, net of repayments, of $13.5 million. Patapsco Bancorp's primary sources of cash provided from financing activities during the nine months ended June 30, 2000 were a $6.0 million increase in deposits and the increase of $1.0 million in outstanding borrowings from the Federal Home Loan Bank of Atlanta.

     Patapsco Bancorp's primary use of cash in financing activities during the nine months ended June 30, 2000 consisted of the repurchase of stock and payment of cash dividends of $646,000.

                            NORTHFIELD BANCORP, INC.

     Northfield Bancorp was organized under the laws of the State of Maryland in March 1998 at the direction of the Board of Directors of Northfield Federal to acquire all of the capital stock to be issued by Northfield Federal in its conversion from mutual to stock form. The conversion was completed on November 12, 1998, with Northfield Bancorp issuing 475,442 shares of its common stock to the public, and Northfield Federal becoming a wholly owned subsidiary of Northfield Bancorp. Prior to the conversion, Northfield Bancorp did not engage in any material operations. Northfield Bancorp does not have any significant assets other than the outstanding capital stock of Northfield Federal, cash and a note receivable from Northfield Federal's employee stock ownership plan. Northfield Bancorp's principal business is the business of Northfield Federal. At June 30, 2000, Northfield Bancorp had total assets of $54.5 million, deposits of $36.5 million and stockholders' equity of $7.0 million.

     Northfield Federal is a community and customer oriented federal stock savings bank operating through two offices located in Baltimore, Maryland. Northfield Federal's business emphasizes residential construction lending, primarily originating construction/permanent mortgages on one- to four-family properties. It also makes commercial real estate loans, home equity loans and limited types of consumer loans. Northfield Federal's deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation under the Savings Association Insurance Fund and Northfield Federal is a member of the Federal Home Loan Bank of Atlanta.

                      BUSINESS OF NORTHFIELD BANCORP, INC.

     References in this section applicable to Northfield Bancorp and Northfield Federal (pages 56 to 71) to "we," "us," and "our" refer to Northfield Bancorp or Northfield Federal. In certain instances where appropriate, "us" or "our" refers collectively to Northfield Bancorp and Northfield Federal.

MARKET AREA

     We consider our primary market area to be Baltimore County, Maryland. In addition, we focus our lending efforts on Harford and Cecil Counties, Maryland. The principal sources of employment in Baltimore, Harford and Cecil Counties are the services, retail trade and manufacturing industries.

FINANCIAL MODERNIZATION LEGISLATION

     On November 12, 1999, President Clinton signed legislation which could have a far-reaching impact on the financial services industry. The Gramm-Leach-Bliley Act, known as the G-L-B Act, authorizes affiliations between banking, securities and insurance firms and authorizes bank holding companies and national banks to engage in a variety of new financial activities. Among the new activities that will be permitted to bank holding companies are securities and insurance brokerage, securities underwriting, insurance underwriting and merchant banking. The Board of Governors of the Federal Reserve System, known as the Federal Reserve Board, in consultation with the Secretary of the Treasury, may approve additional financial activities. The G-L-B Act, however, prohibits future acquisitions of existing unitary savings and loan holding companies, like Northfield Bancorp, by firms which are engaged in commercial activities and limits the permissible activities of unitary holding companies formed after May 4, 1999.

     The G-L-B Act imposes new requirements on financial institutions with respect to customer privacy. The G-L-B Act generally prohibits disclosure of customer information to non-affiliated third parties unless the customer has been given the opportunity to object and has not objected to such disclosure. Financial institutions are further required to disclose their privacy policies to customers annually. Financial institutions, however, will be required to comply with state law if it is more protective of customer privacy than the G-L-B Act. The G-L-B Act directs the federal banking agencies, the National Credit Union Administration, the Secretary of the Treasury, the Securities and Exchange Commission and the Federal Trade Commission, after consultation with the National Association of Insurance Commissioners, to promulgate implementing regulations within six months of enactment. The privacy provisions will become effective six months after that.

     The G-L-B Act contains significant revisions to the Federal Home Loan Bank System. The G-L-B Act imposes new capital requirements on the Federal Home Loan Banks and authorizes them to issue two classes of stock with differing dividend rates and redemption requirements. The G-L-B Act deletes the current requirement that the Federal Home Loan Banks annually contribute $300 million to pay interest on certain government obligations in favor of a 20% of net earnings formula. The G-L-B Act expands the permissible uses of Federal Home Loan Bank advances by community financial institutions (under $500 million in assets) to include funding loans to small businesses, small farms and small agri-businesses. The G-L-B Act makes membership in the Federal Home Loan Bank voluntary for federal savings associations.

     The G-L-B Act contains a variety of other provisions including a prohibition against ATM surcharges unless the customer has first been provided notice of the imposition and amount of the fee. The G-L-B Act reduces the frequency of Community Reinvestment Act examinations for smaller institutions and imposes certain reporting requirements on depository institutions that make payments to non-governmental entities in connection with the Community
Reinvestment Act. The G-L-B Act eliminates the Savings Association Insurance Fund special reserve and authorizes a federal savings association that converts to a national or state bank charter to continue to use the term "federal" in its name and to retain any interstate branches.

     Northfield Bancorp is unable to predict the impact of the G-L-B Act on its operations at this time. Although the G-L-B Act reduces the range of companies with which Northfield Bancorp may affiliate, it may facilitate affiliations with companies in the financial services industry.

LENDING ACTIVITIES

     Most of our loans are construction/permanent loans on one- to four-family residences. We also make multi-family real estate mortgage loans as well as commercial real estate, home equity and savings account loans. We also purchase commercial leases from a local leasing company.

     The following table sets forth information concerning the types of loans held by us at the dates indicated.

                                                                                    At December 31,
                                                            ------------------------------------------------------
                                                                      1999                             1998
                                                            ----------------------            --------------------
                                                            AMOUNT            %               AMOUNT           %
                                                            ------          -----             ------          ----
                                                                               (DOLLARS IN THOUSANDS)
Real estate loans:
  One- to four-family residential mortgage loans..........  $   39,464      88.20%          $   31,332       81.51%
  Land....................................................         173        .39                  123         .32
  Construction loans......................................       2,208       4.93                3,664        9.53
  Commercial real estate loans............................       1,961       4.38                2,478        6.45
Commercial and auto loans collateralized by lease
   finance receivables....................................         698       1.56                  643        1.67
Consumer loans:
  Home equity lines of credit.............................         134        .30                  125         .33
  Loans secured by deposits...............................         108        .24                   73         .19
                                                            ----------     ------           ----------      ------
        Total loans.......................................      44,746     100.00%              38,438      100.00%
                                                                           ======                           ======
Add:
  Premiums................................................          15                              --

Less:
  Undisbursed portion of loans in process.................       1,402                           2,223
  Deferred loan origination fees..........................         320                             316
  Allowance for losses....................................         183                             197
                                                            ----------                       ---------
       Loan portfolio, net................................  $   42,856                      $   35,702
                                                            ==========                      ==========

     The following table sets forth the estimated maturity of our loan portfolio at December 31, 1999. The table does not include the effects of possible prepayments or scheduled repayments. All mortgage loans are shown as maturing based on the date of the last payment required by the loan agreement.

                                                          Due After
                                     Due Within           1 Through             Due After
                                   One Year After       5 Years After         5 Years After
                                  December 31, 1999   December 31, 1999     December 31, 1999        Total
                                  -----------------   -----------------     -----------------      -------
                                                                (IN THOUSANDS)
Real estate loans:
  One- to four-family............   $    129              $     312          $    39,023           $  39,464
  Land...........................         --                    123                   50                 173
  Commercial.....................         --                    230                1,731               1,961
  Construction...................         --                     --                2,208               2,208
Home equity......................        134                     --                   --                 134
Passbook.........................        108                     --                   --                 108
Commercial and auto loans
   collateralized by lease finance
   receivables...................         57                    641                   --                 698
                                    --------              ---------          -----------           ---------
     Total.......................   $    428              $   1,306          $    43,012           $  44,746
                                    ========              =========          ===========           =========

     The next table sets forth at December 31, 1999, the dollar amount of all loans due one year or more after December 31, 1999 which have predetermined interest rates and have floating or adjustable interest rates.

                                                                       Predetermined            Floating or
                                                                           Rate               Adjustable Rates
                                                                       -------------          ----------------
                                                                                      (In thousands)
                  Real estate loans:
                      One- to four-family............................  $    39,335               $        --
                      Construction...................................        2,208                        --
                      Commercial real estate.........................        1,704                       257
                      Land...........................................          173                        --
                  Commercial and auto loans collateralized by
                      lease finance receivables......................          641                        --
                                                                       -----------               -----------
                             Total...................................  $    44,061               $       257
                                                                       ===========               ===========

         Residential Construction Loans. Our most significant loan product is lending to finance the construction of one- to four-family residential property to the individuals who will be the owners and occupants upon completion of construction. Construction/permanent loans account for a majority of our single-family loan originations. We have historically emphasized these loans and have established a reputation in our market areas for this type of lending. We believe that we can continue to respond to the demand for these loans by borrowers engaged in building and development of single-family residential properties in the growing communities of our market areas. Virtually all of these loans are structured to be converted to permanent loans at the end of the construction phase. Borrowers are required to pay interest during the construction period. Loan proceeds are disbursed according to a draw schedule and we inspect the progress of the construction before additional funds are disbursed. The interest rate we charge is fixed during the construction phase (based on the prime rate) and fixed thereafter, and these loans generally have 30 year terms.

         While we believe we have substantial experience in construction lending, this type of lending involves a higher degree of credit risk than long term financing of residential properties. Our risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction and the estimated cost of construction. If the estimate of construction cost and the marketability of the property upon completion of the project prove to be inaccurate, we may be compelled to advance additional funds to complete the construction. Furthermore, if the final value of the completed property is less than the estimated amount, the value of the property might not be sufficient to assure the repayment of the loan.

         Our underwriting criteria are designed to evaluate and minimize the risks of each construction loan. Among other things, we consider the amount of the borrower's equity in the project, independent valuations and reviews of cost estimates and pre-construction sale, the builder's financial report and the reputation of the borrower. In addition, we review the builder's financial reports and other information. We have longstanding relationships with several builders in our area and do most of our construction lending with them.

         One- to Four-Family Residential Loans. We also originate standard one- to four-family residential mortgage loans secured by property located in our primary market area. These are made in amounts up to 80% of the lesser of the appraised value or purchase price, with private mortgage insurance or additional collateral required on loans with a loan to-value ratio in excess of 80%. Although, all of our one- to four-family loans are underwritten to conform with secondary market standards, we originate such loans with the intention that we will hold them in our portfolio rather than sell in the secondary mortgage market.

         Mortgage loans originated and held by us generally include due-on-sale clauses. This gives us the right to deem the loan immediately due and payable in the event the borrower transfers ownership of the property securing the mortgage loan without our consent.

         Commercial Real Estate Loans. Our commercial real estate loans are secured primarily by office buildings and multi-family residential investment properties. Some of our commercial real estate loans are participating with other financial institutions in our market area. Commercial real estate loans are made in amounts of up to 75% of the appraised value of the property. Our commercial real estate loans generally have variable rates with terms of five years and amortization schedules of up to 30 years. At December 31, 1999 the largest of our commercial real estate loans was a $809,000 loan participation, of which our interest totaled $304,000. This loan was secured by an office building.

         Commercial real estate lending, which accounted for approximately 4.38% of our loan portfolio at December 31, 1999, entails significant additional risks compared to single-family residential property lending. These loans typically involve large loan balances to single borrowers or groups of related borrowers. The repayment of these loans typically is dependent on the successful operation of the real estate project securing the loan. These risks can be significantly affected by supply and demand conditions in the market for office and retail space and may also be subject to adverse conditions in the economy. To minimize these risks, we generally limit this type of lending to our market area and to borrowers who are otherwise well known to us.

         Commercial and Automobile Leases. For over ten years, we have purchased commercial finance leases from a local leasing company. These leases are primarily on office equipment. We purchase the lease, but the seller conducts all servicing. The average length of the individual leases ranges from 3.5 to 4 years and the average size ranges from $1,500 to $5,000. At December 31, 1999, our portfolio of commercial leases totaled $144,000 or .32%, of total loans. Our portfolio includes both recourse and non-recourse purchases, but in accordance with Office of Thrift Supervision comments, we are purchasing on a recourse basis only.

         Commercial leases are subject to the same risk of default as direct commercial loans. Although these loans provide for higher interest rates and shorter terms than permanent single-family residential real estate loans, they involve more credit risk because of the type and nature of the collateral. Commercial business loans are typically made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business, and repayment is therefore substantially dependent on the success of the business itself.

         As of December 31, 1999, we invested $554,000 in automobile finance leases from another local company. These lease purchases, in which we participate with other local lenders, are structured in the same manner as the commercial finance leases discussed above. All of our purchases from the automobile leasing company are with full recourse. Automobile finance leases are subject to the same risk of default as direct automobile loans. These loans involve a higher risk of default than loans secured by one- to four-family residential loans because they are secured by automobiles, which are rapidly depreciable assets. The repossessed collateral for a defaulted automobile loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation, and the remaining deficiency may not warrant further substantial collection efforts against the borrower. In addition, automobile loan collections depend on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, illness or personal bankruptcy. The application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may also limit the amount which can be recovered on such loans.

         Consumer Loans. Our consumer loans consist of home equity lines of credit and savings account loans. We began offering home equity lines of credit in December 1996. These loans are secured by a real estate mortgage with our security interest in the borrower's primary residence. These are variable rate loans indexed to the prime rate with terms of 20 years. Our savings account loans are made for up to 90% of the balance on deposit in savings accounts or certificates of deposit. These loans are secured by an interest in the borrower's account.

         Community Reinvestment Act Compliance. We are periodically examined by the Office of Thrift Supervision for our record of meeting the credit needs of our local communities pursuant to the Community Reinvestment Act. The Office of Thrift Supervision rates the performance of a savings institution under applicable Community Reinvestment Act performance standards and assigns one of the following ratings: Outstanding, Satisfactory, Needs to Improve, or Substantial Non-Compliance. In our 1999 Community Reinvestment Act evaluation, we received a "Satisfactory" Community Reinvestment Act rating. We had a "Needs to Improve" CRA rating in 1998 and in response to this rating, we adopted a Community Reinvestment Act action plan in 1998.

         In implementing our CRA action plan, we purchased ten loans totaling $864,000. The security property for all ten purchased loans is located in moderate-income census tracts in Northfield Federal's assessment area. Seven of the loans totaling $641,000 are to low or moderate-income borrowers. For the reasons set forth in purchasing these loans, Northfield Federal was assigned a CRA rating of "Satisfactory record of meeting community credit needs" in its 1999 CRA evaluation. See "Regulation of Northfield Bancorp and Northfield Federal -- Regulation of Northfield Federal."

         Loan Approval Authority and Underwriting. Our president may approve all commercial leases that we purchase up to $25,000 and all home equity lines of credit up to that amount. All other loans are approved by our Board of Directors.

         Upon receipt of a completed loan application from a prospective borrower, we order a credit report. Income and certain other information is verified. If necessary, additional financial information may be requested. An appraisal or other estimate of value of the real estate intended to be used as security for the proposed loan is obtained. Appraisals are prepared by outside fee appraisers who are approved by the Board of Directors.

         Either title insurance or a title opinion is generally required on all real estate loans. Borrowers also must obtain fire and casualty insurance. Flood insurance is also required on loans secured by property which is located in a flood zone.

         Loan Originations, Purchases and Sales. All of the loans we originate are intended to be held in our portfolio rather than sold in the secondary mortgage market. Our one- to four-family residential loans do, however, conform to secondary market guidelines. We may, therefore, decide to sell loans in the secondary market in the future. We occasionally purchase loan participations from other financial institutions. Generally, the purchase of participation interests involves the same risks as would the origination of the same types of loans as well as the additional risk that results from the fact that we have less control over the origination and subsequent administration of such loans.

         Loan Commitments. Written commitments are given to prospective borrowers on all approved real estate loans. Generally, the commitment requires acceptance within 10 days of the date of issuance. At December 31, 1999, commitments to cover originations of mortgage loans were $1.2 million.

         Loans to One Borrower. The maximum amount of loans which we may make to any one borrower may not exceed the greater of $747,000 or 15% of our unimpaired capital and unimpaired surplus. We may lend an additional 10% of our unimpaired capital and unimpaired surplus if the loan is fully secured by readily marketable collateral. Our loan-to-one borrower limit was approximately $747,000 at December 31, 1999. At December 31, 1999, our largest loan outstanding had a balance of $554,000.

NONPERFORMING AND PROBLEM ASSETS

         Loan Delinquencies. Generally when a mortgage loan becomes 30 days past due, a notice of nonpayment is sent to the borrower. Additional notices and letters from us are sent if the loan remains delinquent after 45, 60 and 75 days. If the loan continues in a delinquent status for 90 days past due and no repayment plan is in effect, a notice of right to cure default is sent to the borrower giving 30 additional days to bring the loan current before foreclosure is commenced. Our Board meets regularly to determine when foreclosure proceedings should be initiated. The customer will be notified when foreclosure is commenced. At December 31, 1999, our loans past due between 30 and 89 days totaled $316,000.

         Loans are reviewed on a monthly basis and are generally placed on a nonaccrual status when the loan becomes more than 90 days' delinquent or when, in our opinion, the collection of additional interest is doubtful. Interest accrued and unpaid at the time a loan is placed on nonaccrual status is charged against interest income. Subsequent interest payments, if any, are either applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the ultimate collectibility of the loan.

         Nonperforming Assets. The following table sets forth information regarding our nonperforming loans. As of the dates indicated, we had no loans categorized as troubled debt restructurings within the meaning of SFAS 15 and no real estate owned.

                                                                     At December 31,
                                                              --------------------------
                                                                1999              1998
                                                              --------          --------
                                                                      (IN THOUSANDS)
 Loans accounted for on a non-accrual basis:
   Real estate:
    One- to four-family.....................................  $      --         $     --
    Commercial real estate..................................         --               --
                                                              ---------         --------
       Total real estate loans..............................         --               --
   Commercial and auto loans collateralized by lease finance
          receivables.......................................         --               --
   Consumer loans:
    Loans secured by deposits...............................         --               --
    Home improvement........................................         --               --
    Automobile..............................................         --               --
    Other consumer..........................................         --               --
                                                              ---------         --------
       Total................................................         --               --
                                                              ---------         --------

 Accruing loans delinquent 90 days or more:
  Real estate:
    One- to four-family.....................................  $      --         $     --
    Commercial real estate..................................          8              263
   Commercial and auto loans collateralized by lease finance
      receivables...........................................         --               33
  Consumer loans............................................         --               --
   Loan secured by deposits.................................         --               --
   Home equity lines of credit..............................         --               --
   Automobile...............................................         --               --
   Other consumer...........................................         --               --
                                                              ---------          -------
       Total................................................          8              296
                                                              ---------         --------
          Total nonperforming loans.........................  $       8         $    296
                                                              =========         ========

Total non-performing loans as a percentage
     of total net loans.....................................        .02%             .83%
                                                              =========        =========
 Total non-performing assets as a percentage
     of total assets........................................        .01%             .67%
                                                              =========        =========

     We had a $90,000 loan which at December 31, 1999 was not classified as nonaccrual, 90 days past due or restructured, but where known information causes us to have serious concerns as to the ability of these borrowers to comply with their current loan terms.

     Classified Assets. Office of Thrift Supervision regulations provide for a classification system for problem assets of savings associations which covers all problem assets. Under this classification system, problem assets of savings associations such as ours are classified as "substandard," "doubtful," or "loss." An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the borrower or of the collateral pledged, if any. Substandard assets include those characterized by the "distinct possibility" that the savings association will sustain "some loss" if the deficiencies are not corrected. Assets classified as doubtful have all of the weaknesses inherent in those classified substandard, with the added characteristic that the weaknesses present make "collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable." Assets classified as loss are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets may be designated "special mention" because of potential weakness that do not currently warrant classification in one of the aforementioned categories.

     When a savings association classifies problem assets as either substandard or doubtful, it may establish general allowances for loan losses in an amount deemed prudent by management. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When a savings association classifies problem assets as loss, it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge off such amount. A savings association's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the Office of Thrift Supervision, which may order the establishment of additional general or specific loss allowances. A portion of general loss allowances established to cover possible losses related to assets classified as substandard or doubtful may be included in determining a savings association's regulatory capital. Specific valuation allowances for loan losses generally do not qualify as regulatory capital.

     At December 31, 1999, $15,000 of our assets were classified as special mention, and none of our assets were classified as substandard, doubtful or loss.

     Foreclosed Real Estate. Real estate acquired by us as a result of foreclosure is recorded as "real estate owned" until such time as it is sold. When real estate owned is acquired, it is recorded at the lower of the unpaid principal balance of the related loan or its fair value less estimated disposal costs. Any write down of real estate owned is charged to operations. At December 31, 1999, we did not have any real estate owned.

     Allowance for Loan Losses. Our policy is to provide for losses on unidentified loans in our loan portfolio. A provision for loan losses is charged to operations based on management's evaluation of the losses that may be incurred in our loan portfolio. The evaluation, including a review of all loans on which full collectibility of interest and principal may not be reasonably assured, considers: (i) our past loan loss experience, (ii) known and inherent risks in our portfolio, (iii) adverse situations that may affect the borrower's ability to repay, (iv) the estimated value of any underlying collateral, and (v) current economic conditions.

     We monitor our allowance for loan losses and make additions to the allowance as economic conditions dictate. Although we maintain our allowance for loan losses at a level that we consider adequate for the inherent risk of loss in our loan portfolio, actual losses could exceed the balance of the allowance for loan losses and additional provisions for loan losses could be required. In addition, our determination as to the amount of the allowance for loan losses is subject to review by the Office of Thrift Supervision, as part of its examination process. After a review of the information available, the Office of Thrift Supervision might require the establishment of an additional allowance.

     The following table sets forth an analysis of our allowance for loan losses for the periods indicated.


                                                                Year Ended December 31,
                                                              --------------------------
                                                                1999              1998
                                                              --------          --------
                                                                      (IN THOUSANDS)

Balance at beginning of period..............................  $     197         $    216

Charge-offs:
-----------

 Real estate loans:
  One- to four-family.......................................         --              (16)
  Commercial real estate....................................         --               --
                                                              ---------         --------
     Total real estate loans................................                         (16)
 Commercial loans collateralized by lease
     finance receivables....................................        (14)              (3)
                                                              ----------        --------
                                                                    (14)              (3)
                                                              ----------        --------
 Consumer loans:
   Loan secured by deposits.................................         --               --
   Home equity line of credit...............................         --               --
   Automobile...............................................         --               --
   Other consumer...........................................         --               --
                                                              ---------         --------

Recoveries..................................................         --               --
                                                              ---------         --------

Net recoveries (charge-offs)................................        (14)             (19)
                                                              ---------         --------
Additions charged to operations.............................         --               --
                                                              ---------         --------
Balance at end of period....................................  $     183         $    197
                                                              =========         ========
 Allowance for loan losses to total
  non-performing loans at end of period.....................   2,287.50%           66.55%
                                                              =========         ========
Allowance for loan losses to net loans
  at end of period..........................................        .43%             .55%
                                                              =========         ========
Net loans charge-offs.......................................  $      14         $     19
                                                              =========         ========
Provision for loan losses...................................         --               --
                                                              ---------         --------
Ratio of net charge-offs to average
  loans outstanding during the period.......................        .04%             .06%
                                                              =========         ========

         The following table illustrates the allocation of the allowance for loan losses for each category of loan. The allocation of the allowance to each category is not necessarily indicative of future loss in any particular category and does not restrict our use of the allowance to absorb losses in other loan categories.

                                                                           At December 31,
                                                    --------------------------------------------------------
                                                            1999                         1998
                                                    --------------------------    --------------------------
                                                                  Percent of                   Percent of
                                                                 Loans in Each                 Loans in Each
                                                                  Category to                   Category to
                                                     Amount       Total Loans     Amount        Total Loans
                                                     ------      -------------    ------       --------------
                                                                   (Dollars in Thousands)
Real estate loans:
  One- to four-family..............................  $      80          88.20%    $     80            81.51%
  Construction.....................................         --           4.93           --             9.53
  Land.............................................         --            .39           --              .32
  Commercial real estate loans.....................         60           4.38           60             6.45
 Commercial and auto loans collateralized by
   lease finance receivables.......................         43           1.56           57             1.67
Consumer loans.....................................         --            .54           --              .52
                                                     ---------         ------     --------           ------
    Total allowance for loan losses................  $     183         100.00%    $    197           100.00%
                                                     =========         ======     ========           ======

INVESTMENT ACTIVITIES

     Investment Securities. We are required under federal regulations to maintain a minimum amount of liquid assets which may be invested in specified short-term securities and certain other investments. For additional information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." The level of liquid assets varies depending upon several factors, including: (i) the yields on investment alternatives, (ii) our judgment as to the attractiveness of the yields then available in relation to other opportunities, (iii) expectation of future yield levels, and (iv) our projections as to the short-term demand for funds to be used in loan origination and other activities. We classify our investment securities as "held to maturity", "available-for-sale" or "trading" in accordance with SFAS No. 115. At December 31, 1999, our investment portfolio policy allowed investments in instruments such as: (i) U.S. Treasury obligations, (ii) U.S. federal agency or federally sponsored agency obligations,
(iii) mortgage-backed securities, (iv) certificates of deposit, (v) federal funds, including Federal Home Loan Bank overnight and term deposits, (vi) A-rated state and local municipal bonds, and (vii) A-rated corporate bonds.

     Mortgage-Backed Securities. To supplement lending activities, we have invested in residential mortgage-backed securities. Mortgage-backed securities can serve as collateral for borrowings and, through repayments, as a source of liquidity. Mortgage-backed securities represent a participation interest in a pool of single-family or other type of mortgages. Principal and interest payments are passed from the mortgage originators, through intermediaries (generally quasi-governmental agencies) that pool and repackage the participation interests in the form of securities, to investors such as us. Our mortgage-backed securities portfolio consists of participations or pass-through certificates issued by the Federal Home Loan Mortgage Corporation (the "FHLMC"), the Federal National Mortgage Association ("FNMA") and the Government National Mortgage Association ("GNMA"). GNMA certificates are guaranteed as to principal and interest by the full faith and credit of the United States, while FHLMC and FNMA certificates are guaranteed by those agencies only.

     Expected  maturities  will  differ  from  contractual   maturities  due  to
scheduled repayments and because borrowers may have the right to call or prepay obligations with or without prepayment penalties.

     Mortgage-backed securities typically are issued with stated principal amounts. The securities are backed by pools of mortgages that have loans with interest rates that are within a set range and have varying maturities. The underlying pool of mortgages can be composed of either fixed rate or adjustable mortgage loans. Mortgage-backed securities are generally referred to as mortgage participation certificates or pass-through certificates. The interest rate risk characteristics of the underlying pool of mortgages (i.e., fixed rate or adjustable rate) and the prepayment risk, are passed on to the certificate holder. The life of a mortgage-backed pass-through security is equal to the life of the underlying mortgages.

     We have also in the past made investments in real estate mortgage investment conduits ("REMICs"). REMICs are securities derived by reallocating the cash flows from mortgage-backed securities or pools of mortgage loans in order to create multiple classes, or tranches, of securities with coupon rates and average lives that differ from the underlying collateral as a whole. At December 31, 1998 and December 31, 1999, we had no investments in REMICs.

     The following table sets forth the carrying (i.e., amortized cost) value of
our  investment  securities  and  mortgage-backed   securities,   at  the  dates
indicated.

                                                                                At December 31,
                                                                       ----------------------------
                                                                          1999               1998
                                                                       ----------         ---------
                                                                                (IN THOUSANDS)
Held to Maturity:
  Interest-bearing deposits in other banks...........................  $   1,039         $  4,834
  Other investments..................................................         --              799
  Mortgage-backed securities.........................................        524            2,123
  Federal Home Loan Bank of Atlanta stock............................        445              273
                                                                       ---------         --------
      Total..........................................................  $   2,008         $  8,029
                                                                       =========         ========

Available for Sale:
 Other investments..................................................   $   4,874         $     --
 Mortgage-backed securities..........................................      2,551               --
                                                                       ---------         --------
   Total.............................................................  $   7,425         $     --
                                                                       =========         ========

         The following table sets forth the scheduled maturities, carrying values, market values and average yields for our investment portfolio at December 31, 1999.

                                         One Year or Less       One to Five Years           Five to Ten Years
                                       ---------------------   ----------------------    ----------------------
                                                    Weighted                 Weighted                 Weighted
                                       Carrying      Average   Carrying       Average    Carrying      Average
                                         Value        Yield      Value         Yield      Value         Yield
                                       --------     --------   --------      --------    -------      ---------
                                                                      (Dollars in Thousands)
Securities held to maturity:
  Interest-bearing deposits...........  $    660      6.72%     $    379       5.94%    $     --        -- %
  Mortgage-backed securities..........        --        --            --        --            --        --
  Federal Home Loan Bank stock........       445      7.25            --        --            --        --
                                        --------                --------                --------
       Total..........................  $  1,105      6.93%     $    379       5.94%    $     --        -- %
                                        ========                ========                ========

Securities Available for Sale
  Other investments...................  $     --        -- %    $     --        -- %    $    369       5.08%
  Mortgage-backed securities..........        --        --            --        --            95       6.48
                                        --------                --------                --------
       Total..........................  $     --        -- %    $     --        -- %    $    464       5.37%
                                        ========                ========                ========

                                        More Than Ten Years       Total Investment Portfolio
                                       ---------------------   -------------------------------
                                                    Weighted                          Weighted
                                       Carrying      Average   Carrying     Market    Average
                                         Value        Yield      Value      Value      Yield
                                       --------     --------   ---------    ------    --------
                                                       (Dollars in Thousands)
Securities held to maturity:
  Interest-bearing deposits...........  $     --        --%     $  1,039    $ 1,039     6.44%
  Mortgage-backed securities..........       524      5.55           524        469     5.55
  Federal Home Loan Bank stock........        --        --           445        445     7.75
                                        --------                --------    -------
       Total..........................  $    524      5.55%     $  2,008    $ 1,953     6.50
                                        ========                ========    =======

Securities Available for Sale
  Other investments...................  $  4,505        --%     $  4,874    $ 4,874     7.25
  Mortgage-backed securities..........     2,456        --         2,551      2,551     6.35
                                        --------                --------    -------
       Total..........................  $  6,961        --%     $  7,425    $ 7,425     6.94
                                        ========                ========    =======

SOURCES OF FUNDS

         Deposits and Federal Home Loan Bank borrowings are our major external source of funds for lending and other investment purposes. Funds are also derived from the receipt of payments on loans and prepayment of loans and, to a much lesser extent, maturities of investment securities and mortgage-backed securities, borrowings and operations. Scheduled loan principal repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and market conditions.

         Deposits. Consumer and commercial deposits are attracted principally from within our primary market area through the offering of a selection of deposit instruments including regular savings accounts, money market accounts, and term certificate accounts. IRA accounts are also offered. Deposit account terms vary according to the minimum balance required, the time period the funds must remain on deposit, and the interest rate. The interest rates paid by us on deposits are set weekly at the direction of our senior management. Interest rates are determined based on our liquidity requirements, interest rates paid by our competitors, and our growth goals and applicable regulatory restrictions and requirements. We do not accept brokered deposits.

         The following table sets forth information about our average deposit balances and interest rates during the periods indicated.

                                                            Year Ended December 31,
                                                   ------------------------------------------
                                                         1999                    1998
                                                   ------------------      ------------------
                                                   Average    Average      Average    Average
                                                   Balance     Rate        Balance     Rate
                                                   -------    -------      -------    -------
                                                              (Dollars in Thousands)

Now accounts.....................................  $   2,554    1.64%      $  1,870     3.08%
Money market deposits............................      8,129    3.36          8,571     3.76
Passbook savings.................................      2,822    2.71          3,243     2.88
Certificates of deposit..........................     22,950    5.70         21,380     5.97
                                                   ---------               --------
      Total......................................  $  36,455    4.66       $ 35,064     4.99
                                                   =========               ========

         The following table indicates the amount of our certificates of deposit of $100,000 or more by time remaining until maturity as of December 31, 1999.

                                                           Certificates
Maturity Period                                            of Deposits
---------------                                            -------------
                                                          (In Thousands)

Three months or less ........................................$  550
Over three through six months ...............................   318
Over six through 12 months ..................................   626
Over 12 months .............................................. 2,196
                                                             ------
Total .......................................................$3,690
                                                             ======

         Borrowings. Advances (borrowings), which includes at December 31, 1999, a $3.0 million long-term, fixed-rate advance and $5.9 million short-term advances, may be obtained from the Federal Home Loan Bank of Atlanta to supplement our supply of lendable funds. Advances from the Federal Home Loan Bank of Atlanta are typically secured by a pledge of our stock in the Federal Home Loan Bank of Atlanta, a portion of our first mortgage loans and other assets. Each Federal Home Loan Bank credit program has its own interest rate, which may be fixed or adjustable, and range of maturities.

                                                                                At or for the
                                                                                  Year Ended
                                                                                  December 31,
                                                                        -----------------------------
                                                                           1999                1998
                                                                        ----------          ---------
                                                                            (Dollars in Thousands)
         Amounts outstanding at end of period:
            Federal Home Loan Bank advances...........................  $    5,900    $      --
            Other short-term borrowings...............................          --           --
         Weighted average rate paid on:
            Other short-term borrowings...............................          --           --
         Federal Home Loan Bank advances..............................        4.79%          --

         Maximum amount of borrowings outstanding at any month end:
            Federal Home Loan Bank advances...........................  $    5,900    $      --
            Other short-term borrowings...............................          --           --
         Approximate average short-term borrowings outstanding
            with respect to:
            Federal Home Loan Bank advances...........................  $    2,471    $      --
            Other short-term borrowings...............................          --           --
         Approximate weighted average rate paid on:
            Other short-term borrowings...............................          --           --
            Federal Home Loan Bank advances...........................        4.95%          --

COMPETITION

         We compete for deposits with other insured financial institutions such as commercial banks, thrift institutions, credit unions, finance companies, and multi-state regional banks in our market area. Loan competition varies depending upon market conditions. Our competition in originating real estate loans comes primarily from commercial banks, thrift institutions, credit unions and mortgage bankers, many of whom have greater resources than we have.

DESCRIPTION OF PROPERTY

         The following table sets forth certain information regarding Northfield Federal's offices and other material property.

                                                               Book Value                           Deposits
                           Year           Owned or           At December 31,     Approximate     At December 31,
                          Opened           Leased               1999 (1)       Square Footage         1999
                          ------           ------              -----------     --------------    ---------------
                                                        (Deposits in Thousands)
MAIN OFFICE:
1844 E. Joppa Road          1983         Leased (2)           $    13,486            3,150          $ 20,169
Baltimore, Maryland

BRANCH OFFICE:
8705 Harford Road
Baltimore, Maryland         1923          Owned                    26,591              750            16,434

EXECUTIVE OFFICES:
8005 Harford Road
Baltimore, Maryland         1998         Leased (3)                57,075            2,915                --

____________
(1)      Cost less accumulated depreciation and amortization.
(2)      Lease has been renewed through 03/31/03.
(3)      Lease commenced March 10, 1998 and will expire on June 10, 2001.

         The book value of Northfield Federal's investment in premises and equipment totaled $97,153 at December 31, 1999.

LEGAL PROCEEDINGS

         Northfield Federal is, from time to time, a party to legal proceedings arising in the ordinary course of its business, including legal proceedings to enforce Northfield Federal's rights against borrowers. At December 31, 1999, there were no legal proceedings to which Northfield Bancorp or Northfield
Federal was a party, or to which any of their property was subject, which were expected by management to result in material loss to Northfield Bancorp or Northfield Federal.

FEDERAL TAXATION

         We are subject to the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), in the same general manner as other corporations. However, prior to August 1996, savings institutions such as us, which met certain definitional tests and certain other conditions prescribed by the Code could benefit from certain favorable provisions regarding their deductions from taxable income for annual additions to their bad debt reserve. The amount of the bad debt deduction that a qualifying savings institution could claim for tax purposes with respect to additions to its reserve for bad debts for "qualifying real property loans" could be based upon our actual loss experience (the "experience method") or as a percentage of our taxable income (the "percentage of taxable income method"). Historically, we used the method that would allow us to take the largest deduction.

         In August 1996, the Code was revised to equalize the taxation of savings institutions and banks. Savings institutions, such as us, no longer have a choice between the percentage of taxable income method and the experience method in determining additions to bad debt reserves. Thrifts with $500 million of assets or less may still use the experience method, which is generally available to small banks currently. Larger thrifts may only take a tax deduction when a loan is actually charged off. Any reserve amounts added after 1987 will be taxed over a six year period beginning in 1996; however, bad debt reserves set aside through 1987 are generally not taxed. A savings institution may delay recapturing into income its post-1987 bad debt reserves for an additional two years if it meets a residential-lending test. This law is not expected to have a material impact on us. At December 31, 1999, we had $577,000 of post-1987 bad debt reserves.

         Earnings appropriated to our bad debt reserve and claimed as a tax deduction including our supplemental reserves for losses will not be available for the payment of cash dividends or for distribution (including distributions made on dissolution or liquidation), unless we include the amount in income, along with the amount deemed necessary to pay the resulting federal income tax. If such amount is used for any purpose other than bad debt losses, including a dividend distribution or a distribution in liquidation, it will be subject to federal income tax at the then current rate.

         The Code imposes a tax ("AMT") on alternative minimum taxable income ("AMTI") at a rate of 20%. AMTI is increased by certain preference items, including the excess of the tax bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method. Only 90% of AMTI can be offset by net operating loss carryovers of which we currently have none. AMTI is also adjusted by determining the tax treatment of certain items in a manner that negates the deferral of income resulting from the regular tax treatment of those items. Thus, our AMTI is increased by an amount equal to 75% of the amount by which our adjusted current earnings exceeds our AMTI (determined without regard to this adjustment and prior to reduction for net operating losses). In tax years beginning after December 31, 1997, a "small" corporation will not be subject to the AMT because its tentative minimum tax will be treated as zero. For a tax year beginning in 1998, a corporation that has had average annual gross receipts of $5,000,000 or less for its 1995-1997 tax years will be a small corporation. Once a corporation is recognized as a small corporation, it will continue to be exempt from AMT as long as its average annual gross receipts for the prior 3-year period is not in excess of $7,500,000. If a corporation ceases to be a small corporation, the AMT will apply prospectively only.

         Northfield Bancorp may exclude from its income 100% of dividends received from Northfield Federal as a member of the same affiliated group of corporations. A 70% dividends received deduction generally applies with respect to dividends received from corporations that are not members of such affiliated group, except that an 80% dividends received deduction applies if Northfield Bancorp owns more than 20% of the stock of a corporation paying a dividend. The above exclusion amounts, with the exception of the affiliated group figure, were reduced in years in which we availed ourselves of the percentage of taxable income bad debt deduction method.

         Our federal income tax returns have not been audited by the IRS in the last ten years.

STATE TAXATION

         Northfield Bancorp is subject to Maryland corporation income tax which is 7%. Northfield Bancorp is incorporated under Maryland law.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                AND RESULTS OF OPERATIONS FOR NORTHFIELD BANCORP

         References in this section applicable to Northfield Bancorp and Northfield Federal (pages 71 to 79) to "we," "us," and "our" refer to Northfield Bancorp or Northfield Federal. In certain instances where appropriate, "us" or "our" refers collectively to Northfield Bancorp and Northfield Federal.

         Our profitability depends primarily on our net interest income, which is the difference between interest and dividend income on our interest-earning assets, principally loans, mortgage-backed securities and investment securities, and interest expense on our interest-bearing deposits and borrowings. Our net earnings also are dependent, to a lesser extent, on the level of our noninterest income, including servicing fees and other fees, and our noninterest expenses, such as compensation and benefits, occupancy and equipment, insurance premiums, and miscellaneous other expenses, as well as federal income tax expense.

COMMUNITY REINVESTMENT ACT COMPLIANCE

         We are periodically examined by the Office of Thrift Supervision for our record of meeting the credit needs of our local communities pursuant to the Community Reinvestment Act. The Office of Thrift Supervision rates the performance of a savings institution under applicable CRA performance standards and assigns one of the following ratings: Outstanding, Satisfactory, Needs to Improve, or Substantial Non-Compliance. In our 1999 Community Reinvestment Act evaluation, we received a "Satisfactory" Community Reinvestment Act rating. We had a "Needs to Improve" Community Reinvestment Act rating in 1998 and in response to this rating, we adopted a Community Reinvestment Act action plan in 1998.

         In implementing our Community Reinvestment Act action plan, we purchased ten loans totaling $864,000. The security property for all ten purchased loans is located in moderate-income census tracts in our assessment area. Seven of the loans totaling $641,000 are to low or moderate-income borrowers. For the reasons set forth in purchasing these loans, Northfield Federal was assigned a Community Reinvestment Act rating of "Satisfactory record of special meeting community credit needs" in its 1999 Community Reinvestment Act evaluation.

MARKET RISK DISCLOSURE

         Asset/Liability Management. Our assets and liabilities may be analyzed by examining the extent to which our assets and liabilities are interest-rate sensitive and by monitoring the expected effects of interest rate changes on our net portfolio value.

         An asset or liability is interest rate sensitive within a specific time period if it will mature or reprice within that time period. If our assets mature or reprice more quickly or to a greater extent than our liabilities, our net portfolio value and net interest income would tend to increase during periods of rising interest rates but decrease during periods of falling interest rates. Conversely, if our assets mature or reprice more slowly or to a lesser extent than our liabilities, our net portfolio value and net interest income would tend to decrease during periods of rising interest rates but increase during periods of falling interest rates. Our policy has been to mitigate the interest rate risk inherent in the historical savings institution business of originating long-term loans funded by short-term deposits by pursuing certain strategies designed to decrease the vulnerability of our earnings to material and prolonged changes in interest rates.

         To manage the interest rate risk of this type of loan portfolio, we are attempting to emphasize loans with shorter terms and variable interest rates and longer term deposits. Most of the loans in our portfolio, however, have fixed rates. Unlike many other thrift institutions who offer both adjustable and fixed rates on single family loans and tend to emphasize adjustable rate loans under rising interest rate conditions, our policy is to originate all of our one- to four-family residential loans, representing 88.20% of our total loans at December 31, 1999, with fixed rates. While we plan to emphasize the origination of home equity loans with shorter terms and variable rates, our primary loan product will continue to be long-term, fixed-rate construction/permanent loans. Our interest rate risk is, therefore, significant, and our earnings will continue to be vulnerable to a rise in prevailing interest rates.

         At December 31, 1999, the average weighted term to maturity of our mortgage loan portfolio was approximately 25 years and the average weighted term of our fixed maturity deposits was slightly more than 16 months.

         Net Portfolio Value. In recent years, we have measured our interest rate sensitivity by computing the "gap" between the assets and liabilities which were expected to mature or reprice within certain time periods, based on assumptions regarding loan prepayment and deposit decay rates formerly provided by the Office of Thrift Supervision. However, the Office of Thrift Supervision now measures an institution's interest rate risk by computing the amount by which the net present value of cash flow from assets, liabilities and off balance sheet items (the institution's net portfolio value or "NPV") would change in the event of a range of assumed changes in market interest rates. These computations estimate the effect on an institution's NPV from instantaneous and permanent 1% to 3% (100 to 300 basis points) increases and decreases in market interest rates. The following table presents the interest rate sensitivity of our NPV at December 31, 1999, as calculated by the Office of Thrift Supervision, which is based upon quarterly information that we voluntarily provided to the Office of Thrift Supervision.

                                          Net Portfolio Value          Npv  as  %  of  Portfolio  Value of Assets
      Change             ---------------------------------------       -----------------------------------------
      in Rates           $ Amount        $ Change       % Change       Npv Ratio           Basis Point Change
      --------           --------        --------       --------       ---------           ------------------
                                                          (Dollars in Thousands)
     + 300  bp             $(1,051)       $(5,639)        (123)%         (2.27)%             (1,095) bp
     + 200  bp                 736         (3,852)         (84)           1.52                 (715) bp
     + 100  bp               2,645         (1,943)         (42)           5.23                 (345) bp
         0  bp               4,588                                        8.68
     - 100  bp               6,201          1,613           35           11.30                  262  bp
     - 200  bp               7,030          2,442           53           12.53                  385  bp
     - 300  bp               7,424          2,836           62           13.04                  436  bp

         While we cannot predict future interest rates or their effects on our NPV or net interest income, we do not expect current interest rates to have a material adverse effect on our NPV or net interest income in the near future. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, prepayments and deposit runoff and should not be relied upon as indicative of actual results. Certain shortcomings are inherent in such computations. Although certain assets and liabilities may have similar maturity or periods of repricing, they may react at different times and in different degrees to changes in market interest rates. The interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while rates on other types of assets and liabilities may lag behind changes in market interest rates. Certain assets, such as variable rate loans, generally have features which restrict changes in interest rates on a short-term basis and over the life of the loan. In the event of a change in interest rates, prepayments and early withdrawal levels could deviate significantly from those assumed in making calculations set forth above. Additionally, an increased credit risk may result as the ability of many borrowers to service their debt may decrease in the event of an interest rate increase.

         Our Board of Directors reviews our asset and liability policies and meets regularly to review interest rate risk and trends, as well as liquidity and capital ratios and requirements. The estimated changes of our NPV set forth above fell within the targets established by our Board of Directors. Management administers the policies and determinations of our Board of Directors with respect to our asset and liability goals and strategies. We expect that our asset and liability policies and strategies will continue as described so long as competitive and regulatory conditions in the financial institution industry and market interest rates continue as they have in recent years.

AVERAGE BALANCES, INTEREST AND AVERAGE YIELDS

         The following table sets forth certain information relating to our average statement of financial condition and reflects the average yield on assets and average cost of liabilities for the periods indicated and the average yields earned and rates paid at the date and for the periods indicated. Such yields and costs are derived by dividing income or expense by the average monthly balance of assets or liabilities, respectively, for the periods presented. Average balances are derived from month-end balances. We do not believe that the use of month-end balances instead of daily balances has caused any material difference in the information presented. For the purposes of computing the average yield, nonaccruing loans have been included in the average balances.

                                                                        Year Ended December 31,
                                               ---------------------------------------------------------------------------
                                                             1999                                     1998
                                               ---------------------------------       -----------------------------------
                                                                         Average                                   Average
                                               Average                   Yield/        Average                      Yield/
                                               Balance      Interest      Cost         Balance       Interest       Cost
                                               -------      --------     -------       -------       --------      -------
                                                                         (Dollars in Thousands)
Interest-earning assets:
  Loans....................................  $   39,947     $ 2,979         7.46%      $   32,216    $  2,566       7.97%
  Investment securities available for sale.       3,656         237         6.48               --          --         --
  Other investments held to maturity.......          --          --           --               66           2       3.03
  Mortgage-backed securities...............       2,882         154         5.34            1,984         150       7.56
  Other interest-earning assets (1)........       1,815         102         5.62            4,915         266       5.41
                                             ----------     -------                    ----------    --------
     Total interest-earning assets ........      48,300       3,472         7.19           39,181       2,984       7.62
Non-interest-earning assets................         980                                       636
                                             ----------                                ----------
     Total assets..........................  $   49,280                                $   39,817
                                             ==========                                ==========
Interest-bearing liabilities:
  Savings deposits.........................  $   34,323     $ 1,699         4.95       $   35,064    $  1,748       4.99
  Short-term borrowings (2)................       2,471         124         5.02               53           2       3.77
  Long-term borrowings (3).................       2,250         112         4.98              --           --         --
                                             ----------     -------                    ----------    --------
     Total interest-bearing liabilities....      39,044       1,935         4.96           35,117       1,750       4.99
                                                            -------                                  --------
Non-interest-bearing liabilities...........       3,015                                       886
                                             ----------                                ----------
     Total liabilities.....................      42,059                                    36,003
Equity.....................................       7,221                                     3,814
                                             ----------                                ----------
     Total liabilities and equity..........  $   49,280                                $   39,817
                                             ==========                                ==========
Net interest income........................                 $ 1,537                                  $  1,234
                                                            =======                                  ========
Net interest rate spread (4)...............                                 2.23%                                   2.63%
                                                                            ====                                   =====
Net interest-earning assets................  $    9,356                                $    4,064
                                             ==========                                ==========
Net interest margin (5)....................                                 3.18%                                   3.15%
                                                                           =====                                   =====
Ratio of average interest-earning assets
   to average interest-bearing
   liabilities.............................                 123.70%                                    111.57%
                                                            ======                                     ======

     --------------------
     (1)Other interest-earning assets includes interest-bearing deposits and Federal Home Loan Bank of Atlanta stock.
     (2) Short-term borrowings includes Federal Home Loan Bank advances and advance payments by borrowers for expenses.
     (3)  Long-term borrowings include a Federal Home Loan Bank advance.
     (4) Net interest rate spread represents the difference between the average yield on interest-earning assets and the average rate on interest-bearing liabilities.
     (5) Net interest margin represents net interest income divided by average interest-earning assets.

RATE/VOLUME ANALYSIS

         The table shows certain information regarding changes in our interest income and interest expense for the periods indicated. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to: (i) changes in volume (changes in volume multiplied by old rate); and (ii) changes in rates (change in rate multiplied by old volume); and (iii) change in rate-volume (changes in rate multiplied by the changes in volume).

                                                                   Year Ended December 31,
                                    ---------------------------------------------------------------------------------------
                                         1999           Vs.          1998                1998        Vs.            1997
                                    ----------------------------------------      -----------------------------------------
                                                Increase (Decrease)                         Increase (Decrease)
                                                     Due to                                       Due to
                                    ----------------------------------------      -----------------------------------------
                                                             Rate/                                        Rate/
                                    Volume      Rate        Volume     Total       Volume      Rate       Volume      Total
                                    ------      ----        ------     -----       ------      ----       -----       -----
                                                                          (In Thousands)
Interest income:
  Loans...........................  $   616   $ (164)      $  (39)    $   413     $   399    $   (35)     $   (6)    $ 358
  Investment securities available
     for sale.....................       86        3          149         237         (15)        --          --       (15)
  Investments held to maturity....       (2)      --           --          (2)          2         --          --         2
  Mortgage-backed securities......       68      (44)         (20)          4         (14)        (2)         --       (16)
  Other interest-earning assets...     (168)      10           (7)       (164)         53        (19)         (4)       30
                                    -------   ------       ------     -------     -------    -------      ------     -----
    Total interest-earning
      assets......................      600     (195)          83         488         425        (56)        (10)      359
                                    -------   ------       ------     -------     -------    -------      ------     -----
Interest-bearing liabilities:
  Deposits........................      (36)     (13)          --         (49)        257         15           3       275
  Short-term borrowings (1).......       81        1           40        (122)        (17)        (5)          5       (17)
  Long-term borrowings (2)........      112       --           --         112          --         --          --        --
                                    -------   ------       ------     -------     -------    -------      ------     -----
     Total interest-bearing
         liabilities..............      157      (12)          40         185         240         10           8       258
                                    -------   ------       ------     -------     -------    -------      ------     -----
  Increase (decrease) in net
    interest income...............  $   443   $ (183)      $   43     $   303     $   185    $   (66)     $  (18)    $ 101
                                    =======   =======      ======     =======     =======    =======      ======     =====

     ---------------
     (1) Includes Federal Home Loan Bank of Atlanta advances and advance payments by borrowers for expenses.
     (2)  Includes a Federal Home Loan Bank of Atlanta advance.

COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 1999 AND DECEMBER 31, 1998

         Total assets increased by $9.3 million, or 21%, from $44.3 million at December 31, 1998 to $53.6 million at December 31, 1999. Total liabilities increased by $9.3 million, or 25%, from $37.2 million at December 31, 1998 to $46.5 million at December 31, 1999. The increase in assets was primarily due to increases in investments of $4.1 million and loans of $7.2 million, partially offset by a decrease in interest bearing deposits in other banks of $3.8 million. The asset and liability balance increases were the result of investing the proceeds of Federal Home Loan Bank advances of $8.9 million.

COMPARISON OF RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1999 AND
1998

         Net Income. Our net income increased $72,000 from $307,000 for the fiscal year ended December 31, 1998 to $379,000 for the fiscal year ended December 31, 1999. The primary reason for the increase was an increase in net interest income of $303,000 and a cumulative effect of accounting change of $9,000, offset by an increase in non-interest expense of $200,000 and in the provision for income taxes of $38,000.

         Net Interest Income. Our net interest income increased from $1.23 million for fiscal 1998 to $1.54 million for fiscal year 1999. The $303,000 increase was primarily due to interest earned on a significantly larger, but a slightly lower yielding average loan portfolio and a substantially larger and higher yielding average investment portfolio in fiscal 1999 compared to fiscal 1998. The utilization of an average $4.7 million of Federal Home Loan

Bank advances in fiscal 1999 compared to none in fiscal 1998, slightly offset by a decline in average deposit balances, resulted in an increase of $184,000 in interest expense.

         Provision for Loan Losses. There were no provisions for loan losses during fiscal years 1999 and 1998. Future additions to the loan loss allowance will be based on the analysis of the loan portfolio, and accordingly, are not predictable.

         Non-Interest  Income.   Non-interest  income  decreased  slightly  from
$31,000 for fiscal year 1998 to $29,000 for fiscal year 1999 due to a drop in all other income.

         Non-interest Expense. For fiscal year 1999, total non-interest expenses were $961,000 as compared to $761,000 for fiscal 1998. Higher compensation expenses following personnel additions, an increase in employee stock ownership and deferred compensation expenses, and a decrease in payroll related deferred loan origination costs contributed $129,000 to the total increase. In addition, occupancy expense rose $28,000 in fiscal 1999 reflecting a full year's expenses for the administrative office that opened mid-1998. Northfield Bancorp expects the level of its non-interest expense to continue to increase in future periods as a result of expenses associated with the employee stock ownership plan that Northfield Bancorp implemented in connection with its stock conversion.

         Our deposit insurance premium expense increased slightly during 1999 as the result of a slight increase in deposits.

         Income Tax Expense. Our income tax expense for fiscal 1999 was $234,000 compared to $196,000 for the prior year. The increase was principally the result of an increase in pre-tax earnings. The effective tax rate fell slightly to 38.72% from 39.01%. The higher tax rate in fiscal 1998 was primarily the result of a net operating loss of the holding company for which no income tax benefit was recorded.

LIQUIDITY AND CAPITAL RESOURCES

         We are required to maintain minimum levels of liquid assets as defined by Office of Thrift Supervision regulations. This requirement, which varies from time to time depending upon economic conditions and deposit flows, is based upon a percentage of our deposits and short-term borrowings. The required ratio at December 31, 1999 was 4% and our liquidity ratio for the quarter ended December 31, 1999 was 17.58%.

         Our primary sources of funds are deposits, repayment of loans and mortgage-backed securities, maturities of investments and interest-bearing deposits, funds provided from operations and advances from the Federal Home Loan Bank of Atlanta. While scheduled repayments of loans and mortgage-backed securities and maturities of investment securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by the general level of interest rates, economic conditions and competition. We use our liquidity resources principally to fund existing and future loan commitments, to fund maturing certificates of deposit and demand deposit withdrawals, to invest in other interest-earning assets, to maintain liquidity, and to meet operating expenses.

         Liquidity may be adversely affected by unexpected deposit outflows, higher interest rates paid by competitors, adverse publicity relating to the savings and loan industry, and similar matters. Management monitors projected liquidity needs and determines the level desirable, based in part on our commitments to make loans and management's assessment of our ability to generate funds.

         A major portion of our liquidity consists of cash and cash equivalents, which include cash and interest-bearing deposits in other banks with a maturity date of less than ninety days. The level of these assets is dependent upon our operating, investing, lending and financing activities during any given period. At December 31, 1999, cash and cash equivalents totaled $1.3 million.

         Our primary investing activities include origination of loans and purchase of investment securities and mortgage-backed securities. During the year ended December 31, 1999, purchases of investment securities totaled $4.5 million, while purchases of mortgage-backed securities totaled $2.9 million, and loan originations and purchases totaled $13.9 million. These investments were funded in part by Federal Home Loan Bank advances of

$8.9 million, loan and mortgage-backed security repayments of $7.6 million, proceeds from the sale of mortgage-backed securities trading of $1.0 million and an increase in certificates of deposit received of $500,000 for the year ended December 31, 1999.

         At December 31, 1999, we had $1.2 million in outstanding commitments to originate fixed-rate loans with rates that ranged from 7.25% to 8.5% and had no non-recourse commercial finance lease commitments outstanding. We anticipate that we will have sufficient funds available to meet our current loan origination commitments. Certificates of deposit which are scheduled to mature in one year or less totaled $12.9 million at December 31, 1999. Based on historical experience management believes that a significant portion of such deposits will remain with us.

         We are subject to federal regulations that impose certain minimum capital requirements. At December 31, 1999 we were in compliance with all applicable capital requirements.

IMPACT OF INFLATION AND CHANGING PRICES

         Our financial statements and the accompanying notes, which appear beginning on page F-1 of this document, have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of our operations. As a result, interest rates have a greater impact on our performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

IMPACT OF NEW ACCOUNTING STANDARDS

         FASB Statement on Accounting for Derivative Instruments and Hedging Activities. In June 1998, FASB issued SFAS No. 133. This Statement standardizes the accounting for derivative instruments including certain derivative instruments embedded in other contracts, by requiring that an entity recognize these items as assets or liabilities in the statement of financial position and measure them at fair value. This Statement generally provides for matching the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or the earnings effect of the hedged forecasted transaction. The Statement is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000.

         Northfield Bancorp implemented SFAS No. 133 on January 1, 1999. In accordance with the pronouncement's provisions, Northfield Bancorp reclassified approximately $1.07 million of mortgage-backed securities from held to maturity to trading. On January 11, 1999, Northfield Bancorp sold mortgage-backed securities with an aggregate net book value of $1,033,399 for $1,048,335 and realized a gain of $8,980, net of taxes. In addition, Northfield Bancorp reclassified approximately $1.05 million of mortgage-backed securities and $800,000 of investments from held to maturity to available for sale. Accordingly, the net unrealized loss of $1,328 at the date of transfer is reflected on the consolidated statements of stockholders' equity as the cumulative effect of a change in accounting principle, net of taxes.

COMPARISON OF FINANCIAL CONDITION AT JUNE 30, 2000 AND DECEMBER 31, 1999

          Total assets of Northfield Bancorp were $54,470,000 as of June 30, 2000, compared to $53,580,000 as of December 31, 1999, an increase of $890,000 or 1.66%. The increase was attributable to an increase in loans receivable of $1,358,000, partially offset by a $438,000 decrease in cash.

         Total liabilities of Northfield Bancorp were $47,428,000 as of June 30, 2000, compared to $46,507,000 as of December 31, 1999, an increase of $921,000 or 1.98%. The increase was due to Federal Home Loan Bank of advances of $500,000 and an increase in advance payments by borrowers for taxes and insurance of $371,000. Management's plan is to take advantage of low rate Federal Home Loan Bank advances and invest the proceeds in higher yielding loan originations. The increase in advance payments by borrowers was due to the cyclical nature of this account as borrowers increased the accounts monthly and disbursements are made primarily in July through September.

         Stockholders' equity was $7,042,000 as of June 30, 2000, compared to $7,073,000 as of December 31,1999, a decrease of $31,000. The decrease was principally due to a net unrealized loss on investments available for sale of $46,000 and common stock dividends of $44,000, which were partially offset by net income for the period of $38,000.

COMPARISON OF RESULTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2000 AND 1999

         General. Net income for the six months ended June 30, 2000 was $38,000 as compared to $210,000 for the corresponding period in 1999. Net income for the quarter ended June 30, 2000 was $7,000 as compared to $84,000 for the corresponding quarter in 1999. The decreases in net income in both the six and three month periods of $172,000 and $77,000, respectively, were primarily the result of increases in total non-interest expense, including merger-related expenses. Adjusted for merger-related expenses, net income for the six and three month periods ended June 30, 2000 would have been $119,000 and $77,000, respectively. Net income for the six and three month periods would have decreased $91,000 or 43.33% and $7,000 or 8.33%, respectively.

         Interest Income. Total interest income for the six months ended June 30, 2000 was $1,936,000 compared to $1,657,000 for the corresponding period in the prior year, an increase of $279,000 or 16.84%. The increase was primarily due to an increase of $5,697,000 in the average dollar amount of loans outstanding and an increase of $2,105,000 in average dollar amount of investments outstanding for the six months ended June 30, 2000 over the prior year's respective period.

         Total interest income for the quarter ended June 30, 2000 was $981,000 compared to $838,000 for the same quarter in the prior year, an increase of $143,000 or 17.06%. The increase was primarily due to an increase of $5,271,000 in the average balance of loans outstanding and an increase of $1,355,000 in average investment balances for the quarter ended June 30, 2000 over the prior year's respective quarter.

         The weighted average yield on interest-earning assets was 7.28% and 7.19% for the six month periods ended June 30, 2000 and 1999, respectively. The weighted average yield on interest-earning assets was 7.32% and 7.07% for the quarters ended June 30, 2000 and 1999, respectively.

         Interest Expense. Total interest expense for the six months ended June 30, 2000 and 1999 was $1,152,000 and $891,000 respectively, an increase of $261,000 or 29.29%. The increase resulted primarily from an increase in the average dollar amount of borrowings of $6,917,000 and a $909,000 increase in the average dollar amount of certificates of deposit.

         Total interest expense for the three months ended June 30, 2000 and 1999 was $593,000 and $462,000 respectively, an increase of $131,000 or 28.35%.
The increase resulted primarily from increases in the average dollar amount of short-term borrowings of $6,133,000 and an increase of six basis points paid on savings deposits.

         Provision for Loan Losses. There were no provisions for loan losses for the six and three month periods ended June 30, 2000 and 1999. Management monitors and adjusts its loan loss reserves based upon its analysis of the loan portfolio. Reserves are increased by a charge to income, the amount of which depends upon an analysis of the changing risks inherent in the Northfield Bancorp's loan portfolio and the relative status of the real estate market and the economy in general. Northfield Bancorp has historically experienced a limited amount of loan charge-offs and delinquencies. At June 30, 2000, management believes the allowance for loan losses is sufficient since the loans are adequately secured. The assessment of the adequacy of the allowance for loan losses involves subjective judgment regarding future events and there can be no assurance that additional provisions for loan losses will not be required in future periods.

         Non-Interest Expense. Total non-interest expense increased $234,000 to $681,000 for the six months ended June 30, 2000 from $447,000 for June 30, 1999. The increase for the period was the result of increases in compensation and related expenses, merger expenses and professional expenses. The increase in compensation and related expenses of $100,000 or 48.78% was the result of an increase in non-cash deferred compensation expenses and annual merit employee salary increases. Professional fees increased $47,000 as a result of increased legal and other expenses.

         Total non-interest expense increased $95,000 to $334,000 for the quarter ended June 30, 2000 from $239,000 for June 30, 1999. The increase for the three month period was the result of merger-related expenses and increased professional fees incurred in fiscal 2000.

         Northfield Bancorp expects the level of its non-interest expense to remain at higher levels as a result of merger expenses and expenses associated with the employee stock ownership plan that Northfield Bancorp implemented in connection with its stock conversion.

         Income Taxes. Northfield Bancorp's income tax expense for the six months ended June 30, 2000 and 1999 was $78,000 and $134,000, respectively, representing a decrease of $56,000 or 41.79%. The decrease was primarily the result of the decrease in pre-tax income, substantially offset by an increase in the effective tax rate. The effective tax rate for the six months ended June 30, 2000 was 67.35% compared to 39.96% for the same period in 1999. The increase in the effective tax rate was predominantly the result of approximately $81,000 of non-deductible merger-related expenses incurred to date in the current fiscal year.

         Northfield Bancorp income tax expense for the quarters ended June 30, 2000 and 1999 was $54,000 and $61,000, respectively, representing a decrease of $7,000 or 11.48%. The decrease was primarily the result of the decrease in pre-tax income, substantially offset by an increase in the effective tax rate. The effective tax rate for the quarter ended June 30, 2000 was 88.80% compared to 42.21% for the same period in 1999. The effective tax rate increase was predominantly the result of non-deductible merger-related expenses incurred in the quarter ended June 30, 2000.

         Cumulative Effect of Accounting Change. Northfield Bancorp early implemented SFAS No. 133, "Accounting for Derivative Instruments and Hedging
Activities" on January 1, 1999. In accordance with the pronouncement's provisions, Northfield Bancorp reclassified approximately $1,071,000 of mortgage backed securities from held to maturity to trading. On January 11, 1999 Northfield Bancorp sold the entire trading investment for $1,048,335 and realized a gain of $8,980, net of $5,956 tax.


             REGULATION OF NORTHFIELD BANCORP AND NORTHFIELD FEDERAL

     References in this section to "we," "us," and "our" refer to Northfield Bancorp or Northfield Federal. In certain instances where appropriate, "us" or "our" refers collectively to Northfield Bancorp and Northfield Federal.

REGULATION OF NORTHFIELD FEDERAL

     General. As a federally chartered, Savings Association Insurance Fund-insured savings institution, we are subject to extensive regulation by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Our lending activities and other investments must comply with various federal and state statutory and regulatory requirements, and the Office of Thrift Supervision periodically examines us for compliance with various regulatory requirements. The Federal Deposit Insurance Corporation also has authority to conduct periodic examinations of us. We must file reports with the Office of Thrift Supervision describing our activities and our financial condition and we must obtain approvals from regulatory authorities before entering into certain transactions such as the conversion or mergers with other financial institutions. We are also subject to certain reserve requirements promulgated by the Board of Governors of the Federal Reserve System. Our relationship with our depositors and borrowers is also regulated to a great extent by federal and state law, especially in such matters as the ownership of savings accounts and the form and content of our mortgage documents. This supervision and regulation are primarily intended to protect depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in regulations, whether by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or any other government agency, could have a material adverse impact on our operations.

     Insurance of Deposit Accounts. The Federal Deposit Insurance Corporation maintains two separate funds for the insurance of deposits up to prescribed statutory limits. The Bank Insurance Fund insures the deposits of commercial banks and the Savings Association Insurance Fund insures the deposits of savings institutions. We are a member of the Savings Association Insurance Fund. The Federal Deposit Insurance Corporation is authorized to establish separate annual assessment rates for deposit insurance for members of the Bank Insurance Fund and the Savings Association Insurance Fund. We are required to pay assessments based on a percent of our insured deposits to the Federal Deposit Insurance Corporation for insurance of our deposits by the Savings Association Insurance Fund. The Federal Deposit Insurance Corporation is required to set semi-annual assessments for Savings Association Insurance Fund-insured institutions at a rate determined by the Federal Deposit Insurance Corporation to be necessary to maintain the designated reserve ratio of the Savings Association Insurance Fund at 1.25% of estimated insured deposits or at a higher percentage of insured deposits that the Federal Deposit Insurance Corporation determines to be justified for that year by circumstances raising a significant risk of substantial future losses to the Savings Association Insurance Fund.

     The assessment rate for an insured depository institution is determined by the assessment risk classification assigned to the institution by the Federal Deposit Insurance Corporation based on the institution's capital level and supervisory evaluations. Based on the data reported to regulators for a date closest to the last day of the seventh month preceding the semi-annual assessment period, institutions are assigned to one of three capital groups -- well capitalized, adequately capitalized or undercapitalized -- using the same percentage criteria as in the prompt corrective action regulations. Within each capital group, institutions are assigned to one of three subgroups on the basis of supervisory evaluations by the institution's primary supervisory authority and such other information as the Federal Deposit Insurance Corporation determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance fund.

     The Federal Deposit Insurance Corporation's current assessment schedule for Savings Association Insurance Fund deposit insurance sets the assessment rate for well-capitalized institutions with the highest supervisory ratings at zero and institutions in the worst risk assessment classification are assessed at the rate of 0.27% of insured deposits. In addition, Federal Deposit Insurance Corporation-insured institutions are required to pay assessments to the Federal Deposit Insurance Corporation to help fund interest payments on certain bonds issued by the Financing Corporation, an agency of the federal government established to finance takeovers of insolvent thrifts. Until December 31, 1999, Savings Association Insurance Fund-insured institutions were required to pay Financing Corporation assessments at five times the rate at which Bank Insurance Fund members were assessed. After December 31, 1999, both Bank Insurance Fund and Savings Association Insurance Fund members will be assessed at the same rate for Financing Corporation payments.

     Regulatory Capital Requirements. Office of Thrift Supervision capital regulations require savings institutions to meet three capital standards: (i) tangible capital equal to at least 1.5 % of total adjusted assets, (ii) core capital equal to at least 4% (3% if the institution has received the highest rating on its most recent examination) of total adjusted assets, and (iii) risk-based capital equal to at least 8% of total risk-weighted assets. In addition, the Office of Thrift Supervision may require that a savings institution that has a risk-based capital ratio less than 8%, a ratio of Tier 1 capital to risk-weighted assets of less than 4% or a ratio of Tier 1 capital to adjusted total assets of less than 4% (3% if the institution has received the highest rating on its most recent examination) take certain actions to increase its capital ratios. If the institution's capital is significantly below the minimum required levels or if it is unsuccessful in increasing its capital ratios, the Office of Thrift Supervision may significantly restrict its activities.

     Tangible capital is defined as core capital less all intangible assets (including supervisory goodwill), less certain mortgage servicing rights and less certain investments. Core capital is defined as common stockholders' equity (including retained earnings), non-cumulative perpetual preferred stock and minority interests in the equity accounts of consolidated subsidiaries, certain non-withdrawable accounts and pledged deposits of mutual savings associations and qualifying supervisory goodwill, less non-qualifying intangible assets, certain mortgage servicing rights and certain investments. Tier 1 has the same definition as core capital.

     Risk-based capital equals the sum of core capital plus supplementary capital. The components of supplementary capital include, among other items, cumulative perpetual preferred stock, perpetual subordinated debt, mandatory convertible subordinated debt, intermediate-term preferred stock, the portion of the allowance for loan losses not designated for specific loan losses and up to 45% of unrealized gains on equity securities. Overall, supplementary capital is limited to 100% of core capital. A savings institution must calculate its risk-weighted assets by multiplying each asset and off-balance sheet item by various risk factors as determined by the Office of Thrift Supervision, which range from 0% for cash to 100% for delinquent loans, property acquired through foreclosure, commercial loans, and other assets. At December 31, 1999, we were in compliance with all regulatory capital requirements as is shown on the table below.

                                                                         Percent of
                                                               Amount    Assets (1)
                                                               ------    ----------
                                                             (Dollars in Thousands)
Tangible capital...........................................    $5,300      9.83%
Tangible capital requirement ..............................       808      1.50
                                                               ------     -----
Excess ....................................................    $4,492      8.33%
                                                               ======     =====

Core capital...............................................    $5,300      9.83%
Core capital requirement ..................................     2,156      4.00
                                                               ------     -----
Excess ....................................................    $3,144      5.83%
                                                               ======     =====

Risk-based capital.........................................    $5,483     19.20%
Risk-based capital requirement ............................     2,284      8.00
                                                               ------     -----
Excess ....................................................    $3,199     11.20%
                                                               ======     =====

         The risk-based capital standards of the Office of Thrift Supervision generally require savings institutions with more than a "normal" level of interest rate risk to maintain additional total capital. An institution's interest rate risk will be measured in terms of the sensitivity of its "net portfolio value" to changes in interest rates. Net portfolio value is defined, generally, as the present value of expected cash inflows from existing assets and off-balance sheet contracts less the present value of expected cash outflows from existing liabilities. A savings institution will be considered to have a "normal" level of interest rate risk exposure if the decline in its net portfolio value after an immediate 200 basis point increase or decrease in market interest rates (whichever results in the greater decline) is less than two percent of the current estimated economic value of its assets. An institution with a greater than normal interest rate risk will be required to deduct from total capital, for purposes of calculating its risk-based capital requirement, an amount (the "interest rate risk component") equal to one-half the difference between the institution's measured interest rate risk and the normal level of interest rate risk, multiplied by the economic value of its total assets.

         The Office of Thrift Supervision calculates the sensitivity of an institution's net portfolio value based on data submitted by the institution in a schedule to its quarterly Thrift Financial Report and using the interest rate risk measurement model adopted by the Office of Thrift Supervision. The amount of the interest rate risk component, if any, to be deducted from an institution's total capital will be based on the institution's Thrift Financial Report filed two quarters earlier. Savings institutions with less than $300 million in assets and a risk-based capital ratio above 12% are generally exempt from filing the interest rate risk schedule with their Thrift Financial Reports. However, the Office of Thrift Supervision may require any exempt institution that it determines may have a high level of interest rate risk exposure to file such schedule on a quarterly basis and may be subject to an additional capital requirement based upon its level of interest rate risk as compared to its peers. Due to our size and risk-based capital level, we are exempt from the interest rate risk component.

         At December 31, 1999, we were "well-capitalized" under applicable regulations.

         Dividend and Other Capital Distribution Limitations. Under Office of Thrift Supervision regulations, we are not permitted to pay dividends on our capital stock if our regulatory capital would thereby be reduced below the amount then required for the liquidation account established for the benefit of certain of our depositors at the time of our conversion to stock form.

         Savings associations must submit notice to the Office of Thrift Supervision prior to making a capital distribution (including cash dividends, stock repurchases and amounts paid to stockholders of another institution in a cash merger) if (a) they would not be well capitalized after the distribution,
(b) the distribution would result in the retirement of any of the association's common or preferred stock or debt counted as its regulatory capital, or (c) the association is a subsidiary of a holding company. A savings association must make application to the Office of Thrift Supervision to pay a capital distribution if (x) the association would not be adequately capitalized following the distribution, (y) the association's total distributions for the calendar year exceeds the association's net income for the calendar year to date plus its net income (less distributions) for the preceding two years, or (z) the distribution would otherwise violate applicable law or regulation or an agreement with or condition imposed by the Office of Thrift Supervision.

         At December 31, 1999, we had an aggregate total of approximately $1.7 million that was available for distribution to Northfield Bancorp as dividends or other capital distributions without application to the Office of Thrift Supervision under the foregoing regulations.

         Qualified Thrift Lender Test. Savings institutions must meet a qualified thrift lender test. We must maintain at least 65% of our portfolio assets (total assets less intangible assets, property we use in conducting our business and liquid assets in an amount not exceeding 20% of total assets) in qualified thrift investments to satisfy the test. Qualified thrift investments consist primarily of residential mortgage loans and mortgage-backed and other securities related to domestic, residential real estate or manufactured housing. The shares of stock we own in the Federal Home Loan Bank of Atlanta also qualify as qualified thrift investments. Subject to an aggregate limit of 20% of portfolio assets, we may also count the following as qualified thrift investments: (i) 50% of the dollar amount of residential mortgage loans originated for sale, (ii) investments in the capital stock or obligations of any service corporation or operating subsidiary as long as such subsidiary derives at least 80% of its revenues from domestic housing related activities, (iii) 200% of the dollar amount of loans and investments to purchase, construct or develop "starter homes," subject to certain other restrictions, (iv) 200% of the dollar amount of loans for the purchase, construction or development of domestic residential housing or community centers in "credit needy" areas or loans for small businesses located in such areas, (v) loans for the purchase, construction or development of community centers, (vi) loans for personal, family, household or educational purposes, subject to a maximum of 10% of portfolio assets, and
(vii) shares of FHLMC or FNMA stock.

     If a savings institution does not satisfy the test, the institution must either convert to a bank charter or comply with the following restrictions on its operations: (i) the institution may not engage in any new activity or make any new investment, directly or indirectly, unless such activity or investment is permissible for a national bank; (ii) the branching powers of the institution are restricted to those of a national bank; and (iii) payment of dividends by the institution will be subject to the rules regarding payment of dividends by a national bank. Upon the expiration of three years from the date the institution ceases to be a qualified thrift lender, it must cease any activity, and not retain any investment unless the activity or investment is permissible for a national bank and a savings association.

         Compliance with the Qualified Thrift Lender test is determined on a monthly basis in nine out of every 12 months. As of December 31, 1999, we were in compliance with our qualified thrift lender requirement with approximately 91% of our assets invested in qualified thrift investments, as currently defined.

         Community Reinvestment Act. In enacting the Community Reinvestment Act, Congress required each federal banking regulatory agency to assess an institution's record of helping to meet the credit needs of the local communities in which the institution is chartered, consistent with the safe and sound operation of the institution, and to take this record into account in the agency's evaluation of an application for a deposit facility by the institution. Office of Thrift Supervision regulations provide that the Office of Thrift Supervision will take into account the record of performance under the Community Reinvestment Act for, among other things, the following applications:

     o the establishment of branches or other deposit-accepting facilities of a savings institution;

     o    the relocation of a main office or branch of a savings institution;

     o the merger or consolidation of a savings institution with another depository institution; or

     o acquisition by a thrift holding company of a savings institution. A savings institution's record of Community Reinvestment Act performance may be the basis for denying or conditioning approval of any of these types of applications.

         The Office of Thrift Supervision rates the performance of a savings institution under the applicable Community Reinvestment Act performance standards and assigns one of the following ratings: Outstanding, Satisfactory, Needs to Improve, or Substantial Noncompliance. In our 1999 Community
Reinvestment Act evaluation, we received a rating of "Satisfactory." See "Management's Discussion and Analysis of Financial Condition and Results of Operations for Northfield -- Community Reinvestment Act Compliance."

         Transactions With Affiliates. Generally, transactions between a savings institution and its affiliates are subject to certain limitations. Our affiliates include Northfield Bancorp and any company which would be under common control with us. Such transactions must be on terms as favorable to the savings institution as comparable transactions with non-affiliates. In addition, certain of these transactions are restricted to an aggregate percentage of the savings institution's capital. Collateral in specified amounts must usually be provided by affiliates in order to receive loans from the savings institution. In addition, a savings institution may not extend credit to any affiliate engaged in activities not permissible for a bank holding company or acquire the securities of any affiliate that is not a subsidiary. The Office of Thrift Supervision has the discretion to treat subsidiaries of savings institution as affiliates on a case-by-case basis.

         Loans to Directors, Executive Officers and Principal Stockholders. Loans from us to our directors, executive officers and our principal stockholders may not be made on terms more favorable than those afforded to other borrowers. In addition, we cannot make loans in excess of certain levels to directors, executive officers or 10% or greater stockholders (or any of their affiliates) unless the loan is approved in advance by a majority of our Board of Directors with any "interested" director not voting. We are also prohibited from paying any overdraft of any of our executive officers or directors. We are also subject to certain other restrictions on the amount and type of loans to executive officers and directors and must annually report such loans to our regulators.

     Liquidity Requirements. All savings institutions are required to maintain an average daily balance of liquid assets equal to a certain percentage of the sum of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. The liquidity requirement may vary from time to time (between 4% and 10%) depending upon economic conditions and savings flows of all savings institutions. At December 31, 1999, our required liquid asset ratio was 4% and our actual ratio was 17.58%. Monetary penalties may be imposed upon institutions for violations of liquidity requirements.

         Federal Home Loan Bank System. We are a member of the Federal Home Loan Bank of Atlanta, which is one of 12 regional Federal Home Loan Banks. Each Federal Home Loan Bank serves as a reserve or central bank for its members within its assigned region. It is funded primarily from funds deposited by savings institutions and proceeds derived from the sale of consolidated obligations of the Federal Home Loan Bank System. It makes loans to members (i.e., advances) in accordance with policies and procedures established by the Board of Directors of the Federal Home Loan Bank.

         As a member, we are required to purchase and maintain stock in the Federal Home Loan Bank of Atlanta in an amount equal to at least 1% of mortgage-related assets at the beginning of each year, or 1/20 of our advances from the Federal Home Loan Bank of Atlanta, whichever is greater. At December 31, 1999, we had $445,000 in Federal Home Loan Bank stock, at cost, which was in compliance with this requirement.

         Federal Reserve System. The Federal Reserve System requires all depository institutions to maintain non-interest bearing reserves at specified levels against their transaction accounts (primarily checking, NOW and Super NOW checking accounts) and non-personal time deposits. The balances maintained to meet the reserve requirements imposed by the Federal Reserve System may be used to satisfy the liquidity requirements that are imposed by the Office of Thrift Supervision. At December 31, 1999, our reserve met the minimum level required by the Federal Reserve System.

REGULATION OF NORTHFIELD BANCORP

         General. Northfield Bancorp is registered as a savings and loan holding company and files reports with the Office of Thrift Supervision and is subject to regulation and examination by the Office of Thrift Supervision. In addition, the Office of Thrift Supervision will have enforcement authority over Northfield Bancorp and any non-savings institution subsidiaries. This will permit the Office of Thrift Supervision to restrict or prohibit activities that it determines to be a serious risk to us. This regulation is intended primarily for the protection of our depositors and not for the benefit of stockholders of Northfield Bancorp. Northfield Bancorp is also required to file certain reports with, and comply with the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

         Activities Restrictions. Since Northfield Bancorp owns only one savings institution, it is able to diversify its operations into activities not related to banking, but only so long as we satisfy the qulified thrift lender test. If Northfield Bancorp controls more than one savings institution, it would lose the ability to diversify its operations into non-banking related activities, unless such other savings institutions each also qualify as a qualified thrift lender and were acquired in a supervised acquisition.

         Restrictions on Acquisitions. Northfield Bancorp must obtain approval from the Office of Thrift Supervision before acquiring control of any other savings institution or savings and loan holding company, substantially all the assets thereof or in excess of 5% of the outstanding shares of another savings institution or savings and loan holding company. Northfield Bancorp's directors and officers or persons owning or controlling more than 25% of Northfield Bancorp's stock, must also obtain approval of the Office of Thrift Supervision before acquiring control of any savings institution or savings and loan holding company.

         The Office of Thrift Supervision may only approve acquisitions that will result in the formation of a multiple savings and loan holding company which controls savings institutions in more than one state if: (i) the multiple savings and loan holding company involved controls a savings institution which operated a home or branch office in the state of the institution to be acquired as of March 5, 1987; (ii) the acquiror is authorized to acquire control of the savings institution pursuant to the emergency acquisition provisions of the Federal Deposit Insurance Act; or (iii) the statutes of the state in which the institution to be acquired is located specifically permit institutions to be acquired by state-chartered institutions or savings and loan holding companies located in the state where the acquiring entity is located (or by a holding company that controls such state-chartered savings institutions).


                      COMPARISON OF RIGHTS OF STOCKHOLDERS

         The rights of stockholders of Patapsco Bancorp are currently governed by Patapsco Bancorp's articles of incorporation and bylaws and applicable provisions of the Maryland General Corporation Law. The rights of stockholders of Northfield Bancorp are currently governed by Northfield Bancorp's articles of incorporation and bylaws and the same provisions of the Maryland General Corporation Law. If we complete the merger, Northfield Bancorp stockholders will become Patapsco Bancorp stockholders and their rights will likewise be governed by Patapsco Bancorp's articles of incorporation and bylaws.

         Because Patapsco Bancorp and Northfield Bancorp are both organized under the laws of the State of Maryland, any differences in your rights as a stockholder of Northfield Bancorp and Patapsco Bancorp will arise from differences in the articles of incorporation and bylaws of Patapsco Bancorp and Northfield Bancorp and from the fact that you will hold shares of preferred stock rather than common stock, and not from differences of law. This summary is not a complete discussion of the Patapsco Bancorp and Northfield Bancorp articles of incorporation and bylaws, and it is qualified in its entirety by reference to those documents. Copies of Patapsco Bancorp's and Northfield Bancorp's articles of incorporation and bylaws are on file with the Securities and Exchange Commission. See "Where You Can Find More Information."

     For information regarding the rights and preferences of Patapsco Bancorp preferred stock, see "Proposal I -- The Merger -- Description of Preferred Stock."


                                       Authorized Stock
                                       -----------------
        Patapsco Bancorp                                           Northfield Bancorp
        ----------------                                           ------------------

The Patapsco Bancorp articles of incorporation authorize         The Northfield Bancorp articles of  incorporation
the issuance of 5,000,000  shares of capital  stock,             authorize the issuance of 10,000,000 shares of capital
4,000,000 shares of which are Common  Stock,  $.01 par           stock,  8,000,000  shares of which are  Northfield
value, and 1,000,000 shares of which are Preferred Stock,        Bancorp Common Stock, $.01 par value, and 2,000,000
$.01 par value.                                                  shares of serial preferred stock, $.01 par value.

At July 31, 2000,  there were 327,390 shares of Patapsco         At July 31, 2000, there were  475,442  shares of
Bancorp  common  stock  outstanding,  and no shares of           Northfield Bancorp common stock  outstanding,  and no
Patapsco Bancorp preferred stock  were  outstanding.             shares of  Northfield  Bancorp  preferred  stock were
Patapsco Bancorp will issue up to 114,107 shares of              outstanding.
preferred stock in the merger, leaving 888,893 shares
available for future issuance.

                                       Voting Rights
                                       -------------
        Patapsco Bancorp                                           Northfield Bancorp
        ----------------                                           ------------------

The holders of the common  stock  exclusively                      Same.
possess all voting  power, subject to the authority of
the Board of Directors to offer voting rights to the
holders of preferred stock.

Each share of common stock is entitled to one vote.                Same.

Beneficial owners of 10% or more of the outstanding stock          Same.
are subject to voting limitations.

Holders of common stock may not cumulate their votes for           Same.
the election of directors.


                     Required Vote for Authorization of Certain Actions
                     --------------------------------------------------

        Patapsco Bancorp                                           Northfield Bancorp
        ----------------                                           ------------------

At least 80% of the outstanding shares of                          Same.
voting stock must approve certain business combinations
involving a "related person."

In addition, the vote of at least a majority of the                Same.
outstanding shares of voting stock, not including shares
held by such "related person," is required to approve
certain business combinations involving a related person.
However, if two-thirds of directors not affiliated with
the related person approve the business combination, the
vote required to approve a business combination would be
as otherwise required under law without regard to this
provision.



                                       85

                                         Dividends
                                         ---------

        Patapsco Bancorp                                           Northfield Bancorp
        ----------------                                           ------------------

Holders of common stock are entitled to receive  dividends         Same.
as declared by Patapsco  Bancorp's  Board of  Directors,
subject  to the  rights of holders of preferred stock.

                                  Stockholders' Meetings
                                  ----------------------
        Patapsco Bancorp                                           Northfield Bancorp
        ----------------                                           ------------------

Patapsco  Bancorp must deliver notice of the meeting and a         Same.
description of its purpose no fewer than 10 days and no
more than 90 days before the meeting to each stockholder
of record entitled to vote.

A majority of the shares entitled to vote at the meeting,          Same.
present in person or by proxy, will constitute a quorum.

The Chairman,  the President,  a majority of the Board of          Same.
Directors,  or a committee of the Board of  Directors,
if  specifically  empowered to do so, may call a special
meeting.  The  Secretary  will call a special  meeting  upon the written  request of the  holders of not less than 25%
of the shares  entitled to vote at the meeting.

For purposes of determining  stockholders                          Same.
entitled to vote at a meeting, the Board of Directors
may fix a record date that is not less less than 10 days
or more than 90 days before the meeting.

The board of directors or any stockholder entitled to vote         Same.
in the election of directors may nominate directors for
election or propose any new business to be taken up at any
annual or special meeting of stockholders. To nominate a
director or propose new  business, stockholders must
give written notice to the Secretary of Patapsco Bancorp
not less than 30 days nor more than 60 days prior to the
meeting. However, if Patapsco Bancorp gives less than 40
days' notice of the meeting, written notice of the
stockholder proposal or nomination must be delivered to
the Secretary within 10 days of the date notice of the
meeting was mailed to stockholders. Each notice given by a
stockholder with respect to nominations to the Board of
Directors or a proposal for new business must include
certain information regarding the nominee or proposal and
the stockholder making the nomination or proposal.

                                       86

                          Action by Stockholders Without a Meeting
                          ----------------------------------------

        Patapsco Bancorp                                           Northfield Bancorp
        ----------------                                           ------------------

Any action  that may be taken at a meeting of  stockholders        Same.
may be taken without a meeting by the unanimous written
consent of each stockholder  entitled to vote on the matter, and if a written waiver of any right to dissent is signed
by each stockholder entitled to notice of the meeting but
not entitled to vote.

                                    Board of Directors
                                    ------------------
        Patapsco Bancorp                                           Northfield Bancorp
        ----------------                                           ------------------

The  articles  of  incorporation  provides that the number of     The  articles  of incorporation provides that the number
directors shall be no fewer than five nor more than eleven.       of directors shall be no fewer than five nor more than
                                                                  fifteen.

There are eight directors.                                        There are six directors.

The Board of Directors is divided into three classes as           Same.
equal in number as possible and approximately one-third of
the directors are elected at each annual meeting.

Vacancies on the Board of Directors may be filled by a            Same.
majority vote of the stockholders or by the remaining
directors.

Directors may be removed only for cause by the vote of at         Same.
least 80% of the outstanding shares entitled to vote for
directors.

                                  Amendment of the Bylaws
                                  -----------------------
        Patapsco Bancorp                                           Northfield Bancorp
        ----------------                                           ------------------

The bylaws may be amended or repealed by the vote of at            Same.
least 80% of the outstanding shares, or by the vote of
two-thirds of the board of directors.


                        Amendment of the Articles of Incorporation
                        ------------------------------------------
        Patapsco Bancorp                                           Northfield Bancorp
        ----------------                                           ------------------

The articles of incorporation may be amended by the                Same.
stockholders.  However, the provisions regarding
stockholder meetings, cumulative voting, notice for
nominations and proposals, directors, removal of
directors, acquisition of capital stock, approval of
business combinations, evaluation of business
combinations, limitation of officers' and directors'
liability, indemnification, amendment of bylaws and
amendment of the articles of incorporation requires the
vote of not less than 80% of the outstanding shares,
unless such amendment is first approved by a majority of
directors not affiliated with a related person, in which
case approval by at least a majority of the outstanding
shares is required.


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

              SELECTED PROVISIONS IN THE ARTICLES OF INCORPORATION
                         AND BYLAWS OF PATAPSCO BANCORP

CLASSIFIED BOARD OF DIRECTORS AND RELATED PROVISIONS

         Patapsco Bancorp's Articles of Incorporation provide that the Board of Directors is to be divided into three classes which shall be as nearly equal in number as possible. The directors in each class will hold office following their initial appointment to office for terms of one year, two years and three years, respectively, and, upon reelection, will serve for terms of three years thereafter. Each director will serve until his or her successor is elected and qualified. The Articles of Incorporation provide that a director may be removed only by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote.

         A classified board of directors could make it more difficult for stockholders, including those holding a majority of the outstanding shares, to force an immediate change in the composition of a majority of the Board of Directors. Since the terms of only one-third of the incumbent directors expire each year, it requires at least two annual elections for the stockholders to change a majority, whereas a majority of a non-classified board may be changed in one year. In the absence of the provisions of the Articles of Incorporation classifying the Board, all of the directors would be elected each year.

         Management of Patapsco Bancorp believes that the staggered election of directors tends to promote continuity of management because only one-third of the Board of Directors is subject to election each year. Staggered terms guarantee that in the ordinary course approximately two-thirds of the directors, or more, at any one time have had at least one year's experience as directors of Patapsco Bancorp, and moderate the pace of changes in the Board of Directors by extending the minimum time required to elect a majority of directors from one to two years.

STOCKHOLDER VOTE REQUIRED TO APPROVE BUSINESS COMBINATIONS WITH PRINCIPAL STOCKHOLDERS

     Patapsco Bancorp's Articles of Incorporation require the approval of the holders of (i) at least 80% of Patapsco Bancorp's outstanding shares of voting stock, and (ii) at least a majority of Patapsco Bancorp's outstanding shares of voting stock, not including shares deemed beneficially owned by a "related person," to approve certain "business combinations" as defined therein, and related transactions. Under Maryland law, absent this provision, business combinations, including mergers, consolidations and sales of substantially all of the assets of Patapsco Bancorp must, subject to certain exceptions, be approved by the vote of the holders of at least two thirds of the outstanding shares of the common stock. The increased voting requirements in Patapsco
Bancorp's Articles of Incorporation apply in connection with business combinations involving a "related person," except in cases where the proposed transaction has been approved in advance by two-thirds of those members of Patapsco Bancorp's Board of Directors who are unaffiliated with the related person and who were directors prior to the time when the related person became a related person (the "continuing directors"). The term "related person" is defined to include any individual, corporation, partnership or other entity or affiliate thereof which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of Patapsco Bancorp. A "business combination" is defined to include (i) any merger, consolidation or share exchange of Patapsco Bancorp with or into a related person; (ii) any sale, lease exchange, mortgage, pledge, transfer, or other disposition of all or a substantial part of the assets of Patapsco Bancorp or of a subsidiary to a related person (the term "substantial part" is defined to include more than 25% of Patapsco Bancorp's total assets); (iii) any merger, consolidation or share exchange of a related person with or into Patapsco Bancorp or a subsidiary of Patapsco Bancorp; (iv) any sale, lease, exchange, mortgage, pledge transfer or other disposition of all or any substantial part of the assets of a related person to Patapsco Bancorp or a subsidiary of Patapsco Bancorp; (v) the issuance of any securities of Patapsco Bancorp or a subsidiary of Patapsco Bancorp to a related person; (vi) the acquisition by Patapsco Bancorp or a subsidiary of Patapsco Bancorp of any securities of the related person; (vii) any reclassification of the common stock, or any recapitalization involving the common stock; and (viii) any agreement, contract or other arrangement providing for any of the above transactions.


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

LIMITATIONS ON CALL OF MEETINGS OF STOCKHOLDERS

         Patapsco Bancorp's Articles of Incorporation provide that special meetings of stockholders may be called by the Chairman of the Board or the President of Patapsco Bancorp, Patapsco Bancorp's Board of Directors, or an appropriate committee appointed by the Board of Directors. Stockholders may only call special meetings if at least 25% of the outstanding shares entitled to vote on the matter call for such a meeting. Stockholder action may not be taken without a special or annual meeting, unless written consent to such action is received from all of the stockholders entitled to vote with respect to such matters and if a written waiver of any right to dissent is signed by each stockholder entitled to notice of the meeting but not entitled to vote.

ABSENCE OF CUMULATIVE VOTING

         Patapsco Bancorp's Articles of Incorporation provide that there shall not be cumulative voting by stockholders for the election of Patapsco Bancorp's directors. The absence of cumulative voting rights effectively means that the holders of a majority of the shares voted at a meeting of stockholders may, if they so choose, elect all directors of Patapsco Bancorp to be selected at that meeting, thus precluding minority stockholder representation on Patapsco Bancorp's Board of Directors.

RESTRICTIONS ON ACQUISITIONS OF SECURITIES

         The Articles of Incorporation provide that for a period of five years from the effective date of the completion of the conversion of Patapsco Federal Savings and Loan Association from mutual to stock form, no person may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of the equity security of Patapsco Bancorp, unless such offer or acquisition shall have been approved in advance by a two-thirds vote of Patapsco Bancorp's continuing directors. This provision does not apply to any employee stock benefit plan of Patapsco Bancorp or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities of Patapsco Bancorp or a subsidiary thereof; provided, that upon completion of the sale or resale, no such underwriter or member of the selling group is a beneficial owner of more than 10% of any class of equity securities of Patapsco Bancorp. In addition, during such five-year period, no shares beneficially owned in violation of the foregoing percentage limitation, as determined by Patapsco Bancorp's Board of Directors, shall be entitled to vote in connection with any matter submitted to stockholders for a vote. Additionally, the Articles of Incorporation provide for further restrictions on voting rights of shares owned in excess of 10% of any class of equity security of Patapsco Bancorp beyond five years after the stock conversion. Specifically, the Articles of Incorporation provide that if, at any time after five years from the conversion to stock form, any person acquires the beneficial ownership of more than 10% of any class of equity security of Patapsco Bancorp, then each vote in excess of 10% of the outstanding common stock is entitled to only one one-hundredth (1/100) of a vote. An exception from the restriction is provided if the acquisition of more than 10% of the securities received the prior approval by a two-thirds vote of Patapsco Bancorp's continuing directors. Under Patapsco Bancorp's Articles of Incorporation, the restriction on voting shares beneficially owned in violation of the foregoing limitations is imposed automatically. In order to prevent the imposition of such restrictions, the Board of Directors must take affirmative action approving in advance a particular offer to acquire or acquisition. Unless the Board took such affirmative action, the provision would operate to restrict the voting by beneficial owners of more than 10% of Patapsco Bancorp common stock in a proxy contest.

         Patapsco Bancorp's Articles of Incorporation provide that, if, following any acquisition of more than 10% of any class of any equity security of Patapsco Bancorp or a merger involving Patapsco Bancorp, the board of directors of Patapsco Bancorp fails to nominate for election as a director, or the stockholders of Patapsco Bancorp do not elect as a director, a continuing director, unless a majority of the continuing directors fail to nominate such continuing director for election as a director, or terminates the service of an advisory director serving as such prior to such acquisition, then such continuing director or advisory director will be entitled to serve as an advisory director of Patapsco Bancorp or any successor thereto. This provision automatically expires on December 31, 2001.

BOARD CONSIDERATION OF CERTAIN NONMONETARY FACTORS IN THE EVENT OF AN OFFER BY ANOTHER PARTY

         The Articles of Incorporation of Patapsco Bancorp direct the Board of Directors, in evaluating a business combination or a tender or exchange offer, to consider, in addition to the adequacy of the amount to be paid in connection with any such transaction, certain specified factors and any other factors the Board deems relevant, including

     o the social and economic effects of the transaction on Patapsco Bancorp and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which Patapsco Bancorp and its subsidiaries operate or are located;

     o the business and financial condition and earnings prospects of the acquiring person or entity; and

     o the competence, experience and integrity of the acquiring person or entity and its or their management.

By having the standards in the Articles of Incorporation of Patapsco Bancorp, the Board of Directors may be in a stronger position to oppose any proposed business combination or tender or exchange offer if the Board concludes that the transaction would not be in the best interests of Patapsco Bancorp, even if the price offered is significantly greater than the then market price of any equity security of Patapsco Bancorp.

         The Board of Directors feels a responsibility for maintaining the financial and business integrity of Patapsco Bancorp. Savings institutions and savings and loan holding companies occupy positions of special trust in the communities they serve. They also provide opportunities for abuse by those who are not of sufficient experience or competence or financial means to act professionally and responsibly with respect to the management of a financial institution. It is of concern to Patapsco Bancorp that it be managed in the interest of the communities that it serves and that it and its' subsidiary bank maintain its integrity as an institution.

         One effect of this provision might be to encourage consultation by an offeror with the Board of Directors prior to or after commencing a tender offer in an attempt to prevent a contest from developing. This provision thus may strengthen the Board of Directors' position in dealing with any potential offeror which might attempt to effect a takeover of Patapsco Bancorp. The provision will not make a business combination regarded by the Board of Directors as being in the interests of Patapsco Bancorp more difficult to accomplish, but it will permit the Board of Directors to determine whether a business combination or tender or exchange offer is not in the interests of Patapsco Bancorp (and thus to oppose it) on the basis of various factors deemed relevant.

AUTHORIZATION OF PREFERRED STOCK

         Patapsco Bancorp's Articles of Incorporation authorize the issuance of up to 1,000,000 shares of preferred stock (of which 114,107 shares will be designated as the Series A shares), which conceivably could represent an additional class of stock required to approve any proposed acquisition. Patapsco Bancorp is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the Board of Directors is authorized to fix the powers, designations, preferences and relative, participating, optional and other special rights of such shares, including voting rights and conversion rights. Issuance of the preferred stock could adversely affect the relative voting rights of holders of the Common Stock. In the event of a proposed merger, tender offer or other attempt to gain control of Patapsco Bancorp that the Board of Directors did not approve, it might be possible for the Board of Directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of such a transaction. An effect of the possible issuance of preferred stock, therefore, may be to deter a future takeover attempt. The Board of Directors has no present plans or understandings for the issuance of any preferred stock and does not intend to issue any preferred stock, other than the preferred stock in the merger, except on terms which the Board of Directors deems to be in the best interests of Patapsco Bancorp and its stockholders. This preferred stock, together with authorized but unissued shares of common stock, also could represent additional capital required to be purchased by the acquiror.

PROCEDURES FOR STOCKHOLDER NOMINATIONS

         Patapsco Bancorp's Articles of Incorporation provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to the Secretary of Patapsco Bancorp not less than 30 nor more than 60 days in advance of the meeting. However, if Patapsco Bancorp gives less than 40 days' notice of the meeting, written notice of the stockholder proposal or nomination must be delivered to the Secretary within10 days of the date notice of the meeting was mailed to stockholders. The Articles of Incorporation further provide that if a stockholder seeking to make a nomination or a proposal for new business fails to follow the prescribed procedures, the chairman of the meeting may disregard the defective nomination or proposal. Management believes that it is in the best interests of Patapsco Bancorp and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.

AMENDMENT OF BYLAWS

         Patapsco  Bancorp's  Articles of  Incorporation  provide that  Patapsco
Bancorp's Bylaws may be amended either by a two-thirds vote of Patapsco Bancorp's Board of Directors or by the affirmative vote of the holders of not less than 80% of the outstanding shares of Patapsco Bancorp's stock entitled to vote generally in the election of directors, after giving effect to any limits on voting rights. Absent this provision, Maryland law provides that a corporation's bylaws may be amended by the holders of a majority of the votes cast at a meeting where a quorum is present. Patapsco Bancorp's Bylaws contain numerous provisions concerning Patapsco Bancorp's governance, such as fixing the number of directors and determining the number of directors constituting a quorum. By reducing the ability of a potential corporate raider to make changes in Patapsco Bancorp's Bylaws in a way that would reduce the authority of the Board of Directors or impede its ability to manage Patapsco Bancorp, this provision could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through bylaw amendments is an important element of the takeover strategy of the acquiror.

AMENDMENT OF ARTICLES OF INCORPORATION

     Patapsco Bancorp's Articles of Incorporation provide that specified provisions contained in the Articles of Incorporation may not be repealed or amended except upon the affirmative vote of not less than 80% of the outstanding shares of Patapsco Bancorp's stock entitled to vote generally in the election of directors, after giving effect to any limits on voting rights. This requirement exceeds the two-thirds vote of the outstanding stock that would otherwise be required by Maryland law for the repeal or amendment of a provision of the Articles of Incorporation. The specific provisions are those

     o governing the calling of special meetings, the absence of cumulative voting rights and the requirement that stockholder action be taken only at annual or special meetings,

     o requiring written notice to Patapsco Bancorp of nominations for the election of directors and new business proposals,

     o governing the number of Patapsco Bancorp's Board of Directors, the filling of vacancies on the Board of Directors and classification of the Board of Directors,

     o    providing the mechanism for removing directors,

     o limiting the acquisition of 10% or more of the capital stock of Patapsco Bancorp, except with the prior approval of the continuing directors of Patapsco Bancorp,

     o governing the requirement for the approval of certain business combinations involving a "related person,"

     o regarding the consideration of certain nonmonetary factors in the event of an offer by another party,

     o providing for the indemnification of directors, officers, employees and agents of Patapsco Bancorp,

     o pertaining to the elimination of the liability of the directors to Patapsco Bancorp and its stockholders for monetary damages, with certain exceptions, for breach of fiduciary duty, and

     o governing the required stockholder vote for amending the Articles of Incorporation or Bylaws of Patapsco Bancorp.

This provision is intended to prevent the holders of less than 80% of the outstanding stock of Patapsco Bancorp from circumventing any of the foregoing provisions by amending the Articles of Incorporation to delete or modify any such provisions. This provision would enable the holders of more than 20% of Patapsco Bancorp's voting stock to prevent amendments to Patapsco Bancorp's Articles of Incorporation or Bylaws, even if such amendments were favored by the holders of a majority of the voting stock.

THE PURPOSE OF AND ANTI-TAKEOVER EFFECT OF PATAPSCO BANCORP'S ARTICLES OF INCORPORATION AND BYLAWS

         The Board of Directors of Patapsco Bancorp believes that the provisions described above reduce Patapsco Bancorp's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by its Board of Directors. The Board of Directors of Patapsco Bancorp believes these provisions are in the best interests of Patapsco Bancorp and its stockholders. In the judgment of the Boards of Directors of Patapsco Bancorp, Patapsco Bancorp's Board of Directors is in the best position to consider all relevant factors and to negotiate for what is in the best interests of the stockholders and Patapsco Bancorp's other constituents. Accordingly, the Board of Directors of Patapsco Bancorp believes that it is in the best interests of Patapsco Bancorp and its stockholders to encourage potential acquirors to negotiate directly with Patapsco Bancorp's Board of Directors, and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts. It is also the view of the Board of Directors of Patapsco Bancorp that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of the true value of Patapsco Bancorp and which is in the best interests of all stockholders.

     Attempts to acquire control of financial institutions and their holding companies have recently become increasingly common. Takeover attempts which have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms which may be less favorable than might otherwise be available. A transaction which is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for Patapsco Bancorp and its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of Patapsco Bancorp's assets.

         An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause great expense. Although a tender offer or other takeover attempt may be made at a price substantially above then current market prices, such offers are sometimes made for less than all the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise which is under different management and whose objectives may not be similar to those of the remaining stockholders. The concentration of control that could result from a tender offer or other takeover attempt could also deprive Patapsco Bancorp's remaining stockholders of certain protective provisions of the Securities Exchange Act of 1934.

         Despite the belief of Patapsco Bancorp as to the benefits to stockholders of these provisions of Patapsco Bancorp's Articles of Incorporation and Bylaws, these provisions may also have the effect of discouraging a future takeover attempt which would not be approved by Patapsco Bancorp's Board of Directors, but pursuant to which the stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also render the removal of Patapsco Bancorp's Board of Directors and management more difficult and may tend to stabilize Patapsco Bancorp's stock price, thus limiting gains which might otherwise be reflected in price increases due to a potential merger or acquisition. The Board of Directors, however, has concluded that the


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
potential benefits of these provisions outweigh the possible disadvantages. Pursuant to applicable regulations, at any annual or special meeting of its stockholders, Patapsco Bancorp may adopt additional Articles of Incorporation provisions regarding the acquisition of its equity securities that would be permitted for a Maryland corporation. Patapsco Bancorp and Patapsco Bank do not presently intend to propose the adoption of further restrictions on the acquisition of Patapsco Bancorp's equity securities.

           INDEMNIFICATION OF PATAPSCO BANCORP DIRECTORS AND OFFICERS
                         FOR SECURITIES ACT LIABILITIES

         Under Patapsco Bancorp's Articles of Incorporation, Patapsco Bancorp will indemnify its directors and officers for judgments, fines, settlements, and expenses, including attorney fees, incurred in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent permitted by the General Corporation Law of the State of Maryland. Under Maryland law, indemnification of directors and officers may be provided for judgments, fines, settlements, and expenses, including attorney's fees, incurred in connection with any threatened, pending, or completed action, suit, or proceeding other than an action by or in the right of Patapsco Bancorp. This applies to any civil, criminal, investigative or administrative action provided that the director or officer involved acted in good faith, in a manner he or she reasonably believed to be in or not opposed to the best interests of Patapsco Bancorp and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Patapcso Bancorp may indemnify directors and officers for judgments, fines, settlements, and expenses, including attorney's fees, incurred in connection with any threatened, pending, or completed action, or suit by or in the right of Patapsco Bancorp if the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Patapsco Bancorp. However, no indemnification may be made in connection with any claim, issue or matter in which the director or officer is found by a court to be liable for negligence or misconduct in the performance of his or her duties to Patapsco Bancorp unless the court in which the action is brought deems indemnity proper.

         Indemnification will be provided to any directors and officers for expenses, including attorney's fees, actually and reasonably incurred in the defense of any action, suit or proceeding to the extent that he or she has been successful on the merits.

     Patapsco Bancorp has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, including liabilities under the Securities Act of 1933, as amended, and provides for payment to Patapsco Bancorp of costs incurred by it in indemnifying its directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Patapsco Bancorp pursuant to the foregoing provisions, or otherwise, Patapsco Bancorp has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

     Patapsco Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act that registers the distribution to Northfield Bancorp stockholders of the shares of Patapsco Bancorp preferred stock to be issued in the merger. The registration statement, including the exhibits, contains additional relevant information about Patapsco Bancorp and Patapsco Bancorp preferred stock. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this proxy statement/prospectus.

     Patapsco Bancorp and Northfield Bancorp file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Patapsco Bancorp and Northfield Bancorp file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the SEC's public reference rooms. Patapsco

Bancorp's and Northfield Bancorp's public filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at "http://www.sec.gov."

     The SEC allows us to "incorporate by reference" information into this proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the other documents that are listed below that we have previously filed with the SEC. These documents contain important information about Patapsco Bancorp and its financial condition.

Patapsco Bancorp SEC Filings (File No. 0-28032)

     o    Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999;

     o Quarterly Reports on Form 10-QSB for the quarters ended September 30, 1999, December 31, 1999 and March 31, 2000;

     o    Current Report on Form 8-K filed on May 19, 2000; and

     o Rule 425 prospectuses filed on May 16, 2000, June 5, 2000 and June 14, 2000.

     o The following information that is contained in Patapsco Bancorp's Form 10-KSB:

          o    Description  of the business of Patapsco  Bancorp as contained in
               Item 1 of the Form 10-KSB;

          o    Description   of  Market  for  the  Common   Equity  and  Related
               Stockholder Matters contained in Item 5 of the Form 10-KSB;

          o    Management's   Discussion  and  Analysis  or  Plan  of  Operation
               contained in Item 6 of the Form 10-KSB; and

          o Description of Changes in Disagreements with Accountants on Accounting and Financial Disclosure contained in Item 8 of the Form 10-KSB.

     Patapsco Bancorp also incorporates by reference additional documents that it might file with the SEC between the date of this document and the date of Northfield Bancorp's stockholder meeting. These include periodic reports, such as Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, as well as proxy statements.


     Documents incorporated by reference are available from Patapsco Bancorp without charge, except for exhibits to the documents unless the exhibits are specifically incorporated in this document by reference. You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Patapsco Bancorp at the following address:

                      Patapsco Bancorp, Inc.
                      1301 Merritt Boulevard
                      Dundalk, Maryland 21222
                      Attention: Michael Dee
                      Telephone No. (410) 285-1010

     If you would like to request documents, please do so by September 29, 2000 in order to receive them before the special meeting of stockholders. If you request any incorporated documents from us we will mail them to you by first-class mail, or other equally prompt means, within one business day of our receipt of your request.

     Patapsco Bancorp has supplied all information contained in this proxy statement/prospectus relating to Patapsco Bancorp, and Northfield Bancorp has supplied all information relating to Northfield Bancorp.

     You should rely only on the information contained or incorporated by reference in this document to vote your shares at the meeting. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this document. This document is dated September 1, 2000. You should not assume that the information contained in this document is accurate as of any date other than that date, and neither the mailing of this document to stockholders nor the issuance of Patapsco Bancorp's securities in the merger shall create any implication to the contrary.

                                  LEGAL MATTERS

     The legality of Patapsco Bancorp Series A Noncumulative Convertible Perpetual Preferred Stock to be issued pursuant to the Merger Agreement will be passed upon for Patapsco Bancorp by Stradley Ronon Stevens & Young, LLP, Philadelphia, Pennsylvania.

                                     EXPERTS

     The consolidated financial statements of Patapsco Bancorp as of June 30, 1999 and 1998 and for each of the two years in the period ended June 30, 1999 incorporated in this proxy statement/prospectus by reference from Patapsco Bancorp's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999 have been audited by Anderson Associates, LLP, independent auditors, as stated in their report, which is incorporated by reference herein and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Northfield Bancorp as of December 31, 1999 and 1998 and for each of the two years in the period ended December 31, 1999, included elsewhere in this proxy statement/prospectus have been audited by Anderson Associates, LLP, independent auditors, as stated in their report appearing herein and elsewhere in the Registration Statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                              STOCKHOLDER PROPOSALS

     It is not anticipated that Northfield Bancorp will hold a 2001 annual meeting of stockholders unless the merger is not consummated. If the merger is not consummated, any stockholder proposal intended for inclusion in Northfield Bancorp's proxy statement and proxy relating to the 2001 annual meeting of stockholders must be received by Northfield Bancorp's main office at 8005 Harford Road, Baltimore, Maryland 21234, no later than December 13, 2000. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities and Exchange Act of 1934, as amended.

     Stockholder proposals to be considered at a meeting of stockholders, other than those submitted pursuant to the Securities Exchange Act of 1934, as amended, must be stated in writing, delivered or mailed to the Secretary of Northfield Bancorp at the address stated above, not less than 30 days nor more than 60 days prior to the date of the meeting. If less than 40 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed to the Secretary of Northfield Bancorp not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders.


                                  OTHER MATTERS

     The Northfield Bancorp Board of Directors is not aware of any business to come before the Special Meeting other than those matters described in this proxy statement/prospectus. However, if any other matter should properly come before the special meeting, it is intended that holders of the proxies will act in accordance with the directions of the Board of Directors of Northfield Bancorp.

     INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF NORTHFIELD BANCORP, INC.




                                                                            Page
                                                                            ---


Independent Auditor's Report.............................................. F-1

Consolidated Statements of Financial Condition as of
   December 31, 1999 and 1998.................. .......................... F-3

Consolidated Statements of Operations for the Years Ended
   December 31, 1999 and 1998............................................. F-4

Consolidated Statements of Stockholders' Equity for the Years
   Ended December 31, 1999 and 1998 ...................................... F-5

Consolidated Statements of Cash Flows for the Years Ended December
   31, 1999 and 1998...................................................... F-6

Notes to Consolidated Financial Statements................................ F-8

Consolidated Statements of Financial Condition as of June 30,
   2000 and December 31, 1999............................................. F-27

Consolidated Statements of Operations for the Three and Six
   Months Ended June 30, 2000 and 1999.................................... F-28

Consolidated Statements of Comprehensive Income for the Six
   Months Ended June 30, 2000 and 1999 ................................... F-29

Consolidated Statements of Cash Flows for the Six Months ended
   Jun 30, 2000 and 1999.................................................. F-30

Notes to Consolidated Financial Statements ............................... F-32

All schedules are omitted because the required information is either not applicable or is included in the financial statements or related notes.

                          INDEPENDENT AUDITOR'S REPORT



To the Stockholders and Board of Directors
Northfield Bancorp, Inc.
Baltimore, Maryland

        We have audited the consolidated statements of financial condition of Northfield Bancorp, Inc. and Subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the two year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Northfield Bancorp, Inc. and Subsidiary as of December 31, 1999 and 1998, and the consolidated results of its operations and cash flows for each of the two years in the two year period ended December 31, 1999 in conformity with generally accepted accounting principles.

        As described in Note 1 to the consolidated financial statements, the Company adopted the Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" as of January 1, 1999.


/s/ Anderson Associates, LLP

March 3, 2000
Baltimore, Maryland

                            NORTHFIELD BANCORP, INC.
                            ------------------------
                                 AND SUBSIDIARY
                                 --------------
                               Baltimore, Maryland
                               -------------------

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                 ----------------------------------------------

                                                                              December 31,
                                                                              ------------
                                                                         1999            1998
                                                                         ----            ----
       Assets
       ------
Cash                                                                $    620,282   $     166,446
Interest bearing deposits in other banks                               1,038,521       4,833,876
Investments available for sale (Note 2)                                4,873,550           --
Investments held to maturity (Note 2)                                      --            799,256
Mortgage backed securities available for sale (Note 3)                 2,551,277           --
Mortgage backed securities held to maturity (Note 4)                     524,188       2,122,590
Loans receivable, net (Note 5)                                        42,856,212      35,701,656
Accrued interest receivable - loans                                      171,294         163,989
                            - investments                                 65,508          19,016
                            - mortgage backed securities                  16,086          13,569
Premises and equipment, at cost, less accumulated
 depreciation (Note 6)                                                    97,153         128,325
Federal Home Loan Bank of Atlanta stock at cost (Note 7)                 445,000         272,900
Deferred income taxes (Note 13)                                          286,708          57,526
Prepaid and refundable income taxes (Note 13)                                410           --
Prepaid expenses and other assets                                         33,886          30,963
                                                                     -----------     -----------

Total assets                                                         $53,580,075     $44,310,112
                                                                     ===========     ===========
       Liabilities and Stockholders' Equity
       ------------------------------------
Liabilities
-----------
   Deposit accounts (Note 8)                                         $36,602,858     $36,434,786
   Borrowings (Note 9)                                                 8,900,000               -
   Advance payments by borrowers for expenses                            553,961         462,726
   Income taxes payable (Note 13)                                         11,237          18,449
   Other liabilities                                                     439,377         266,230
                                                                     -----------     -----------
Total liabilities                                                     46,507,433      37,182,191

Commitments and contingencies - Notes 5, 6, 9, 10, 11 and 12

Stockholders' Equity (Notes 11 and 12)
--------------------
   Serial Preferred stock $.01 par value; authorized 2,000,000 shares; none issued or outstanding
   Common stock $.01 par value; authorized 8,000,000 shares;
     issued and outstanding 475,442 shares in 1999 and 1998                4,754           4,754
   Additional paid-in capital                                          4,351,177       4,415,682
   Retained earnings (substantially restricted)                        3,491,960       3,200,542
                                                                     -----------     -----------
                                                                       7,847,891       7,620,978
   Accumulated other comprehensive income                               (318,280)              -
   Stock held by Rabbi Trust                                            (134,650)       (134,650)
   Employee Stock Ownership Plan                                        (322,319)       (358,407)
                                                                     -----------     -----------
Total stockholders' equity                                             7,072,642       7,127,921
                                                                     -----------     -----------
Total liabilities and stockholders' equity                           $53,580,075     $44,310,112
                                                                     ===========     ===========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                            NORTHFIELD BANCORP, INC.
                            ------------------------
                                 AND SUBSIDIARY
                                 --------------
                               Baltimore, Maryland
                               -------------------

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      -------------------------------------


                                                                     Years Ended
                                                                     December 31,
                                                                     ------------
                                                                 1999            1998
                                                                 ----            ----
Income
------
   Interest and fees on loans (Note 5)                        $2,978,697   $2,566,734
   Interest on investments                                       338,930      267,728
   Interest on mortgage backed securities                        154,003      149,753
                                                              ----------   ----------
Total interest income                                          3,471,630    2,984,215

Interest Expense
----------------
   Interest on deposits (Note 8)                               1,699,241    1,748,825
   Interest on long-term borrowings                              111,775         --
   Interest on short-term borrowings                             124,025        1,782
                                                              ----------   ----------
Total interest expense                                         1,935,041    1,750,607
                                                              ----------   ----------

Net interest income                                            1,536,589    1,233,608
Provision for losses on loans (Note 5)                              --           --
                                                              ----------   ----------
Net interest income after provision for losses on loans        1,536,589    1,233,608

Non-Interest Income
-------------------
   Fees on loans                                                   8,006        7,803
   Fees on deposits                                               14,554       12,201
   All other income                                                6,904       10,613
                                                              ----------   ----------
Net non-interest income                                           29,464       30,617

Non-Interest Expenses
---------------------
   Compensation and related expenses                             481,669      352,880
   Occupancy                                                     116,326       87,531
   Deposit insurance                                              22,639       20,485
   Service bureau expense                                         69,392       57,118
   Furniture, fixtures and equipment expense                      26,468       22,688
   Advertising                                                    29,479       26,383
   Professional fees                                              73,826       64,021
   Other                                                         141,458      130,096
                                                              ----------   ----------
Total non-interest expenses                                      961,257      761,202
                                                              ----------   ----------

Income before tax provision and cumulative effect
 of accounting change                                            604,796      503,023
Provision for income tax (Note 13)                               234,439      196,238
                                                              ----------   ----------

Income before cumulative effect of accounting change             370,357      306,785
Cumulative effect of accounting change, net of tax (Note 1)        8,980         --
                                                              ----------   ----------
Net income                                                    $  379,337   $  306,785
                                                              ==========   ==========
Basic earnings per share (Note 1)                             $      .89   $   N/A
                                                              ==========   ==========
Diluted earnings per share (Note 1)                           $      .86   $   N/A
                                                              ==========   ==========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                            NORTHFIELD BANCORP, INC.
                            ------------------------
                                 AND SUBSIDIARY
                                 --------------
                               Baltimore, Maryland
                               -------------------

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 -----------------------------------------------
             FOR YEARS ENDED DECEMBER 31, 1999 AND DECEMBER 31, 1998
             -------------------------------------------------------

                                                                        Additional                Accumulated Other
                                                           Common         Paid-In      Retained     Comprehensive
                                                            Stock         Capital      Earnings         Income
                                                          ---------     ----------     --------   -----------------

Balance - December 31, 1997                               $     --      $     --     $2,893,757      $     --

Issuance of common stock                                       4,754     4,415,290         --              --
Stock purchased by Employee
 Stock Ownership Plan                                           --            --           --              --
Stock held by Rabbi Trust                                       --            --           --              --
Compensation under Stock-
 Based Benefit Plan                                             --             392         --              --

Net income                                                      --            --        306,785            --
                                                          ----------    ----------   ----------        ----------

Balance - December 31, 1998                                    4,754     4,415,682    3,200,542            --

Comprehensive Income
   Net income                                                                           379,337
   Cumulative effect of change in accounting
     principle, net of taxes of $513 (Note 1)                                                                (815)
   Unrealized holding losses on
     available for sale securities net
     of taxes of $201,075                                                                                (317,465)
Total comprehensive income
Conversion costs paid subsequent
   to stock issuance                                                       (66,035)
Compensation under Stock-Based
   Benefit Plan, net of taxes of $1,062                                      1,530
Dividends declared ($.20 per share)                                                     (87,919)
                                                          ----------    ----------   ----------        ----------
Balance - December 31, 1999                               $    4,754    $4,351,177   $3,491,960        $(318,280)
                                                          ==========    ==========   ==========        ==========
                                                           Employee
                                                          Stock Held       Stock        Total
                                                           by Rabbi      Ownership   Stockholders'
                                                            Trust          Plan         Equity
                                                          ----------     ---------   ------------

Balance - December 31, 1997                               $    --        $    --      $2,893,757

Issuance of common stock                                       --             --       4,420,044
Stock purchased by Employee
 Stock Ownership Plan                                          --         (380,350)     (380,350)
Stock held by Rabbi Trust                                  (134,650)          --        (134,650)
Compensation under Stock-
 Based Benefit Plan                                            --           21,943        22,335
Net income                                                     --             --         306,785
                                                          ---------      ---------    ----------

Balance - December 31, 1998                                (134,650)      (358,407)    7,127,921

Comprehensive Income
   Net income
   Cumulative effect of change in accounting
     principle, net of taxes of $513 (Note 1)
   Unrealized holding losses on
     available for sale securities net
     of taxes of $201,075
Total comprehensive income                                                                61,057
Conversion costs paid subsequent
   to stock issuance                                                                     (66,035)
Compensation under Stock-Based
   Benefit Plan, net of taxes of $1,062                                     36,088        37,618
Dividends declared ($.20 per share)                                                      (87,919)
                                                          ---------      ---------    ----------
Balance - December 31, 1999                               $(134,650)     $(322,319)   $7,072,642
                                                          =========      =========    ==========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                            NORTHFIELD BANCORP, INC.
                            ------------------------
                                 AND SUBSIDIARY
                                 --------------
                               Baltimore, Maryland
                               -------------------

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------


                                                                        Years Ended December 31,
                                                                        ------------------------
                                                                           1999          1998
                                                                           ----          ----
Operating Activities
--------------------
     Net income                                                      $    379,337    $    306,785
     Adjustments to Reconcile Net Income to
       Net Cash Provided by Operating Activities
       -----------------------------------------
        Net amortization of premiums and accretion of
         discounts on certificates of deposit                                  88           3,172
        Gain on sale of mortgage backed securities trading                (14,933)           --
        Proceeds from sale of mortgage backed securities trading        1,048,335            --
        Net amortization of premiums and accretion of
         discounts on mortgage backed and investment securities            16,853             735
        Amortization of premium on mortgage loans purchased                   597            --
        Loan fees deferred                                                 54,012          99,319
        Amortization of deferred loan fees                                (50,648)        (51,630)
        Non-cash compensation under Stock-Based Benefit Plans              37,618          22,335
        Increase in accrued interest on loans                              (7,305)        (14,453)
        (Increase) decrease in accrued interest on investments            (46,492)          5,984
        Increase in accrued interest on mortgage backed securities         (2,517)           (876)
        Provision for depreciation                                         46,165          28,640
        Increase in deferred income taxes                                 (28,922)        (31,247)
        Increase in prepaid income taxes                                     (410)           --
        (Increase) decrease in prepaid expenses and
         other assets                                                      (2,923)         26,581
        (Decrease) increase in accrued interest payable                    (5,442)          1,139
        Decrease in income taxes payable                                   (7,212)        (44,515)
        Increase in other liabilities                                     173,147         131,563
                                                                     ------------    ------------
              Net cash provided by operating activities                 1,589,348         483,532

Cash Flows from Investing Activities
------------------------------------
     Proceeds from maturing certificates of deposit                       741,000         926,000
     Purchases of certificates of deposit                                (190,000)       (981,331)
     Purchases of securities available for sale                        (4,535,874)           --
     Purchase of securities held to maturity                                 --          (799,250)
     Purchases of mortgage backed securities held to maturity            (539,642)     (1,285,283)
     Purchases of mortgage backed securities available for sale        (2,371,480)           --
     Principal collected on mortgage backed securities                    859,362       1,116,961
     Longer term loans originated                                     (13,034,443)    (11,884,678)
     Loans purchased                                                     (877,919)       (302,882)
     Principal collected on longer term loans                           6,797,992       6,346,139
     Net (increase) decrease in short-term loans                          (44,150)         53,108
     Purchases of premises and equipment                                  (14,992)       (116,591)
     Purchase of Federal Home Loan Bank stock                            (172,100)        (46,500)
                                                                     ------------    ------------
              Net cash used by investing activities                   (13,382,246)     (6,974,307)

                            NORTHFIELD BANCORP, INC.
                            ------------------------
                                 AND SUBSIDIARY
                                 --------------
                               Baltimore, Maryland
                               -------------------

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------

                                                                        Years Ended December 31,
                                                                        ------------------------
                                                                           1999          1998
                                                                           ----          ----
Cash Flows from Financing Activities
------------------------------------
     Net increase (decrease) in demand deposits,
       money market, passbook accounts and advance
       payments by borrowers for taxes and insurance                   $  (266,251)   $ 1,588,186
     Net increase in certificates of deposit                               531,000      2,315,159
     Net increase in Federal Home Loan Bank advances                     8,900,000           --
     Net proceeds from stock issuance                                         --        4,420,044
     Common shares purchased under ESOP Plan                                  --         (380,350)
     Common shares purchased under Rabbi Trust                                --         (134,650)
     Conversion costs paid subsequent to stock issuance                    (66,035)          --
     Dividend payment                                                      (87,919)          --
                                                                       -----------    -----------
              Net cash provided by financing activities                  9,010,795      7,808,389
                                                                       -----------    -----------
Increase (decrease) in cash and cash equivalents                        (2,782,103)     1,317,614
Cash and cash equivalents at beginning of year                           4,062,056      2,744,442
                                                                       -----------    -----------
Cash and cash equivalents at end of year                               $ 1,279,953    $ 4,062,056
                                                                       ===========    ===========
Reconciliation of cash and cash equivalents:
     Cash                                                              $   620,282    $   166,446
     Interest bearing accounts in other banks                            1,038,521      4,833,876
                                                                       -----------    -----------
                                                                         1,658,803      5,000,322

        Less - Certificates of deposit maturing in
                    90 days or more included in interest
                    bearing accounts in other banks                       (378,850)      (938,266)
                                                                       -----------    -----------

Cash and cash equivalents                                              $ 1,279,953    $ 4,062,056
                                                                       ===========    ===========

Supplemental disclosures of cash flows information:
  Cash paid during year for:
        Interest                                                       $ 1,880,930    $ 1,749,522
        Income taxes                                                   $   278,000    $   272,000


The accompanying notes to consolidated financial statements are an integral part of these statements.

                            NORTHFIELD BANCORP, INC.
                            ------------------------
                                 AND SUBSIDIARY
                                 --------------
                               Baltimore, Maryland
                               -------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------



Note 1 - Summary of Significant Accounting Policies
         ------------------------------------------

         Principles of Consolidation
         ---------------------------

              The consolidated financial statements include the accounts of Northfield Bancorp, Inc. ("the Company") and its wholly owned subsidiary, Northfield Federal Savings Bank ("the Bank"). All intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.

         Business
         --------

              The Bank's primary business activity is the acceptance of deposits from the general public in its market area, predominantly the Baltimore metropolitan region, and using the proceeds for investments and loan originations. The Bank is subject to competition from other financial institutions. The Bank is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities.

         Basis of Financial Statement Presentation
         -----------------------------------------

              The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of financial condition and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses. See the discussion below of the determination of that estimate.

         Investments
         -----------

              Investments  classified  as available for sale are carried
         at fair  value.   Amortization  of  premiums  and  accretion
         of discounts are computed using the interest method over the life of the debt instrument. Gains and losses on available
         for  sale  securities  are  determined   using  the  specific
         identification method.

NORTHFIELD BANCORP, INC.
------------------------
 AND SUBSIDIARY
 --------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 1 - Summary of Significant Accounting Policies - Continued
         ------------------------------------------

         Mortgage Backed Securities
         --------------------------

              Mortgage backed securities classified as available for sale, including real estate mortgage conduits, ("REMICs"), are carried at fair value. Amortization of premiums and accretion of discounts are computed using the interest method. Gains and losses on available for sale securities are determined using the specific identification method. See Note 3 for discussion of prepayment risk and recoverability of mortgage backed securities.

              At December 31, 1999, mortgage backed securities classified as held to maturity are carried at amortized cost since management has the ability and intention to hold them to maturity. Amortization of premiums and accretion of discounts on purchases is computed using the interest method.

         Loans Receivable
         ----------------

              Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balance adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans.

              Amortization of premiums and accretion of discounts on loan purchases is computed using the interest method.

              Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

              An allowance for loan losses is provided through charges to income in an amount that management believes will be adequate to absorb losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. Determining the amount of the allowance for loan losses requires the use of estimates and assumptions. Management believes the allowance for losses on loans

NORTHFIELD BANCORP, INC.
------------------------
 AND SUBSIDIARY
 --------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 1 - Summary of Significant Accounting Policies - Continued
         ------------------------------------------

             Loans Receivable - Continued
             ----------------

             is adequate. While management uses available information to estimate losses on loans, future additions to the allowances may be necessary based on changes in economic conditions, particularly in the State of Maryland. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Statement of Financial Accounting Standards ("SFAS") No. 114, as amended by SFAS No. 118 addresses the accounting by creditors for impairment of certain loans. It is generally applicable for all loans except large groups of smaller balance homogeneous loans that are collectively evaluated for impairment, including residential mortgage loans and consumer installment loans. It also applies to all loans that are restructured in a troubled debt restructuring involving a modification of terms. SFAS No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement.

             Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. When a payment is received on a loan on non-accrual status, the amount received is allocated to principal and interest in accordance with the contractual terms of the loan.

             Premises and Equipment
             ----------------------

                 Land is carried at cost, premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed on the straight-line method, based on the useful lives of the respective assets.

NORTHFIELD BANCORP, INC.
------------------------
 AND SUBSIDIARY
 --------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

Note 1 - Summary of Significant Accounting Policies - Continued
         ------------------------------------------

         Income Taxes
         ------------

              Deferred income taxes are recognized for temporary differences between the financial reporting basis and income tax basis of assets and liabilities based on enacted tax rates expected to be in effect when such amounts are realized or settled. Deferred tax assets are recognized only to the extent that it is more likely than not that such amounts will be realized based on consideration of available evidence. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         Statement of Cash Flows
         -----------------------

              In the statement of cash flows, cash and equivalents include cash and interest bearing deposits in other banks with a maturity date of less than ninety days.

         Employee Stock Ownership Plan
         -----------------------------

              The Company accounts for its Employee Stock Ownership Plan ("ESOP") in accordance with Statement of Position 93-6 of the Accounting Standards Division of the American Institute of Certified Public Accountants (See Note 11).

         Cumulative Effect of Accounting Change
         --------------------------------------

              The Company implemented SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133") on January 1, 1999. In accordance with the Pronouncement's provisions, the Company reclassified approximately $1,071,000 of mortgage backed securities from held to maturity to trading. The Company's trading portfolio consisted of several relatively older and smaller balance loan pools, which had market values that exceeded carrying values. Management decided to sell the securities at the favorable market price and simultaneously reduce the administrative costs of the smaller pools. On January 11, 1999, the Company sold the entire trading investment that had a carrying value of $1,033,041 and realized a gain of $8,980 net of tax. Accordingly, the net realized gain of $8,980 is reflected on the consolidated statements of operations as the cumulative effect of an accounting change, net of taxes.

NORTHFIELD BANCORP, INC.
------------------------
 AND SUBSIDIARY
 --------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

Note 1 - Summary of Significant Accounting Policies - Continued
         ------------------------------------------

         Cumulative Effect of Accounting Change - Continued
         --------------------------------------------------

              In addition, the Company reclassified $1,053,760 of mortgage backed securities and $799,256 of investments from held to maturity to available for sale.

              On January 1, 1999, the amortized costs and fair values were as follows:

                                              Gross        Gross
                                Amortized   Unrealized   Unrealized
                                  Cost        Gains        Losses     Fair Value
                                ---------   ----------   ----------   ----------
Investments                    $  799,256   $    --      $    5,029   $  794,227
Mortgage backed securities      1,053,760        3,701         --      1,057,461
                               ----------   ----------   ----------   ----------
                               $1,853,016   $    3,701   $    5,029   $1,851,688
                               ==========   ==========   ==========   ==========

                Accordingly, the net unrealized loss of $1,328 at the date of transfer is reflected on the consolidated statements of stockholders' equity as the cumulative effect of a change in accounting principle, net of taxes.

           Earnings Per Share
           ------------------

                Basic earnings per share data ("EPS") is computed by dividing net income by the weighted average number of common shares outstanding for the appropriate period. Unearned ESOP shares are not included in outstanding shares. Diluted EPS is computed by dividing net income by the weighted average shares outstanding as adjusted for the dilutive effect of unvested stock awards based on the "treasury stock" method.

                Earnings per share data is not presented for the year ended December 31, 1998, since the Bank converted to stock form in November, 1998, and such information would not be meaningful. Information relating to the calculations of net income per share of common stock, summarized for the twelve months ended December 31, 1999, is as follows:

                                                           December 31, 1999
                                                           -----------------
           Net income before other comprehensive income       $379,337
                                                              ========
           Weighted Average Shares
              Outstanding basic EPS                            427,664
           Dilutive Items
              Rabbi Trust shares                                13,465
                                                              --------
           Adjusted weighted average shares used for
              dilutive items                                   441,129
                                                              ========

NORTHFIELD BANCORP, INC.
------------------------
 AND SUBSIDIARY
 --------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 2 - Investments
         -----------

              The amortized cost at and fair values of other investments as follows:

                                              Gross        Gross
                                Amortized   Unrealized   Unrealized
                                  Cost        Gains        Losses     Fair Value
                                ---------   ----------   ----------   ----------
Available for Sale
------------------
December 31, 1999
-----------------
Federal Home Loan Mortgage
 Corporation bonds           $  748,519   $        --     $   53,988   $  694,531
Municipal bonds                 449,316            --         38,925      410,391
Corporate bonds               4,137,946            --        369,318    3,768,628
                             ----------   -------------   ----------   ----------
                             $5,335,781   $        --     $  462,231   $4,873,550
                             ==========   =============   ==========   ==========

Held to Maturity
----------------
December 31, 1998
-----------------
Federal Home Loan Mortgage
 Corporation bonds           $  250,000   $        --     $    --      $  250,000
Municipal bonds                 299,256            --            888      298,368
Corporate bonds                 250,000            --          4,141      245,859
                             ----------  --------------   ----------   ----------
                             $  799,256  $         --     $    5,029   $  794,227
                             ==========  ==============   ==========   ==========

              On January 1, 1999, the Company implemented the provisions of
         SFAS  No.  133  and   reclassified   the  entire  balance  of
         investments  from held to maturity to available for sale (See
         Note 1).

              No gains or losses were realized during the years ended December 31, 1999 and 1998.

              The scheduled maturities of other investments at December 31, 1999:

                                                         Carrying
                                                           Cost
                                                        ----------
         Due after five years through ten years        $   369,125
         Due after ten years                             4,504,425
                                                       -----------
                                                       $ 4,873,550
                                                       ===========

NORTHFIELD BANCORP, INC.
------------------------
 AND SUBSIDIARY
 --------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

Note 3 - Mortgage Backed Securities Available for Sale
         ---------------------------------------------

              Mortgage backed securities classified as available for sale at December 31, 1999 are as follows:

                                                     Gross      Gross
                                    Amortized     Unrealized   Unrealized
                                      Cost          Gains        Losses    Fair Value
                                    ---------     ----------   ----------  ----------
GNMA participating certificates   $1,861,296    $     --     $   31,313   $1,829,983
FNMA participating certificates       737,961         --         16,667      721,294
                                  -----------   ----------   ----------   ----------
                                  $ 2,599,257   $     --     $   47,980   $2,551,277
                                  ===========   ==========   ==========   ==========


              No gains or losses were realized during the years ended December 31, 1999 and 1998.

Note 4 - Mortgage Backed Securities Held to Maturity
         -------------------------------------------

              The  amortized  cost  and  fair  value  of  mortgage   backed
         securities held to maturity are as follows as of December 31, 1999 and 1998, respectively.

                                                     Gross      Gross
                                    Amortized     Unrealized   Unrealized
                                      Cost          Gains        Losses    Fair Value
                                    ---------     ----------   ----------  ----------
                                            December 31, 1999
                                   ---------------------------------------------------
GNMA participating certificates    $  524,188     $   --       $54,866      $  469,322
                                   ==========     ========     =======      ==========

                                            December 31, 1998
                                   ---------------------------------------------------
GNMA participating certificates    $1,125,497     $ 37,469     $   --       $1,162,966
FNMA participating certificates       534,884       12,123         --          547,007
FHLMC participating certificates      462,209       12,896         --          475,105
                                   ----------     --------     -------      ----------
                                   $2,122,590     $ 62,488     $   --       $2,185,078
                                   ==========     ========     =======      ==========

              On January 1, 1999, the Company implemented the provisions of SFAS No. 133 and reclassified $1,053,760 and $1,033,041 of the mortgage backed securities portfolio to available for sale and trading, respectively. (See Note 1)

NORTHFIELD BANCORP, INC.
------------------------
 AND SUBSIDIARY
 --------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

Note 5 - Loans Receivable
         ----------------

              Loans receivable at December 31, 1999 and 1998 consist of the following:

                                                     1999            1998
                                                     ----            ----
One to four family residential mortgage loans   $ 39,464,486    $ 31,332,202
Land                                                 172,698         123,442
Construction loans                                 2,207,784       3,663,490
Commercial real estate loans                       1,960,896       2,477,792
Commercial loan collateralized by lease
 finance receivables                                 698,107         643,217
Home equity line of credit loans                     134,281         124,849
Loans secured by deposits                            108,044          73,326
Premiums                                              14,614            --
                                                ------------    ------------
                                                  44,760,910      38,438,318

Less
   Undisbursed portion of loans in process        (1,402,261)     (2,223,105)
   Deferred loan origination fees                   (319,486)       (316,122)
   Allowance for losses on loans                    (182,951)       (197,435)
                                                ------------    ------------
                                                  (1,904,698)     (2,736,662)
                                                ------------    ------------
                                                $ 42,856,212    $ 35,701,656
                                                ============    ============

              Residential lending is generally considered to involve less risk than other forms of lending, although payment experience on these loans is dependent to some extent on economic and market conditions in the Bank's lending area. Commercial and construction loan repayments are generally dependent on the operations of the related properties or the financial condition of its borrower or guarantor. Accordingly, repayment of such loans can be more susceptible to adverse conditions in the real estate market and the regional economy.

              A substantial portion of the Bank's loans receivable are mortgage loans secured by residential and commercial real estate properties located in the State of Maryland. Loans are extended only after evaluation by management of customers' creditworthiness and other relevant factors on a case-by-case basis. The Bank generally does not lend more than 90% of the appraised value of a property and requires private mortgage insurance on residential mortgages with loan-to-value ratios in excess of 80%. In addition, the Bank generally obtains personal guarantees of repayment from borrowers and/or others for construction, commercial and multifamily residential loans and disburses the proceeds of construction and similar loans only as work progresses on the related projects.

NORTHFIELD BANCORP, INC.
-----------------------
AND SUBSIDIARY
--------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

Note 5 - Loans Receivable - Continued
         ----------------

              The commercial loan collateralized by lease finance receivables represents a loan to a leasing company collateralized by leases receivable to individuals and businesses secured by personal property and is primarily dependent upon the financial condition of the borrower and lessors for repayment.

              The following is a summary of the allowance for loan losses for the years ended December 31:

              Balance at December 31, 1997                  $215,500
              Provision for losses on loans                    --
              Charge-offs                                    (18,065)
                                                            --------
              Balance at December 31, 1998                   197,435
              Provision for losses on loans                    --
              Charge-offs                                    (14,484)
                                                            --------
              Balance at December 31, 1999                  $182,951
                                                            ========

              A loan is considered impaired when it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. The Bank did not have any impaired loans at December 31, 1999 and 1998.

              The Bank had no non-accrual loans that were not subject to SFAS No. 114.

              The following table presents a summary of the activity with respect to loans to directors and officers for the years ended December 31, 1999 and 1998, respectively.

                                                          1999         1998
                                                          ----         ----

         Balance outstanding - beginning of year         $505,596    $728,439
         New loans                                        148,000      18,546
         Principal repayments                            (152,043)   (241,389)
                                                         --------    --------
         Balance outstanding - end of year               $501,553    $505,596
                                                         ========    ========

NORTHFIELD BANCORP, INC.
------------------------
AND SUBSIDIARY
--------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

Note 5 - Loans Receivable - Continued
         ----------------

              The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financial needs of its customers. Mortgage loan commitments, exclusive of loans in process not reflected in the accompanying statements at December 31, 1999, approximate $1,238,800. These commitments are for mortgage loans with fixed rates between 7.25% and 8.5% at December 31, 1999. At December 31, 1999, the Bank did not have any non-recourse leasing loan commitments.

              The credit risk involved in these financial instruments is essentially the same as that involved in extending loan facilities to customers. No amount has been recognized in the statement of financial condition at December 31, 1999, as a liability for credit loss.

              Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition. The unpaid principal balances of these loans at December 31, 1999 and 1998, respectively, were $790,345 and $826,514.

              Custodial escrow balances maintained in connection with the foregoing loan servicing were approximately $22,000 and $18,000 at December 31, 1999 and 1998, respectively.

Note 6 - Premises and Equipment
         ----------------------

              Premises and equipment at December 31, 1999 and 1998 are as follows:

                                                1999       1998    Useful Lives
                                                ----       ----    ------------
Land                                          $ 15,000  $ 15,000         -
Office building and improvements               107,347   109,297   5 to 35 years
Furniture, fixtures and equipment              259,783   285,547   5 to 15 years
                                              --------  --------
                                               382,130   409,844
Less - accumulated depreciation               (284,977) (281,519)
                                              --------  --------
                                              $ 97,153  $128,325
                                              ========  ========

NORTHFIELD BANCORP, INC.
------------------------
AND SUBSIDIARY
--------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

Note 6 - Premises and Equipment - Continued
         ----------------------

              The Bank has entered into long-term lease agreements for the premises of its main and administrative offices. Rental expense under the agreements for the properties for the years ended December 31, 1999 and 1998 were $57,303 and $48,835, respectively. At December 31, 1999, the minimum rental commitments under noncancellable operating leases are as follows:

               Year Ended December 31,
               -----------------------
                     2000                         $ 57,695
                     2001                           48,962
                     2002                           42,000
                     2003                           28,000
                                                  --------
                                                  $176,657
                                                  ========

Note 7 - Investment in Federal Home Loan Bank of Atlanta Stock
         -----------------------------------------------------

              The Bank is required to maintain an investment in the stock of the Federal Home Loan Bank of Atlanta ("FHLB") in an amount equal to at least 1% of the unpaid principal balances of the Bank's residential mortgage loans or 1/20 of its outstanding advances from the FHLB, whichever is greater. Purchases and sales of stock are made directly with the FHLB at par value.

Note 8 - Deposit Accounts
         ----------------

              Deposit accounts at December 31, 1999 and 1998 consist of the following:

                                                   1999                  1998
                                             ---------------      ----------------
                                             Amount     %         Amount       %
                                             ------   -----       ------      ----
Demand and NOW accounts including
  non-interest bearing deposits of
  $570,560 in 1999 and $715,785
  in 1998                                 $ 2,710,885   7.41%   $ 2,894,912    7.95%
Money markets                               8,191,133  22.38      8,199,757   22.51
Passbook savings                            2,736,225   7.47      2,901,060    7.96
Certificates of deposit                    22,954,581  62.71     22,423,581   61.54
                                          ----------- ------    -----------  ------
                                           36,592,824  99.97     36,419,310   99.96
Accrued interest on deposits                   10,034    .03         15,476     .04
                                          ----------- ------    -----------  ------
                                          $36,602,858 100.00%   $36,434,786  100.00%
                                          =========== ======    ===========  ======

NORTHFIELD BANCORP, INC.
------------------------
AND SUBSIDIARY
--------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

Note 8 - Deposit Accounts - Continued
         ----------------

              Certificates of deposit mature as follows at December 31:

                         2000                  $12,852,856
                         2001                    4,515,131
                         2002                    2,959,889
                         2003                      938,500
                         2004                    1,204,817
                         2005 & Thereafter         483,388
                                               -----------
                         Total                 $22,954,581
                                               ===========

              Interest expense on deposits is summarized as follows for the years ended December 31:

                                                   1999              1998
                                                   ----              ----
NOW accounts                                   $   41,841        $   57,696
Money markets                                     272,789           322,038
Savings                                            76,571            93,461
Certificates of deposit                         1,308,040         1,275,630
                                               ----------        ----------
                                               $1,699,241        $1,748,825
                                               ==========        ==========

              The Bank had deposits of $100,000 or more of approximately $5,351,995 and $3,451,755 at December 31, 1999 and 1998, respectively.

              Deposit Insurance Reform. Currently, there are two deposit insurance funds maintained by the Federal Deposit Insurance Corporation ("FDIC"), the Bank Insurance Fund ("BIF") and the Savings Association Insurance Fund ("SAIF"). The Bank's deposits are insured by SAIF.

Note 9 - Borrowings
         ----------

              Federal Home Loan Bank advances at December 31, 1999 consist of short-term fixed and adjustable rate advances bearing interest at 4.55% to 6.26% per annum and a long-term fixed rate advance bearing interest at 5.26% per annum.

NORTHFIELD BANCORP, INC.
------------------------
AND SUBSIDIARY
--------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

Note 9 - Borrowings - Continued
         ----------

              The Bank's stock in Federal Home Loan Bank of Atlanta is pledged as security for the loan and under a blanket floating lien security agreement with the Federal Home Loan Bank of Atlanta, the Bank is required to maintain as collateral for its advances, qualified home mortgage loans in an amount equal to 175% of the advances.

              Aggregate maturities required on Federal Home Loan Bank advances at December 31, 1999 are as follows:

         December 31, 2000                     $5,900,000
         December 31, 2009                      3,000,000
                                               ----------
                                               $8,900,000
                                               ==========

              Unused advances on the short-term borrowings above totalled $5,840,000 at December 31, 1999.

Note 10- Employee Benefit Plan
         ---------------------

              The Bank has a 401(k) Plan which required until March 31, 1998, under certain conditions, a contribution of up to 5% of eligible employees' total compensation. The total expense related to this Plan for the years ended December 31, 1999 and 1998 was $2,600 and $5,126, respectively.

Note 11- Common Stock and Stock Benefit Plans
         ------------------------------------

              On November 12, 1998, the Bank converted from a federally chartered mutual savings bank to a federally chartered stock savings bank. Simultaneously, the Bank consummated the formation of a new holding company, Northfield Bancorp, Inc., of which the Bank is a wholly owned subsidiary. In connection with the conversion, the Company issued 475,442 shares of its common stock, par value $.01 per share (the "Common Stock") for gross proceeds of $4,754,420 and net proceeds of $4,420,044, of which $2,210,022 was contributed to the Bank in exchange for all of its outstanding common stock.

NORTHFIELD BANCORP, INC.
------------------------
AND SUBSIDIARY
--------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

Note 11- Common Stock and Stock Benefit Plans - Continued
         ------------------------------------

              At the time of the Conversion, the Bank established a liquidation account in the amount of $3,086,506, an amount equal to the Bank's retained earnings as of June 30, 1998. The liquidation account is maintained for the benefit of eligible savings account holders who maintained their savings accounts in the Bank after the Conversion.
         In the event of a complete liquidation (and only in such event), each eligible savings account holder would be entitled to receive a liquidation distribution from the liquidation account in an amount equal to the account holder's then interest in the liquidation account before any liquidation distribution may be made with respect to capital stock.

              The Company has no significant source of income other than dividends from the Bank. As a result, the Company's dividends will depend primarily upon receipt of dividends from the Bank.

              OTS regulations limit the payment of dividends and other capital distributions by the Bank. The Bank is able to pay dividends during a calendar year without regulatory approval to the extent of the greater of (i) an amount which will reduce by one-half its surplus capital ratio at the beginning of the year plus all its net income determined on the basis of generally accepted accounting principles for that calendar year, or (ii) 75% of net income for the last four calendar quarters.

              The Bank is restricted in paying dividends on its stock to the greater of the restrictions described in the preceding paragraph, or an amount that would reduce its retained
         earnings  below  its  regulatory  capital  requirement,   the
         accumulated bad debt deduction, or the liquidation account described above.

              At the time of conversion, the Bank established an Employee Stock Ownership Plan ("ESOP"), and acquired 38,035 shares of the common stock. The ESOP borrowed funds used to acquire the shares from the Company with a direct loan from the Company requiring annual payments of $29,258.

              The ESOP holds the common stock in a Trust for allocation among participating employees.

              All  employees  of the Bank who  have  completed  one year of
         service  and   attained   the  age  of  21  are  eligible  to
         participate. Participants will become 100% vested in their accounts after five years of service, commencing after January 1, 1998, or earlier upon death, disability or retirement.

NORTHFIELD BANCORP, INC.
------------------------
 AND SUBSIDIARY
 --------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

Note 11- Common Stock and Stock Benefit Plans - Continued
         ------------------------------------

              The ESOP is funded by contributions made by the Bank in cash or common stock and dividends on the shares held in the Trust. The Bank recognizes compensation expense as shares are committed for release from collateral at their current market price. Dividends on allocated shares are recorded as a reduction of retained earnings and dividends on unallocated shares are recorded as a reduction of debt. Compensation cost for the year ended December 31, 1999 was $42,380.

              The ESOP shares as of December 31, 1999 were as follows:

              Allocated shares                         5,806
              Shares earned, but unallocated             -
              Unearned shares                         32,229

              The fair value of the unearned shares was $382,719 at December 31, 1999.

              During the year ended December 31, 1997, the Bank entered into a non-qualified Deferred Compensation ("Rabbi Trust") agreement with all of its current directors. The Bank recognized compensation expense, under this agreement, during the years ended December 31, 1999 and 1998 of $107,747 and $69,150, respectively. Liability under this Agreement is being accrued by charges to operating expense during the term of employment. On November 12, 1998, the Trustees of the Deferred Compensation Plan acquired 13,465 shares of the Company's common stock.

Note 12- Retained Earnings
         -----------------

              The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

NORTHFIELD BANCORP, INC.
------------------------
 AND SUBSIDIARY
 --------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

Note 12- Retained Earnings - Continued
         -----------------

              Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1999, that the Bank meets all capital adequacy requirements to which it is subject.

              As of December 31, 1999, the most recent notification from the Office of Thrift Supervision has categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the
         Bank  must  maintain   minimum  total   risk-based,   Tier  I
         risk-based and Tier I leverage ratios as set forth in the table. There have been no conditions or events since that notification that management believes have changed the Bank's category.

              The following table presents the Bank's capital position based on the financial statements.

                                                                    To Be Well
                                                                 Capitalized Under
                                               For Capital       Prompt Corrective
                              Actual        Adequacy Purposes    Action Provisions
                        ---------------     -----------------    ------------------
                        Amount        %      Amount       %      Amount         %
                        ------        -     -------       -     -------         -
December 31, 1999
-----------------
Tangible (1)         $5,300,053      9.8% $  808,432     1.5% $   N/A        N/A%
Tier I capital (2)    5,300,053     18.6%     N/A        N/A%  1,713,180     6.0%
Core (1)              5,300,053      9.8%  2,155,818     4.0%  2,694,773     5.0%
Risk-weighted (2)     5,483,004     19.2%  2,284,240     8.0%  2,855,300    10.0%

December 31, 1998
-----------------
Tangible (1)         $4,918,487     11.0% $  670,342     1.5% $   N/A        N/A%
Tier I capital (2)    4,918,487     22.2%      N/A       N/A%  1,330,440     6.0%
Core (1)              4,918,487     11.0%  1,340,684     3.0%  2,234,473     5.0%
Risk-weighted (2)     5,115,922     23.1%  1,773,920     8.0%  2,217,400    10.0%

(1)  To adjusted total assets
(2)  To risk-weighted assets.

NORTHFIELD BANCORP, INC.
------------------------
 AND SUBSIDIARY
 --------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

Note 13- Income Taxes
         ------------

              The income tax provision consists of the following for the years ended December 31:

                                              1999        1998
                                              ----        ----
Current expense                            $ 269,317    $ 227,485
Deferred expense (benefit)                   (28,922)     (31,247)
                                           ---------    ---------
   Total tax expense                       $ 240,395    $ 196,238
                                           =========    =========

              Of the $240,395 income tax provision in 1999, $5,956 is the tax effect of the expense recorded because of the cumulative change in accounting principle for the adoption of SFAS No. 133 (See Note 1).

              The income tax provision is reconciled to the amount computed to the statutory federal income tax rate as follows for December 31:

                                                    1999                 1998
                                               ---------------    -----------------
                                               Amount    Rate      Amount     Rate
                                               ------   ------     ------    -----
Statutory federal income tax rate             $210,709   34.00%    $171,028   34.00%
State tax net of federal income tax benefit     29,189    4.71       23,743    4.72
Other                                              497     .01        1,467     .29
                                              --------   -----     --------   -----
                                              $240,395   38.72%    $196,238   39.01%
                                              ========   ======    ========   =====

              The tax effects of temporary  differences  between  financial
         reporting   basis  and   income   tax  basis  of  assets  and
         liabilities are as follows at December 31:

                                                            1999         1998
                                                            ----         ----
Deferred Tax Assets:
   Deferred loan origination fees                        $    --      $  12,787
   Deferred compensation                                   117,696       73,695
   Unrealized loss on investment securities                232,420       32,160
   Allowance for loan losses                                70,656       76,249
                                                         ---------    ---------
                                                           420,772      194,891

Deferred Tax Liabilities:
   Federal Home Loan Bank of Atlanta stock dividend        (32,595)     (32,595)
   Depreciation                                             (2,650)      (2,650)
   Excess of tax bad debt reserve over base year           (26,377)     (39,567)
   Conversion from accrual to cash method
    of accounting                                          (72,442)     (62,553)
                                                         ---------    ---------
                                                          (134,064)    (137,365)
                                                         ---------    ---------
Net deferred tax assets                                  $ 286,708    $  57,526
                                                         =========    =========


NORTHFIELD BANCORP, INC.
------------------------
 AND SUBSIDIARY
 --------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

Note 13- Income Taxes - Continued
         ------------

              The Bank was allowed a special bad debt deduction limited generally to 8% of otherwise taxable income for the year beginning December 1, 1987 through December 31, 1995. Beginning January 1, 1996 the percentage of taxable income method of computing the Bank's tax bad debt deduction is no longer allowed and the amount by which the tax reserve for bad debts exceeds such amount at December 31, 1987 must be recaptured over a six year period. A tax liability has been established for the recapture. If the amounts which qualified as deductions for federal income tax purposes prior to December 31, 1987 are later used for purposes other than to absorb loan losses, including distributions in liquidations, they will be subject to federal income tax at the then current corporate rate. Retained earnings at December 31, 1999 and 1998 include $577,687, for which no provision for federal income tax has been provided. The unrecorded deferred income tax liability on the above amount was approximately $223,875.

Note 14- Disclosures About Fair Value of Financial Instruments
         -----------------------------------------------------

              The estimated fair values of the Bank's financial instruments are summarized below. The fair values of a significant portion of these financial instruments are estimates derived using present value techniques prescribed by the FASB and may not be indicative of the net realizable or liquidation values. Also, the calculation of estimated fair values is based on market conditions at a specific point in time and may not reflect current or future fair values.

              The carrying amount is a reasonable estimate of fair value for interest bearing deposits in other banks due to the short-term nature of that investment. Fair value is based upon net asset values for investment securities. Bid prices published in financial newspapers for mortgage backed securities were used to estimate fair value for these investments. The carrying amount of Federal Home Loan Bank of Atlanta stock is a reasonable estimate of fair value. Loans receivable were discounted using a single discount rate, comparing the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities, except for adjustable rate mortgages which were considered to be at market rates. These rates were used for each aggregated category of loans as reported on the Office of Thrift Supervision Quarterly
         Report. The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered on deposits of similar remaining maturities.

NORTHFIELD BANCORP, INC.
------------------------
 AND SUBSIDIARY
 --------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 14- Disclosures About Fair Value of Financial Instruments - Continued
         -----------------------------------------------------


                                                            December 31, 1999
                                                           --------------------
                                                           Carrying  Estimated
                                                            Amount   Fair Value
                                                            -------  ----------
                                                          (Amounts in Thousands)
Financial Assets
----------------
   Interest bearing deposits
    in other banks .....................................     $ 1,039     $ 1,039
   Investments .........................................       4,874       4,874
   Mortgage backed securities available for sale .......       2,551       2,551
   Mortgage backed securities held to maturity .........         524         469
   Loans receivable ....................................      42,856      40,137
   Federal Home Loan Bank of Atlanta stock .............         445         445

Financial Liabilities
---------------------
   Savings .............................................     $ 2,736     $ 2,736
   NOW and money market deposit accounts ...............      10,902      10,902
   Certificates of deposit .............................      22,955      22,980
   Advance payment by borrowers for expenses ...........         554         554
   Borrowings ..........................................       8,900       8,603


                            NORTHFIELD BANCORP, INC.
                            ------------------------
                                 AND SUBSIDIARY
                                 --------------
                               Baltimore, Maryland
                               -------------------

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                 ----------------------------------------------

                                                                                     June 30,             December  31,
                                                                                     --------             -------------
                                                                                       2000                   1999
                                                                                       ----                   ----
                                                                                   (Unaudited)
       Assets
       ------
Cash                                                                                $     182,131         $    620,282
Interest bearing deposits in other banks                                                1,206,119            1,038,521
Investments available for sale                                                          4,782,295            4,873,550
Mortgage backed securities available for sale                                           2,303,633            2,551,277
Mortgage backed securities held to maturity                                               505,124              524,188
Loans receivable, net                                                                  44,214,224           42,856,212
Accrued interest receivable - loans                                                       196,298              171,294
                            - investments                                                  72,538               65,508
                            - mortgage backed securities                                   15,579               16,086
Premises and equipment, at cost, less accumulated depreciation                             78,765               97,153
Federal Home Loan Bank of Atlanta stock at cost                                           500,000              445,000
Deferred income taxes                                                                     332,875              286,708
Prepaid and refundable income taxes                                                        55,828                  410
Prepaid expenses and other assets                                                          24,288               33,886
                                                                                      -----------          -----------

Total assets                                                                          $54,469,697          $53,580,075
                                                                                      ===========          ===========
       Liabilities and Stockholders' Equity
       ------------------------------------
Liabilities
-----------
   Deposit accounts                                                                   $36,535,306          $36,602,858
   Borrowings                                                                           9,400,000            8,900,000
   Advance payments by borrowers for expenses                                             925,113              553,961
   Income taxes payable                                                                        --               11,237
   Other liabilities                                                                      567,564              439,377
                                                                                      -----------          -----------
Total liabilities                                                                      47,427,983           46,507,433

Commitments and contingencies

Stockholders' Equity
--------------------
   Serial Preferred stock $.01 par value; authorized 2,000,000 shares; none issued or outstanding
   Common  stock  $.01  par  value;  authorized  8,000,000  shares;  issued  and outstanding 475,422 shares at June 30, 2000
     and at December 31 1999                                                                4,754                4,754
   Additional paid-in capital                                                           4,354,980            4,351,177
   Retained earnings (substantially restricted)                                         3,485,667            3,491,960
                                                                                      -----------          -----------
                                                                                        7,845,401            7,847,891
   Accumulated other comprehensive income                                                (364,108)            (318,280)
   Stock held by Rabbi Trust                                                             (134,650)            (134,650)
   Employee Stock Ownership Plan                                                         (304,929)            (322,319)
                                                                                      -----------          -----------

Total stockholders' equity                                                              7,041,714            7,072,642
                                                                                      -----------          -----------

Total liabilities and stockholders' equity                                            $54,469,697          $53,580,075
                                                                                      ===========          ===========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                            NORTHFIELD BANCORP, INC.
                            ------------------------
                                 AND SUBSIDIARY
                                 --------------
                               Baltimore, Maryland
                               -------------------

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      -------------------------------------
                                   (UNAUDITED)

                                                                    Six Months Ended               Three Months Ended
                                                                         June 30,                        June 30,
                                                                -------------------------        ------------------------
                                                                   2000           1999              2000            1999
                                                                ----------     ----------        --------       ---------
Income
------
   Interest and fees on loans                                   $1,624,917     $1,451,926        $823,648       $726,417
   Interest on investments                                         222,760        139,607         113,500         78,420
   Interest on mortgage backed securities                           88,776         65,094          43,661         32,896
                                                               -----------    -----------       ---------       --------
Total interest income                                            1,936,453      1,656,627         980,809        837,733

Interest Expense
----------------
   Interest on deposits                                            870,616        838,275         442,473        418,972
   Interest on short-term borrowings                               201,743         21,798         110,465         11,509
   Interest on long-term borrowings                                 79,777         31,121          39,889         31,121
                                                               -----------    -----------        --------       --------

Total interest expense                                           1,152,136        891,194         592,827        461,602
                                                               -----------    -----------       ---------       --------
Net interest income                                                784,317        765,433         387,982        376,131
Provision for losses on loans                                           --             --              --             --
                                                               -----------    -----------       ---------       --------
Net interest income after provision
 for losses on loans                                               784,317        765,433         387,982        376,131

Non-Interest Income
-------------------
   Fees on loans                                                     2,598          5,183           1,109          2,783
   Fees on deposits                                                  7,586          7,935           3,980          3,717
   All other income                                                  3,450          3,151           1,470          1,047
                                                               -----------    -----------        --------      ---------
Net non-interest income                                             13,634         16,269           6,559          7,547

Non-Interest Expenses
---------------------
   Compensation and related expenses                               304,816        205,169         122,617        112,991
   Occupancy                                                        60,076         57,078          31,587         30,479
   Deposit insurance                                                 4,109         11,364           2,014          5,809
   Service bureau expense                                           29,432         35,903          12,098         15,877
   Furniture, fixtures and equipment expense                        13,591         11,769           6,346          5,626
   Advertising                                                      16,136         14,798           6,992          7,522
   Merger-related expenses                                          80,654             --          70,654             --
   Professional fees                                                80,099         33,063          40,451         19,446
   Other                                                            92,530         78,218          40,799         41,055
                                                               -----------    -----------       ---------       --------
Total non-interest expenses                                        681,443        447,362         333,558        238,805
                                                               -----------    -----------       ---------       --------
Income before tax provision and cumulative
 effect of accounting change                                       116,508        334,340          60,983        144,873
Provision for income tax                                            78,480        133,602          54,153         61,146
                                                               -----------    -----------       ---------       --------
Income before cumulative effect of accounting change                38,028        200,738           6,830         83,727
Cumulative effect of accounting change, net of tax                      --          8,980              --             --
                                                               -----------    -----------       ---------       --------
Net income                                                     $    38,028    $   209,718       $   6,830       $ 83,727
                                                               ===========    ===========       =========       ========
Basic earnings per share                                       $       .09    $       .49       $     .02       $    .20
                                                               ===========    ===========       =========       ========
Diluted earnings per share                                     $       .09    $       .48       $     .02       $    .19
                                                               ===========    ===========       =========       ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                            NORTHFIELD BANCORP, INC.
                            ------------------------
                                 AND SUBSIDIARY
                                 --------------
                               Baltimore, Maryland
                               -------------------

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                 -----------------------------------------------
                                   (UNAUDITED)

                                                                        Six Months Ended
                                                                             June  30,
                                                                     -----------------------
                                                                     2000               1999
                                                                     ----               ----

Net income                                                          $ 38,028         $ 209,718

Cumulative effect of change in accounting principle,
 net of taxes of $513                                                     --              (815)

Unrealized losses on available for sale securities,
 net of tax of $28,835 at June 30, 2000 and
 $140,344 at June 30, 1999                                           (45,828)         (223,053)
                                                                   ---------         ---------
Comprehensive loss                                                 $  (7,800)        $ (14,150)
                                                                   =========         =========


                                                                       Three Months Ended
                                                                             June  30,
                                                                     -----------------------
                                                                     2000               1999
                                                                     ----               ----

Net income                                                         $   6,830         $  83,727

Unrealized losses on available for sale securities,
 net of tax of $36,062 at June 30, 2000 and
 $122,073 at June 30, 1999                                           (58,606)         (316,088)
                                                                   ---------         ---------

Comprehensive loss                                                $  (51,776)        $(232,361)
                                                                  ==========         =========




The accompanying notes to consolidated financial statements are an integral part of these statements.

                            NORTHFIELD BANCORP, INC.
                            ------------------------
                                 AND SUBSIDIARY
                                 --------------
                               Baltimore, Maryland
                               -------------------

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------
                                   (UNAUDITED)

                                                                                           Six Months Ended
                                                                                                June 30,
                                                                                        -----------------------
                                                                                         2000           1999
                                                                                         ----           ----
Operating Activities
--------------------
     Net income                                                                       $    38,028    $   209,718
     Adjustments to Reconcile Net Income to
      Net Cash Provided by Operating Activities
     ------------------------------------------
         Net amortization of premiums and accretion
          accretion of discounts on certificates of deposit                                    47             42
         Gain on sale of securities - trading                                                  --        (14,936)
         Proceeds from sale of mortgage backed securities - trading                            --      1,048,335
         Net amortization of premiums and accretion of
          discounts on mortgage backed and investment securities                            4,384         10,395
         Net amortization of premiums on mortgage loans purchased                             315            281
         Loan fees deferred                                                                26,572         28,348
         Amortization of deferred loan fees                                               (17,242)       (36,164)
         Non-cash compensation under stock-based
            benefit plan                                                                   21,193         15,156
         Increase in accrued interest receivable                                          (31,527)       (59,052)
         Provision for depreciation                                                        22,535         22,096
         (Increase) decrease in deferred income taxes                                     (17,332)        12,004
         Increase in prepaid income taxes                                                 (55,418)        (6,996)
         Decrease (increase) in prepaid expenses and other assets                           9,598        (16,175)
         Increase (decrease) in accrued interest payable                                    3,780         (3,983)
         Decrease in income taxes payable                                                 (11,237)       (18,449)
         Increase in other liabilities                                                    128,187         47,890
                                                                                      -----------    -----------
              Net cash provided by operating activities                                   121,883      1,238,510

Cash Flows from Investing Activities
------------------------------------
     Proceeds from maturing certificates of deposit                                        99,000        547,000
     Purchases of certificates of deposit                                                 (96,000)       (95,000)
     Purchase of securities available for sale                                                 --     (3,592,031)
     Purchases of mortgage backed securities
      available for sale                                                                       --     (1,615,153)
     Purchases of mortgage backed securities held
      to maturity                                                                              --       (539,642)
     Principal collected on mortgage backed securities                                    270,586        554,539
     Purchase of loans                                                                         --       (877,919)
     Longer term loans originated                                                      (3,616,257)    (7,372,915)
     Principal collected on longer term loans                                           2,259,827      4,401,096
     Net increase in short-term loans                                                     (11,226)       (17,241)
     Purchases of premises and equipment                                                   (4,147)        (9,053)
     Purchase of Federal Home Loan Bank of Atlanta stock                                  (55,000)       (58,600)
                                                                                      -----------    -----------
         Net cash used by investing activities                                         (1,153,217)    (8,674,919)


                            NORTHFIELD BANCORP, INC.
                            ------------------------
                                 AND SUBSIDIARY
                                 --------------
                               Baltimore, Maryland
                               -------------------

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------
                                   (UNAUDITED)

                                                                                           Six Months Ended
                                                                                                June 30,
                                                                                        -----------------------
                                                                                         2000           1999
                                                                                         ----           ----
Cash Flows from Financing Activities
------------------------------------
     Net decrease in demand deposits, money market,
       passbook accounts and advance payments by
       borrowers for taxes and insurance                                              $  (363,915)    $    (48,898)
     Net increase in certificates of deposit                                              663,735          574,012
     Net increase in Federal Home Loan Bank advances                                      500,000        4,000,000
     Dividend payment                                                                     (44,321)         (47,544)
     Conversion costs paid subsequent to stock issuance                                        --          (66,035)
                                                                                      -----------     ------------
       Net cash provided by financing activities                                          755,499        4,411,535
                                                                                      -----------     ------------

Decrease in cash and cash equivalents                                                    (275,835)      (3,024,874)
Cash and cash equivalents at beginning of period                                        1,279,953        4,062,056
                                                                                      -----------     ------------
Cash and cash equivalents at end of period                                            $ 1,004,118     $  1,037,182
                                                                                      ===========     ============

Reconciliation of cash and cash equivalents:
     Cash                                                                             $   182,131     $    209,920
     Interest bearing accounts in other banks                                           1,206,119        1,310,590
                                                                                      -----------     ------------
                                                                                        1,388,250        1,520,510

         Less - Certificates of deposit with original
                      maturities of  in 90 days or more included
                      in interest bearing accounts in other banks                        (384,132)        (483,328)
                                                                                      -----------     ------------

Cash and cash equivalents                                                             $ 1,004,118     $  1,037,182
                                                                                      ===========     ============

Supplemental disclosures of cash flows information: Cash paid during year for:
         Interest                                                                     $ 1,141,236     $    850,579
         Income taxes                                                                 $   165,110     $    175,000


The accompanying notes to consolidated financial statements are an integral part of these statements.

                            NORTHFIELD BANCORP, INC.
                            ------------------------
                                 AND SUBSIDIARY
                                 --------------
                               Baltimore, Maryland
                               --------------------

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
             ------------------------------------------------------


Note 1 - Basis of Presentation
         ---------------------

                   The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions to Form 10-QSB. Accordingly, they do not include all of the disclosures required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments necessary for a fair presentation of the results of operations for the interim periods presented have been made. Such adjustments were of a normal recurring nature. The results of operations for the six months ended June 30, 2000 are not necessarily indicative of the results that may be expected for the fiscal year December 31, 2000 or any other interim period. The consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes which are incorporated by reference in the Company's Annual Report on Form 10-KSB for the year ended December 31,1999.

Note 2 - Cash Flow Presentation
         ----------------------

                   For purposes of the statements of cash flows, cash and cash equivalents include cash and amounts due from depository institutions and certificates of deposit with original maturities of 90 days or less.

Note 3 - Earnings Per Share
         ------------------

                   Basic EPS is computed by dividing net income by the weighted average number of common shares outstanding for the appropriate period. Unearned ESOP shares are not included in outstanding shares. Diluted EPS is computed by dividing net income by the weighted average shares outstanding as adjusted for the dilutive effect of unvested stock awards based on the "treasury stock" method. Information relating to the calculations of net income per share of common stock, summarized for the six and three months ended June 30, 2000 and 1999, is as follows:

                                                                Six Months Ended                    Six Months Ended
                                                                   June 30, 2000                       June 30, 1999
                                                            ---------------------------         --------------------------
                                                             Basic              Diluted          Basic             Diluted
                                                             -----              -------          -----             -------

           Net income                                       $  38,028         $  38,028         $209,718          $209,718

           Weighted Average Shares
              Outstanding basic EPS                           430,358           430,358          426,744           426,744

           Dilutive Items
              Rabbi Trust shares                                   --            13,465               --            13,465
                                                            ---------         ---------         --------          --------
           Adjusted weighted average
              Shares for dilutive EPS                         430,358           443,823          426,744           440,209

           Per share amount                                 $    0.09         $    0.09         $   0.49          $   0.48


                            NORTHFIELD BANCORP, INC.
                            ------------------------
                                 AND SUBSIDIARY
                                 --------------
                              Baltimore, Maryland
                              -------------------

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
             ------------------------------------------------------

Note 3 - Earnings Per Share - Continued
         ------------------------------

                                                                Three Months Ended                   Three Months Ended
                                                                   June 30, 2000                       June 30, 1999
                                                            ---------------------------         --------------------------
                                                             Basic              Diluted          Basic             Diluted
                                                             -----              -------          -----             -------

           Net income                                       $   6,830         $   6,830         $ 83,727          $ 83,727

           Weighted average shares
              Outstanding basic EPS                           430,724           430,724          427,112           427,112

           Dilutive Items
              Rabbi Trust shares                                   --            13,465               --            13,465
                                                            ---------         ---------         --------          --------

           Adjusted weighted average
              shares used dilutive EPS                        430,724           444,189          427,112           440,577

           Per share amount                                 $    0.02         $    0.02         $   0.20          $   0.19

Note 4 - Cumulative Effect of Accounting Change
         --------------------------------------

                    The Company implemented SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No.133") on January 1, 1999. In accordance with the Pronouncement's provisions, the Company reclassified approximately $1,071,000 of mortgage backed securities from held to maturity to trading. On January 11, 1999, the Company sold the entire trading investment that had a carrying value of $1,033,041 and realized a gain of $8,980, net of tax. Accordingly, the net realized gain of $8,980 is reflected on the consolidated statements of operations as the cumulative effect of an accounting change, net of taxes.

                    In addition, the Company reclassified $1,053,760 of mortgage backed securities and $799,526 of investments from held to maturity to available for sale. Accordingly, the net unrealized loss of $1,328 at the date of transfer is reflected on the consolidated statements of comprehensive income as the cumulative effect of a change in accounting principle, net of taxes.

                                                                         ANNEX A





                 _______________________________


                       AGREEMENT OF MERGER

                           BY AND AMONG

                     PATAPSCO BANCORP, INC.,
                        THE PATAPSCO BANK
                               AND
                        PN FINANCIAL, INC.
                     ________________________


                               AND

                     ________________________

                     NORTHFIELD BANCORP, INC.
                               AND
                  NORTHFIELD FEDERAL SAVINGS BANK



                     DATED AS OF MAY 16, 2000


                 _______________________________

                  AGREEMENT OF MERGER


     THIS AGREEMENT OF MERGER ("Agreement") is dated as of May 16, 2000, by and among PATAPSCO BANCORP, INC., a Maryland corporation ("Patapsco"), THE PATAPSCO BANK, a Maryland commercial bank and wholly owned subsidiary of Patapsco ("Bank"), and PN FINANCIAL, INC., a Maryland corporation and wholly owned subsidiary of Patapsco ("New Sub"); and NORTHFIELD BANCORP, INC., a Maryland corporation ("Company"), and NORTHFIELD FEDERAL SAVINGS BANK, a Federally chartered savings bank and wholly owned subsidiary of Company ("Savings").

     WHEREAS, Patapsco, a bank holding company, with its principal office in Dundalk, Maryland, owns all of the issued and outstanding capital stock of Bank, with its principal office in Dundalk, Maryland, and Bank owns all the issued and outstanding capital stock of New Sub;

     WHEREAS, Company, a non-diversified, unitary savings and loan holding company, with its principal office in Baltimore, Maryland, owns all of the issued and outstanding capital stock of Savings, with its principal office in Baltimore, Maryland;

     WHEREAS, Patapsco and Company desire to combine their respective holding companies and bank subsidiaries;

     WHEREAS, the parties have determined that it would be desirable and in their respective best interests, including the best interests of their respective shareholders, for (i) New Sub to merge with and into Company (the "Company Merger"), pursuant to which each of the issued and outstanding shares of common stock of Company ("Company Common Stock") shall be automatically by operation of law converted into the right to receive (a) $12.50 in cash (the "Cash Consideration") and (b) 0.2400 shares of Patapsco's Series A Noncumulative Convertible Perpetual Preferred Stock, $.01 par value per share, (the "Preferred Stock") (Articles Supplementary for the Preferred Stock are attached as Exhibit A) (such cash and the 0.2400 shares of Preferred Stock (the "Preferred Stock Consideration") are collectively referred to herein as the "Merger Consideration"), and the issued and outstanding shares of New Sub common stock shall be converted by operation of law into an equal number of newly issued shares of Company Common Stock all of which shall be owned by Bank, (ii) immediately following the Company Merger, the Company shall be liquidated into Patapsco (the "Liquidation") and (iii) immediately following the Liquidation, Savings shall be merged with and into the Bank (the "Bank Merger");

     WHEREAS, the Boards of Directors of Patapsco and the Company (at meetings duly called and held) have determined that this Agreement and the transactions contemplated hereby are in the best interests of Patapsco and the Company, respectively, and their respective stockholders and have approved this Agreement; and

     WHEREAS, as a condition and inducement to Patapsco's, the Bank's and New Sub's willingness to enter into this Agreement, Patapsco has entered into a separate Voting Agreement (attached as Exhibit B) with each of the directors and executive officers of the Company providing that each such person shall vote, or cause to be voted, all shares of Company Common Stock which such person beneficially owns for approval of the Company Merger as contemplated herein.

     NOW THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


                       ARTICLE I
        THE COMPANY MERGER AND RELATED MATTERS

    1.1  The Company Merger. At the Effective Time (as defined
         ------------------
in Section 1.2 hereof), New Sub shall be merged with and into Company pursuant to the provisions herein. The Company Merger shall be effected in accordance with any and all applicable provisions of the Maryland General Corporation Law (the "MGCL"). Company shall thereafter continue as the surviving corporation under the name of "Northfield Bancorp, Inc." Company after the Effective Time is sometimes referred to in this Agreement as the "Surviving Corporation." At and after the Effective Time:

              (1)  The separate existence of New Sub shall
                   cease.

              (2)  The Articles of Incorporation and the
         Bylaws of Company in effect immediately prior to the Company Merger shall continue as the Articles of Incorporation and Bylaws of the Surviving Corporation after the Company Merger.

              (3)  The directors and executive officers of
         the Company immediately prior to the Effective Time shall, as of the such Effective Time, submit their written resignation and the directors and executive officers of the Company immediately following the Company Merger, until their successors shall be duly elected and qualified, shall be such persons as are appointed by the Bank.

              (4)  From and after the Effective Time, the
          Company Merger shall have the effects as set forth in
          Section 3-114 of the MGCL.

    1.2  Effective Time of the Company Merger.  As soon as
         ------------------------------------
practicable after each of the conditions set forth in Article V hereof have been satisfied or waived, New Sub and Company will file, or cause to be filed, articles of merger with the Maryland Department of Assessments and Taxation (the "Department"), which articles of merger shall be in the form required by and executed in accordance with the applicable provisions of the MGCL and, to the extent applicable, the

Financial Institutions Article of the Annotated Code of Maryland. The Company Merger shall become effective at the time the articles of merger are accepted by the Department or at such time as is set forth in the articles of merger (the "Effective Time"), which shall be immediately following the Closing (as defined in Section 1.11) and on the same day as the Closing if practicable.

    1.3  Conversion of Shares.  The manner and basis of the
         --------------------
conversion of the respective outstanding shares of capital stock of Company and New Sub and the consideration which the respective record holders thereof shall be entitled to receive pursuant to the Company Merger shall be as follows:

         (a)  Company Common Stock.
              --------------------

              (i) At the Effective Time each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (except Objecting Shares (as defined in
    Section 1.4) and shares referred to in subparagraph (ii) of this Section 1.3(a)), shall automatically by virtue of the effectiveness of the Company Merger and without the necessity of any action on the part of the holder thereof, be canceled and converted into the right to receive the Merger Consideration. After the Effective Time, the holders of certificates representing shares of Company Common Stock shall cease to have any rights as stockholders of the Company, except the right to receive the Merger Consideration as provided herein and except with respect to rights applicable to Objecting Shares.

              (ii) Any shares of Company Common Stock which are owned or held by Company or any of its subsidiaries (except shares held in any 401(k) plan or employee stock ownership plan of the Company or any of its subsidiaries or other shares held in a fiduciary or similar capacity including any shares held in a grantor trust associated with any of Company's or Savings' Employee Plans or Benefit Arrangements (as such terms are defined in Section 2.13 hereof)) or by Patapsco or any of Patapsco's subsidiaries (other than in a fiduciary or similar capacity) at the Effective Time shall cease to exist, and the certificates for such shares shall as promptly as practicable be canceled and no Merger Consideration shall be issued or exchanged therefor.

              (iii) If the holders of Patapsco common stock shall have received or shall have become entitled to receive, without payment therefor, during the period commencing on the date hereof and ending with the Effective Time, additional shares of common stock or other securities for their stock by way of a stock split, stock dividend, reclassification, combination of shares or similar corporate rearrangement ("Stock Adjustment"), then the amount and/or characteristics of the Preferred Stock to be exchanged at the Effective Time for Patapsco common stock shall be proportionately adjusted to take into account such Stock Adjustment.

         (b)  New Sub Common Stock.  Each share of common stock
              --------------------
of New Sub issued and outstanding immediately prior to the Effective Time shall, automatically by virtue of the effectiveness of the Company Merger and without necessity of any action on the part of the holder thereof, be canceled and converted into an equal number of newly issued shares of common stock of the Surviving Corporation.

    1.4  Objecting Shares.  Any shares of Company Common Stock
         ----------------
held by a holder who files a written objection to the Company
Merger and becomes entitled to obtain payment for the fair value of such shares of Company Common Stock pursuant to the applicable provisions of the MGCL shall be herein called "Objecting Shares." Subject to any contrary provisions of the MGCL, any Objecting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall not be entitled to receive the Merger Consideration, and the holder thereof ceases to have any rights of a stockholder with respect to the Objecting Shares except the right to receive payment of their fair value; provided however, that shares of Company Common Stock held by an objecting stockholder who subsequently withdraws a demand for payment, fails to comply fully with the requirements of the MGCL, or otherwise fails to establish the right of such stockholder to be paid the fair value of such stockholders' shares under the MGCL shall be deemed to be converted into the right to receive the Merger Consideration pursuant to the terms and conditions referred to above. All negotiations with respect to payment for Objecting Shares shall be handled by Patapsco. Patapsco shall be obligated to pay the holders of any Objecting Shares in accordance with the provisions of the MGCL.

    1.5  Right to Revise the Structure of the Transaction.  With
         ------------------------------------------------
the prior written consent of the Company, which consent shall not be unreasonably withheld, Patapsco, Bank and New Sub may revise the structure of the corporate reorganization contemplated by this Agreement in order to achieve tax benefits or for any other reason; provided, however, that the Company shall not have the obligation to consent to any revision to the structure of the reorganization which (i) changes the form or amount of the consideration payable hereunder, (ii) would unreasonably impede or delay consummation of the transactions contemplated herein or (iii) would result in treatment for Federal income tax purposes of receipt by a shareholder of Company of the Merger Consideration set forth herein as a taxable dividend. Patapsco, Bank and New Sub may propose any revision by giving written notice to Company and Savings in the manner provided in Section 8.4 of this Agreement, which notice shall be in the form of an amendment to this Agreement.

    1.6  Exchange of Shares for the Merger Consideration
         -----------------------------------------------

         (a) The parties hereto agree that the Bank will act as the exchange agent (the "Exchange Agent") for the exchange by Company stockholders of their shares of Company Common Stock for the Merger Consideration.

         (b) Patapsco has reserved, or will reserve prior to the Effective Time, for issuance a sufficient number of shares of its Preferred Stock for the purpose of issuing its shares to the Company's stockholders in accordance with this Article I. Patapsco also has reserved or will reserve prior to the Effective Time, for issuance a sufficient number of shares of its common stock for the purpose of issuing shares of its common stock to holders of Preferred Stock who elect to convert their shares of Preferred Stock into Patapsco common stock. Immediately prior to the Effective Time, Patapsco shall make available for exchange or conversion, by transferring to the Exchange Agent for the benefit of the holders of Company Common Stock: (i) such number of whole shares of Preferred Stock as shall be issuable in connection with the payment of the aggregate Preferred Stock Consideration, and (ii) such funds as may be payable in connection with the aggregate Cash Consideration and as may be payable in lieu of fractional shares of Preferred Stock as provided in Section 1.7(c) hereof. After the Effective Time, holders of certificates theretofore evidencing outstanding shares of Company Common Stock (other than Objecting Shares or as provided in Section 1.3(a)(ii)), upon surrender of such certificates to the Exchange Agent, shall be entitled to receive certificates representing the number of whole shares of Preferred Stock into which shares of Company Common Stock theretofore represented by the certificates so surrendered shall have been converted, as provided in Section 1.3 hereof, cash payable for the Cash Consideration, and cash payments in lieu of fractional shares as provided in Section 1.7(c) hereof. As soon as practicable after the Effective Time, but not more than five (5) business days thereafter, the Exchange Agent will send a notice and transmittal form as prepared by Patapsco and reasonably satisfactory to the Company, to each Company shareholder of record at the Effective Time whose Company Common Stock shall have been converted into the Merger Consideration advising such shareholder of the effectiveness of the Company Merger and the procedure for surrendering to the Exchange Agent outstanding certificates formerly evidencing Company Common Stock in exchange for the Merger Consideration.
Upon surrender, each certificate evidencing Company Common Stock shall be canceled. The Exchange Agent shall pay for each share of Company Common Stock to the Company shareholders who submit their stock certificates pursuant to these instructions (i) an amount equal to 100% of the Cash Consideration plus any cash in lieu of a fractional share of Preferred Stock and (ii) the Preferred Stock Consideration, within five (5) business days following receipt of the stock certificate(s). Cash consideration shall be paid by check. Preferred Stock Consideration shall be evidenced by a stock certificate duly and validly executed and issued in accordance with the requirements of the MGCL. Such checks and certificates for shares of Preferred Stock shall be sent by first class mail.

         (c) All payments to Company shareholders pursuant to clause (b) of this Section 1.6 shall be sent to the shareholder's address as shown on the stock records of the Company, or to such other address as a shareholder may specify in a written instruction submitted with the shareholder's stock certificates.

         (d) All shares of Preferred Stock and cash for the Cash Consideration and in lieu of any fractional share of Preferred Stock issued and paid upon the surrender for exchange of Company Common Stock in accordance with the above terms and conditions shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock. No interest will be paid or accrued on the Cash Consideration payable upon surrender of such certificates.

         (e) If payment for Company Common Stock is to be made, or any new certificate for Preferred Stock is to be issued, in the name other than that in which the certificate surrendered in exchange thereof is registered, it shall be a condition of the issuance therefor that the certificate surrendered in exchange shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a new certificate for shares of Preferred Stock in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (f)  In the event any certificate for Company Common
Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, the Cash Consideration, the Preferred Stock
Consideration and cash in lieu of a fractional share of Preferred Stock as may be required pursuant hereto; provided, however, that Patapsco may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Patapsco, the Company, the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

    1.7  No Fractional Shares.  Notwithstanding any term or
         --------------------
provision hereof, no fractional shares of Preferred Stock, and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in exchange for any shares of Company Common Stock; no dividend or distribution with respect to Preferred Stock shall be payable on or with respect to any fractional share interests; and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a shareholder of Patapsco. In lieu of such fractional share interest, any holder of Company Common Stock who would otherwise be entitled to a fractional share of Preferred Stock will, upon surrender of his certificate or certificates representing Company Common Stock outstanding immediately prior to the Effective Time, be paid the applicable cash value of such fractional share interest, which shall be equal to the product of the fraction multiplied by $25.00. For the purposes of determining any such fractional share interests, all shares of Preferred Stock received by each holder of Company Common Stock shall be combined so as to calculate the maximum number of whole shares of Preferred Stock issuable to such Company stockholder in the Company Merger.

    1.8  Status of Certificates.  At and after the Effective
         ----------------------
Time, until surrendered as provided in this Section 1.6 hereof, each outstanding certificate which, prior to the Effective Time, represented Company Common Stock (other than shares cancelled at the Effective Time pursuant to Section 1.3(a)(ii) hereof and except any Objecting Shares, which Objecting Shares will evidence only the rights specified in Section 1.4 hereof) will be deemed for all corporate purposes to evidence ownership of the number of whole shares of Preferred Stock into which the shares of Company Common Stock formerly represented thereby were converted and the right to receive cash payable for the Cash Consideration and in lieu of any fractional interest and shall not be deemed to confer upon the holder thereof any voting, dividend or other rights of a shareholder of the Surviving Corporation. However, until such outstanding certificates formerly representing Company Common Stock are so surrendered or the procedures in Section 1.6(f) are complied with, no dividend or distribution payable to holders of record of Preferred Stock shall be paid to any holder of such outstanding certificates, but upon surrender of such outstanding certificates by such holder there shall be paid to such holder any dividends, without interest, theretofore paid with respect to such whole share of Preferred Stock, but not paid to such holder, and the amount of any cash, without interest, payable to such holder for the Cash Consideration and in lieu of a fractional share pursuant to Section 1.7 hereof. After the Effective Time, there shall be no further registration or transfer on the records of the Surviving Corporation of shares of Company Common Stock (except the shares of common stock of the Surviving Corporation issued pursuant to Section 1.3(b) hereof), and if a certificate formerly representing such shares is presented to Patapsco, it shall be forwarded to the Exchange Agent for cancellation and exchange for the Merger Consideration.

    1.9  Shareholders' Meeting.  The Company shall, at the
         ---------------------
earliest practicable date, hold a meeting of its shareholders (the "Company Shareholders' Meeting") to submit for shareholder approval this Agreement and the Company Merger and all related matters necessary to the consummation of the transactions contemplated hereby.

    1.10 Registration Statement; Prospectus/Proxy Statement.
         --------------------------------------------------

         (a)  For the purposes (i) of registering the Preferred
Stock to be issued to holders of Company Common Stock in connection with the Company Merger with the Securities and Exchange Commission ("SEC") and with applicable state securities authorities, and (ii) of holding the Company Shareholders' Meeting, the parties hereto shall cooperate in the preparation of an appropriate registration statement (such registration statement, together with all and any amendments and supplements thereto, being herein referred to as the "Registration Statement"), including the prospectus/proxy statement satisfying all applicable requirements of applicable state laws, and of the Securities Act of 1933, as amended (the "1933 Act") and the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations thereunder (such prospectus/proxy statement, together with any and all amendments or supplements thereto, being herein referred to as the "Prospectus/ProxyStatement").

         (b) Patapsco shall furnish such information concerning Patapsco and the Patpasco Subsidiaries (as defined in Section 3.1 hereof) as is necessary in order to cause the Prospectus/ Proxy Statement, insofar as it relates to such corporations, to comply with Section 1.10(a) hereof. Patapsco agrees promptly to advise the Company if at any time prior to the Company Shareholders' Meeting any information provided by Patapsco in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect and to provide the information needed to correct such inaccuracy or omission. Patapsco shall promptly file such supplemental information as may be necessary in order to cause such Prospectus/Proxy Statement, insofar as it relates to Patapsco and the Patapsco Subsidiaries, to comply with Section 1.10(a).

         (c) The Company shall furnish Patapsco with such information concerning the Company and the Company Subsidiaries (as defined in Section 2.1 hereof) as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to such corporations, to comply with Section 1.10(a) hereof. The Company agrees promptly to advise Patapsco if at any time prior to the Company Shareholders' Meeting any information provided by the Company in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect and to provide Patapsco with the information needed to correct such inaccuracy or omission. The Company shall furnish Patapsco with such supplemental information as may be necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to the Company and the Company Subsidiaries, to comply with Section 1.10(a).

         (d)  Patapsco shall prepare and file the Registration
Statement with the SEC and applicable state securities agencies as soon as practicable but not later than 60 days following the date of this Agreement. Patapsco shall use all reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and applicable state securities laws at the earliest practicable date. The Company authorizes Patapsco to utilize in the Registration Statement the information concerning the Company and the Company Subsidiaries provided to Patapsco for the purpose of inclusion in the Prospectus/Proxy Statement. The Company shall have the right to review and comment on the Registration Statement and to approve the form of proxy statement included in the Registration Statement. Patapsco shall advise the Company promptly when the Registration Statement has become effective and of any supplements or amendments thereto, and Patapsco shall furnish Company with copies of all such documents. Prior to the Effective Time or the termination of this Agreement, each party shall consult with the other with respect to any material (other than the Prospectus/Proxy Statement) that might constitute a "prospectus" relating to the Company Merger within the meaning of the 1933 Act.


         (e) The Company shall consult with Patapsco in order to determine whether any directors, officers or shareholders of the Company may be deemed to be "affiliates" of Company ("affiliated persons") within the meaning of Rule 145 of the SEC promulgated under the 1933 Act. All shares of Preferred Stock issued to such Company affiliated persons in connection with the Company Merger shall bear a legend upon the face thereof stating that transfer of the securities is or may be restricted by the provisions of the 1933 Act, and notice shall be given to Patapsco's transfer agent of such restriction, provided that such legend shall be removed by delivery of a substitute certificate without such legend if such Company affiliated person shall have delivered to Patapsco a copy of a letter from the staff of the SEC or an opinion of counsel, in form and substance satisfactory to Patapsco, to the effect that such legend is not required for purposes of the 1933 Act, and, in any event, at any time after the expiration of two years from the Effective Time unless, in the opinion of the counsel for Patapsco, such person was an "affiliate" of Patapsco within the meaning of Rule 145 within three months prior to the expiration of such two year period. So long as shares of such Preferred Stock bear such legend, no transfer of such Preferred Stock shall be allowed unless and until the transfer agent is provided with such information as may reasonably be requested by counsel for Patapsco to assure that such transfer will not violate applicable provisions of the 1933 Act, or rules, regulations or policies of the SEC.

    1.11 Cooperation; Regulatory Approvals.  The parties shall
         ---------------------------------
cooperate and use reasonable best efforts to complete the transactions contemplated hereunder at the earliest practicable date. Each party shall cause each of their affiliates and subsidiaries to cooperate in the preparation and submission by them, as promptly as reasonably practicable, of such applications, petitions, and other documents and materials as any of them may reasonably deem necessary or desirable to the Office of Thrift Supervision ("OTS"), Federal Deposit Insurance Corporation ("FDIC"), Board of Governors of the Federal Reserve System ("FRB"), the Commissioner of Financial Regulation of the State of Maryland ("Commissioner"), Federal Trade Commission ("FTC"), Department of Justice ("DOJ"), SEC, the Department, other regulatory authorities, holders of the voting shares of common stock of Patapsco and the Company, and any other persons for the purpose of obtaining any approvals or consents necessary to consummate the transactions contemplated by this Agreement. At the date hereof, none of the parties is aware of any reason that the Governmental Approvals (as such term is defined in Section 5.1(c) herein) required to be obtained by it would not be obtained in a timely manner.

    1.12 Closing.  If (i) Company shareholder approvals have
         -------
been received, and (ii) all conditions of this Agreement have been satisfied or waived, a closing (the "Closing") shall take place as promptly as practicable thereafter at the principal office of Patapsco or at such other place as the parties hereto may mutually agree at which the parties hereto will exchange certificates, opinions, letters and other documents as required hereby and will make the filings described in Section 1.2 hereof. Such Closing will take place as soon as practicable as agreed by the parties, provided, however, that the Closing shall be no more than thirty (30) days after the satisfaction or waiver of all conditions and/or obligations contained in Article V of this Agreement.

    1.13 Closing of Transfer Books.  At the Effective Time, the
         -------------------------
transfer books for Company Common Stock shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on such books.


                      ARTICLE II
 REPRESENTATIONS AND WARRANTIES OF COMPANY AND SAVINGS

    Company and Savings represent and warrant to Patapsco, the Bank and New Sub that, except as disclosed in Section A or another section of
Schedule I attached hereto and except that Savings does not make any representation or warranty regarding the Company:

    2.1  Organization, Good Standing, Authority, Insurance, Etc.
         ------------------------------------------------------
The Company is a corporation organized, validly existing and in good standing under the laws of the State of Maryland. Section 2.1 of
Schedule I lists each "subsidiary" of the Company and Savings within the meaning of Section 10(a)(1)(G) of Home Owners' Loan Act ("HOLA"), (individually a "Company Subsidiary" and collectively the "Company Subsidiaries") (unless otherwise noted herein all references to a "Company Subsidiary" or to the "Company Subsidiaries" shall include Savings). Each of the Company Subsidiaries is organized, validly existing, and in good standing under the laws of the respective jurisdiction under which it is organized, as set forth in Section 2.1 of Schedule I. The Company and each Company Subsidiary has all requisite power and authority and is duly qualified and licensed to own, lease and operate its properties and conduct its business as it is now being conducted. The Company has delivered to Patapsco a true, complete and correct copy of the articles of incorporation, charter, or other organizing document and of the bylaws, as in effect on the date of this Agreement, of Company and each Company Subsidiary. The Company and each Company Subsidiary is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and the Company
Subsidiaries, taken as a whole. Savings is a member in good standing of the Federal Home Loan Bank of Atlanta and all eligible accounts issued by Savings are insured by the Savings Association Insurance Fund ("SAIF") to the maximum extent permitted under applicable law. Savings is a "domestic building and loan association" as defined in Section 7701(a)(19) of the Internal Revenue Code of 1986, as amended (the "Code") and is a "qualified thrift lender" as defined in Section 10(m) of the HOLA and the rules and regulations thereunder. The Company is registered as a savings and loan holding company under the HOLA.

    Other than immaterial omissions, the minute books of the Company and the Company's Subsidiaries contain complete and accurate records of all meetings and other corporate actions held or taken by their respective shareholders and Boards of Directors (including the committees of such Boards).

    2.2  Capitalization.  The authorized capital stock of the
         --------------
Company consists of (i) 8,000,000 shares of common stock, par value $.01 per share, of which 475,442 shares were issued and outstanding as of the date of this Agreement, and (ii) 2,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares were outstanding as of the date of this Agreement. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Other than with respect to the Employee Plans described in Section
2.13 herein, as of the date of this Agreement, there are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any of the Company's capital stock from the Company and no oral or written agreement, contract, arrangement, understanding, plan or instrument of any kind (collectively, "Stock Contract") to which the Company or any of its affiliates is subject with respect to the issuance, voting (other than the Voting Agreement contemplated herein) or sale of issued or unissued shares of the Company's capital stock.

    2.3  Ownership of Subsidiaries.  All the outstanding shares
         -------------------------
of the capital stock of the Company Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by the Company or a Company Subsidiary free and clear of any lien, claim, charge, restriction or encumbrance (collectively, "Encumbrance"). There are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any capital stock of any Company Subsidiary and no contracts to which the Company or any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock of any of the Company Subsidiaries. Neither the Company nor any Company Subsidiary owns any material investment in any of the capital stock or other equity securities (including securities convertible or exchangeable into such securities) of or profit participations in any "company" (as defined in Section 10(a)(1)(C) of the HOLA) other than the Federal Home Loan Bank of Atlanta, Savings and NFS Service Corporation.

    2.4  Financial Statements and Reports.
         --------------------------------

         (a) No registration statement, proxy statement, schedule or report filed by the Company with the SEC under the 1933 Act or the 1934 Act ("SEC Reports"), on the date of effectiveness in the case of such registration statements, or on the date of filing in the case of such reports or schedules, or on the date of mailing in the case of such proxy statements, and except as revised, amended or modified by a subsequently filed document, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and the Company Subsidiaries have timely filed all reports and documents required to be filed by them with the SEC, the OTS, or the FDIC under various securities and banking laws and regulations for the last five years (or such shorter period as they may have been subject to such filing requirements), except to the extent that all failures to so file, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole. All such documents, as finally revised, modified or amended by any subsequently filed amendment, complied in all material respects with applicable requirements of law and, as of their respective date or the date as amended, and, with respect to reports and documents filed with banking regulatory agencies, were accurate in all material respects. Except to the extent stated therein, all financial statements (including any notes thereto) and schedules included in the documents referred to in the preceding sentences of this Section 2.4(a) (or to be included in similar documents to be filed after the date hereof) (i) are or will be (with respect to financial statements in respect of periods ending after December 31, 1999) in accordance with the Company's books and records and those of any of the Company Subsidiaries, and (ii) present (and in the case of financial statements in respect of periods ending after December 31, 1999, will present) fairly the consolidated statement of financial condition and the consolidated statements of income, stockholders' equity and cash flows of the Company and the Company Subsidiaries as of the dates and for the periods indicated in accordance with generally accepted accounting principles applied on a basis consistent (except as disclosed in the notes to such financial statements) with prior periods (except for the omission of notes to unaudited statements, year end adjustments to interim results and changes to generally accepted accounting principles). The consolidated financial statements of the Company at December 31, 1999 and for the three years then ended and the consolidated financial statements for all periods thereafter up to the Closing reflect or will reflect, or reserve or will reserve against on the balance sheet, as the case may be, all liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted), as of their respective dates, of the Company and the Company

Subsidiaries required to be reflected in such financial statements according to generally accepted accounting principles and in the opinion of Company management contain or will contain adequate reserves for losses on loans and properties acquired in settlement of loans, taxes and all other material accrued liabilities and for all reasonably anticipated material losses, if any, as of such dates. To the Company's knowledge, there exists no set of circumstances that could reasonably be expected to result in any liability or obligation material to the Company or the Company Subsidiaries, taken as a whole, except as disclosed in such consolidated financial statements at December 31, 1999 or for transactions effected or actions occurring or omitted to be taken after December 31, 1999 (i) in the ordinary course of business, or
(ii) as permitted or contemplated by this Agreement.

         (b)  The Company has delivered to Patapsco each SEC
Report it has ever filed, used or circulated through the date of this Agreement and will promptly deliver each such SEC Report filed, used or circulated after the date hereof, each in the form (including exhibits and any amendments thereto) filed with the SEC (or, if not so filed, in the form used or circulated), including, without limitation, its Annual Reports on Form 10-KSB and its Quarterly Reports on Form 10-QSB.

         (c)  Except (i) as disclosed in Section 2.4 of
Schedule I, (ii) as reflected, noted or adequately reserved against in the financial statements referred to in this Section 2.4, or (iii) for deposits incurred in the ordinary course of business consistent with past practice, Company and the Company Subsidiaries do not have any material liabilities (whether accrued, absolute, contingent or otherwise).

    2.5  Absence of Changes.
         ------------------

         (a) Since December 31, 1999 and through the date hereof, there has been no material adverse change in the business, properties, financial condition, results of operations or assets of the Company and the Company Subsidiaries, taken as a whole. Since December 31, 1999 and through the date hereof, there has been no occurrence, event or development of any nature existing or, to the Company's knowledge, threatened, which may reasonably be expected to have a material adverse effect upon the business, properties, financial condition, operations or assets of the Company or any Company Subsidiary, taken as a whole. Without limiting the foregoing, except as set forth in Section 2.5 of Schedule I and except as contemplated by this Agreement, since December 31, 1999, to the date hereof:

         (i) The Company has not issued, sold, granted, conferred or awarded any of its equity securities, or options to acquire its equity securities, or any corporate debt securities which would be classified under generally accepted accounting principles as long-term debt on the consolidated balance sheets of the Company; (ii) the Company has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iii) neither the Company nor any Company Subsidiary has discharged or satisfied any material lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business; (iv) neither the Company nor any Company Subsidiary has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its material properties or assets; (v) except as required by contract or law, neither the Company nor any Company Subsidiary has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except that the Company and Savings increased the salaries of employees in January and February 2000 to the levels set forth in Section 2.5 of Schedule
I, (B) entered into any new, or amended or supplemented any existing employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Employee Plans (as defined in Section 2.13 hereafter) or (D) agreed to do any of the foregoing; (vi) neither the Company nor any Company Subsidiary has suffered any material damage, destruction, or loss, whether as a result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any regulatory authority, flood, windstorm, embargo, riot, act of God, or the enemy, or other casualty or event, and whether or not covered by insurance; and (vii) neither the Company nor any Company Subsidiary has canceled or compromised any debt, except for debts of $5,000 or less, individually or in the aggregate, charged off or compromised in accordance with the past practice of the Company and Company Subsidiaries.

         (b) Since December 31, 1999 to the date hereof, each of the Company and the Company Subsidiaries has owned and operated their respective assets, properties and businesses in the ordinary course of business and consistent with past practice, other than in connection with this Agreement or the transactions contemplated by this Agreement.

         (c) Except as contemplated by Section 4.2(b) herein, since December 31, 1999 to the date hereof, the Company has not declared, set aside, made or paid any dividend or other distribution in respect of Company Common Stock.

    2.6  Prospectus/Proxy Statement.  At the time the
         --------------------------
Prospectus/ Proxy Statement is mailed to the shareholders of the Company for the solicitation of proxies for the approvals referred to in
Section 1.9 hereof and at all times subsequent to such mailings up to and including the time of such approval, such Prospectus/Proxy Statement (including any supplements thereto), with respect to all information set forth therein relating to the Company (including the Company Subsidiaries), its shareholders and representatives, Company Common Stock and all other transactions contemplated hereby, will:

         (a) Comply in all material respects with applicable provisions of the 1933 Act, the 1934 Act and the rules and regulations under such Acts; and

         (b) Not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the Company Shareholders' Meeting which has become false or misleading.

    2.7  No Broker's or Finder's Fees.  Except as set forth in
         ----------------------------
Section 2.7 of Schedule I (which shall also include a copy of any engagement agreement), no agent, broker, investment banker, person or firm acting on behalf or under authority of the Company or any of the Company Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the Company Merger or any other transaction contemplated hereby.

    2.8  Litigation and Other Proceedings.  Except as set forth
         --------------------------------
in Section 2.8 of Schedule I and except for matters which would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole, neither the Company nor any Company Subsidiary is a defendant in, nor is any of its property subject to, any pending, or, to the knowledge of the Company, threatened, claim, action, suit, investigation, or proceeding, or subject to any judicial order, judgment or decree.

    2.9  Compliance with Law.
         -------------------

         (a) The Company and the Company Subsidiaries are in compliance in all material respects with all laws and regulations applicable to their respective business or operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that noncompliance would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, and neither the Company nor any Company Subsidiary has received notice from any federal, state or local government or governmental agency of any material violation of, and does not know of any material violations of, any of the above.

         (b) The Company and each of its Subsidiaries have all material permits, licenses, certificates of authority, orders and approvals of, and have made all material filings, applications and registrations with, all federal, state and local governmental or regulatory bodies that are required in order to permit them to carry on their respective business as they are presently conducted, except to the extent that failure to have any such permit, license, certificate of authority, order or approval, or failure to make any filing, application or registration would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole.

    2.10 Corporate Actions.
         -----------------

         (a)  The Boards of Directors of the Company and
Savings have duly authorized their respective officers to execute and deliver this Agreement and to take all action necessary to consummate the Company Merger and the other transactions contemplated hereby. The Board of Directors of the Company has by appropriate resolutions made the provisions of Article XIII of the Company's Articles of Incorporation inapplicable to this Agreement and the Company Merger and has authorized and directed the submission for shareholders' approval of this Agreement, together with the Company Merger and any other action requiring such approvals.

         (b) To the extent permitted by applicable law, the Company's Board of Directors has taken or will take all necessary action to exempt this Agreement, the Company Merger, and the transactions contemplated hereby and thereby from, (i) any applicable state takeover laws, (ii) any Maryland laws limiting or restricting the voting rights of shareholders, (iii) any Maryland laws requiring a shareholder approval vote in excess of the vote normally required in transactions of similar type not involving a "related person," "interested shareholder" or person or entity of similar type, and
(iv) any provision in its or any of the Company Subsidiaries' articles/certificate of incorporation, charter or bylaws requiring a shareholder approval vote in excess of the vote normally required in transactions of similar type not involving a "related person," interested shareholder" or person or entity of similar type.

    2.11 Authority.  Except as set forth in Section 2.11 of
         ---------
Schedule I, the execution, delivery and, subject to receipt of the Governmental Approvals (as defined in Section 5.1(c)), and the receipt of the approval of Company stockholders as contemplated by Section 1.9 herein, performance of their obligations under this Agreement by the Company and Savings and the Bank Merger by Savings does not and will not violate or conflict with any of the provisions of, or constitute a breach or default under or give any person the right to terminate, cancel or accelerate payment or performance under or result in the creation of any Encumbrance upon any property or asset of Company or Savings pursuant to (i) the articles of incorporation or bylaws of the Company or the articles of incorporation, charter or bylaws of any Company Subsidiary, (ii) any law, rule, ordinance, or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of the Company Subsidiaries is subject, except where the non-compliance or violation of which would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole, (iii) any other material agreement, material lease, material contract, note, mortgage, indenture, arrangement or other obligation or instrument ("Contract") to which the Company or any of the Company Subsidiaries is a party or is subject or by which any of their properties or assets is bound, except where the breach or default would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole, or
(iv) any note, bond, mortgage, indenture, license agreement or other instrument or obligation the effect of which would have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole. The parties acknowledge that the consummation of the Company Merger and the other transactions contemplated hereby is subject to various regulatory approvals. The Company and Savings, as applicable, have all requisite corporate power and authority to enter into this Agreement and to perform their respective obligations hereunder, except, with respect to this Agreement and the Company Merger, the approval of the Company's shareholders of this Agreement required under applicable law. Other than the receipt of Governmental Approvals (as defined in Section 5.1(c)), the approval of shareholders of this

Agreement, the acceptance by the Department of the Articles of Merger and the consents specified in Section 2.11 of Schedule I with respect to the Contracts, no consents or approvals are required on behalf of Company in connection with the consummation of the transactions contemplated by this Agreement and the Company Merger. This Agreement constitutes the valid and binding obligation of the Company and Savings, as applicable, and each is enforceable in accordance with its terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or creditors rights generally and general principles of equity.

    2.12 Labor Relations and Employment Arrangements.  Neither
         -------------------------------------------
the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement. The Company and each Company Subsidiary enjoy good working relationships with their employees and there are no labor disputes pending, or to the knowledge of the President of the Company or Savings threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of the Company and Savings, taken as a whole. Except as disclosed in Section 2.12(1) of Schedule I, there are no employment, severance, consulting or other agreements, plans or arrangements with any current or former directors, officers or employees of Company or any Company Subsidiary which may not be terminated without penalty (including any augmentation or acceleration of benefits) on 30 days or less notice to such person. Except as disclosed in
Section 2.12(2) of Schedule I, no payments to directors, officers or employees of the Company or the Company Subsidiaries resulting from the transactions contemplated hereby will cause the imposition of excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or the disallowance of a deduction to the Company or any Company Subsidiary pursuant to Sections 162 or 280G of the Code.

    2.13 Employee Benefits.
         -----------------

         (a) Neither the Company nor any of the Company Subsidiaries maintains any funded deferred compensation plans (including profit sharing, pension, savings or stock bonus plans), unfunded deferred compensation arrangements or employee benefit plans as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than any plans ("Employee Plans") set forth in Section 2.13(1) of Schedule I (true and correct copies of which have been delivered to Patapsco). None of Company or any of the Company Subsidiaries has incurred or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation except for required premium payments which, to the extent due and payable, have been paid. The Employee Plans intended to be qualified under Section 401(a) of the Code are so qualified, and Company is not aware of any fact which would materially adversely affect the qualified status of such plans. Except as set forth in Section 2.13(2) of Schedule I, neither the Company nor any of the Company Subsidiaries (a) provides health, medical, death or survivor benefits to any former employee or beneficiary thereof, or (b) maintains any form of current (exclusive of base salary and base wages) or deferred compensation, bonus, stock option, stock appreciation right, benefit, severance pay, retirement, incentive, group or individual health insurance, welfare or similar plan or arrangement for the benefit of any single or class of directors, officers or employees, whether active or retired (collectively "Benefit Arrangements"). With respect to each Employee Plan and Benefit Arrangement of the Company or any Company Subsidiary, Section 2.13(3) of
Schedule I sets forth as of the date of this Agreement any and all payments more than 30 days past due. Except as set forth in Section 2.13(4) of Schedule I, no employee of Company or any Company Subsidiary has any accrued but unused vacation or sick leave, and there is no unused vacation or sick leave carried over from any year prior to 2000.

         (b)  Except as set forth in Section 2.13(5) of
Schedule I, all Employee Plans and Benefit Arrangements which presently are in effect were in effect for substantially all of calendar year 1999 to date and there has been no material amendment thereof (other than amendments required to comply with applicable law) or no material increase in the cost thereof or benefits payable thereunder on or after January 1, 2000.

         (c) Each Company and Company Subsidiary Employee Plan and Benefit Arrangement has been administered to date, and will be administered until the Closing in all material respects, in accordance with their terms and in compliance with the Code, ERISA, and all other applicable rules and regulations. With respect to each Employee Plan and Benefit Arrangement, Company and the Company Subsidiary, as applicable (i) have, in a timely, accurate, and proper manner, both filed all required government reports and made all required employee communications, and (ii) between the date of this Agreement and the Closing, will complete and file all such required reports, except where the failure to file reports or make communications would not have a material adverse effect on the Company and the Company Subsidiaries taken as a whole. No condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA and
Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by Company or any Company Subsidiary which is covered by Title I of ERISA, which could subject any person to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Code nor has any Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, incurred any "accumulated funding deficiency," as defined in Section 412 of the Code, whether or not waived; nor has Company or any Company Subsidiary failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. Neither Company nor any Company Subsidiary has incurred or expects to incur, directly or indirectly, any liability under Title IV of ERISA or otherwise arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of Patapsco, or any of its affiliates at or after the Effective Time.

         (d)  Except as set forth in Section 2.13 of Schedule
I, Savings does not maintain a defined benefit pension plan that holds equity securities.

         (e) The schedule provided pursuant to Section 4.18 sets forth as of the date of this Agreement (i) the actuarial present value, determined and prepared in accordance with GAAP

(based, where applicable, on the same actuarial assumptions as those previously used for funding purposes, other than turnover assumptions, and computed on the basis of a terminated plan), of any accrued benefits or other obligations under a defined benefit pension plan not listed elsewhere in this schedule, including without limitation, premiums and contributions for which the Company or any Company Subsidiary is or may be directly or indirectly liable to present or former employees, officers, directors, and their beneficiaries, (ii) the net fair market value of the assets held in any fund, policy, or other arrangement as of April 30, 2000, and (iii) the amount of any contribution or other obligation paid, accrued, or payable, or reasonably expected to be payable, between the date of this Agreement and the Closing, including but not limited to contributions by Company or Savings to Company's Employee Stock Ownership Plan (the "Company ESOP") to repay its loan in accordance with the ESOP loan documents, subject to applicable tax law limitations.

    2.14 Information Furnished.  No statement contained in any
         ---------------------
schedule, certificate or other document furnished (whether prior to or subsequent to the date of this Agreement) or to be furnished in writing by or on behalf of the Company or Savings to Patapsco pursuant to this Agreement contains or will contain any untrue statement of a material fact or any material omission. No information material to the Company Merger or the Bank Merger and which is necessary to make the representations and warranties not misleading has been withheld from Patapsco.

    2.15 Property and Assets.  The Company and the Company
         -------------------
Subsidiaries have marketable title to all of their real property reflected as being owned by the Company in the Company's consolidated financial statements at December 31, 1999, referred to in Section 2.4 hereof or in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, or acquired subsequent thereto, free and clear of all Encumbrances, except for (a) such items shown in such financial statements or in the notes thereto, (b) liens for current real estate taxes not yet delinquent, (c) imperfections of title, encumbrances and easements, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use of, such property, (d) property sold or transferred in the ordinary course of business since the date of such financial statements, (e) pledges or liens incurred in the ordinary course of business, and (f) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. Neither the Company nor any Company Subsidiary leases as either lessor or lessee any interest in real property except as set forth in Exhibit 2.15 of Schedule I. No consent of the lessor of any material personal property lease is required for consummation of the Company Merger except as set forth in Section 2.15 of Schedule I. There has been no material physical loss, damage or destruction, whether or not covered by insurance, affecting the real properties of Company and the Company Subsidiaries since December 31, 1999, except such loss, damage or destruction which does not have a material adverse effect on the Company and the Company Subsidiaries, taken as a whole. Except as set forth in Section 2.15 of
Schedule I, all property and assets material to their business and currently used by Company and the Company Subsidiaries are, in all material respects, in good operating condition and repair, normal wear and tear excepted.

    2.16 Agreements and Instruments.  Except as set forth in
         --------------------------
Section 2.16 of Schedule I, neither the Company nor any Company
Subsidiary is a party to (a) any material agreement, arrangement or commitment not made in the ordinary course of business, (b) any agreement which involves annual payments in excess of $5,000 or has a remaining term of one year or more, in each case whether or not in the ordinary course, (c) any agreement, indenture or other instrument relating to the borrowing of money by the Company or any Company Subsidiary or the guarantee by the Company or any Company Subsidiary of any such obligation (other than Federal Home Loan Bank advances with a maturity of one year or less from the date of borrowing), (d) any agreements to make loans or for the provision, purchase or sale of goods, services or property between Company or any Company Subsidiary and any director or officer of Company or Savings, or any member of the immediate family or affiliate of any of the foregoing, (e) any agreements with or concerning any labor or employee organization to which Company or any Company Subsidiary is a party, (f) any agreements between Company or any Company Subsidiary and any five percent or more shareholder of Company, and (g) any agreements, directives, orders, or similar arrangements between or involving the Company or any Company Subsidiary and any state or federal savings institution regulatory authority.

    2.17 Material Contract Defaults.  Neither the Company nor
         --------------------------
any Company Subsidiary nor, to the knowledge of the Company and Savings, the other party thereto, is in default in any material respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which the Company or a Company Subsidiary is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default is reasonably expected to have either individually or in the aggregate a material adverse effect on the Company and any Company Subsidiary, taken as a whole, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

    2.18 Tax Matters.
         -----------

         (a) The Company and each of the Company Subsidiaries have duly and properly filed all federal, state, local and other tax returns required to be filed by them and have made timely payments of all taxes due and payable, whether disputed or not; the current status of audits of such returns by the Internal Revenue Service ("IRS") and other applicable agencies is as set forth in Section 2.18 of Schedule I; and there is no agreement by the Company or any Company Subsidiary for the extension of time or for the assessment or payment of any taxes payable. Neither the IRS nor any other taxing authority is now asserting or, to the knowledge of Company, threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith), nor is the Company aware of any basis for any such assertion or claim. The Company and each of the Company Subsidiaries have complied in all material respects with applicable IRS backup withholding requirements and have filed all appropriate information reporting returns for all tax years for which the statute of limitations has not closed. The Company and each Company Subsidiary have complied in all material respects with all applicable state law sales and use tax collection and reporting requirements.

         (b) Adequate provision for any federal, state or local taxes due or to become due for the Company or any of the Company Subsidiaries for any period or periods through and including December 31, 1999, has been made and is reflected on the December 31, 1999 audited Company consolidated financial statements and has been or will be made in accordance with generally accepted accounting principles with respect to periods ending after December 31, 1999.

    2.19 Environmental Matters.  Except as set forth in Section
         ---------------------
2.19 of Schedule I, to the Company's knowledge, neither the Company nor any Company Subsidiary owns or leases any properties affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos where such hazardous condition or use of asbestos is not in compliance in all material respects with all applicable environmental laws. Neither the Company nor any Company Subsidiary has knowledge of, nor has the Company or any Company Subsidiary received written notice from any governmental or regulatory body of, any condition, activity, practice or incident (i) which is reasonably likely to interfere with or prevent compliance or continued compliance with hazardous substance laws or any regulation, order, decree, judgment or injunction, issued, entered, promulgated or approved thereunder, or (ii) which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant or chemical, or industrial, toxic or hazardous substance or waste, the effect of which would have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole. There is no civil, criminal or administrative claim, action, suit, proceeding, hearing or investigation pending or, to Company's knowledge, threatened against Company or any Company Subsidiary relating in any way to such hazardous substance laws or any regulation, order, decree, judgment or injunction issued, entered, promulgated or approved thereunder.

    2.20 Loan Portfolio: Portfolio Management.
         ------------------------------------

         (a) All evidences of indebtedness reflected as assets in the consolidated statement of financial condition of Company as of December 31, 1999, or acquired since such date, are (except with respect to those assets which are no longer assets of the Company or any Company Subsidiary) binding obligations of the respective obligors named therein except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding may be brought, and the payment of no material amount thereof (either individually or in the aggregate with other evidences of indebtedness) is subject to any defenses which have been threatened or asserted against the Company or any Company Subsidiary.
All such indebtedness which is secured by an interest in real property is secured by a valid and perfected mortgage lien having the priority specified in the loan documents. All loans originated or purchased by Savings were at the time entered into and at all times since have been in compliance in all material respects with all applicable laws (including, without limitation, all consumer protection laws) and regulations. Savings administers its loan and investment portfolios (including, but not limited to, adjustments to adjustable mortgage loans) in all material respects in accordance with all applicable laws and regulations and the terms of applicable instruments. The records of Savings regarding all loans outstanding on its books are accurate in all material respects and the risk classification system has been established in accordance with the requirements of the OTS.

         (b) Section 2.20 of Schedule I sets forth a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit and other assets of Savings and its subsidiaries that have been adversely designated, criticized or classified by it as of December 31, 1999, separated by category of classification or criticism (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been adversely designated, classified or criticized as of the date hereof by any representative of any government entity as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by it or any of the Company Subsidiaries before the date hereof.

    2.21 Real Estate Loans and Investments.  Except as set forth
         ---------------------------------
in Section 2.21 of Schedule I and for real properties acquired in settlement of loans, there are no facts, circumstances or contingencies known to the Company or any Company Subsidiary which exist which would require a material reduction under generally accepted accounting principles in the present carrying value of any of the real estate investments, joint ventures, construction loans, other investments or other loans of the Company or any Company Subsidiary (either individually or in the aggregate with other loans and investments).

    2.22 Derivatives Contracts.  Neither the Company nor any of
         ---------------------
its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included on its Balance Sheet which is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that are identified in Thrift Bulletin No. 65 or otherwise referred to as structured notes (each, a "Structured Note"), except for those Derivatives Contracts and Structured Notes set forth in Section 2.22 of Schedule I, including a list, as applicable, of any of its or any of its Subsidiaries' assets pledged as security for a Derivatives Contract.

    2.23 Insurance.  The Company and the Company Subsidiaries
         ---------
have in effect insurance coverage which, in respect to amounts, types and risks insured, is reasonably adequate for the business in which the Company and the Company Subsidiaries are engaged. A schedule of all insurance policies in effect as to the Company and the Company Subsidiaries (the "Insurance Policies") is as set forth on Section 2.23(1) of
Schedule I (other than policies pertaining to mortgage loans made in the ordinary course of business). All Insurance Policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of this Agreement have been paid, such premiums covering all periods from the date hereof up to and including the Effective Date shall have been paid on or before the Effective Date, to the extent then due and payable (other than retrospective premiums which may be payable with respect to worker's compensation insurance policies, adequate reserves for which are reflected in the Company's financial statements). Neither the Company nor any Company Subsidiary is in default with respect to any such policy which default would have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole. Except as set forth in Section 2.23(2) of Schedule I, the Insurance Policies will not in any way be affected by, or terminated or lapsed, at any time prior to the Effective Time, solely by reason of, the transactions contemplated by this Agreement. Neither the Company nor any Company Subsidiary has been refused any insurance with respect to any material properties, assets or operations, nor has any coverage been limited or terminated by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

    2.24 Year 2000.  (a) Company and Savings' computer hardware
         ---------
and software systems used for the storage and processing of data
(as used in this Section 2.24, "Systems") are Millennium Compliant as required by all FFIEC Year 2000 compliance guidelines; (b) to the Company's knowledge, none of Company's or any Company Subsidiary's Systems, operations or business functions will be materially adversely affected by the failure of any third party with whom Company or Savings has consistent dealings to be Millennium Compliant; and (c) Company and Savings' have taken all necessary and appropriate action to address and remedy any known deficiencies in Company's and Savings' Systems from becoming Millennium Compliant. As used herein "Millennium Compliant" shall mean the ability of Systems to provide the following functions, without human intervention, individually and in combination with other products or systems: (i) consistently handle data information after January 1, 2000, including but not limited to accepting data input, providing data output and performing calculations on dates or portions of dates; (ii) function accurately and without interruption after January 1, 2000 (including leap year computations), without any change in operations associated with the advent of a new century; (iii) respond to two-digit input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (iv) store and provide output of date information in ways that are unambiguous as to century.

    2.25 Community Reinvestment Act.  Savings' rating pursuant
         --------------------------
to its most recent examination by federal regulatory authorities pursuant to the provisions of the Community Reinvestment Act was a "satisfactory" or better. Neither the Company nor Savings has received any comment letters relating to its Community Reinvestment Act Statement or is otherwise aware of any adverse reaction to such statement.

    2.26 Delays.  The Company is not aware of any matter that
         ------
could cause a delay in receiving the Governmental Approvals required to consummate the Company Merger and the other transactions contemplated by this Agreement, including without limitation, non-compliance with the Truth in Lending Act, capital compliance, or any provisions of the Community Reinvestment Act.

                      ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PATAPSCO, THE BANK AND NEW SUB

    Patapsco, the Bank and New Sub represent and warrant to Company and Savings that, except as disclosed in Schedule II attached hereto and except that the Bank and New Sub do not make any representation or warranty regarding Patapsco:

    3.1  Organization, Good Standing, Authority, Insurance, Etc.
         ------------------------------------------------------
Patapsco is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland. Each of the subsidiaries of Patapsco within the meaning of Section 2(d) of the Bank Holding Company Act of 1956, as amended (the "BHCA") (individually a "Patapsco Subsidiary" and collectively the "Patapsco Subsidiaries") is duly organized, validly existing, and in good standing under the laws of the respective jurisdiction under which it is organized. Patapsco and each Patapsco Subsidiary has all requisite power and authority and is duly qualified and licensed to own, lease and operate its properties and conduct its business as it is now being conducted. Patapsco has delivered to the Company a true, complete and correct copy of the articles of incorporation, charter, or other organizing document and of the bylaws, as in effect on the date of this Agreement, of Patapsco and each Patapsco Subsidiary. Patapsco and each Patapsco Subsidiary is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a material adverse effect on the business, financial condition or results of operations of Patapsco and the Patapsco Subsidiaries, taken as a whole. The Bank is a member in good standing of the Federal Home Loan Bank of Atlanta, and all eligible accounts issued by the Bank are insured by the SAIF to the maximum extent permitted under applicable law. Patapsco is duly registered as a bank holding company under the BHCA.

    Other than immaterial omissions, the minute books of Patapsco and the Patapsco Subsidiaries contain complete and accurate records of all meetings and other corporate actions held or taken by their respective shareholders and Boards of Directors (including the committees of such Boards).

    3.2  Capitalization.  The authorized capital stock of
         --------------
Patapsco consists of 5,000,000 shares of Patapsco common stock, par value $.01 per share, of which 327,390 shares were issued and outstanding as of the date of this Agreement, and 1,000,000 shares of preferred stock, par value of $.01 per share, of which no shares were outstanding as of the date of this Agreement. All outstanding shares of Patapsco common stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except for (i) 41,407 shares of Patapsco's common stock under the Patapsco Bancorp, Inc. 1996 Stock Option and Incentive Plan, (ii) 8,398 shares of Patapsco's common stock under the Patapsco Bancorp, Inc. Management Recognition Plan and pursuant to an award of restricted stock to Frank Duchacek, up to (iii) 114,107 shares of Preferred Stock issuable upon consummation of the Company Merger as contemplated by this Agreement and (iv) up to 114,107 shares of Patapsco's common stock issuable upon conversion of the 114,107 shares of Preferred Stock, as of the date of this Agreement, there are no options, convertible securities, warrants, or other rights preemptive or otherwise) to purchase or acquire any of Patapsco's capital stock from Patapsco and no oral or written agreement, contract, arrangement, understanding, plan or instrument of any kind (collectively, "Stock Contract") to which Patapsco or any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of Patapsco's capital stock.

    3.3  Ownership of Subsidiaries.  All the outstanding shares
         -------------------------
of the capital stock of the Patapsco Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by Patapsco or a Patapsco Subsidiary free and clear of any lien, claim, charge, restriction or encumbrance (collectively, "Encumbrance"). There are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any capital stock of any Patapsco Subsidiary and no contracts to which Patapsco or any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock of any of the Patapsco Subsidiaries.

    3.4  Financial Statements and Reports.
         --------------------------------

         (a) No registration statement, proxy statement, schedule or report filed by Patapsco or any Patapsco Subsidiary with the SEC under the 1933 Act, or the 1934 Act, on the date of effectiveness in the case of such registration statements, or on the date of filing in the case of such reports or schedules, or on the date of mailing in the case of such proxy statements, and except as revised, amended or modified by a subsequently filed document, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Patapsco and the Patapsco Subsidiaries have timely filed all documents required to be filed by them with the SEC, the FRB, the Commissioner, or the FDIC under various securities and financial institution laws and regulations for the past five years (or such shorter period as they may have been subject to such filing requirements), except to the extent that all failures to so file, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of Patapsco and the Patapsco Subsidiaries, taken as a whole. All such documents, as finally revised, modified or amended by any subsequently filed amendment, complied in all material respects with applicable requirements of law and, as of their respective date or the date as amended, and, with respect to reports and documents filed with banking regulatory agencies, were accurate in all material respects. Except to the extent stated therein, all financial statements (including any notes thereto) and schedules included in the documents referred to in the preceding sentences (or to be included in similar documents to be filed after the date hereof) (i) are or will be (with respect to financial statements in respect of periods ending after December 31, 1999) in accordance with Patapsco's books and records and those of any of its Subsidiaries, and (ii) present (and in the case of financial statements in respect of periods ending after December 31, 1999 will present) fairly the consolidated statement of financial condition and the consolidated statements of operations, stockholders' equity and cash flows of Patapsco and the Patapsco Subsidiaries as of the dates and for the periods indicated in accordance with generally accepted accounting principles (except for the omission of notes to unaudited statements, year end adjustments to interim results and changes in generally accepted accounting principles). The consolidated financial statements of Patapsco as of June 30, 1999 and for the three years then ended and the consolidated financial statements for all periods thereafter up to the Closing disclose or will disclose, as the case may be, all liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or due to become due and regardless of when asserted), as of their respective dates, of Patapsco and the Patapsco Subsidiaries required to be reflected in such financial statements according to generally accepted accounting principles, other than liabilities which are not, in the aggregate, material to Patapsco and the Patapsco Subsidiaries, taken as a whole, and contain or will contain in the opinion of management adequate reserves for losses on loans and properties acquired in settlement of loans, taxes and all other material accrued liabilities and for all reasonably anticipated material losses, if any as of such date. There exists no set of circumstances that could reasonably be expected to result in any liability or obligation material to Patapsco or the Patapsco Subsidiaries, taken as a whole, except as disclosed in such consolidated financial statements at June 30, 1999, or for transactions effected or actions occurring or omitted to be taken after June 30, 1999,
(i) in the ordinary course of business, or (ii) as contemplated by this Agreement.

         (b) Patapsco has made available to the Company all periodic reports filed with the SEC under the 1934 Act for periods since June 30, 1996 through the date hereof and will through Closing upon written request promptly deliver copies of 1934 Act reports for future periods.

         (c) Except (i) for commitments to fund loans, (ii) as reflected, noted or adequately reserved against in the financial statements referred to in this Section 3.4, or (iii) for deposits incurred in the ordinary course of business consistent with past practice, Patapsco and the Patapsco Subsidiaries do not have any material liabilities (whether accrued, absolute, contingent or otherwise).

    3.5  Absence of Changes. Since June 30, 1999, there has been
         ------------------
no material adverse change in the business, properties, financial condition, results of operations or assets of Patapsco and the Patapsco Subsidiaries, taken as a whole. Since June 30, 1999 and through the date hereof, there has been no occurrence, event or development of any nature existing or, to the knowledge of Patapsco, threatened which may reasonably be expected to have a material adverse effect upon the business, properties, financial condition, operations or assets of Patapsco or any Patapsco Subsidiary, taken as a whole. Since June 30, 1999 to the date hereof, each of Patapsco and the Patapsco Subsidiaries has owned and operated their respective assets, properties and businesses in the ordinary course of business and consistent with past practice, other than in connection with this Agreement or the transactions contemplated by this Agreement.

    3.6  Prospectus/Proxy Statement.  At the time the
         --------------------------
Registration Statement becomes effective and at the time the Prospectus/Proxy Statement is mailed to the shareholders of the Company for the solicitation of proxies for the approval referred to in
Section 1.9 hereof and at all times subsequent to such mailings up to and including the times of such approval, such

Registration Statement and Prospectus/Proxy Statement (including any amendments or supplements thereto), with respect to all information set forth therein relating to Patapsco (including the Patapsco Subsidiaries) and its shareholders, Patapsco common stock, the Preferred Stock, this Agreement, the Company Merger and all other transactions contemplated hereby, will:

         (a) comply in all material respects with applicable provisions of the 1933 Act, the 1934 Act and the rules and regulations under such Acts; and

         (b) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which it is made, not misleading.

    3.7  No Broker's or Finder's Fees.  No agent, broker,
         ----------------------------
investment banker, person or firm acting on behalf or under authority of Patapsco or any of the Patapsco Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the Company Merger or any other transaction contemplated hereby, except Patapsco has engaged Trident Securities, Inc., an investment banking firm, to provide financial advisory services to Patapsco.

    3.8  Litigation and Other Proceedings.  Except for matters
         --------------------------------
which would not have a material adverse effect on the business, financial condition or results of operations of Patapsco and the Patapsco Subsidiaries taken as a whole, neither Patapsco nor any Patapsco Subsidiary is a defendant in, nor is any of its property subject to, any pending, or, to the knowledge of Patapsco, threatened, claim, action, suit, investigation, or proceeding, or subject to any judicial order, judgment or decree.

    3.9  Compliance With Law.
         -------------------

         (a) Patapsco and the Patapsco Subsidiaries are in compliance in all material respects with all laws and regulations applicable to their respective business or operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that noncompliance would not have a material adverse effect on the business, financial condition or results of operations of Patapsco and the Patapsco Subsidiaries, taken as a whole, and neither Patapsco nor any Patapsco Subsidiary has received notice from any federal, state or local government or governmental agency of any material violation of, and does not know of any material violations of, any of the above.

         (b) Patapsco and each of its Subsidiaries have all material permits, licenses, certificates of authority, orders and approvals of, and have made all material filings, applications and registrations with, all federal, state and local governmental or regulatory bodies that are required in order to permit them to carry on their respective business as they are presently conducted, except to the extent that failure to have any such permit, license, certificate of authority, order or approval, or failure to make any filing, applications or registration would not have a material adverse effect on the business, financial condition or results of operations of Patapsco and the Patapsco Subsidiaries, taken as a whole.

    3.10 Corporate Actions.  The Boards of Directors of
Patapsco, including two-thirds of the "Continuing Directors" (as that term is defined in the Articles of Incorporation of Patapsco) at a meeting of directors at which a "Continuing Director Quorum" (as that term is defined in the Articles of Incorporation of Patapsco) was present, the Bank and New Sub have duly authorized their respective officers to execute and deliver this Agreement and to take all action necessary to consummate the Company Merger and the other transactions contemplated hereby. All corporate authorizations by the Board of Directors of Patapsco, the Bank and New Sub required for the consummation of the Company Merger have been obtained. The shareholders of Patapsco are not required to approve either the Company Merger or the other transactions contemplated hereby in accordance with Maryland corporate law. In its capacity as sole shareholder of New Sub, the Bank will have approved the Company Merger prior to the Closing.

    3.11 Authority.  The execution, delivery and, subject to
         ---------
receipt of the Governmental Approvals (as defined in Section
5.11(c)), performance of this Agreement by Patapsco, the Bank and New Sub and the Bank Merger by Bank does not violate or conflict with any of the provisions of, or constitute a breach or default under or give any person the right to terminate, cancel or accelerate payment or performance under or result in the creation of any Encumbrance upon any property or asset of Patapsco, the Bank or New Sub pursuant to (i) the articles of incorporation or bylaws of Patapsco, the Bank or New Sub or the articles of incorporation or bylaws of any other Patapsco Subsidiary, (ii) any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which Patapsco or any of the Patapsco Subsidiaries is subject, except where the non-compliance or violation of which would not have a material adverse effect on the business, financial condition or results of operations of Patapsco and the Patapsco Subsidiaries taken as a whole, (iii) any material Contract to which Patapsco or any of the Patapsco Subsidiaries is a party or is subject to or by which any of their properties or assets is bound, except where the breach or default would not have a material adverse effect on the business, financial condition or results of operations of Patapsco and the Patapsco Subsidiaries taken as a whole, or (iv) any note, bond, mortgage, indenture, license agreement or other instrument or obligation the effect of which would have a material adverse effect on the financial condition, business or results of operations of Patapsco and the Patapsco Subsidiaries, taken as a whole. The parties acknowledge that the consummation of the Company Merger and the other transactions contemplated hereby is subject to various regulatory approvals. Patapsco, New Sub and the Bank have all requisite corporate power and authority to enter into this Agreement and to perform their obligations hereunder. Other than the receipt of Governmental Approvals, the adoption by Patapsco of Articles Supplementary and the filing thereof with and acceptance thereof by the Department and the acceptance by the Department of the Articles of Merger, no consents or approvals are required on behalf of Patapsco or any Patapsco Subsidiary in connection with the consummation of the transactions contemplated by this Agreement or the Company Merger. This Agreement constitutes the valid and binding obligation of Patapsco, New Sub and the Bank, as applicable, and is enforceable in accordance with its terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or creditors' rights generally and general principles of equity.

    3.12 Information Furnished.  No statement contained in any
         ---------------------
schedule, certificate or other document furnished (whether prior to or subsequent to the date of this Agreement) or to be furnished in writing by or on behalf of Patapsco, Bank or NewSub to Company pursuant to this Agreement contains or will contain any untrue statement of a material fact or any material omission. No information material to the Company Merger and which is necessary to make the representations and warranties not misleading, to the knowledge of Patapsco, has been withheld from the Company.

    3.13 Agreements and Instruments.  As of the date of this
         --------------------------
Agreement, there are no agreements, directives, orders or similar arrangements between or involving Patapsco or any Patapsco Subsidiary and any state or federal bank regulatory authority.

    3.14 Tax Matters.  Patapsco and each of the Patapsco
         -----------
Subsidiaries have duly and properly filed all federal, state, local and other tax returns required to be filed by them and have made timely payments of all taxes due and payable, whether disputed or not; the current status of audits of such returns by the Internal Revenue Service ("IRS") and other applicable agencies is as set forth in Section 3.14 of Schedule II; and there is no agreement by Patapsco or any Patapsco Subsidiary for the extension of time or for the assessment or payment of any taxes payable. Neither the IRS nor any other taxing authority is now asserting or, to the knowledge of Patapsco, threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith), nor is Patapsco aware of any basis for any such assertion or claim. Patapsco and each of the Patapsco Subsidiaries have complied in all material respects with applicable IRS backup withholding requirements and have filed all appropriate information reporting returns for all tax years for which the statute of limitations has not closed. Patapsco and each Patapsco
Subsidiary have complied in all material respects with all applicable state law sales and use tax collection and reporting requirements.

    3.15 Year 2000.   Patapsco's and the Bank's computer
         ---------
hardware and software systems used for the storage and processing of data (as used in this Section 3.15, "Systems") are Millennium Compliant as required by all FFIEC Year 2000 compliance guidelines; (b) to Patapsco's knowledge, none of Patapsco's or any Patapsco Subsidiary's Systems, operations or business functions will be materially adversely affected by the failure of any third party with whom Patapsco or the Bank has consistent dealings to be Millennium Compliant; and (c) Patapsco and the Bank have taken all necessary and appropriate action to address and remedy any known deficiencies in Patapsco's and the Bank's Systems from becoming Millennium Compliant. As used herein "Millennium Compliant" shall mean the ability of Patapsco's and the Bank's Systems to provide the following functions, without human intervention, individually and in combination with other products or systems: (i) consistently handle data information after January 1, 2000, including but not limited to accepting data input, providing data output and performing calculations on dates or portions of dates; (ii) function accurately and without interruption after January 1, 2000 (including leap year computations), without any change in operations associated with the advent of a new century; (iii) respond to two-digit input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (iv) store and provide output of date information in ways that are unambiguous as to century.

    3.16 Community Reinvestment Act.  The Bank's rating pursuant
         --------------------------
to its most recent examination by federal regulatory authorities pursuant to the provisions of the Community Reinvestment Act was a "satisfactory" or better. Neither Patapsco nor the Bank has received any comment letters relating to its Community Reinvestment Act Statement or is otherwise aware of any adverse reaction to such statement.

    3.17 Funding.  The Bank shall have no later than one day
         -------
prior to the Effective Time sufficient cash on hand to fund the aggregate Merger Consideration payable hereunder.

    3.18 Delays.  Patapsco is not aware of any matter that could
         ------
cause a delay in receiving the Governmental Approvals required to consummate the Company Merger and the other transactions contemplated by this Agreement, including without limitation, non-compliance with the Truth in Lending Act, capital compliance, or any provisions of the Community Reinvestment Act.

    3.19 Property and Assets.  There has been no material
         -------------------
physical loss, damage or destruction, whether or not covered by insurance, affecting the real properties of Patapsco and the Patapsco Subsidiaries since June 30, 1999, except such loss, damage or destruction which does not have a material adverse effect on Patapsco and the Patapsco Subsidiaries, taken as a whole.

    3.20 Insurance.  Neither Patapsco nor any Patapsco
         ---------
Subsidiary is in default with respect to any such policy which default would have a material adverse effect on the business, financial condition or results of operations of Patapsco and the Patapsco Subsidiaries taken as a whole. Except as set forth in
Section 3.20 of Schedule II, the Insurance Policies will not in any way be affected by, or terminated or lapsed solely by reason of, the transactions contemplated by this Agreement. Neither Patapsco nor any Patapsco Subsidiary has been refused any insurance with respect to any material properties, assets or operations, nor has any coverage been limited or terminated by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

    3.21  Labor Relations and Employment Arrangements.  Neither
          -------------------------------------------
Patapsco nor any Patapsco Subsidiary is a party to or bound by any collective bargaining agreement. Patapsco and each Patapsco
Subsidiary enjoy good working relationships with their employees and there are no labor disputes pending, or to the knowledge of the President of Patapsco or the Bank threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of Patapsco and the Bank, taken as a whole.

    3.22 Tax Matters.  Adequate provision for any federal, state
         -----------
or local taxes due or to become due for Patapsco or any of the Patapsco Subsidiaries for any period or periods through and including June 30, 1999, has been made and is reflected on the June 30, 1999 audited Patapsco consolidated financial statements and has been or will be made in accordance with generally accepted accounting principles with respect to periods ending after June 30, 1999.

                      ARTICLE IV
                       COVENANTS

    4.1  Investigations; Access and Copies.  Between the date
         ---------------------------------
of this Agreement and the Effective Time, each party agrees on behalf of itself and its subsidiaries to give the other party and its respective representatives and agents full access (to the extent permitted by applicable law) to all of the premises, books, records and employees of it and its subsidiaries at all reasonable times during normal business hours and upon prior notice, and to furnish and cause its subsidiaries to furnish to the other party and its respective agents or representatives access to and true and complete copies of any financial and operating data, all documents with respect to matters to which reference is made in Article II or Article III, as the case may be, of this Agreement or on any list, schedule or certificate delivered or to be delivered in connection herewith, and such other documents, records, or information with respect to the business and properties of it and its subsidiaries as the other party or its respective agents or representative shall from time to time reasonably request; provided, however, that any such inspection (a) shall be conducted in such manner as not to interfere unreasonably with the operation of the business of the entity inspected and
(b) shall not affect any of the representations and warranties hereunder.
Each party will also give prompt written notice to the other party of any event or development (x) which, had it existed or been known on the date of this Agreement, would have been required to be disclosed under this Agreement, (y) which would cause any of its representations and warranties contained herein to be inaccurate or otherwise materially misleading, or (z) which materially relate to the satisfaction of the conditions set forth in Article V of this Agreement.

    4.2  Conduct of Business of the Company and the Company
         --------------------------------------------------
Subsidiaries.  Between the date of this Agreement and the
------------
earlier of the Effective Time or the date this Agreement is terminated in accordance with its terms, the Company and Savings agree:

         (a) That the Company and the Company Subsidiaries shall conduct their business only in the ordinary course, and maintain their books and records in accordance with past practices and not to take any action that would materially (i) adversely affect the ability to obtain the Governmental Approvals or (ii) adversely affect the Company's ability to perform its obligations under this Agreement;

         (b) That the Company shall not, without the prior written consent of Patapsco: (i) declare, set aside or pay any dividend or make any other distribution with respect to Company's capital stock, except for the declaration and payment of regular semi-annual cash dividends of $0.10 per share in accordance with past practice, provided that the Company shall not declare or pay any dividend following the date on which all Governmental Approvals, other than the expiration of the 15-day waiting period required under the regulations of the DOJ, shall have been obtained; (ii) reacquire any of Company's outstanding shares of capital stock; (iii) issue or sell or buy any shares of capital stock of the Company or any Company Subsidiary; (iv) effect any stock split, stock dividend or other reclassification of Company's Common Stock; or (v) grant any options or issue any warrants exercisable for or securities convertible or exchangeable into capital stock of Company or any Company Subsidiary or grant any stock appreciation or other rights with respect to shares of capital stock of Company or of any Company Subsidiary;

         (c) Except as contemplated by this Agreement, as required by law or as described in Schedule I, that Company and the Company Subsidiaries shall not, without the prior written consent of Patapsco: (i) sell or dispose of any significant assets of the Company or of any Company Subsidiary other than in the ordinary course of business consistent with past practices; (ii) merge or consolidate the Company or any Company Subsidiary with or otherwise acquire any other entity, or file any applications or make any contract with respect to branching by Savings (whether de novo, purchase, sale or relocation, including the proposed new Harford County branch office previously under consideration) or acquire or construct, or enter into any agreement to acquire or construct, any interest in real property (other than with respect to security interests in properties securing loans and properties acquired in settlement of loans in the ordinary course) or improvements to real property except as provided in this Agreement; (iii) change the articles of incorporation, charter documents or other governing instruments of the Company or any Company Subsidiary, except as provided in this Agreement; (iv) grant to any executive officer, director or employee of the Company or any Company Subsidiary any increase in annual compensation, any award under any Employee Plan or Benefit Arrangement or any bonus type payment except increases in compensation, bonus or benefits in the ordinary course of business to non-officer employees; (v) adopt any new or amend (except for any amendments required by law) or terminate any existing Employee Plans or Benefit Arrangements of any type except as contemplated herein and in compliance with applicable law or make any payment or contribution to any Employee Plans or Benefit Arrangements except for the Employee Plans or Benefit Arrangements set forth in Section 2.13 of Schedule I; (vi) authorize severance pay or other benefits for any officer, director or employee of Company or any Company Subsidiary; (vii) incur any material indebtedness or obligation or enter into or extend or amend any material agreement or lease, which cannot be canceled upon one month notice or which involves annual payments in excess of $5,000, except that Savings may obtain FHLB advances for the purposes of maintaining liquidity or funding loan demand, with such advances not to exceed an aggregate outstanding amount of $1.0 million at any given time; (viii) engage in any lending activities other than in the ordinary course of business consistent with past practices; (ix) form any new subsidiary or cause or permit a material change in the activities presently conducted by any Company Subsidiary or make additional investments in subsidiaries; (x) purchase any investments or debt securities, except that Company and the Company Subsidiaries may purchase federal funds or make overnight deposits with the Federal Home Loan Bank of Atlanta and may purchase securities pursuant to any contractual obligation in existence as of the date of this Agreement, all of which contractual obligations are set forth in Section 4.2(c) of Schedule I hereto; (xi) purchase any equity securities other than Federal Home Loan Bank stock; (xii) make any investment which would cause Savings not to be a qualified thrift lender under Section 10(m) of the HOLA, or not to be a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code; (xiii) make any loan, except that Company or a Company Subsidiary may, without the prior written consent of Patapsco, in the ordinary course consistent with past practices, make (A) single-family residential mortgage loans and construction loans with principal balances of no more than $252,700, (B) any other loans secured by real estate with principal balances of no more than $50,000, except that Savings may without the prior written consent of Patapsco purchase a participation interest a loan to be secured by a property located at 14002-5 Beaver Dam Road, or (C) any unsecured loans of no more than $25,000; (xiv) authorize capital expenditures other than in the ordinary course of business or in excess of $5,000 in the aggregate; or (xv) adopt or implement any change in its accounting principles, practices or methods other than as may be required by generally accepted accounting principles or by a regulatory authority or adopt or implement any change in its methods of accounting for Federal income tax purposes. The limitations contained in this Section 4.2(c) shall also be deemed to constitute limitations as to the making of any commitment with respect to any of the matters set forth in this Section 4.2(c). Notwithstanding the foregoing, Savings may engage in any of the foregoing activities exclusively with the Bank.

         (d) From and after the date of this Agreement, the Company and Savings, on the one hand, and Patapsco and the Bank, on the other hand, shall in good faith coordinate policies with respect to their respective investment securities portfolios.

    4.3  No Solicitation.  From the date of this Agreement until
         ---------------
the Effective Time or the termination of this Agreement pursuant to its terms, whichever occurs earlier, the Company agrees that it will not authorize, and will not authorize any of its Subsidiaries, or any of its or their officers, directors, employees, agents or other representatives ("Representatives") to, directly or indirectly, (A) initiate, solicit, encourage or otherwise facilitate (including by way of furnishing information), any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, a Takeover Proposal, or
(B) enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Takeover Proposal, or
(C) agree to, approve, recommend, or endorse any Takeover Proposal, or authorize or permit any of its or their Subsidiaries or Representatives to take any such action; provided, however, that nothing contained in this Agreement shall prohibit the Company Board of Directors from (i) furnishing information to, or engaging in discussions or negotiations with, any person in response to an unsolicited bona fide written Takeover Proposal,
(ii) recommending such an unsolicited bona fide written Takeover
Proposal to the stockholders of the Company or (iii) entering into any agreement or letter of intent with any person with respect to a Takeover Proposal, if and only to the extent in each case that (a) the Company Board of Directors concludes in good faith (after consultation with its financial advisors) that such Takeover Proposal would constitute a Superior Proposal, and (b) immediately (but not less than one day) after furnishing such information to, or entering into discussions or negotiations with, such person, the Company provides prompt written notice to Patapsco to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person (which notice shall identify the nature and material terms of the proposal). The Company agrees that it will immediately cease and cause to be terminated any activities, discussions, or negotiations with any parties regarding any Takeover Proposal existing as of the date of this Agreement. The Company agrees to keep Patapsco fully and timely informed of the status of any inquiries, proposals, discussions, negotiations, furnishing of non-public information, or other activities relating to a Takeover Proposal. As used in this Agreement with respect to the Company, (i) "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, for a merger or other business combination involving the Company or any Company Subsidiary or for the acquisition of a twenty-five percent (25%) or greater equity interest in Company or any Company Subsidiary, or for the purchase, lease or other acquisition of a substantial portion of the assets of Company or any Company Subsidiary (other than loans or securities sold in the ordinary course), and (ii) "Superior Proposal" means a bona fide Takeover Proposal made by a third party that the Company Board of Directors determines in its good faith judgment to be more favorable to the Company's stockholders than the Company Merger (based on the written advice of the Company's independent financial advisor) and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Company Board of Directors (following consultation with the Company's independent financial advisor), is reasonably capable of being obtained by such third person.

    4.4  Shareholder Approvals.  The Company shall call the
         ---------------------
meeting of its shareholders to be held for the purpose of voting upon the Company Merger and related matters, as referred to in
Section 1.8 hereof, as soon as practicable, but in no event later than sixty
(60) days after the Registration Statement has been declared effective by the SEC. In connection with such meeting, the Company's Board of Directors shall recommend approval of the Company Merger, except as the fiduciary duties of the Company's Board of Directors may otherwise require. The Company shall use its best efforts to solicit from its shareholders proxies in favor of approval and to take all other action necessary or helpful to secure a vote of the holders of the shares of Company Common Stock in favor of the Company Merger, except as the fiduciary duties of the Board of Directors may otherwise require. Notwithstanding the foregoing, the Company's Board of Directors need take no action pursuant to this Section 4.4 where prior to taking such action, the Company shall have entered into a written agreement or a binding letter of intent to engage in a Takeover Proposal that would constitute a Superior Proposal.

    4.5  Filing of Applications for the Governmental Approvals.
         -----------------------------------------------------
Patapsco shall use its best efforts to promptly prepare, submit and file as soon as practicable after the date hereof all applications necessary to receive the Governmental Approvals in connection with the transactions contemplated by this Agreement.

    4.6  Consents.  Company and Savings will use their best
         --------
efforts to obtain the consent or approval of each person whose consent or approval shall be required in order to permit Company or Savings, as the case may be, to consummate the Company Merger and the Bank Merger.

    4.7  Publicity.  Between the date of this Agreement and the
         ---------
Effective Time, neither Patapsco, Company or any of their subsidiaries shall, without the prior approval of the other, issue or make, or authorize any of its directors, employees, officers or agents to issue or make, any press release, disclosure or statement to the press or any third party with respect to the Company Merger or the transactions contemplated hereto, except as required by law, provided, however, each party shall provide the other with a copy of any such release prior to issuance, if permitted by law. The parties shall cooperate when issuing or making any press release, disclosure or statement with respect to Company Merger or the transactions contemplated hereby, except as required by law.

    4.8  Cooperation Generally.  Between the date of this
         ---------------------
Agreement and the Effective Time, Patapsco, Company and their subsidiaries shall use their best efforts, and take all actions necessary or appropriate, to consummate the Company Merger and the other transactions contemplated by this Agreement at the earliest practicable date. Except as contemplated by this Agreement, as required by applicable law or as the fiduciary duties of the Board of Directors of the applicable entity may otherwise require, Patapsco, the Bank and New Sub, on one hand, and the Company and Savings, on the other hand, agree not to knowingly take any action that would (i) adversely effect their respective ability to obtain the Governmental Approvals or (ii) adversely affect their respective ability to perform their obligations under this Agreement. Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to any governmental entity in respect of the transactions contemplated hereby. If, at any time after the Effective Time, the Surviving Corporation or Bank shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation or Bank its right, title or interest in, to or under any of the rights, properties or assets of Company or Savings or otherwise carry out the purposes of this Agreement, Company and Savings and each of their respective officers and directors shall be deemed to have granted to the Surviving Corporation and Bank an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in the Surviving Corporation or Bank and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation and Bank are authorized in the name of Company, Savings or otherwise to take any and all such action.

    4.9  Additional Financial Statements and Reports.  As soon
         -------------------------------------------
as reasonably practicable after they become publicly available, each party shall furnish to the other its statement of financial condition and related statements of operations, cash flows and stockholders' equity for all periods prior to the Closing. Such financial statements will be prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition, results of operations and cash flows of the party (subject, in the case of unaudited financial statements, to (a) normal year-end audit adjustments, (b) any other adjustments described therein and
(c) the absence of notes which, if presented, would not differ materially from those included in its most recent audited consolidated balance sheet), and all of such financial statements will be prepared in conformity with the requirements of Form 10-QSB or Form 10-KSB, as the case may be, under the 1934 Act. Each party shall also furnish to the other within two days after the meeting at which they are distributed to that party's directors, such internal monthly financial statements as are furnished to the directors and executive officers of that party.

    4.10 Reserved.

    4.11 D&O Indemnification and Insurance.   (a)     For a
         ---------------------------------
period of six (6) years following the Effective Time, each of Patapsco and Bank shall indemnify, defend and hold harmless each present and former director and officer of the Company and each Company Subsidiary (each, an "Indemnitee") from and against, and pay or reimburse the Indemnitee for, costs, judgments, fines, losses, obligations, claims, damages, liabilities or expenses (including interest, penalties, out-of-pocket expenses and reasonable attorneys' fees incurred in the investigation or defense of any of the same or in asserting any of their rights under this Section 4.11(a) (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (each a "Claim and collectively the "Claims") arising out of, resulting from, or pertaining to matters existing or occurring at or prior to the Effective Time (including, but not limited to, the transactions contemplated by this Agreement), regardless of whether such Claim is asserted before, at or after the Effective Time, in accordance with and subject to the requirements and other provisions of the
Articles of Incorporation and Bylaws of Patapsco and Bank in effect on the date of this Agreement and applicable provisions of law to the same extent as Patapsco is obligated thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service for Patapsco and Bank. To the extent a Claim is asserted before the Effective Time, Patapsco and the Bank shall have no obligations under this Section 4.11(a) unless appropriate notice was given to the Company's or the Company's Subsidiaries director's and officer's liability insurer as required by the insurance policy prior to the Effective Time.

    (b) Patapsco shall cause the persons serving as officers or directors of the Company immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time by the directors' and officers' liability insurance policy maintained by the Company (provided that Patapsco may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Patapsco be required to expend more than $10,000 to maintain or procure insurance coverage for such three-year period pursuant hereto.

    (c)  Any Indemnitee wishing to claim indemnification under
Section 4.11(a), upon learning of any Claim shall promptly notify Patapsco and the Bank thereof; provided that the failure to so notify shall not affect the obligations of Patapsco or the Bank under Section 4.11(a) unless and to the extent that such failure materially prejudices Patapsco or the Bank. In the event of any such Claim (whether arising before or after the Effective Time)
(i) Patapsco shall have the
right to assume the defense thereof, with counsel selected by Patapsco and reasonably acceptable to the Indemnitee, and Patapsco shall not be liable to such Indemnitee for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof, except that if Patapsco elects not to assume such defense or counsel for the Indemnitee advises that there are issues which raise conflicts of interest between Patapsco and the Indemnitee, the Indemnitee may retain counsel satisfactory to him, and Patapsco shall pay all reasonable fees and expenses of such counsel for the Indemnitee promptly as statements therefor are received, provided, however, that Patapsco shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnitees in any jurisdiction unless the use of one counsel for such Indemnitees would present such counsel with a conflict of interest, (ii) the Indemnitee will cooperate in the defense of any such matter and (iii) Patapsco shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and unappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law. Patapsco shall not, in the defense of any claim or litigation, except with the consent of the Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), consent to entry of judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnitee or that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability with respect to such claim or litigation.

    (d) This Section 4.11 shall be construed as an agreement as to which the directors and officers of Company and Savings referred to herein are intended to be third party beneficiaries and shall be enforceable by such persons and their heirs and representatives.

    4.12 Update Disclosure.  (a)  From and after the date hereof
         -----------------
until the Effective Time, the Company shall promptly, but not less frequently than monthly, update Schedule I hereto by notice to Patapsco to reflect any matters which have occurred from and after the date hereof which, if existing on the date hereof, would have been required to be described therein and/or which, in the case of all such updates other than the last such update prior to the Effective Time, reflect a material change from the information provided in Schedule I as of the date hereof; provided, however, that no such update shall affect the conditions to the obligation of Company and Savings to consummate the transactions contemplated hereby, and any and all changes reflected in any such update shall be considered in determining whether such conditions have been satisfied.

    (b) From and after the date hereof until the Effective Time, Patapsco shall promptly, but not less frequently than monthly, update Schedule II hereto by notice to Company to reflect any matters which have occurred from and after the date hereof which, if existing on the date hereof, would have been required to be described therein and/or which, in the case of all such updates other than the last such update prior to the Effective Time, reflect a material change from the information provided in Schedule II as of the date hereof; provided, however, that no such update shall affect the conditions to the obligation of Patapsco and Bank to consummate the transactions contemplated hereby, and any and all changes reflected in any such update shall be considered in determining whether such conditions have been satisfied.

    4.13 Company's Employee Plans and Benefit Arrangements.
         -------------------------------------------------

         (a) Between the date of this Agreement and the Effective Time, neither the Company nor any Company Subsidiary will make any contribution, or undertake any obligation to contribute any amount to any Employee Plan or Benefit Arrangement other than as set forth in Section 2.13 of Schedule I to this Agreement or as otherwise contemplated by this Agreement or required under the terms of the plan or arrangement.

         (b) On or before 15 days after execution hereof, the Company will provide Patapsco with true and complete copies of the following documents where applicable to any Employee Plan or Benefit Arrangement: (i) each plan document or agreement, and any amendments thereto, and related trust agreements, insurance contracts and policies, annuity contracts, and any other funding arrangement; (ii) the most recent summary plan description and summary of material modifications; (iii) for the three most recent plan years, Form 5500 Annual Return/Report and all actuarial and financial reports and appraisals prepared in connection with such reports; (iv) the most recent determination letter received from the Internal Revenue Service ("IRS"), plus any open requests and all other rulings received from the IRS, Department of Labor or Pension Benefit Guaranty Corporation; and (v) with respect to any action taken within the current and three preceding plan years, a certified copy of all Board of Directors resolutions.

         (c) Except as otherwise provided in this Section, if Patapsco so requests, the Company and any Company Subsidiary shall develop a plan and timetable for terminating each Employee Plan and Benefit Arrangement as of the date of Closing or the immediately preceding day and, with the advance written consent of Patapsco, which consent shall not be unreasonably withheld, shall proceed with the implementation of said termination plan and timetable. The Company shall be solely responsible for all costs, expenses, and other obligations whatsoever arising out of or resulting from termination of any Employee Plan or Benefit Arrangement. Neither the Company nor any Company Subsidiary nor any trust in their direct or indirect control will establish any new benefit plan or arrangement for directors, officers, or employees, or amend or commit to distribute any assets from any Employee Plan or Benefit Arrangement without Patapsco's prior written approval, except that the Company or a Company Subsidiary may make such distribution as may be required under the terms of any existing Employee Plan or Benefit Arrangement in connection with the retirement or other termination of an employee and except as contemplated by this Agreement or as described in Schedule I.

         (d) With respect to any benefit plan that provides for vesting of benefits, there shall be no discretionary acceleration of vesting, provided that vesting shall accelerate as of the Effective Time in accordance with the terms of any Employee Plan or Benefit Arrangement that provides for an automatic acceleration of vesting upon a change in control transaction such as the one contemplated hereby.

         (e) As of the Effective Time, Patapsco and the Bank agree that the employment of and the Employment Agreement between G. Ronald Jobson and Savings (as disclosed in Section 2.12 of Schedule I to this Agreement) shall be terminated by Savings. In connection with such termination, Mr. Jobson shall be entitled to receive payment as contemplated in Section 12 of such Employment Agreement, subject to the limitations set forth therein to be paid by Savings, with such payment to be made immediately prior to the Effective Time.

         (f)(i)    Company and Savings are authorized to
commence termination of the Company ESOP and to file as soon as possible an Application for Determination with the IRS regarding tax qualification upon termination. No additional contribution shall be made to the Company ESOP by Patapsco, Bank, Company or Savings except as necessary to make the minimum required payment under the current exempt loan (the "Loan") between Company and the Company
ESOP or as otherwise required by law, provided, however, that all such contributions shall only be made if deductible by Company and Savings under
Section 404 of the Code and the allocations of such contributions shall otherwise be in compliance with Section 415 of the Code. All shares of Company Common Stock held by the Trustee of the Company ESOP at the Effective Time shall be exchanged by the Trustee for the Merger Consideration in accordance with this Agreement, and the cash proceeds paid to the Company ESOP with respect to the unallocated shares of Company Common Stock owned by the Company ESOP shall be applied against the Loan. To the extent that such cash proceeds together with other cash owned by the Company ESOP are insufficient to retire the Loan, the Trustee for the Company ESOP shall dispose of shares held in the suspense account of the Company ESOP for the purpose of retiring the Loan. Any shares and other assets remaining in the suspense account following repayment of the Loan in full including interest will be available for allocation and distribution as promptly as possible to participants (as defined in the Company ESOP) in accordance with the provisions of the Company ESOP and applicable law. It is the intent of the parties that the Company ESOP be terminated and distributions made concurrently with the Closing to the extent possible but not prior to the receipt of a favorable determination of the ESOP's qualification from the IRS.

         (ii) In the event that the allocation of assets remaining in the suspense account following repayment of the Loan in full is subject to the limits on annual additions pursuant to Section 415 of the Code, then Patapsco will make all reasonable efforts, to the extent permissible under applicable provisions of the Code and related Treasury Regulations, to continue the Company ESOP trust through the last day of the Company ESOP plan year following the Company ESOP plan year during which the Effective Time occurs, solely for the benefit of those individuals who are participants in the Company ESOP immediately before the Effective Time, and to allocate such remaining assets to Company ESOP participants in accordance with the terms of the Company ESOP to the full extent permissible under Section 415 of the Code between the Effective Time and the last day of the Company ESOP plan year following the Company ESOP plan year during which the Effective Time occurs. In the event that all assets held by the Company ESOP trust are allocated prior to the last day of the Company ESOP plan year during which the Effective Time occurs, the Company ESOP trust will be immediately terminated and participants' accounts will be distributed as soon as practicable thereafter.

         (iii) The provisions in paragraph 4.13(f)(i) and 4.13(f)(ii) are expressly subject to (x) Savings and the Company making all necessary amendments to the Company ESOP for an IRS determination that the ESOP is tax-qualified and which amendments are in effect at the Effective Time; (y) such amendments include, without limitation, the amendment of Section 17.3 of the Company ESOP to eliminate the provisions of such section that could require Company, Savings, Patapsco, Bank or any affiliate thereof to make any payment to Company ESOP participants in the event that Code section 415 or a participant's employment status limits allocations to participant accounts under the Company ESOP and any other amendments necessary to make all provisions of the Plan consistent with this Agreement; and (z) all amendments are satisfactory to Patapsco.

         (g) Neither the Company nor any Company Subsidiary will approve or implement the Stock Option Plan or Management
Recognition Plan currently under consideration, or any similar plan providing for grants of options to acquire Company Common Stock or awards of Company Stock, whether restricted or otherwise. In lieu thereof, immediately prior to the transactions contemplated by Section 7.3 hereof, Savings will credit the sum of $150,000 under Savings' Deferred Compensation Plan, with such sum to be allocated equally among the participants in such plan. Such sum shall not earn any investment return.

         (h) Within 60 days of the date of this Agreement, Company and Savings shall develop a written description and timetable for the termination of Savings' 401(k) plan, which description and timetable will be provided to and subject to the approval of Patapsco's counsel, which approval shall not be unreasonably withheld. Such description and timetable shall provide that Savings' 401(k) plan shall be terminated no later than the day prior to the Effective Time. Following the Effective Time, Patapsco shall file an application with the Internal Revenue Service for an advance determination as to whether Savings' 401(k) plan meets the qualification requirements of Section 401 of the Code with respect to such plan's termination. No distribution shall be made from Savings' 401(k) Plan prior to the receipt of a favorable determination on such plan's qualification from the IRS.

         (i)  Prior to the Effective Time, the Company and
Patapsco shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of cash and/or Preferred Stock resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act. The Company agrees to promptly furnish Patapsco with all requisite information necessary for Provident to take the actions contemplated by this Section 4.13(i).

    4.14 Payments.  No later than thirty (30) days following the
         --------
date of this Agreement, the Company shall furnish Patapsco for its review (i) a computation of the amounts expected to be payable under the employment agreement disclosed in Section 2.12 of Schedule I as a result of the Company Merger, and (ii) a schedule reasonably satisfactory to Patapsco demonstrating that no

"disqualified individual" within the meaning of Section 280G of the Code will be receiving payments in contravention of the representation set forth in the second sentence to Section 2.12 herein.

    4.15 Environmental Reports.  The Company shall undertake
         ---------------------
within 15 days of the date hereof to order, and shall use its best efforts to receive (from a qualified environmental consultant engaged by the Company or Savings and reasonably satisfactory to Patapsco) within 40 days (subject to extension with the consent of Patapsco) after ordering a Phase I Environmental Risk Report (as contemplated in OTS Thrift Bulletin #16) ("Report") on (i) all commercial real estate owned by, (ii) all offices and premises used as facilities as of the date hereof by, and (iii) all properties which serve as security for any commercial real estate loan having a principal balance as of the date hereof of $500,000 or more of, the Company or Savings. In the event that Patapsco believes in good faith that such Reports indicate a reasonable likelihood there will be material costs associated with bringing any such property or properties into material compliance with applicable environmental laws, Patapsco shall, within 15 days of its receipt of such Reports, provide Company with written notice to that effect. Failure of Patapsco to provide such written notice with respect to a property within such 15 days period shall constitute waiver of its right to terminate this Agreement pursuant to Section 5.4(f) herein with respect to such property only. The Company shall thereafter undertake to order (from a qualified environmental consultant engaged by the Company or Savings and reasonably satisfactory to Patapsco) a Phase II Environmental Risk Report (as contemplated in OTS Thrift Bulletin #16) on any property as directed by Patapsco. Patapsco and the Bank agree that they shall pay fifty (50) percent of the expenses incurred with respect to procuring the Phase I Reports and Patapsco will pay all of the expenses incurred with respect to procuring the Phase II Reports. Patapsco and the Bank agree to keep confidential the contents and results of these Phase I and Phase II Environmental Risk Reports.

    4.16 Conduct of Business of Patapsco and the Patapsco
         ------------------------------------------------
Subsidiaries.  Between the date of this Agreement and the
------------
earlier of the Effective Time or the date this Agreement is terminated in accordance with its terms, Patapsco and the Bank agree that Patapsco and the Patapsco Subsidiaries shall not take any action that would (i) materially adversely affect the ability to obtain the Governmental Approvals or (ii) materially adversely affect Patapsco's ability to perform its obligations under this Agreement.

    4.17 Resale Letter Agreements.  After execution of this
         ------------------------
Agreement, Company shall use its best efforts to cause to be delivered to Patapsco from each person who may be deemed to be an "affiliate" of Company within the meaning of Rule 145 under the 1933 Act, a written letter agreement regarding restrictions on resale of the shares of Preferred Stock received by such persons in the Company Merger to ensure compliance with applicable resale restrictions imposed under the federal securities laws.

    4.18 Employee Benefit Schedules.  Within 15 days following
         --------------------------
the date of this Agreement, the Company shall prepare and furnish to Patapsco a schedule that sets forth, as of the date of this

Agreement (i) the actuarial present value, determined and prepared in accordance with GAAP (based, where applicable, on the same actuarial assumptions as those previously used for funding purposes, other than turnover assumptions, and computed on the basis of a terminated plan), of any accrued benefits or other obligations under a defined benefit pension plan not listed elsewhere in this schedule, including without limitation, premiums and contributions for which the Company or any Company Subsidiary is or may be directly or indirectly liable to present or former employees, officers, directors, and their beneficiaries, (ii) the net fair market value of the assets held in any fund, policy, or other arrangement as of April 30, 2000, and (iii) the amount of any contribution or other obligation paid, accrued, or payable, or reasonably expected to be payable, between the date of this Agreement and the Closing, including but not limited to contributions by Company or Savings to Company's Employee Stock Ownership Plan (the "Company ESOP") to repay its loan in accordance with the ESOP loan documents, subject to applicable tax law limitations.

    4.19 Articles Supplementary.  Prior to the Closing,
         ----------------------
Patapsco's Board of Directors shall have approved the Articles
Supplementary in all material respects in the form attached hereto as Exhibit
A.

    4.20 Conduct of Business of Patapsco and the Patapsco
         ------------------------------------------------
Subsidiaries.  Between the date of this Agreement and the
------------
earlier of the Effective Time or the date this Agreement is terminated in accordance with its terms, Patapsco and the Bank agree not to take any action that would materially (i) adversely affect the ability to obtain the Governmental Approvals or (ii) adversely affect Patapsco's ability to perform its obligations under this Agreement;


                       ARTICLE V
CONDITIONS TO THE COMPANY MERGER; TERMINATION OF AGREEMENT

    5.1  General Conditions.  The obligations of Patapsco, the
         ------------------
Bank and New Sub and the Company and Savings to effect the Company Merger and the Bank Merger shall be subject to the following conditions:

         (a)  Stockholder Approval.  The holders of the
              --------------------
outstanding shares of Company Common Stock shall have approved this Agreement and the Company Merger as specified in Section 1.8 hereof and as otherwise required by applicable law and the Company's Articles of Incorporation.

         (b)  No Proceedings.  No order, decree or injunction
              --------------
shall have been entered and remain in force restraining or prohibiting the Company Merger, the Liquidation or the Bank Merger in any legal, administrative, arbitration, investigatory or other proceedings (collectively, "Proceedings").

         (c)  Government Approvals.  To the extent required by
              --------------------
applicable law or regulation, all approvals of or filings with any governmental authority (collectively, "Governmental Approvals"), including without limitation those of the OTS, the FDIC, FRB, the Commissioner, the Federal Trade Commission, DOJ, the SEC, and any state securities or Blue Sky authorities, as applicable, shall have been obtained or made and any waiting periods shall have expired in connection with the consummation of the Company Merger, the Liquidation and the Bank Merger. All other statutory or regulatory requirements for the valid consummation of the Company Merger, the Liquidation and the Bank Merger and related transactions shall have been satisfied.

         (d)  Registration Statement.  The Registration
              ----------------------
Statement shall have been declared effective and shall not be subject to a stop order of the SEC and, if the offer and sale of the Preferred Stock in the Company Merger pursuant to this Agreement is subject to the Blue Sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

    5.2  Conditions to Obligations of Patapsco, Bank and New
         ---------------------------------------------------
Sub.  The obligations of Patapsco, Bank and New Sub to effect
---
the Company Merger, the Liquidation, the Bank Merger and the transactions contemplated herein shall be subject to the following additional conditions to the extent not waived:

         (a)  Required Consents.  In addition to Governmental
              -----------------
Approvals, Company and Savings shall have obtained all necessary third party consents or approvals in connection with the Company
Merger, the Liquidation and the Bank Merger, the absence of which would materially and adversely affect Company and the Company Subsidiaries, taken as a whole.

         (b)  No Material Adverse Change.  Between the date of
              --------------------------
this Agreement and the date of Closing, there shall not have occurred any material adverse change in the financial condition, business, results of operations or assets of Company and the Company Subsidiaries, taken as a whole. For purposes of this
Section 5.2(b), the term "material adverse change" or "material adverse effect" or words of similar import, shall not include the impact of:
(i) changes, after the date hereof, in laws of general applicability or interpretations thereof by courts or governmental authorities; (ii) changes, after the date hereof, in generally accepted accounting principles or regulatory principles generally applicable to the banking and thrift industries; (iii) actions or omissions by a party hereto (or any of its subsidiaries), after the date hereof, taken or failed to be taken with the prior informed written consent of the other party, or at the express written request of the other party, in contemplation of the transaction contemplated hereby; or (iv) the Company Merger and compliance with the provisions of this Agreement on the operating performance of the parties. No payments made or expenses incurred in accordance with Section 4.13 herein shall be deemed to constitute a material adverse change under this Section 5.2(b).

         (c)  Representations and Warranties to be True;
              ------------------------------------------
Fulfillment of Covenants and Conditions.  The representations
---------------------------------------
and warranties of the Company and Savings shall be true in all material respects at the Effective Time with the same effect as though made at the Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Company and Savings shall have performed all obligations and complied with each covenant, in all material respects, and all conditions under this Agreement on their parts to be performed or complied with at or prior to the Effective Time; and Company shall have delivered to Patapsco a certificate, dated the Effective Time and signed by its chief executive officer and chief financial officer, to such effect.

         (d)  No Litigation.  Neither the Company nor any
              -------------
Company Subsidiary shall be a party to any pending litigation, reasonably probable of being determined adversely to the Company or any Company Subsidiary, which would have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole.

         (e)  Governmental Approval.  All Governmental
              ---------------------
Approvals required hereunder to consummate the transactions contemplated hereby shall have been obtained without the imposition of any conditions which Patapsco, the Bank and New Sub reasonably and in good faith determine to be unduly burdensome upon the conduct of the business of Patapsco, the Bank or New Sub and, in the reasonable judgment of Patapsco, substantially diminish the benefits expected to be received by Patapsco from the transactions contemplated hereby.

         (f)  Environmental Reports.  Patapsco shall have
              ---------------------
received, to its reasonable satisfaction, any Phase II
Environmental Reports as is contemplated in Section 4.15 herein subject to Patapsco's rights under Section 5.4(g) herein.

         (g)  Objecting Shares.  No greater than 5% of the
              ----------------
outstanding shares of Company Common Stock entitled to vote at the meeting of Company's shareholders, excluding shares owned by Patapsco, as is contemplated in Section 1.9 herein shall have delivered the written notice of intent to demand payment pursuant to Title 3 Subtitle 2 of the MGCL and shall have voted against the Company Merger at the Shareholders' Meeting.

         (h)  Tax Opinion.  Patapsco and the Company shall have
              -----------
received an opinion of Patapsco's tax counsel or tax accountants substantially to the effect that (i) Patapsco, New Sub and the Company will not recognize any gain or loss upon the acquisition of the Company Common Stock in the Company Merger, (ii) the Company will not recognize any gain or loss upon its distribution of all its assets to, and the assumption of all its liabilities by, Patapsco in the Liquidation; (iii) Patapsco will not recognize any gain or loss upon receipt of all the assets and assumption of all the liabilities of the Company in the Liquidation; and
(iv) Patapsco, the Bank and Savings will not recognize any gain or loss as a result of the Bank Merger.

         (i)  Resignation of Directors and Officers.  Each of
              -------------------------------------
the persons serving as a director or officer of Company and Savings or any subsidiary of either shall, at the Closing, submit his/her written resignation, effective as of the Effective Time.

         (j)  Legal and Financial Advisory Fees.  The legal
              ---------------------------------
fees and fees to the advisor or advisors referred to in Section 2.7 of
Schedule I payable or paid in connection with the Company Merger and the transactions contemplated by this Agreement shall not have exceeded $125,000 in the aggregate.

         (k)  Affiliates Letters.  Patapsco shall have received
              ------------------
the letter agreements from all affiliates of the Company as contemplated in Section 4.17 herein.

    5.3  Conditions to Obligations of Company and Savings.  The
         ------------------------------------------------
obligations of Company and Savings to effect the Company Merger and the transactions contemplated herein shall be subject to the following additional conditions to the extent not waived.

         (a)  Representations and Warranties to be True;
              -----------------------------------------
Fulfillment of Covenants and Conditions.  The representations
---------------------------------------
and warranties of Patapsco and the Bank shall be true in all material respects at the Effective Time with the same effect as though made at the Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Patapsco, the Bank and New Sub shall have performed all obligations and complied with each covenant, in all material respects, and all conditions under this Agreement on their parts to be performed or complied with at or prior to the Effective Time; and Patapsco shall have delivered to Company a certificate, dated the Effective Time and signed by its chief executive officer and chief financial officer, to such effect.

         (b)  Receipt of Merger Consideration.  The Exchange
              -------------------------------
Agent in its fiduciary capacity shall have certified receipt of the aggregate Merger Consideration for all shares of Company Common Stock to be acquired hereunder, and a certificate to that effect shall have been delivered to the Company.

         (c)  Required Consents.  In addition to Governmental
              -----------------
Approvals, Patapsco, the Bank and New Sub shall have obtained all necessary third party consents or approvals in connection with the Company Merger, the absence of which would materially and adversely affect Patapsco and the Patapsco Subsidiaries, taken as a whole.

         (d) Patapsco shall have reserved for issuance the number of shares of Preferred Stock issuable pursuant to the terms of this Agreement and the number of shares of Patapsco common stock into which such shares of Preferred Stock may be converted pursuant to the Articles Supplementary governing such Preferred Stock.

         (e) The average of the highest bid and lowest asked price for the Patapsco common stock during the 30 trading days ending five business days before the Closing shall exceed $15.00 per share.

         (f)  No Material Adverse Change.  Between the date of
              --------------------------
this Agreement and the date of Closing, there shall not have occurred any material adverse change in the financial condition, business, results of operations or assets of Patapsco and the Patapsco Subsidiaries, taken as a whole. For purposes of this Section 5.3(f), the term "material adverse change" or "material adverse effect" or words of similar import, shall not include the impact of: (i) changes, after the date hereof, in laws of general applicability or interpretations thereof by courts or governmental authorities; (ii) changes, after the date hereof, in generally accepted accounting principles or regulatory principles generally applicable to the banking and thrift industries; (iii) actions or omissions by a party hereto (or any of its subsidiaries), after the date hereof, taken or failed to be taken with the prior informed written consent of the other party, or at the express written request of the other party, in contemplation of the transaction contemplated hereby; or (iv) the Company Merger and compliance with the provisions of this Agreement on the operating performance of the parties.

         (g)  No Litigation.  Neither Patapsco nor any Patapsco
              -------------
Subsidiary shall be a party to any pending litigation, reasonably probable of being determined adversely to Patapsco or any Patapsco Subsidiary, which would have a material adverse effect on the business, financial condition or results of operations of Patapsco and the Patapsco Subsidiaries, taken as a whole.

    5.4  Termination of Agreement and Abandonment of Company
         ---------------------------------------------------
Merger.  This Agreement and the Company Merger and the Bank
------
Merger may be terminated at any time before the Effective Time, whether before or after approval thereof by shareholders of the Company, as provided below:

         (a)  Mutual Consent.  By mutual consent of the
              --------------
parties, evidenced by their written agreement.

         (b)  Reserved.

         (c)  Conditions to Patapsco Performance Not Met.  By
              ------------------------------------------
Patapsco upon delivery of written notice of termination to Company if any event occurs which renders impossible the satisfaction in any material respect one or more of the conditions to the obligations of Patapsco, the Bank and New Sub to effect the Company Merger or the Bank Merger set forth in Sections 5.1 and 5.2 and noncompliance is not waived by Patapsco, provided, however, that such notice shall include a statement of the grounds thereof and the Company and Savings shall have thirty (30) days thereafter to cure the event or conditions cited in such notice (to the extent curable) and if the Company or Savings cures the events or conditions giving the rise to such grounds to the reasonable satisfaction of Patapsco, Patapsco shall not have any right to terminate this Agreement based upon such specified events or conditions, and provided, however, that the right to terminate under this Section 5.4(c) shall not be available to Patapsco where Patapsco's, Bank's or New Sub's failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

         (d)  Conditions to Company Performance Not Met.  By
              -----------------------------------------
the Company upon delivery of written notice of termination to Patapsco if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of Company and Savings to effect the Company Merger set forth in Sections 5.1 and 5.3 and noncompliance is not waived by Company, provided, however, that such notice shall include a statement of the grounds thereof and Patapsco, the Bank, and New Sub shall have thirty (30) days thereafter to cure the events or conditions cited in such notice (to the extent curable) and if Patapsco, the Bank, or New Sub cures the events or conditions giving the rise to such grounds to the reasonable satisfaction of the Company, the Company shall not have any right to terminate this Agreement based upon such specified events or conditions, and provided, however, that the right to terminate under this Section 5.4(d) shall not be available to the Company where the Company's or Savings' failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

         (e)  Other Agreements.  By Company in connection with
              ----------------
entering into a definitive agreement or letter of intent with any person with respect to a Takeover Proposal in accordance with Section 4.3 herein, provided it has complied with all provisions thereof, in which case Patapsco shall be entitled to the fee specified in Section 6.2(b) hereof.

         (f) Patapsco Board. At any time prior to the Effective Time, by Patapsco, if (i) the Company Board of Directors withdraws or modifies its recommendation of this Agreement or the Company Merger in a manner materially adverse to Patapsco or shall have resolved or publicly announced or disclosed to any third party its intention to do any of the foregoing or the Company Board of Directors shall have recommended to the stockholders of the Company any Takeover Proposal or resolved to do so; (ii) a tender offer or exchange offer for 10 percent or more of the outstanding shares of Company Common Stock is commenced or a registration statement with respect thereto shall have been filed and the Company Board of Directors, within 10 days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender or exchange offer by its stockholders or takes no position with respect to the acceptance of such tender or exchange offer by its stockholders; or (iii) the Company enters into a definitive agreement or letter of intent with respect to a Takeover Proposal.

         (g)  Environmental Reports.  By Patapsco at any time
              ---------------------
within 10 days of receipt of the last Phase II Report to be delivered as contemplated in Section 4.16 herein if the costs to bring the properties (either singularly or together with other properties) which are the subject of such Phase II Reports into material compliance with applicable environmental laws is projected by the environmental consultant to exceed $50,000.

                      ARTICLE VI
    TERMINATION OF OBLIGATIONS; PAYMENT OF EXPENSES

    6.1  Termination; Lack of Survival of Representations and
         ----------------------------------------------------
Warranties.  In the event of the termination and abandonment of
----------
this Agreement pursuant to Section 5.4 of this Agreement, this Agreement shall become void and have no effect and no party shall have any further liability to the other party except as otherwise expressly provided herein and except that (i) the provisions of this Section 6.1, and Sections
2.7 and 3.6 (Brokers and Finders), 4.7 (Publicity), 6.2 (Expenses) and 8.2 (Confidentiality) of this Agreement shall survive any such termination and abandonment, and (ii) in the event this Agreement is terminated pursuant to Sections 5.4 (c) or (d) and the nonterminating party has willfully and materially breached this Agreement, the terminating party shall be entitled to receive as liquidated damages the sum of $250,000 payable within 30 days of the effective date of termination. The parties agree that such amount is not a penalty and is a reasonable estimate of the damages that would be sustained by the terminating party, as it would be difficult to determine the extent of damages at the time of termination. Nothing contained herein shall limit or alter the rights of Patapsco to receive the $500,000 amount (less $250,000 if such amount is already paid to Patapsco pursuant to this Section 6.1) contemplated in Section 6.2(b) herein if it is later determined that such amount is owed to Patapsco.

    The representations, warranties and agreements of the parties set forth in this Agreement shall not survive the Effective Time, and shall be terminated and extinguished at the Effective Time, and from and after the Effective Time none of the parties hereto shall have any liability to the other on account of any breach or failure of any of those representations, warranties and agreement; provided, however, that the foregoing clause shall not (i) apply to agreements of the parties which by their terms are intended to be performed after the Effective Time, and (ii) shall not relieve any person for liability for fraud, deception or intentional misrepresentation.

    6.2  Payment of Expenses.
         -------------------

         (a)  Except as set forth in Section 6.1 and Section
6.2(b) herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

         (b) In order to induce Patapsco, the Bank and New Sub to enter into this Agreement and as a means of compensating
Patapsco, the Bank and New Sub for the substantial direct and indirect monetary and other costs incurred and to be incurred in connection with this Agreement and the transactions contemplated hereby, the Company and Savings agree that if this Agreement is terminated for any reason, and prior to or within 24 months from the date of termination a Termination Event, as defined in paragraph (c) of this Section 6.2, shall have occurred, the Company or Savings will upon demand pay to Patapsco or the Bank in immediately available funds $500,000 (less $250,000 if such amount has previously been paid pursuant to Section 6.1 herein).

         (c)  For purposes of this Agreement, a Termination
Event shall mean the entering into by Company and Savings of a written definitive agreement or binding letter of intent with a third party with respect to a Takeover Proposal or any third-party person or entity shall have acquired 25% or more of the Company's outstanding Common Stock.


                      ARTICLE VII
            CERTAIN POST-MERGER AGREEMENTS

    7.1  Employees. (i)  Patapsco and the Bank shall on and
         ---------
after the Effective Time, subject to the exercise of their business judgment in their sole discretion, use reasonable efforts to continue the employment of the employees of Company and Savings as of the Effective Time at comparable positions and at comparable compensation levels as employed prior to the Effective Time. Except as set forth in paragraphs (ii), (iii) and (iv) of this Section 7.1, employees of the Company or Savings who become employees of Patapsco or the Bank after the Effective Time (the "Continuing Employees") shall be eligible to participate in all benefit plans sponsored by Patapsco or the Bank to the same extent as other similarly situated Patapsco or Bank employees, and for purposes of participation, vesting and accrual of benefits, service with the Company or Savings shall be treated under any benefit plan (other than the plans referred to in paragraph (iv) of this Section 7.1) sponsored by Patapsco or the Bank as service with Patapsco or the Bank.

         (ii) Following the Effective Time, Patapsco and Bank shall maintain Company's and Savings' existing health plan for the benefit of the Continuing Employees through December 31, 2000. Thereafter, Company's and Savings' health plan shall be discontinued, and the Continuing Employees shall participate in the health plan sponsored by Patapsco and Bank to the same extent as other similarly situated Patapsco and Bank employee, provided however, that if Company's and Savings' health plan does not permit coverage for the Continuing Employees following the Effective Time then the Continuing Employees shall participate in the health plan sponsored by Patapsco and Bank to the same extent as other similarly situated Patapsco and Bank employees immediately following the Effective Time.

         (iii) Following the Effective Time, with respect to the Continuing Employees, for the calendar year ending December 31, 2000, Patapsco and Bank shall continue in effect Company's and Savings policies with respect to vacation days and sick leave. Beginning on January 1, 2000, the Continuing Employees shall become subject to Patapsco's and Bank's policies regarding vacation days and sick leave, with service with the Company or Savings being treated as service with Patapsco or the Bank, and the Continuing Employees shall not be entitled to carry over following December 31, 2000 any unused vacation time or sick leave.

         (iv) The Continuing Employees shall be eligible to participate in Patapsco's Employee Stock Ownership Plan ("Patapsco ESOP") no later than July 1, 2002, with service with the Company or Savings being treated as service with Patapsco or the Bank.

    7.2  Directors. As of the Effective Time, Gary R. Bozel and
         ---------
J. Thomas Hoffman shall become Directors of Patapsco and the Bank. In addition, as of the Effective Time, David G. Rittenhouse shall be named as a honorary director to the Bank to advise and assist the Bank with respect to the communities served by Savings.

    7.3  Deferred Compensation Plan.  As of the Effective Time,
         --------------------------
Savings and Patapsco will take the appropriate actions to merge
Savings' Deferred Compensation Plan into Patapsco's Deferred
Compensation Plan with the effect being that Savings' Deferred
Compensation Plan as of the date of such merger will cease to exist and all "Benefits" as that term is defined in Savings' Deferred Compensation Plan allocable to the participants of Savings' Deferred Compensation Plan shall become benefits under Patapsco's Deferred Compensation Plan, subject to the following terms and conditions:

    1.   Benefits allocable to G. Ronald Jobson, William R.
         Rush and E. Thomas Lawrence, Jr. will not be merged into Patapsco's Deferred Compensation Plan and instead, Benefits payable to such individuals will be paid immediately prior to the Effective Time.

    2. Prior to the assumption by Patapsco of the Benefits allocable to the participants of Savings' Deferred Compensation Plan, other than the participants described in (1) above, each such participant will execute a deferral compensation agreement in a form reasonably satisfactory to Patapsco and the participant.

    3. Benefits allocated to Savings' Deferred Compensation Plan as a result of the transactions contemplated by
         Section 4.13(g) hereof shall not be merged into Patapsco's Deferred Compensation Plan and instead, Benefits payable to plan participants as a result of such transactions will be paid immediately prior to the Effective Time.

    4. Immediately prior to the Effective Time, Savings' Deferred Compensation Plan will be amended to provide that, with respect to appreciation or depreciation of Benefits credited to the accounts of participants in Savings' Deferred Compensation Plan, the return on the Company's Common Stock shall be calculated as if the Common Stock had a value as of such date of $18.50.

    5. Savings will direct the trustee of the grantor trust associated with Savings' Deferred Compensation Plan to utilize the trust assets to satisfy all obligations to participants who are entitled to payments immediately prior to the Effective Time to the extent of trust assets.

    6. Company and Savings and Patapsco agree to use their best efforts to take such actions as may be necessary to effect the foregoing actions and to obtain the consents of the individuals affected thereby, including, but not limited to, making any necessary amendments to the applicable deferred compensation plans.

    7.4  Reports to the SEC.  Patapsco shall continue to file
         ------------------
all reports and data with the SEC necessary to permit each person who may be deemed to be an "affiliate" of Patapsco within the meaning of Rule 145 under the 1933 Act to sell the Preferred Stock received by them in connection with the Company Merger pursuant to Rules 144 or 145(d) under such Act if they would otherwise be entitled to sell the Preferred Stock under such rules.

    7.5  Appraisal of Preferred Stock.  Patapsco shall obtain
         ----------------------------
an appraisal, from a qualified and experienced appraiser, of the fair market value of the Preferred Stock as of the Effective Time and as of any such dates it is required pursuant to the regulations of the IRS under
Section 4975 to offer to the participants in the Company ESOP a put option permitting them to put their shares of Preferred Stock received in connection with the termination of the Company ESOP as contemplated in Section 4.13(f) herein to Patapsco in exchange for the fair market value of such shares of Preferred Stock.


                     ARTICLE VIII
                        GENERAL

    8.1  Amendments.  Subject to applicable law, this Agreement
         ----------
may be amended, whether before or after any relevant approval of shareholders, by an agreement in writing executed in the same manner as this Agreement and authorized or ratified by the Boards of Directors of the parties hereto, provided that, after the adoption of the Agreement by the shareholders of the Company, no such amendment without further shareholder approval may reduce the amount or change the form of the consideration to be received by the Company shareholders in the Company Merger.

    8.2  Confidentiality.  All information disclosed hereafter
         ---------------
by any party to this Agreement to any other party to this Agreement, including, without limitation, any information obtained pursuant to
Section 4.1 hereof, shall be kept confidential by such other party and shall not be used by such other party otherwise than as herein contemplated except to the extent that (i) it was known by such other party when received, (ii) it is or hereafter becomes lawfully obtainable from other sources, (iii) it is necessary or appropriate to disclose to the OTS, the FDIC, the FRB, the Commissioner or any other regulatory authority having jurisdiction over the parties or their subsidiaries or as may otherwise be required by law, or (iv) to the extent such duty as to confidentiality is waived by the other party.
In the event of the termination of this Agreement, each party shall use all reasonable efforts to return upon request to the other parties all documents (and reproductions thereof) received from such other parties (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this Section 8.2.

    8.3  Governing Law.  This Agreement and the legal relations
         -------------
between the parties shall be governed by and construed in accordance with the laws of the State of Maryland without taking into account a provision regarding choice of law, except to the extent certain matters may be governed by federal law by reason of preemption.

    8.4  Notices.  Any notices or other communications required
         -------
or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid, addressed, if to Patapsco or Bank, to

               Patapsco Bancorp, Inc.
               1301 Merritt Boulevard
               Dundalk, Maryland  21222-2194
               Attention: Joseph J. Bouffard, President

         with a copy to:

               Stradley Ronon Housley Kantarian & Bronstein, LLP
               Suite 700
               1220 19th Street, N.W.
               Washington, DC  20036
               Attention:  Gary R. Bronstein, Esquire

         and if to Company or Savings, to

               Northfield Bancorp, Inc.
               8005 Harford Road
               Baltimore, Maryland  21234
               Attention: G. Ronald Jobson, President

         with a copy to:

               Ober Kaler Grimes & Shriver
               120 E. Baltimore Street
               Baltimore, Maryland  21202
               Attention:  Frank C. Bonaventure, Jr.

or such other address as shall be furnished in writing by any such party, and any such notice or communication shall be deemed to have been given two business days after the date of such mailing (except that the notice of change of address shall not be deemed to have been given until received by the addressee). Notices may also be sent by telegram, telex, facsimile transmission or hand delivery and in such event shall be deemed to have been given as of the date received.

    8.5  No Assignment.  Except as expressly provided in this
         -------------
Agreement, this Agreement may not be assigned by any of the parties hereto, by operation of law or otherwise, without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    8.6  Headings.  The description heading of the several
         --------
Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

    8.7  Counterparts.  This Agreement may be extended in one
         ------------
or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

    8.8  Construction and Interpretation.  Except as the context
         -------------------------------
otherwise requires, (a) all references herein to any state or federal regulatory agency shall also be deemed to refer to any predecessor or successor agency, and (b) all references to state and federal statutes or regulations shall also be deemed to refer to any successor statute or regulation.

    8.9  Entire Agreement.  This Agreement, together with the
         ----------------
schedules, lists, exhibits and certificates required to be delivered hereunder, and any amendment hereafter executed and delivered in accordance with Section 8.1, constitutes the entire agreement of the parties, and supersedes any prior written or oral agreement or understanding among any of the parties hereto pertaining to the Company Merger. This Agreement is not intended to confer upon any other persons any rights or remedies hereunder except as expressly set forth herein.

    8.10 Severability.  Whenever possible, each provision of
         ------------
this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement.

    8.11 No Third Party Beneficiaries.  Nothing in this
         ----------------------------
Agreement shall entitle any person (other than the Company, Savings, Patapsco, the Bank or New Sub and their respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind, except as otherwise expressly provided herein, including the Indemnities described in Section 4.11 of this Agreement.

    8.12 Enforcement of Agreement.  The parties hereto agree
         ------------------------
that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    8.13 Extension; Waiver.  At any time prior to the Effective
         -----------------
Date, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the
agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extensions or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunder duly authorized, all as of the date set forth above.

PATAPSCO BANCORP, INC.            NORTHFIELD BANCORP, INC.


By:/s/ Thomas P. O'Neill          By:/s/ Gary R. Bozel
   ---------------------------       --------------------------
Name: Thomas P. O'Neill           Name: Gary R. Bozel
Title:  Chairman of the Board     Title:   Chairman of the Board



THE PATAPSCO BANK                 NORTHFIELD FEDERAL SAVINGS
                                  BANK


By:/s/ Thomas P. O'Neill          By:/s/ Gary R. Bozel
   -------------------------         ------------------------
Name:  Thomas P. O'Neill          Name:  Gary R. Bozel
Title: Chairman of the Board      Title: Chairman of the Board



PN FINANCIAL, INC.


By: /s/ Joseph J. Bouffard
    -------------------------
Name:  Joseph J. Bouffard
Title: President

                                                                         ANNEX B
                        MARYLAND GENERAL CORPORATION LAW

                  SUBTITLE 2. RIGHTS OF OBJECTING STOCKHOLDERS
         3-201 DEFINITION.---(a) In this subtitle, except as provided in subsection (b) of this section, "successor" includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.
         (b) When used with reference to a share exchange, "successor" means the corporation the stock of which was acquired in the share exchange.

         3-202 RIGHT TO FAIR VALUE OF STOCK.---(a) Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the successor if:
         (1) The corporation  consolidates  or merges with another  corporation;
         (2) The stockholder's stock is to be acquired in a share exchange;
         (3) The corporation transfers its assets in a manner requiring action under Section 3-105(e) of this title;
         (4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved by the charter of the corporation; or
         (5) The transaction is governed by Section 3-602 of this title or exempted by Section 3-603(b) of this title.
         (b)(1)  Fair value is determined  as of the close of  business:
         (i) With respect to a merger under Section 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the day notice is given or waived under Section 3-106; or
         (ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to.
         (2) Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.
         (3) In any transaction governed by Section 3-602 of this title or exempted by Section 3-603(b) of this title, fair value shall be value determined in accordance with the requirements of Section 3-603(b) of this title.
         (c) Unless the transaction is governed by Section 3-602 of this title or is exempted by Section 3-603(b) of this title, a stockholder may not demand the fair value of the stockholder's stock and is bound by the terms of the transaction if:
         (1) The stock is listed on a national securities exchange, is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or is designated for trading on the NASDAQ small cap market:
         (i) With respect to a merger under Section 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the date notice is given or waived under Section 3-106; or
         (i) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;
         (2)  The stock is that of the successor in a merger; unless:

         (i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or
         (ii) The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor;
         (3) The stock is not entitled to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction;
         (4) The charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder under this subtitle; or
         (5) The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value.

         3-203 PROCEDURE BY STOCKHOLDER.---(a) A stockholder of a corporation who desires to receive payment of the fair value of the stockholder's stock under this subtitle:
         (1) Shall file with the corporation a written objection to the proposed transaction:
         (i) With respect to a merger under Section 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, within 30 days after notice is given or waived under Section 3-106; or
         (ii) With respect to any other transaction, at or before the stockholder's meeting at which the transaction will be considered or, in the case of action taken under Section 2-505(b) of this article, within 10 days after the corporation gives the notice required by Section 2-505(b) of this article;
         (2)  May not vote in favor of the transaction; and
         (3) Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for the stockholder's stock, stating the number and class of shares for which the stockholder demands payment.
         (b) A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

         3-204 EFFECT OF DEMAND ON DIVIDEND AND OTHER RIGHTS.---A stockholder who demands payment for his stock under this subtitle:
         (1) Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under Section 3-202 of this subtitle; and
         (2) Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

         3-205 WITHDRAWAL OF DEMAND.---A demand for payment may be withdrawn only with the consent of the successor.

         3-206 RESTORATION OF DIVIDEND AND OTHER RIGHTS.---(a) The rights of a stockholder who demands payment are restored in full, if:
         (1)  The demand for payment is withdrawn;
         (2) A petition for an appraisal is not filed within the time required by this subtitle;

         (3) A court determines that the stockholder is not entitled to relief; or
         (4) The transaction objected to is abandoned or rescinded.
         (b) The restoration of a stockholder's rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.

         3-207 PROCEDURE BY SUCCESSOR.---(a)(1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.
         (2) The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:
         (i) A balance sheet as of a date not more than six months before the date of the offer;
         (ii) A profit and loss statement for the 12 months ending on the date of the balance sheet; and
         (iii)  Any  other information the successor considers pertinent.
         (b) The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by registered mail at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

         3-208 PETITION FOR APPRAISAL; CONSOLIDATION OF PROCEEDINGS; JOINDER OF OBJECTORS.---(a) Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.
         (b)(1) If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.
         (2) Two or more objecting stockholders may join or be joined in an appraisal proceeding.

         3-209 CERTIFICATE MAY BE NOTED.---(a) At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.
         (b) If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.

         3-210 APPRAISAL OF FAIR VALUE.---(a) If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

         (b) Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.
         (c) The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.
         (d)(1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.
         (2) Within 15 days after the report is filed, any party may object to it and request a hearing.

         3-211 CONSIDERATION BY COURT OF APPRAISERS' REPORT.---(a) The court shall consider the report and, on motion of any party to the proceeding, enter an order which:
         (1)  Confirms, modifies, or rejects it; and
         (2)  If appropriate, sets the time for payment to the stockholder.
         (b)(1) If the appraisers' report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.
         (2)  If the appraisers' report is rejected, the court may:
         (i) Determine the fair value of the stock and enter judgment for the stockholder; or
         (ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.
         (c)(1) Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the and interest from the date as to which fair value is to be determined under Section 3-202 of this subtitle, and
         (2) The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made Section 3-207 of this subtitle was arbitrary and vexatious or not in good In making this finding, the court shall consider:
         (i)  The price which the successor offered for the stock;
         (ii) The financial statements and other information furnished to the stockholder; and (iii) Any other circumstances it considers relevant.
         (d)(1) The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under Section 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:
         (i)  The price which the successor offered for the stock;
         (ii) The financial statements and other information furnished to the stockholder; and (iii) Any other circumstances it considers relevant.
         (2) Costs may not include attorney's fees or expenses. The reasonable fees and expenses of experts may be included only if:
         (i) The successor did not make an offer for the stock under Section 3-207 of this subtitle; or
         (ii) The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

         (e) The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.

         3-212 SURRENDER OF STOCK.---The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:
         (1) The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or
         (2) Satisfactory evidence of the loss of destruction of the certificates and sufficient indemnity bond are furnished.

         3-213 RIGHTS OF SUCCESSOR WITH RESPECT TO STOCK.---(a) A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under Section 3-202 of this subtitle.
         (b) After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.
         (c) Unless the articles provide otherwise stock in the successor of a consolidation merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock.

                                                                        ANNEX C

PATAPSCO BANCORP, INC.



     [LOGO]



                                                              1999 ANNUAL REPORT

PATAPSCO BANCORP, INC.
================================================================================

     Patapsco Bancorp, Inc. (the "Company") is the holding company for The Patapsco Bank (the "Bank"). The Bank is a Maryland commercial bank operating through a single office located in Dundalk, Maryland and serving eastern Baltimore County. The principal business of the Bank consists of attracting deposits from the general public and investing these deposits in loans secured by residential and commercial real estate, construction loans, commercial business loans and consumer loans. The Bank derives its income principally from interest earned on loans and, to a lesser extent, interest earned on mortgage-backed securities and investment securities and noninterest income. Principally operating revenues, deposits and repayments of outstanding loans and investment securities and mortgage-backed securities provide funds for these activities.


MARKET INFORMATION
================================================================================

     The Company's common stock trades under the symbol "PATD" on the OTC Bulletin Board. There are currently 344,426 shares of the common stock outstanding and approximately 395 holders of record of the common stock. Following are the high and low closing sale prices, by fiscal quarter, as reported on the Bulletin Board during the periods indicated, as well as the dividends paid during such quarters.

                                                 High                  Low           Dividends Per Share
                                                 ----                  ---           -------------------

       Fiscal 1999:
             First Quarter                     $ 34.25              $ 28.125               $  .12
             Second Quarter                      30.00                 26.50                  .12
             Third Quarter                       31.50                 28.25                  .12
             Fourth Quarter                     30.125                 28.75                  .12
       Fiscal 1998:
             First Quarter                     $ 30.00              $  26.00               $    -
             Second Quarter                      32.00                 27.00                  .10
             Third Quarter                      32.063                 30.00                  .10
             Fourth Quarter                      33.50                 32.00                  .10


     The stated high and low closing sale prices reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.


TABLE OF CONTENTS
================================================================================



Patapsco Bancorp, Inc.                                                       (i)
Market Information                                                           (i)
Letter to Stockholders.....................................................   1
Selected Consolidated Financial and Other Data.............................   3
Management's Discussion and Analysis of Financial Condition and Results of
  Operations...............................................................   5
Consolidated Financial Statements..........................................  21
Corporate Information......................................................  48


                                      (i)

Dear Stockholder:

     The Directors, officers and staff of Patapsco Bancorp, Inc. and The Patapsco Bank proudly present you with our fourth Annual Report.

     During fiscal year 1999 we continued to grow and diversify our assets, increase our loan loss reserves and control our expenses.

     In the past twelve months our shareholders received four quarterly dividends of $.12 per share. For eight consecutive quarters the Company has paid a quarterly dividend in addition to the return of capital distribution in June 1997. In September the Company's Board of Directors declared a $.14 per share dividend payable in October 1999, representing a 17% increase over the previous quarterly dividend.

     As a result of the recent bear market for small cap stocks and, particularly for small bank stocks, your Board of Directors considered Patapsco Bancorp shares to be an attractive investment. Therefore, in November 1998 the Company announced the first of two stock repurchase programs. The initial program was completed in May 1999. A total of 18,000 shares, or 5% of Company's outstanding stock, was repurchased at an average price of $28.87. In July 1999 the Board of Directors approved a second stock repurchase program to acquire an additional 5% of the Company's outstanding shares. These programs will increase the Company's earnings per share and return on equity. Any shareholders interested in selling their stock as part of this repurchase program, are encouraged to contact their brokers or the Company directly.

     Our transformation into a commercial bank continues. This was most dramatically shown by increases in our higher yielding loan business. Consumer loans increased by 27% and business related loans increased by 43%. At year end our loans to deposits ratio stood at 113%, a statistic made more remarkable by the fact that the bank experienced record payoffs in the residential portfolio.

     Most importantly we continued our expansion into new areas with the creation of Prime Business Leasing. This new venture, which is off to a very successful start, invests in small equipment leases in our continued effort to expand our presence in the small and medium size business markets.

     Despite the expansion in the number and types of loans, asset quality remained extremely high with non-performing loans at .23% of total loans. In addition the Company continued to increase the loan loss reserve, this year by 14% to .80% of total loans.


     Along with good news, there was some bad news; at the very end of our fiscal year we concluded it was necessary to terminate our agreement to complete a merger conversion with Belmar Federal Savings and Loan Association. Despite our considerable efforts over a period that exceeded one year, it became apparent that the federal regulators would not approve a transaction involving the merger of a mutual organization (Belmar) with a stock Company (Patapsco) on terms that would make the transaction economically viable.

     The termination resulted in an $89,000 charge against earnings. Had it not been for these expenses the Company would have earned $716,000 for the year, an increase of 5.6% over the $678,000 we earned the previous the previous year. Return on Assets and Return on Equity adjusted for this expense were .79% and 7.64%, respectively.

     Also in July 1999 we lost our Chairman S. Robert Kinghorn to cancer. Bob was our champion in many ways and was very instrumental in steering the company towards its present course. Most of all he was our friend and we will miss him tremendously.

     Our new Chairman is Thomas P. O'Neill, the former Vice Chairman and a member of the Board since 1995. He is also chairman of the Company's Investor Relations committee and serves on its Asset Liability and Compensation committees. Tom is a CPA and a Managing Director of American Express Tax and Business Services, Inc., in Baltimore. We look forward to continued growth and diversification under his guidance.

     The Company also announced the appointment of William R. Waters as a Director of the Company. He is an owner of Scott Pontiac in Bel Air, Maryland and a former director of the company's predecessor, Patapsco Federal Savings and Loan Association. Bill is also an original shareholder and a long term customer of the Company.

     Fiscal year 2000 will present new challenges. The concern about the possible Y2K computer problem at year end has eased tremendously as we continue to test and fine tune our contingency plans. Nevertheless it is an event that we continue to address. The industry as a whole continues to change rapidly with mega mergers, Internet banking, and sweeping legislation. Competition for deposit dollars and quality loans continues to intensify. Nevertheless, your Company is prepared to work within this environment in its quest to become a leading provider of independent financial services throughout the Baltimore marketplace.

     On behalf of our Directors, Officers and staff we would like to express our collective appreciation to our stockholders and customers for their confidence and support during the year. We are confident of our future and look forward to another successful year.

                                        Joseph J. Bouffard
                                        President and Chief Executive Officer

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

==============================================================================

Selected Consolidated Financial Condition Data

                                                         At June 30,
                                                   --------------------
                                                      1999         1998
                                                   --------     -------
                                                      (In thousands)


Total assets.................................      $95,328      $92,371
Loans receivable, net........................       77,777       75,871
Cash, federal funds sold and other interest
 bearing deposits............................        9,352        8,538
Investment securities........................          214        5,119
Mortgage-backed securities...................        4,879           --
Deposits.....................................       69,671       70,327
Borrowings...................................       14,056       10,200
Stockholders' equity.........................        9,218        9,123

------------------------------------------------------------------------------

Selected Consolidated Income Data

                                                           Year Ended June 30,
                                                         ---------------------
                                                          1999           1998
                                                         -------         -----
                                                             (In thousands)


Interest income........................................     $ 7,240    $ 7,038
Interest expense.......................................       3,306      3,444
                                                            -------    -------
Net interest income before provision
 for loan losses.......................................       3,934      3,594
Provision for loan losses..............................         245        240
                                                            -------    -------
Net interest income after provision
 for loan losses........................................      3,689      3,354
Noninterest income......................................        246        274
Noninterest expenses:
 Compensation and employee benefits.....................      1,797      1,597
 Insurance..............................................         67         72
 Professional fees......................................         94        134
 Equipment expenses.....................................        115        117
 Net occupancy costs....................................         81         90
 Advertising............................................         45         53
 Data processing........................................        122        114
 Merger-related expenses................................         89          -
 Net loss on disposal of fixed assets...................         23          -
 Other..................................................        443        372
                                                            -------    -------
  Total noninterest expenses............................      2,876      2,549
Income before provision (benefit) for income taxes......      1,059      1,079
Income tax provision (benefit)..........................        399        401
                                                            -------    -------
Net income..............................................    $   660    $   678
                                                            =======    =======

Key Operating Ratios

                                                               At or for the
                                                             Year Ended June 30,
                                                            --------------------
                                                             1999          1998
                                                            -----          -----

Performance Ratios:
 Return on average assets (net income divided by
  average total assets..................................     0.73%         0.76%
 Return on average stockholders' equity (net income
  divided by average stockholders' equity)..............     7.05          7.88
 Interest rate spread (combined weighted average
  interest rate earned less combined weighted
  average interest rate cost)...........................     3.93          3.54
 Net interest margin (net interest income
  divided by average interest-earning assets)...........     4.46          4.10
 Ratio of average interest-earning assets to
  average interest-bearing liabilities..................   114.08        114.12
 Ratio of noninterest expense to average total assets...     3.17          2.85

Asset Quality Ratios:
 Nonperforming assets to total assets at
  end of period.........................................     0.22          0.53
 Nonperforming (nonaccrual) loans to loans
  receivable, net at end of period......................     0.23          0.61
 Allowance for loan losses to total loans
  at end of period......................................     0.80          0.72
 Allowance for loan losses to nonperforming
  loans at end of period................................   347.19        119.81
 Net charge-offs to average loans outstanding...........     0.21          0.11

Capital Ratios:
 Stockholders' equity to total assets at end of period..     9.67          9.88
 Average stockholders' equity to average assets.........    10.33          9.62


               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

===============================================================================

General

     The Company's results of operations depend primarily on its level of net interest income, which is the difference between interest earned on interest-earning assets, consisting primarily of loans, investment securities, mortgage-backed securities and other investments, and the interest paid on interest-bearing liabilities, consisting primarily of deposits and advances from the Federal Home Loan Bank of Atlanta. The net interest income earned on interest-earning assets ("net interest margin") and the ratio of interest-earning assets to interest-bearing liabilities significantly impact net interest income. The Company's net interest margin is affected by regulatory, economic and competitive factors that influence interest rates, loan and deposit flows. The Company, like other financial institutions, is subject to interest rate risk to the degree that its interest-earning assets mature or reprice at different times, or on a different basis, than its interest-bearing liabilities. To a lesser extent, the Company's results of operations are also affected by the amount of its noninterest income, including loan fees and service charges, and levels of noninterest expense, which consists principally of compensation and employee benefits, insurance premiums, professional fees, equipment expense, occupancy, costs, advertising, data processing and other operating expenses.

     The Company's operating results are significantly affected by general economic and competitive conditions, in particular, changes in market interest rates, government policies and actions taken by regulatory authorities. Lending activities are influenced by the demand for and supply of housing, competition among lenders, the level of interest rates and the availability of funds. Deposit flows and costs of funds are influenced by prevailing market rates of interest, primarily on competing investments, account maturities and the level of personal income and savings in the Company's market area.

Forward-Looking Statements

     When used in this Annual Report, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

     The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Year 2000 Readiness Disclosure

     The following information constitutes "Year 2000 Readiness Disclosure" under the Year 2000 Information and Readiness Disclosure Act.

     A great deal of information has been disseminated about the global computer crash that may occur in the year 2000. Many computer programs that can only distinguish the final two digits of the year entered (a common programming practice in earlier years) are expected to read entries for the year 2000 as the year 1900 and compute payment, interest or delinquency based on the wrong date or are expected to be unable to compute payment, interest or delinquency. Rapid and accurate data processing is essential to the operations of the Company. Data processing is also essential to most other financial institutions and many other companies.

     All of the material data processing of the Company that could be affected by this problem is provided by a third party service bureau. Management closely monitors the progress of the service bureau in resolving this potential problem and reports the status of the service bureau's progress to the Company's Audit Committee on a quarterly basis. This service bureau has advised the Company that testing of internal mission-critical systems was substantially complete as of December 31, 1998 and it is currently developing and testing contingency plans. However, if the service bureau were unable to resolve this potential problem in time, the Company would seek to retain a replacement service bureau and would likely experience significant data processing delays, mistakes or failures. These delays, mistakes or failures could have a significant adverse impact on the financial condition and results of operation of the Company. Our contingency plan will address alternative methods to provide basic services to our customers. The Company estimates costs related to the year 2000 are less than $25,000.

Average Balance, Interest and Average Yields and Rates

     The following table sets forth certain information relating to the Company's average interest-earning assets and interest-bearing liabilities and reflects the average yield on assets and average cost of liabilities for the periods and at the date indicated. Dividing income or expense by the average daily balance of assets or liabilities, respectively, derives such yields and costs for the periods presented. Average balances are derived from daily balances.

     The table also presents information for the periods indicated with respect to the institution's net interest margin, which is net interest income divided by the average balance of interest earning assets. This is an important indicator of commercial bank profitability. The net interest margin is affected by yields on interest earning assets, the costs of interest bearing liabilities and the relative amounts of interest earning assets and interest bearing liabilities. Another indicator of an institution's net interest income is the interest rate spread or the difference between the average yield on interest earning assets and the average rate paid on interest bearing liabilities.

                                                                                 Year Ended June 30,
                                                             --------------------------------------------------------
                                                                          1999                         1998
                                                             ----------------------------  --------------------------
                                                                                 Average                      Average
                                                             Average              Yield/    Average           Yield/
                                                             Balance   Interest    Cost     Balance  Interest  Cost
                                                             -------   --------    ----     -------  --------  ----
                                                                               (Dollars in thousands)

Interest-earning assets:
 Loans receivable (1)......................................  $78,779   $  6,690    8.49%    $73,476  $  6,153  8.37%
 Investment securities.....................................    3,272        201    6.13       5,911       412  6.97
 Mortgage-backed securities................................      963         64    6.70       1,881       104  5.48
 Short-term investments and other interest-earning assets..    5,286        285    5.39       6,435       370  5.75
                                                             -------   --------             -------  --------
  Total interest-earning assets............................   88,300      7,240    8.20      87,703     7,038  8.02
Non-interest-earning assets................................    2,449                          1,666
                                                             -------                        -------
  Total assets.............................................  $90,749                        $89,369
                                                             =======                        =======

Interest-bearing liabilities:
 Deposits (2)..............................................  $67,087      2,696    4.02     $66,952     2,840  4.24
 Borrowings................................................   10,315        610    5.91       9,902       604  6.10
                                                             -------   --------             -------  --------
  Total interest-bearing liabilities.......................   77,402      3,306    4.27      76,854     3,444  4.48
                                                                       --------    ----              --------  ----
Non-interest-bearing liabilities...........................    3,975                          3,914
                                                             -------                        -------
  Total liabilities........................................   81,377                         80,768
Retained earnings..........................................    9,372                          8,601
                                                             -------                        -------
  Total liabilities and retained earnings..................  $90,749                        $89,369
                                                             =======                        =======

Net interest income........................................            $  3,934                      $  3,594
                                                                       ========                      ========
Interest rate spread.......................................                        3.93%                       3.54%
                                                                                   ====                        ====
Net interest margin........................................                        4.46%                       4.10%
                                                                                   ====                        ====
Ratio of average interest-earning assets to average
 interest-bearing liabilities..............................              114.08%                       114.12%
                                                                       ========                      ========

______________
(1)  Includes nonaccrual loans.
(2)  Includes interest-bearing escrow accounts.

Rate/Volume Analysis

     The following table sets forth certain information regarding changes in interest income and interest expense of the Company for the periods indicated. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to: (i) changes in volume (changes in volume multiplied by prior year's rate); (ii) changes in rate (changes in rate multiplied by prior year's volume).

                                                 Year Ended June 30,
                                         ------------------------------------
                                            1999         vs.         1998
                                         ------------------------------------
                                               Increase (Decrease) Due to
                                         ------------------------------------
                                           Volume       Rate        Total
                                         ----------   --------   ------------
                                                         (In thousands)

Interest income:
 Loans receivable......................    $ 469       $  68        $ 537
 Investment securities.................     (169)        (42)        (211)
 Mortgage-backed securities............      (70)         31          (39)
 Short-term investments and other
  interest-earning assets..............      (63)        (22)         (85)
                                           -----       -----        -----
   Total interest-earning assets.......      167          35          202
                                           -----       -----        -----

Interest expense:
 Deposits (1)..........................      (17)       (128)        (145)
 Borrowings............................       20         (13)           7
                                           -----       -----        -----
   Total interest-bearing liabilities..        3        (141)        (138)
                                           -----       -----        -----

Change in net interest income..........    $ 164       $ 176        $ 340
                                           =====       =====        =====

_______________
(1)  Includes interest-bearing escrow accounts.
(2) Combined Rate/volume variances, a third element of the calculation, are allocated to the volume and rate variances based on their relative size.

Comparison of Financial Condition at June 30, 1999 and 1998

     General. Total assets increased by $2.9 million or 3.2% to $95.3 million at June 30, 1999 from $92.4 million at June 30, 1998. The increase was primarily due to increases of $1.9 million and $813 thousand in loans receivable and cash and cash equivalents, respectively.

     Loans Receivable. Total loans receivable increased by $1.9 million or 2.6% to $78.5 million at June 30, 1999 from $76.6 million at June 30, 1998. Increases in commercial loans and leases of $3.2 million, commercial real estate loans of $2.8 million and consumer loans of $2.5 million were partially offset by a $6.6 million decrease in the residential mortgage portfolio. Since the conversion of the Company's primary subsidiary from a mutual savings and loan association to a stock savings bank and later into a commercial bank, the Company has continued to diversify its lending away from the traditional single family mortgage market.

     The following table sets forth selected data relating to the composition of the Company's loan portfolio by type of loan at the dates indicated. At June 30, 1999, the Company had no concentrations of loans exceeding 10% of gross loans other than as disclosed below.

                                                                          At June 30,
                                                 ---------------------------------------------------------
                                                            1999                            1998
                                                 --------------------------        -----------------------
                                                 Amount                %           Amount             %
                                                 -------             ------        -------         -------
                                                                     (Dollars in thousands)

Real estate loans:
 Residential...................................  $48,549              61.83%       $55,212           72.08%
 Commercial....................................    7,870              10.02          5,106            6.67
 Construction (1)..............................    2,351               2.99          2,204            2.88
Consumer loans:
 Home improvement..............................    8,770              11.17          6,726            8.78
 Home equity loans.............................    1,698               2.16          1,227            1.60
 Loans secured by deposits.....................      285               0.36            385            0.50
 Other consumer loans..........................      668               0.85            649            0.85
Commercial loans:
 Commercial loans..............................    6,849               8.72          4,775            6.23
 Commercial leases.............................    1,495               1.90            313            0.41
                                                 -------             ------        -------          ------
                                                  78,535             100.00%        76,597          100.00%
                                                                     ======                         ======
Less:
 Deferred loan origination fees, net of costs..       73                               172
 Unearned Interest.............................       54                                 -
 Allowance for loan losses.....................      631                               554
                                                 -------                           -------
  Total........................................  $77,777                           $75,871
                                                 =======                           =======

_______________
(1)  Less loans in process.

     The following table sets forth certain information at June 30, 1999 regarding the dollar amount of loans maturing or repricing in the Company's portfolio. Demand loans, loans having no stated schedule of repayments and any stated maturity, and overdrafts are reported as due in one year or less. Adjustable-rate and floating-rate loans are included in the period in which interest rates are next scheduled to adjust rather than the periods in which they mature, and fixed-rate loans are included in the period in which the final contractual repayment is due. The table does not include any estimate of prepayments that significantly shorten the average life of all mortgage loans and may cause the Company's repayment experience to differ from that shown below.

                                         Due after
                        Due during       1 through      Due after
                      the year ending  5 years after  5 years after
                       June 30, 2000   June 30, 1999  June 30, 1999   Total
                      ---------------  -------------  -------------  -------
                                           (In thousands)

Real estate loans:
 Residential........      $14,107         $ 5,039        $29,403     $48,549
 Commercial.........        7,175               -            695       7,870
 Construction.......        2,351               -              -       2,351
Consumer loans......        2,122           4,060          5,239      11,421
Commercial loans....        4,461           3,309            574       8,344
                          -------         -------        -------     -------
Total...............      $30,216         $12,408        $35,911     $78,535
                          =======         =======        =======     =======


     The following table sets forth at June 30, 1999 the dollar amount of all loans which may reprice or are due one year or more after June 30, 1999 which have predetermined interest rates and have floating or adjustable interest rates.

                      Predetermined    Floating or
                          Rates      Adjustable Rates    Total
                      -------------  ----------------   -------
                                        (In thousands)

Real estate loans:
   Residential......     $29,870          $4,501        $34,371
   Commercial.......         378             317            695
Consumer............       9,369               -          9,369
Commercial..........       3,884               -          3,884
                         -------          ------        -------
   Total............     $43,501          $4,818        $48,319
                         =======          ======        =======

     Scheduled contractual principal repayments of loans do not reflect the actual life of such assets. The average life of loans is substantially less than their contractual terms because of prepayments. In addition, due-on-sale clauses on loans generally give the Company the right to declare a loan immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average life of mortgage loans tends to increase when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when current mortgage loan market rates are substantially lower than rates on existing mortgage loans.

     Investment Securities and Mortgage-Backed Securities. U.S. government and agency securities decreased by $4.6 million in the year ended June 30, 1999 as a result of the FHLB note being called. During the year, the Company purchased a $5.1 million mortgage-backed security funded with the proceeds from a $5.0 million FHLB advance and scheduled to mature at the same time as the FHLB advance.

     The following table sets forth the carrying value of the Company's investments at the dates indicated.

                                                             At June 30,
                                                      -------------------------
                                                       1999               1998
                                                      ------             ------

                                                        (Dollars in thousands)
Securities available for sale, at fair value:
   U.S. government and agency securities........      $   --             $5,014
   Equity securities............................         214                105
   Mortgage-backed securities...................       4,879                 --
                                                      ------             ------
     Total securities available for sale........       5,093              5,119
                                                      ------             ------

Investments required by law, at cost:
  FHLB of Atlanta stock.........................         695                570
  FRB of Richmond stock.........................         106                106
                                                      ------             ------
    Total investments required by law, at cost..         801                676
                                                      ------             ------

    Total investments...........................      $5,894             $5,795
                                                      ======             ======

     The following table sets forth the scheduled maturities, carrying values, market values and average yields for the Company's investment portfolio at June 30, 1999.

                                      One Year or Less         One to Five Years      Five to Ten Years
                                     ------------------       ------------------     ------------------
                                     Carrying  Average        Carrying  Average      Carrying  Average
                                      Value     Yield          Value     Yield        Value     Yield
                                     --------  --------       --------  --------     --------  --------
                                                                                   (Dollars in thousands)

Securities available for sale:
 Mortgage-backed securities.....     $     --        --%      $     --        --%    $     --        --%
 Investments required by law....           --        --             --        --           --        --
 Equity securities..............          214      1.47             --        --           --        --
                                     --------                 --------               --------

  Total.........................     $    214      1.47       $     --        --     $     --        --
                                     ========                 ========               ========


                                      More than Ten Years               Total Investment Portfolio
                                     --------------------       -------------------------------------------
                                     Carrying    Average        Carrying           Market           Average
                                      Value       Yield          Value             Value             Yield
                                     --------  ----------       --------           ------           -------
Securities available for sale:
 Mortgage-backed securities.....     $  4,879        6.68%      $  4,879           $4,879              6.68%
 Investments required by law....          801        7.30            801              801              7.30
 Equity securities..............           --          --            214              214              1.47
                                     --------                   --------           ------

  Total.........................     $  5,680        6.77       $  5,894           $5,894              6.58
                                     ========                   ========           ======


     Deposits. Deposits decreased by $656,000 or .9% to $69.7million at June 30, 1999 from $70.3 million at June 30, 1998. A $945,000 decrease in interest bearing deposits was somewhat offset by a $289,000 increase in noninterest bearing deposits. Within the interest bearing deposit category, a $466,000 decrease in certificates of deposit and a $572,000 decrease in savings and money market accounts was somewhat offset by a $94,000 increase in interest checking.

     The following tables set forth the average balances based on daily balances and interest rates for various types of deposits as of the dates indicated.

                                          Year Ended June 30,
                                 ------------------------------------------
                                       1999                     1998
                                 ----------------          ----------------
                                 Average  Average          Average  Average
                                 Balance  Rate             Balance  Rate
                                 -------  -------          -------  -------
                                       (Dollars in thousands)

Passbook, statement savings
 and Christmas Club...........   $20,035     2.84%         $20,061     2.88%
NOW checking..................     3,837     1.63            3,398     1.82
Money market..................     4,789     3.07            4,696     3.25
Certificates of deposit.......    37,682     5.08           38,797     5.28
Noninterest-bearing checking..     2,933       --            2,351       --
                                 -------                   -------
  Total.......................   $69,276                   $69,303
                                 =======                   =======


     The following table indicates the amount of the Company's certificates of deposit of $100,000 or more by time remaining until maturity as of June 30, 1999. At such date, such deposits represented 4.87% of total deposits and had a weighted average rate of 5.28%.
                                                        Certificates
                Maturity Period                         of Deposits
                ---------------                        --------------
                                                       (In thousands)

                Three months or less...............    $          957
                Over three through 12 months.......             2,124
                Over 12 months.....................               298
                                                       --------------
                    Total..........................    $        3,379
                                                       ==============

     Borrowings. The Company's borrowings increased by $3.8 million to $14.1 million at June 30, 1999 from June 30, 1998. During the year, the Company paid down $2,300,000 in borrowings from the Federal Home Loan Bank of Atlanta and borrowed $6.0 million to fund loan demand and the purchase of a $5.1 million mortgage-backed security.

     The following table sets forth certain information regarding short-term borrowings by the Company at the dates and for the periods indicated:

                                                            At June 30,
                                                       ----------------------
                                                         1999          1998
                                                       --------      --------
                                                       (Dollars in thousands)
Amounts outstanding at end of period:
 FHLB advances..................................       $ 13,900      $ 10,200
 Other borrowings...............................            156            --
Weighted average rate paid on:
 FHLB advances..................................           5.71%         6.12%
 Other borrowings...............................             --%           --%

                                       12


                                                        Year Ended June 30,
                                                       ----------------------
                                                         1999          1998
                                                       --------      --------
                                                       (Dollars in thousands)

Maximum amount of borrowings outstanding
  at any month end:
  FHLB advances.................................       $ 13,900      $ 10,200
  Other borrowings..............................            156            --


                                                             At June 30,
                                                       ----------------------
                                                         1999          1998
                                                       --------      --------
                                                       (Dollars in thousands)

Approximate average short-term borrowings
 outstanding with respect to:
 FHLB advances..................................       $     --      $  9,902
 Other borrowings...............................             --            --
Approximate weighted average rate paid on: (1)
 FHLB advances..................................             --%         6.10%
 Other borrowings...............................             --%           --%

_________________

(1) Weighted average rate paid is derived from dividing the actual interest expense by the average daily short-term borrowings outstanding.

Comparison of Operating Results for the Years Ended June 30, 1999 and 1998

     General. The Company had net income of $660,000 for the year ended June 30, 1999 as compared to net income of $678,000 for the year ended June 30, 1998. The $18,000 decrease in net income was significantly influenced by two events in June 1999. First, the Company recognized $89,000 in expenses incurred as a result of the terminated merger agreement with Belmar Federal Savings and Loan Association. Second, the Company took a loss on the disposal of fixed assets of $23,000, primarily in computer equipment, after the installation of new personal computers throughout the Company.

     Net Interest Income. The Company's net interest income increased by $340,000 or 9.5% to $3.9 million in the year ended June 30, 1999 from $3.6 million in the year ended June 30, 1998.

     The increase in net interest income is attributable to loan growth, continued diversification to higher yielding loan products such as commercial real estate, commercial business, commercial leasing and consumer loans and a decrease in the cost of funds. As shown in the Rate/Volume Analysis above, changing interest rates, primarily the decreased cost of funds, was responsible for $176,000 of the increase in net interest income and changes in volume, primarily the increase in loans, was responsible for $164,000 of the increase in net interest income.

     The Company's net interest margin increased to 4.46% for the year ended June 30, 1999 from 4.10% for the year ended June 30, 1998. Of this 36 basis point increase in the net interest margin, approximately 59% is due to higher yields on earning assets and 41% is a result of a lower cost of funds.

     Interest Income. The Company's total interest income increased by $202,000, or 2.9% to $7.2 million in the year ended June 30, 1999 from $7.0 million in the year ended June 30, 1998. The increase in the volume of interest earning assets is responsible for $167,000 of the increase in interest income and increased yields is responsible for $35,000 of the increase in interest income.

     Interest income on loans increased $537,000, or 8.7% during fiscal year 1999. The increase is attributable to the $5.3 million increase in the average balance of loans receivable to $78.8 million in fiscal 1999 from $73.5 million in fiscal 1998 and the 12 basis point increase in average yield to 8.49% in fiscal 1999 from 8.37% in fiscal 1998.

     Interest income on investment securities decreased by $211,000 or 51.3% to $201,000 in fiscal year 1999 as compared to $412,000 in fiscal year 1998. The decrease was primarily the result of a decrease in the average balance to $3.3 million during fiscal year 1999 from $5.9 million in fiscal year 1998. The decrease in the average yield on investment securities from 6.97% in fiscal 1998 to 6.13 % also contributed to the decrease in interest income.

     Interest income on mortgage-backed securities decreased $39,000 or 37.5% to $65,000 in fiscal 1999 from $104,000 in the fiscal year ended June 30, 1998. The average balance in mortgage-backed securities decreased $918,000 from $1.9 million during fiscal year 1998 to $963,000 in fiscal year 1999. This decrease in average balance was somewhat offset by an increased in yield to 6.70% in the fiscal year ended June 30, 1999 from 5.48% in fiscal 1998.

     Interest income on short-term investments and other interest earning assets decreased $85,000 or 23.1% to $285,000 in the fiscal year ended June 30, 1999 from $370,000 in the fiscal year ended June 30, 1998. The decrease in interest income is primarily the result of lower average balances; however, the decreased yield also contributed to the decline.

     The increase in loan interest income and the decrease in interest income on other, lower-yielding investments reflect management's concerted effort to invest the Company's resources in higher yielding loans.

     Interest Expense. The Company's interest expense decreased by $138,000 or 4.0% to $3.3 million in fiscal year 1999 from $3.4 million during the fiscal year ended June 30, 1998. As shown in the rate/volume table above, changing interest rates were responsible for a decrease in interest expense of $141,000 and the increase in average borrowings resulted in an increase in interest expense of $3,000.

     Interest expense on deposits decreased $145,000 or 5.1% to $2.7 million in fiscal year 1999 from $2.8 million in fiscal 1998. Lower interest rates are responsible for $128,000 of the decrease and lower average deposits are responsible for $17,000 of the decrease.

     Interest expense on borrowed money increased $7,000 or 1.0 % to $610,000 in the year ended June 30, 1999 from $604,000 in the year ended June 30, 1999. The $20,000 increase in interest expense due to higher average balances was somewhat offset by a decrease in interest expense on borrowed money of $13,000 due to lower interest rates.

     Provision for Loan losses. The allowance for loan losses is a valuation reserve established by management in an amount it deems adequate to provide for losses in the loan portfolio. Provisions for loan losses are charged to earnings in order to maintain the total allowance for loan losses at a level considered adequate by management to provide for probable loan losses. Management assesses the adequacy of the allowance for loan losses based on a number of factors including, among others: lending risks associated with new products and markets, loss allocations for specific problem credits, the level of the allowance to nonperforming loans, historical loss experience, economic conditions, portfolio trends and credit concentrations and management's judgment with respect to current and expected economic conditions and their impact on the existing loan portfolio.

     The provision for loan losses was $245,000 in fiscal year 1999, an increase of $5,000 or 2.1% over the fiscal year 1998 provision of $240,000. The Company has increased the allowance for loan losses as a percentage of total loans outstanding to 0.80% at June 30, 1999 from 0.72% at June 30, 1998 as a result of the greater inherent risk in the loan portfolio caused by the shifts to higher yielding loans as discussed earlier. The Company's allowance for loan losses as a percentage of nonperforming loans was 347.2% at June 30, 1999 as compared to 119.8% at June 30, 1998.

     Noninterest Income. The Company's noninterest income consists of loan fees and service charges and net gains and losses on sales of investment securities, mortgage-backed securities and loans. Noninterest income decreased by $28,000 or 10.1% to $246,000 in fiscal year 1999 as compared to $274,000 in fiscal year 1998. The decrease is primarily attributable to the closing of a high-risk commercial deposit account. The lost fees from this account were somewhat offset by additional fees from the increased number of interest and noninterest bearing checking accounts. In the year ended June 30, 1999, there were no gains on sale of investment securities as compared to a $5,000 gain in fiscal year 1998.

     Noninterest Expense. The Company's total noninterest expense increased by $326,000, or 12.8%, to $2.9 million during fiscal 1999, as compared to $2.6 million in fiscal 1998. The Company experienced a $200,000, or 12.5% increase in compensation and employee benefits expense during fiscal 1999 primarily a result of higher staffing levels and normal salary increases. Additionally, as previously noted, the company recognized $89,000 in expenses incurred as a result of the terminated merger agreement with Belmar Federal Savings and Loan Association as well as a $23,000 loss on disposal of obsolete equipment. Without these two items, the Company's noninterest expense would have increased $214,000, or 8.4% for the year.

Asset/Liability Management

     The Company's net income is largely dependent on the Bank's net interest income. Net interest income is susceptible to interest rate risk to the degree that interest-bearing liabilities mature or reprice on a different basis than interest-earning assets. When interest-bearing liabilities mature or reprice more quickly than interest-earning assets in a given period, a significant increase in market rates of interest could adversely affect net interest income. Similarly, when interest-earning assets mature or reprice more quickly than interest bearing liabilities, falling interest rates could result in a decrease in net interest income. Net interest income is also affected by changes in the portion of interest-earning assets that are funded by interest-bearing liabilities rather than by other sources of funds, such as noninterest bearing deposits and stockholders' equity.

     The Bank's interest rate sensitivity, as measured by the repricing of its interest sensitive assets and liabilities at June 30, 1999, is presented in the following table. The table was derived using assumptions which management believes to be reasonable. The table indicates a moderate amount of interest rate risk based on the Bank's having approximately equal amounts of rate sensitive assets and rate sensitive liabilities subject to maturity or repricing within a one-year period from June 30, 1999.

     The Company has established an Asset/Liability Management Committee "ALCO" that currently is comprised of three non-employee directors, the President and the Controller. This Committee meets on a monthly basis and reviews the maturities of the Company's assets and liabilities and establishes policies and strategies designed to regulate the Company's flow of funds and to coordinate the sources, uses and pricing of such funds. The first priority in structuring and pricing the Company's assets and liabilities is to maintain an acceptable net interest margin while reducing the net effects of changes in interest rates.

     Management's principal strategy in managing the Company's interest rate risk has been to maintain short- and intermediate-term assets in portfolio, including locally originated adjustable-rate mortgage loans. In addition, the Company has available for sale investment securities, carried at fair value, totaling $5.1 million as of June 30, 1999. The Company is holding these investment securities as available for sale because it may sell these securities prior to maturity should it need to do so for liquidity or asset and liability management purposes.

     In addition to shortening the average repricing period of its assets, the Company has sought to lengthen the average maturity of its liabilities by offering higher rates of interest on its longer-term certificates and utilizing long-term borrowings from the Federal Home Loan Bank of Atlanta.

     The Company's Board of Directors is responsible for reviewing the Company's asset and liability management policies. The Asset/Liability Management Committee reports to the Board monthly on interest rate risk and trends, as well as liquidity and capital ratios and requirements. The Company's management is responsible for administering the policies of the Board of Directors with respect to the Company's asset and liability goals and strategies.

     The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at June 30, 1999 that are expected to mature or reprice in each of the time periods shown.



                                            Three      Over Three      Over One    Over Five     Over Ten      Over
                                            Months   Months Through     Through     Through       Through     Twenty
                                           or Less      One Year      Five Years   Ten Years   Twenty Years    Years     Total
                                           --------  ---------------  -----------  ----------  -------------  -------    -------
                                                                        (Dollars in thousands)

Rate sensitive assets:
 Loans receivable........................  $ 8,726          $17,221      $27,425     $16,691         $7,619   $  853     $78,535
 Mortgage-Backed & Inv. securities.......    1,359              898        2,154         819            559      107       5,894
 Short-term investments and other
  Interest-earning assets................    5,580            2,170            0           0              0        0       7,750
                                           -------          -------      -------     -------         ------   ------     -------
   Total.................................   15,665           20,288       29,580      17,510          8,178      959      92,180
                                           -------          -------      -------     -------         ------   ------     -------

Rate sensitive liabilities:
 Deposits (1)............................    9,444           27,938       18,973      13,721              0        0      70,076
 Borrowings..............................        0                0       13,900           0              0        0      13,900
                                           -------          -------      -------     -------         ------   ------     -------
  Total..................................    9,444           27,938       32,873      13,721              0        0      83,976
                                           -------          -------      -------     -------         ------   ------     -------

Interest sensitivity gap.................  $ 6,221          $(7,650)     $(3,292)    $ 3,789         $8,178   $  959     $ 8,204
                                           =======          =======      =======     =======         ======   ======     =======

Cumulative interest sensitivity gap......  $ 6,221          $(1,429)     $(4,721)    $  (933)        $7,245   $8,204

Ratio of cumulative gap to total assets..     6.53%          (1.50)%      (4.95)%     (0.98)%          7.60%    8.61%
                                           =======         =======      =======     =======          ======   ======

-------------------------
(1)  Includes $405,000 of interest-bearing escrows.

     The interest rate-sensitivity of the Company's assets and liabilities illustrated in the table above could vary substantially if different assumptions were used or actual experience differs from the assumptions used. If passbook and NOW accounts were assumed to mature in one year or less, the Company's one-year negative gap would have increased.

     Certain shortcomings are inherent in the method of analysis presented in the above table. Although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. The interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types of assets and liabilities may lag behind changes in market interest rates. Certain assets, such as adjustable-rate mortgages, have features that restrict changes in interest rates on a short-term basis and over the life of the asset. In the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. The ability of many borrowers to service their adjustable-rate debt may decrease in the event of an interest rate increase.

     The Company utilizes two additional measures of risk. These are quantitative measures of the percentage change in net interest income and equity capital resulting from a hypothetical change of plus or minus 200 basis points in market interest rates for maturities from one day to thirty years. As of June 30, 1999, the Bank had the following estimated sensitivity profile for net interest income and fair value of equity:



                                         + 200 basis points   -200 basis points      Policy Limit
                                         -------------------  ------------------  -------------------

     % Change in Net Interest Income                 5.0%               -8.0%     plus or minus 10.0%
     % Change in Fair Value of Equity               -5.0%               -3.0%     plus or minus 25.0%


Liquidity and Capital Resources

     An important component of the Company's asset/liability structure is the level of liquidity available to meet the needs of customers and creditors. Patapsco's Asset/Liability Management Committee has established general guidelines for the maintenance of prudent levels of liquidity. The Committee continually monitors the amount and source of available liquidity, the time to acquire it and its cost.

     The Company's most liquid assets are cash on hand, interest-bearing deposits and Federal funds sold, which are short-term, highly liquid investments with original maturities of less than three months that are readily convertible to known amounts of cash. The levels of these assets are dependent on the Company's operating, financing and investing activities during any given period. At June 30, 1999, the Company's cash on hand, interest bearing deposits and Federal funds sold totaled $9.2 million.

     The Company anticipates that it will have sufficient funds available to meet its current loan origination, and unused lines-of-credit commitments of approximately $1.5 million and $1.8 million, respectively. Certificates of deposit that are scheduled to mature in less than one year at June 30, 1999 totaled $33.6 million. Historically, a high percentage of maturing deposits have remained with the Company.

     The Company's primary sources of funds are deposits, borrowings and proceeds from maturing investment securities and mortgage-backed securities and principal and interest payments on loans. While maturities and scheduled amortization of mortgage-backed securities and loans are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions, competition and other factors.

     At June 30, 1999, the Bank exceeded all regulatory minimum capital requirements. The table below presents certain information relating to the Bank's regulatory compliance at June 30, 1999.

                                                                                                To Be Well
                                                                                             Capitalized Under
                                                                        For Capital          Prompt Corrective
                                                  Actual             Adequacy Purposes       Action Provisions
                                            -------------------     -------------------     -------------------
                                             Amount      Ratio       Amount      Ratio       Amount      Ratio
                                            --------    -------     --------    -------     --------    -------
                                                                   (Dollars in thousands)

Total Capital (to Risk Weighted Assets)...    $9,120      15.35%      $4,752        8.0%      $5,941       10.0%
Tier 1 Capital (to Risk Weighted Assets)..     8,489      14.29        2,376        4.0        3,564        6.0
Tier 1 Capital (to Average Assets)........     8,489       9.35        3,630        4.0        4,537        5.0


Impact of Inflation and Changing Prices

     The Consolidated Financial Statements and Notes thereto presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of the Company's operations. Unlike most industrial companies, nearly all the assets and liabilities of the Company are monetary in nature. As a result, interest rates have a greater impact on the Company's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

Accounting Pronouncements with future effective dates

     SFAS no. 132, "Employers' Disclosures About Pensions and Other Postretirement Benefits" was issued in February 1998. This statement standardizes the disclosure requirements for pensions and other postretirement benefits r to the extent practicable. The Statement, which is effective for fiscal years beginning after July 1, 1998 will not effect the Company's financial position or its results of operations.

     SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" was issued in June 1998.. The Statement standardizes the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, by requiring that an entity recognize these items as assets or liabilities in the statement of financial position and measure them at fair value. This Statement generally provides for matching the timing of gain or loss recognition on the hedging instrument which the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or the earnings effect of the hedged forecasted transaction. The Statement, which is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999, will not affect the Company's financial position or its results of operations.

     Statement of Position ("SOP") 98-5, "Reporting the Costs of Start-Up Activities." This Statement provides guidance on the financial reporting of start-up cost and organizational cost. It requires costs of start-up activities and organization cost to be expensed as incurred. The "SOP" also requires that initial application to be reported as a cumulative effect of a change in accounting principals. This "SOP" which is effective for fiscal years beginning after December 15, 1998 will not affect the Company's financial position or results of operations.

Appointment of Auditor

     On March 11, 1998, the Company, with the approval of its Board of Directors, dismissed its independent public auditors, KPMG Peat Marwick L.L.P. ("KPMG") and engaged Anderson effective March 11, 1998 to perform such function. During the fiscal year ended June 30, 1997 and the interim period through March 11, 1998 (the date of dismissal), there were not any disagreements between the Company and KPMG on any matter of accounting principles or practices, consolidated financial statement disclosure or audit scope or procedure.

                            PATAPSCO BANCORP, INC.

                                    [LOGO]




                   [LETTERHEAD OF ANDERSON ASSOCIATES, LLP]


Independent Auditors' Report


The Stockholders and The Board of Directors
Patapsco Bancorp, Inc.
Dundalk, Maryland

     We have audited the consolidated statements of financial condition of Patapsco Bancorp, Inc. and Subsidiaries as of June 30, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for each of the two years in the two year period ended June 30, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Patapsco Bancorp, Inc. and Subsidiaries as of June 30, 1999 and 1998, and the consolidated results of its operations and its cash flows for each of the two years in the two year period ended June 30, 1999, in conformity with generally accepted accounting principles.

                                                    /s/ Anderson Associates LLP

August 25, 1999

PATAPSCO BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition

June 30, 1999 and 1998



===========================================================================================================
                                                                          1999                      1998
-----------------------------------------------------------------------------------------------------------
Assets
Cash:

      On hand and due from banks                                     $   1,601,598                  970,218
      Interest bearing deposits                                          2,170,254                  419,583
Federal funds sold                                                       5,580,098                7,148,619
Investment securities at fair value (note 2)                               213,761                5,118,910
Mortgage-backed securities at fair value (note 3)                        4,879,359                        -
Loans receivable, net (note 4)                                          77,777,163               75,870,779
Investment required by law, at cost (note 9)                               800,850                  675,650
Property and equipment, net (note 5)                                     1,052,618                1,095,621
Deferred taxes (note 8)                                                    441,000                  336,000
Accrued interest, prepaid expenses and other assets                        811,660                  735,576
-----------------------------------------------------------------------------------------------------------
                                                                     $  95,328,361               92,370,956
===========================================================================================================

Liabilities and Stockholders' Equity

Liabilities:
             Interest bearing deposits                               $  66,792,156               67,736,810
             Non-interest bearing deposits                               2,879,263                2,590,571
      Borrowings (note 7)                                               13,900,000               10,200,000
      Checks written in excess of bank balance                             156,276                        -
      Accrued expenses and other liabilities                             2,357,570                2,378,936
      Income taxes payable                                                  25,236                  341,799
-----------------------------------------------------------------------------------------------------------
Total liabilities                                                       86,110,501               83,248,116

Stockholders' equity (notes 9, 10 and 11):
      Common stock $0.01 par value; authorized 4,000,000 shares;
        issued and outstanding 344,426 shares at June 30, 1999 and
        362,553 shares at June 30, 1998                                      3,445                    3,626
      Additional paid-in capital                                         1,888,962                2,330,681
      Contra equity - Employee Stock Option Plan (ESOP)                   (325,100)                (396,341)
      Contra equity - Management Recognition Plan (MRP)                   (257,095)                (339,225)
      Retained earnings, substantially restricted                        8,017,059                7,525,501
      Unrealized net holding losses on available-for-sale portfolios,
        net of taxes                                                      (109,411)                  (1,402)
-----------------------------------------------------------------------------------------------------------
                                                                         9,217,860                9,122,840
Commitments (notes 4, 10 and 11)
-----------------------------------------------------------------------------------------------------------
                                                                     $  95,328,361               92,370,956
===========================================================================================================



See accompanying notes to consolidated financial statements.

PATAPSCO BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

Years Ended June 30, 1999 and 1998

-----------------------------------------------------------------------------------------------------------
                                                                           1999                      1998
-----------------------------------------------------------------------------------------------------------
Interest income:
      Loans receivable                                               $   6,689,710                6,152,735
      Mortgage-backed securities                                            64,546                  103,517
      Investment securities                                                200,549                  411,551
      Federal funds sold and other investments                             284,860                  370,327
-----------------------------------------------------------------------------------------------------------
Total interest income                                                    7,239,665                7,038,130
-----------------------------------------------------------------------------------------------------------

Interest expense:
      Deposits                                                           2,691,024                2,836,124
      Interest on short term borrowing                                       5,328                   47,959
      Interest on long term debt                                           609,183                  559,555
-----------------------------------------------------------------------------------------------------------
Total interest expense                                                   3,305,535                3,443,638
-----------------------------------------------------------------------------------------------------------

Net interest income                                                      3,934,130                3,594,492
Provision for losses on loans (note 4)                                     245,000                  240,000
-----------------------------------------------------------------------------------------------------------
Net interest income after provision for losses on loans                  3,689,130                3,354,492
-----------------------------------------------------------------------------------------------------------

Noninterest income:
      Fees and service charges                                             229,134                  251,791
      Net gain on sales of securities                                            -                    5,015
      Other                                                                 17,029                   17,162
-----------------------------------------------------------------------------------------------------------
Total noninterest income                                                   246,163                  273,968
-----------------------------------------------------------------------------------------------------------

Noninterest expenses:
      Compensation and employee benefits                                 1,797,183                1,597,100
      Insurance                                                             67,285                   72,488
      Professional fees                                                     93,966                  133,956
      Equipment expenses                                                   115,026                  117,417
      Net occupancy costs                                                   81,615                   89,890
      Advertising                                                           44,671                   52,550
      Data processing                                                      121,703                  113,801
      Merger-related expenses                                               89,000                        -
      Net loss on disposal of fixed assets                                  22,606                        -
      Other                                                                443,008                  372,451
-----------------------------------------------------------------------------------------------------------
Total noninterest expenses                                               2,876,063                2,549,653
-----------------------------------------------------------------------------------------------------------

Income before income taxes                                               1,059,230                1,078,807
Income tax provision (note 8)                                              399,000                  401,000
-----------------------------------------------------------------------------------------------------------
Net income                                                           $     660,230                  677,807
-----------------------------------------------------------------------------------------------------------

Net income per share of common stock (note 1):
      Basic                                                          $        2.03                     2.05
      Diluted                                                                 1.87                     1.95
===========================================================================================================


See accompanying notes to consolidated financial statements.

PATAPSCO BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity

Years Ended June 30, 1999 and 1998

=================================================================================================================================
                                                                                      Additional
                                                                     Common            Paid-In         Contra-    Contra-
                                                                     Stock             Capital       Equity ESOP  Equity MRP
---------------------------------------------------------------------------------------------------------------------------------

Balance at June 30, 1997                                         $       3,626         2,249,725        (464,064)  (423,724)
  Comprehensive income
     Net income                                                              -                 -               -          -
     Adjustment to unrealized net holding losses on
        available-for-sale portfolios, net (note 1)                          -                 -               -          -
     Comprehensive income                                                    -                 -
-                -
  Compensation under stock-based benefit plans                               -            80,956          67,723     84,499
  Cash dividends declared ($0.40 per share)                                  -                 -               -          -
----------------------------------------------------------------------------------------------------------------------------------
Balance at June 30, 1998                                                 3,626         2,330,681        (396,341)  (339,225)
  Comprehensive income
     Net income                                                              -                 -               -          -
     Adjustment to unrealized net holding losses on
        available-for-sale portfolios, net (note 1)                          -                 -               -          -
     Comprehensive income                                                    -                 -               -          -
  Compensation under stock-based benefit plans                               -            81,480          71,241     82,130
  Cash dividends declared ($.48 per share)                                   -                 -               -          -
  Purchase of common stock                                                (181)         (523,199)              -          -
---------------------------------------------------------------------------------------------------------------------------------
Balance at June 30, 1999                                         $       3,445         1,888,962        (325,100)  (257,095)
=================================================================================================================================

                                                                                     Accumulated
                                                                                        Other
                                                                                    Comprehensive      Total
                                                                      Retained       Income, Net    Stockholders'
                                                                      Earnings        of Taxes         Equity
----------------------------------------------------------------------------------------------------------------

Balance at June 30, 1997                                             6,992,716           (24,276)      8,334,003
  Comprehensive income
     Net income                                                        677,807                 -               -
     Adjustment to unrealized net holding losses on                          -            22,874               -
        available-for-sale portfolios, net (note 1)
     Comprehensive income                                                    -                 -         700,681
  Compensation under stock-based benefit plans                               -                 -         233,178
  Cash dividends declared ($0.40 per share)                           (145,022)                -        (145,022)
----------------------------------------------------------------------------------------------------------------
Balance at June 30, 1998                                             7,525,501            (1,402)      9,122,840
  Comprehensive income
     Net income                                                        660,230                 -               -
     Adjustment to unrealized net holding losses on
        available-for-sale portfolios, net (note 1)                          -          (108,009)              -
     Comprehensive income                                                    -                 -         552,221
  Compensation under stock-based benefit plans                               -                 -         234,851
  Cash dividends declared ($.48 per share)                            (168,672)                -        (168,672)
  Purchase of common stock                                                   -                 -        (523,380)
----------------------------------------------------------------------------------------------------------------
Balance at June 30, 1999                                             8,017,059          (109,411)      9,217,860
================================================================================================================

See accompanying notes to consolidated financial statements.

PATAPSCO BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended June 30, 1999 and 1998

===========================================================================================================
                                                                                     1999          1998
-----------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net income                                                                     $   660,230        677,807
  Adjustments to reconcile net income to net
     cash provided by operating activities:
        Depreciation                                                                 119,384        118,169
        Provision for losses on loans                                                245,000        240,000
        Non-cash compensation under stock-based benefit plans                        234,851        233,178
        Amortization of premiums and discounts, net                                   10,406          6,362
        Deferred loan origination fees, net of costs                                  16,266        148,969
        Gain on sales of investment securities and
          mortgage-backed securities                                                       -         (5,015)
        Loss on disposal of fixed assets                                              22,606              -
        Increase (decrease) in income taxes payable                                 (316,563)       117,799
        Change in deferred taxes                                                     (37,000)      (114,000)
        Increase in accrued interest on investments,
         prepaid expenses and other assets                                           (76,084)       (79,173)
        Increase (decrease) in accrued expenses and other liabilities                (21,367)       103,463
-----------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                            857,729      1,447,559
-----------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
  Purchase of investment securities                                                 (133,406)    (5,134,610)
  Maturities of investment securities                                              5,000,000      2,000,000
  Purchase of mortgage-backed security                                            (5,063,556)             -
  Principal repayments on mortgage-backed securities                                  36,377      2,651,087
  Sales of mortgage-backed securities                                                      -      5,068,433
  Loan principal disbursements, net of repayments                                 (1,830,344)    (7,542,267)
  Purchase of loans                                                                 (337,345)    (2,481,355)
  Purchase of investment required by law                                            (125,200)       (53,600)
  Purchases of property and equipment                                                (98,987)       (96,336)
-----------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                            $(2,552,461)    (5,588,648)
-----------------------------------------------------------------------------------------------------------


                                                                     (Continued)

See accompanying notes to consolidated financial statements.

PATAPSCO BANCORP, INC. AND SUBSIDIARIES

Years ended June 30, 1999 and 1998


===========================================================================================================
                                                                                     1999          1998
-----------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
  Net increase (decrease) in deposits                                            $  (655,962)       175,088
  Purchase of common stock                                                          (523,380)             -
  Additional borrowings                                                            6,000,000     10,200,000
  Repayments of borrowings                                                        (2,300,000)    (2,700,000)
  Increase in checks written in excess of bank balance                               156,276              -
  Dividends paid                                                                    (168,672)      (108,766)
-----------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                          2,508,262      7,566,322
-----------------------------------------------------------------------------------------------------------
Net increase in cash and cash equivalents                                            813,530      3,425,233
Cash and cash equivalents at beginning of year                                     8,538,420      5,113,187
-----------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                         $ 9,351,950      8,538,420
===========================================================================================================

Supplemental information:
  Interest paid on savings deposits and borrowed funds                           $ 3,273,716      3,457,723
  Income taxes paid                                                                  672,200        395,000
===========================================================================================================



See accompanying notes to consolidated financial statements.

PATAPSCO BANCORP, INC. AND SUBSIDIARIES
Notes To Consolidated Financial Statements
June 30, 1999 and 1998

________________________________________________________________________________
(1)  Basis of Presentation and Summary of Significant Accounting Policies

     Description of Business

     Patapsco Bancorp, Inc. (the Company) is the holding company of The Patapsco Bank (Patapsco). Patapsco owns 100% of Prime Business Leasing, Inc. (Prime Leasing). The primary business of Patapsco is to attract deposits from individual and corporate customers and to originate residential and commercial mortgage loans, commercial loans and consumer loans. Patapsco is subject to competition from other financial and mortgage institutions in attracting and retaining deposits and in making loans. Patapsco is subject to the regulations of certain agencies of the federal government and undergoes periodic examination by those agencies. The primary business of Prime Leasing is the origination and servicing of commercial leases. The company has not yet commenced operations.

     Basis of Presentation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Patapsco and Prime Leasing. All significant intercompany accounts and transactions have been eliminated in consolidation.

     In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition and income and expenses for the periods then ended. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses. In connection with this determination, management obtains independent appraisals for significant properties and prepares fair value analyses as appropriate.

     Management believes that the allowance for loan losses is adequate. While management uses and considers available information in making the required estimates, additional provisions for losses may be necessary based on changes in economic conditions, particularly in Baltimore and the State of Maryland. In addition, various regulatory agencies, as an integral part of their examination process, periodically review Patapsco's allowance for loan losses. Such agencies may require Patapsco to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

     Cash and Cash Equivalents

     Cash equivalents include short-term investments, which consists of Federal funds sold. Cash equivalents and other liquidity and short-term investments are carried at cost, which approximates market value.

                                                                     (Continued)

PATAPSCO BANCORP, INC. AND SUBSIDIARIES
Notes To Consolidated Financial Statements
June 30, 1999 and 1998

________________________________________________________________________________
(1)  Continued

     Investment and Mortgage-Backed Securities

     Debt securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity and recorded at amortized cost. Debt and equity securities not classified as held-to-maturity and equity securities with readily determinable fair values are classified as trading securities if bought and held principally for the purpose of selling them in the near term. Trading securities are reported at fair value, with unrealized gains and losses included in earnings. Investments not classified as held-to-maturity or trading are considered available-for-sale and are reported at fair value, with unrealized holding gains and losses excluded from earnings and reported as a separate component of stockholders' equity, net of tax effects.

     If a decline in value of an individual security classified as held-to-maturity or available-for-sale is judged to be other than temporary, the cost basis of that security is reduced to its fair value and the amount of the write-down is included in earnings. Fair value is determined based on bid prices published in financial newspapers or bid quotations received from securities dealers. For purposes of computing realized gains or losses on the sales of investments, cost is determined using the specific identification method. Premiums and discounts on investment and mortgage-backed securities are amortized over the term of the security using methods that approximate the interest method.

     Property and Equipment

     Property and equipment are stated at cost less accumulated depreciation computed by use of straight-line and accelerated methods over the estimated useful lives of the related assets. Additions and betterments are capitalized and costs of repairs and maintenance are expensed when incurred. The related costs and accumulated depreciation are eliminated from the accounts when an asset is sold or retired and the resultant gain or loss is credited or charged to income.

     Loan Fees

     Loan origination fees are deferred and amortized to income over the contractual lives of the related loans using the interest method. Certain incremental direct loan origination costs are deferred and recognized over the contractual lives of the related loans using the interest method as a reduction of the loan yield. Deferred fees and costs are combined where applicable and the net amount is amortized.

                                                                     (Continued)

PATAPSCO BANCORP, INC. AND SUBSIDIARIES
Notes To Consolidated Financial Statements
June 30, 1999 and 1998

________________________________________________________________________________
(1)  Continued

     Provision for Losses on Loans

     Provisions for losses on loans receivable are charged to income, based on management's judgment with respect to the risks inherent in the portfolio. Such judgment considers a number of factors including historical loss experience, the present and prospective financial condition of borrowers, the estimated value of underlying collateral, geographic concentrations, current and prospective economic conditions, delinquency experience and status of non performing assets. Additionally, accrual of interest on potential problem loans is excluded from income when, in the opinion of management, the full collection of principal or interest is in doubt, or payment of principal or interest has become 90 days past due, unless the obligation is well secured and in the process of collection. Interest collected on non-accrual loans is generally recorded in income in the period received.

     In accordance with the provisions of Statement of Financial Accounting Standards No. 114, Accounting for Creditors for Impairment of a Loan, as amended by Statement 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures (collectively referred to as "Statement 114"), Patapsco determines and recognizes impairment of certain loans. A loan is determined to be impaired when, based on current information and events, it is probable that Patapsco will be unable to collect all amounts due according to the contractual terms of the loan agreement. A loan is not considered impaired during a period of delay in payment if Patapsco expects to collect all amounts due, including past-due interest. Patapsco generally considers a period of delay in payment to include delinquency up to and including 90 days. Statement 114 requires that impaired loans be measured at the present value of its expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent.

     Statement 114 is generally applicable for all loans except large groups or smaller-balance homogeneous loans that are evaluated collectively for impairment, including residential first and second mortgage loans and consumer installment loans. Impaired loans are therefore generally comprised of commercial mortgage, real estate development, and certain restructured residential loans. In addition, impaired loans are generally loans which management has placed in non accrual status since loans are placed in non accrual status on the earlier of the date that management determines that the collection of principal and/or interest is in doubt or the date that principal or interest is 90 days or more past-due.

     Patapsco recognized interest income for impaired loans consistent with its method for non-accrual loans. Specifically, interest payments received are recognized as interest income or, if the ultimate collectibility of principal is in doubt, are applied to principal.

                                                                     (Continued)

PATAPSCO BANCORP, INC. AND SUBSIDIARIES
Notes To Consolidated Financial Statements
June 30, 1999 and 1998

________________________________________________________________________________
(1)  Continued

     Real Estate Acquired Through Foreclosure

     Real estate acquired through foreclosure is initially recorded at the lower of cost or estimated fair value and subsequently at the lower of book value or fair value less estimated costs to sell. Costs relating to holding such real estate are charged against income in the current period, while costs relating to improving such real estate are capitalized until a salable condition is reached.

     Sales of Mortgage Loans

     Loans originated for sale are carried at the lower of aggregate cost or market value. Market value is determined based on outstanding investor commitments or, in the absence of such commitments, based on current investor yield requirements. Gains and losses on loan sales are determined using the specific identification method.

     Income Taxes

     Deferred income taxes are recognized, with certain exceptions, for temporary differences between the financial reporting basis and income tax basis of assets and liabilities based on enacted tax rates expected to be in effect when such amounts are realized or settled. Deferred tax assets (including tax loss carry forwards) are recognized only to the extent that it is more likely than not that such amounts will be realized based on consideration of available evidence, including tax planning strategies and other factors.

     The effects of changes in tax laws or rates on deferred tax assets and liabilities are recognized in the period that includes the enactment date.

     Net Income per Share of Common Stock

     As required, the Company adopted Statement of Financial Accounting Standards No. 128 during the year ended June 30, 1998. This Statement requires dual presentation of basic and diluted earnings per share ("EPS") with a reconciliation of the numerator and denominator of the EPS computations. Basics per share amounts are based on the weighted average shares of common stock outstanding. Diluted earnings per share assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. No adjustments were made to net income (numerator) for all periods presented. Accordingly, this presentation has been adopted for all periods presented. The basic and diluted weighted average shares outstanding are as follows:

                                                                     (Continued)

PATAPSCO BANCORP, INC. AND SUBSIDIARIES
Notes To Consolidated Financial Statements
June 30, 1999 and 1998

________________________________________________________________________________
(1)  Continued

                                                                       Year ended
                                              --------------------------------------------------------------
                                                   June 30, 1999                        June 30, 1998
                                               Basic           Diluted              Basic           Diluted
   ---------------------------------------------------------------------------------------------------------

   Net income                                 $660,230          660,230             677,807          677,807

   Weighted average shares outstanding         325,300          325,300             331,125          331,125

   Diluted securities:
       MRP shares                                    -           11,319                   -           16,155
       Options                                       -           15,554                   -              432
   ---------------------------------------------------------------------------------------------------------
   Adjusted weighted average shares            325,300          352,173             331,125          347,712
   ---------------------------------------------------------------------------------------------------------

   Per share amount                           $   2.03             1.87                2.05             1.95
   =========================================================================================================

     Stock-Based Compensation

     In October 1995, the FASB issued Statement of Financial Standards No. 123 (Statement 123), Accounting for Stock-Based Compensation. Statement 123, which is effective for fiscal years beginning after December 15, 1995, establishes financial accounting and reporting standards for stock-based employee compensation plans and for transactions in which an entity issues its equity instruments to acquire goods and services from nonemployees. Statement 123 allows companies to account for stock-based compensation either under the new provisions of SFAS 123 or under the provisions of Accounting Principles Board Opinion No. 25 (APB 25), Accounting for Stock Issued to Employees, but requires pro forma disclosure in the footnotes to the financial statements as if the measurement provisions of Statement 123 had been adopted. The Company has continued to account for its stock-based compensation in accordance with APB 25. Information required by Statement 123 regarding the Company's stock-based compensation plans is provided in note 11.

     Merger Conversion

     On May 22, 1998 the Bancorp entered into a merger conversion agreement with Belmar Federal Savings and Loan Association. The transaction was terminated in June 1999. All expenses associated with the merger have been included in the current year and amounted to $89,000.

     Reclassification and Restatement

     Certain prior year's amounts have been reclassified to conform to the current year's presentation.

PATAPSCO BANCORP, INC. AND SUBSIDIARIES
Notes To Consolidated Financial Statements
June 30, 1999 and 1998

________________________________________________________________________________
(2)  Investment Securities

     Investment securities, classified as available-for-sale, are summarized as follows as of June 30:

                                                                        1999
                                        --------------------------------------------------------------------
                                           Amortized    Unrealized   Unrealized       Fair        Carrying
                                              Cost         gains       losses        value         Value
  ----------------------------------------------------------------------------------------------------------

  Equity securities                         $  246,410            -       32,649       213,761       213,761
  ==========================================================================================================

                                                                            1998
                                        --------------------------------------------------------------------
  Equity securities                         $  106,487            -        1,642       104,845       104,845
  U.S. Government and Agency
    obligations due 5 through 10 years       5,014,704            -          639     5,014,065     5,014,065
  ----------------------------------------------------------------------------------------------------------
                                            $5,121,191            -        2,281     5,118,910     5,118,910
  ==========================================================================================================



     Accrued interest receivable at June 30, 1999 and 1998 was $-0- and $2,908, respectively.

     Proceeds from redemption of investment securities was $5,000,000 and $2,000,000 in 1999 and 1998, respectively.

(3) Mortgage-backed securities, classified as available-for-sale, are summarized as follows as of June 30, 1999:

                                           Amortized    Unrealized   Unrealized       Fair        Carrying
                                              Cost         gains       losses        value         Value
  ----------------------------------------------------------------------------------------------------------
  Government National Mortgage
      Association (GNMA)                     $5,024,962        -        145,603          -         4,879,359
  ==========================================================================================================

     Accrued interest receivable at June 30, 1999 was $28,952.

     In 1998, the Company sold mortgage-backed securities classified available-for-sale with an amortized cost of $5,063,418 and realized a net gain of $5,015. There were no sales in 1999.

PATAPSCO BANCORP, INC. AND SUBSIDIARIES
Notes To Consolidated Financial Statements
June 30, 1999 and 1998

________________________________________________________________________________
(4)  Loans Receivable

     Loans receivable and accrued interest receivable thereon are summarized as follows as of June 30:

                                                                      1999             1998
   -------------------------------------------------------------------------------------------

   Real estate secured by first mortgage:
        Residential                                                $48,548,487      55,212,243
        Commercial                                                   7,870,045       5,106,188
        Construction, net of loans in process                        2,351,161       2,203,407
   -------------------------------------------------------------------------------------------
                                                                    58,769,693      62,521,838

   Home improvement loans                                            8,769,816       6,726,365
   Commercial loan                                                   6,849,368       4,774,645
   Home equity loans                                                 1,698,066       1,227,088
   Commercial leases                                                 1,495,358         313,163
   Loans secured by deposits                                           284,813         384,975
   Consumer loans                                                      668,307         649,011
   -------------------------------------------------------------------------------------------
                                                                    78,535,421      76,597,085
   Less:
        Deferred loan origination fees, net of costs                    73,090         172,793
        Unearned interest                                               53,929               -
        Allowance for loan losses                                      631,239         553,513
   -------------------------------------------------------------------------------------------
   Loans receivable, net                                           $77,777,163      75,870,779
   ===========================================================================================

     Accrued interest receivable on loans was $480,785 and $419,310 at June 30, 1999 and 1998, respectively.

     A substantial portion of the Company's loans receivable are mortgage loans secured by residential real estate properties. Loans are extended only after evaluation by management of customers' creditworthiness and other relevant factors on a case-by-case basis. On first mortgage loans, the Company does not lend more than 95% of the appraised value of an owner occupied residential property and in instances where the Company lends more than 80% of the appraised value, private mortgage insurance is required. For investor loans on residential property (not owner occupied) the Company does not lend more than 70% of the appraised value.

     The Company's residential lending operations are focused in the State of Maryland, primarily the Baltimore Metropolitan area. While residential lending is generally considered to involve less risk than other forms of lending, payment experience on these loans is dependent to some extent on economic and market conditions in the Company's primary lending area.

                                                                     (Continued)

PATAPSCO BANCORP, INC. AND SUBSIDIARIES
Notes To Consolidated Financial Statements
June 30, 1999 and 1998

________________________________________________________________________________
(4)  Continued

     Impairment of loans having recorded investments of $9,300 and $194,000 at June 30, 1999 and 1998, respectively has been recognized in conformity with SFAS No. 114. The average recorded investment in impaired loans during 1999 and 1998, respectively was $9,200 and $190,000. There was no allowance for losses related to those loans as of June 30, 1999. The total allowance for loan losses related to these loans at June 30, 1998 was $38,900. The amount of interest that would have been recorded on impaired loans at June 30, 1999 and 1998, respectively had the loans performed in accordance with their terms was approximately $500 and $16,000, respectively. The actual interest income recorded on these loans during 1999 and 1998 was $ -0- and $12,000, respectively.

     Nonaccrual loans amounted to approximately $182,000 and $268,000 at June 30, 1999 and 1998, respectively. The amount of interest income that would have been recorded on loans in nonaccrual status at June 30, 1999 and 1998 had such loans performed in accordance with their terms, was approximately $17,200 and $6,300, respectively. The actual interest income recorded on these loans during 1999 and 1998 was approximately $ -0- and $13,400, respectively.

     The Company, through its normal asset review process, classifies certain loans which management believes involve a degree of risk warranting additional attention. These classifications are special mention, substandard, doubtful and loss. At June 30, 1999, loans classified special mention and substandard totaled approximately $2,116,665 and $181,800. No loans were classified doubtful or loss at June 30, 1999.

     The activity in the allowance for loan losses is summarized as follows for the years ended June 30:

                                                        1999            1998
     -------------------------------------------------------------------------

     Balance at beginning of year                    $ 553,513        397,012
     Provision for losses on loans                     245,000        240,000
     Charge-offs                                      (173,888)       (91,935)
     Recoveries                                          6,614          8,436
     -------------------------------------------------------------------------
     Balance at end of year                          $ 631,239        553,513
     =========================================================================

     Commitments to extend credit are agreements to lend to customers, provided that terms and conditions of the commitment are met. Commitments are generally funded from loan principal repayments, excess liquidity and savings deposits. Since certain of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

     Substantially all of the Company's outstanding commitments at June 30, 1999 and 1998 are for loans, which would be secured by real estate with appraised values in excess of the commitment amounts. The Company's exposure to credit loss under these contracts in the event of non-performance by the other parties, assuming that the collateral proves to be of no value, is represented by the commitment amounts.

                                                                     (Continued)

PATAPSCO BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
June 30, 1999 and 1998

________________________________________________________________________________
(4)   Continued

      Outstanding commitments to extend credit, which generally expire within 60 days, are as follows at June 30, 1999:

                                                    Fixed rate    Floating rate
-------------------------------------------------------------------------------

      Residential mortgage loans                   $  433,500     205,400
      Commercial business and lease loans                   -     879,000
      Undisbursed lines of credit                   1,670,878      97,000
================================================================================

      As of June 30, 1999 and 1998, Patapsco was servicing loans for the benefit of others, approximately $2,193,646 and $2,570,632, respectively.

(5)   Property and Equipment

      Property and equipment are summarized as follows at June 30:

                                                                         Estimated
                                                 1999         1998       useful lives
---------------------------------------------------------------------------------------

      Land                                     $   92,684     92,684           -
      Building and improvements                   988,807    982,653          40 years
      Furniture, fixtures and equipment         1,166,002  1,141,957      5 - 10 years
-----------------------------------------------------------------------   -------------
      Total, at cost                            2,247,493   2,217,294

      Less accumulated depreciation             1,194,875    1,121,673
-----------------------------------------------------------------------
      Property and equipment, net              $1,052,618    1,095,621
=======================================================================


     The Company has no obligations under long-term operating leases.

(6)   Deposits

      The aggregate amount of short-term jumbo certificates, each with a minimum denomination of $100,000, was approximately $3,379,000 and $2,601,000 in 1999 and 1998, respectively.

      At June 30, 1999, the scheduled maturities of certificates are as follows:




       Under 12 months                                             $33,517,465
       12 months to 24 months                                        3,457,979
       24 months to 36 months                                        1,113,830
       36 months to 48 months                                           84,461
       48 months to 60 months                                          171,129
       ------------------------------------------------------------------------
                                                                   $38,344,864
       ========================================================================

PATAPSCO BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
June 30, 1999 and 1998

________________________________________________________________________________
(7)   Borrowings

      At June 30, 1999 and 1998, the Company had an agreement under a blanket-floating lien with the Federal Home Loan Bank of Atlanta providing the Company a line of credit of $20 million.

      At June 30, the scheduled maturities of borrowings are as follows:

                                       1999                            1998
      --------------------------------------------------------------------------------------
                                              Weighted                        Weighted
                               Balance       Average Rate    Balance        Average Rate
      --------------------------------------------------------------------------------------

      Under 12 months          $        -             -      $ 1,800,000         5.99
      12 months to 24             900,000
      months                                       5.47                -            -
      24 months to 36
      months                    1,000,000          6.55          400,000         6.15
      36 months to 48
      months                    7,000,000          6.27        1,000,000         6.55
      48 months to 60
      months                    5,000,000          5.01        7,000,000         6.02
      --------------------------------------------------------------------------------------
                              $13,900,000          5.71      $10,200,000         6.12
      ======================================================================================

(8)   Income Taxes

      The provision for income taxes is composed of the following for the years ended June 30:

                                                         1999               1998
      -----------------------------------------------------------------------------
      Current:
         Federal                                      $ 367,000            442,000
         State                                           69,000             73,000
      -----------------------------------------------------------------------------
                                                        436,000            515,000
      -----------------------------------------------------------------------------
      Deferred:
         Federal                                        (30,000)           (93,000)
         State                                           (7,000)           (21,000)
      -----------------------------------------------------------------------------
                                                        (37,000)          (114,000)
      -----------------------------------------------------------------------------
                                                      $ 399,000            401,000
      =============================================================================

                                                   (Continued)

PATAPSCO BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
June 30, 1999 and 1998

________________________________________________________________________________
(8)     Continued

          The net deferred tax assets consist of the following at June 30:

                                                   1999                 1998
        ------------------------------------------------------------------------

        Allowance for losses on loans            $ 244,000             214,000
        Unrealized holding gains                    69,000               1,000
        Deferred compensation                      248,000             253,000
        Deferred loan fees                          37,000              37,000
        Other, net                                   8,000               9,000
                                               -------------------------------
           Total deferred tax assets               606,000             514,000

        Tax bad debt reserve                       (39,000)            (52,000)
        Federal home Loan Bank stock dividends    (101,000)           (101,000)
        Accumulated depreciation                   (25,000)            (25,000)
                                               -------------------------------
            Total deferred tax liabilities        (165,000)           (178,000)
        ----------------------------------------------------------------------
        Net deferred tax assets                  $ 441,000             336,000
        ========================================================================

       A reconciliation of the income tax provision and the amount computed by multiplying income before income taxes by the statutory Federal income tax rate of 34% is as follows for the years ended June 30:

                                              1999            1998
       ---------------------------------------------------------------------

       Tax at statutory rate                       $360,000          367,000
       State income taxes, net of Federal
       income tax benefit                            41,000           34,000
       Other                                         (2,000)               -
       ---------------------------------------------------------------------
       Income tax provision                        $399,000          401,000
       =====================================================================



      The Company has qualified under provisions of the Federal Internal Revenue Code which permit it to deduct from taxable income a provision for bad debts based on actual bad debt experience. Therefore, the provision for bad debts deducted from taxable income for Federal income tax purposes was based on the experience method.

      The Company's Federal income tax returns have been audited through June 30, 1995.

(9)     Regulatory Matters

      The Federal Deposit Insurance Corporation (FDIC) insures deposits of account holders up to $100,000. Patapsco pays an annual premium to provide for this insurance. Patapsco is also a member of the Federal Home Loan Bank System and is required to maintain an investment in the stock of the Federal Home Loan Bank of Atlanta equal to at least 1% of the unpaid principal balances of its residential mortgage loans, .3% of its total assets or 5% of its outstanding advances to Patapsco, whichever is greater. Purchases and sales of stock are made directly with Patapsco at par value.

                                                            (Continued)

PATAPSCO BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
June 30, 1999 and 1998

________________________________________________________________________________
(9)   Continued

      Pursuant to regulations of the Federal Reserve Board, all FDIC-insured depository institutions must maintain average daily reserves against their transaction accounts. No reserves are required to be maintained on the first $4.7 million of transaction accounts, reserves equal to 3% must be maintained on the next $47.8 million of transaction accounts, and a reserve of 10% plus $1,434,000 must be maintained against all remaining transaction accounts. These reserve requirements are subject to adjustments by the Federal Reserve Board. Because required reserves must be maintained in the form of vault cash or in a noninterest bearing account at a Federal Reserve Bank, the effect of the reserve requirement is to reduce the amount of the institution's interest-earning assets. At June 30, 1999, the Bank met its reserve requirements.

      Patapsco is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on Patapsco's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Patapsco must meet specific capital guidelines that involve quantitative measures of Patapsco's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Patapsco's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

      Quantitative measures established by regulation to ensure capital adequacy require Patapsco to maintain minimum amounts and ratios (as defined in the regulations and as set forth in the table below, as defined) of total and Tier I capital (as defined) to risk-weighted assets (as defined), and of Tier I capital to average assets (as defined). Management believes, as of June 30, 1999, that Patapsco meets all capital adequacy requirements to which it is subject.

      As of June 30, 1999, the most recent notification from banking regulators categorized Patapsco as well capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized Patapsco must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in table. There are no conditions or events since that notification that management believes have changed the institution's category.

                                                                     (Continued)

PATAPSCO BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
June 30, 1999 and 1998

________________________________________________________________________________
(9)   Continued

      Patapsco's actual capital amounts and ratios are also presented in the table (in thousands).

                                                                             To Be Well
                                                                          Capitalized Under
                                                          For Capital     Prompt Corrective
                                          Actual       Adequacy Purposes  Action Provisions
                                      -------------------------------------------------------
                                      Amount   Ratio   Amount     Ratio    Amount     Ratio
      ---------------------------------------------------------------------------------------
      As of June 30, 1999:
       Total Capital (to Risk
        Weighted Assets)             $9,120    15.35%  $4,752     8.00%   $5,941      10.00%
       Tier I Capital (to Risk
        Weighted Assets)              8,489    14.29%   2,376     4.00%    3,564       6.00%
       Tier I Capital (to Average
        Assets)                       8,489    9.35%    3,630     4.00%    4,537       5.00%
      As of June 30, 1998:
       Total Capital (to Risk
        Weighted Assets)              8,947   16.40%    4,365     8.00%    5,457      10.00%
       Tier I Capital (to Risk
        Weighted Assets)              8,393   15.38%    2,183     4.00%    3,274       6.00%
       Tier I Capital (to Average
        Assets)                       8,393    9.20%    3,650     4.00%    4,563       5.00%
      =======================================================================================

(10)  Stockholders' Equity and Related Matters

      On September 14, 1995, the Board of Directors approved a plan of reorganization from a mutual savings association to a capital stock savings bank and the concurrent formation of a holding company. The conversion was accomplished through amendment of Patapsco's charter and the sale of the Company's common stock in an amount equal to the consolidated pro forma market value of the Company and Patapsco after giving effect to the conversion. A subscription offering of the shares of common stock was offered initially to employee benefit plans of the Company, depositors, borrowers, directors, officers and employees of the Company and to certain other eligible subscribers. In connection with the Conversion, the Company publicly issued 362,553 shares of its common stock, par value $.01 per share (the "Common Stock"), for gross proceeds of $7,251,060 and net proceeds of $6,745,810, of which $3,372,905 was contributed to Patapsco in exchange for all of its outstanding common stock.

      Federal regulations require that, upon conversion from mutual to stock form of ownership, a "liquidation account" be established by restricting a portion of net worth for the benefit of eligible savings account holders who maintain their savings accounts with Patapsco after conversion. In the event of complete liquidation (and only in such event), each savings account holder who continues to maintain his savings account shall be entitled to receive a distribution from the liquidation account after payment to all creditors, but before any liquidation distribution with respect to capital stock. This account will be proportionately reduced for any subsequent reduction in the eligible holders' savings accounts. At conversion the liquidation account totaled approximately $6,088,000.

                                                                     (Continued)

PATAPSCO BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Junes 30, 1999 and 1998

________________________________________________________________________________
(10)  Continued

      In addition to the foregoing, certain bad debt reserves deducted from income for federal income tax purposes and included in retained income of Patapsco, are not available for the payment of cash dividends or other distributions to stockholders without payment of taxes at the then-current tax rate by Patapsco, on the amount removed from the reserves for such distributions.

(11)  Benefit Plans

      Employee Stock Ownership Plan

      Patapsco has established an Employee Stock Ownership Plan (ESOP) for its employees. On April 1, 1996 the ESOP acquired 29,004 shares of the Company's common stock in connection with Patapsco's conversion to a capital stock form of organization. The ESOP purchased an additional 12,861 shares as a result of the return of capital distribution paid by the Company in June 1997. The ESOP holds the common stock in a trust for allocation among participating employees, in trust or allocated to the participants' accounts and an annual contribution from Patapsco to the ESOP and earnings thereon.

      All employees of Patapsco who attain the age of 21 and complete six months of service with Patapsco will be eligible to participate in the ESOP. Participants will become 100% vested in their accounts after three years of service with Patapsco or, if earlier, upon death, disability or attainments of normal retirement age. Participants receive credit for service with Patapsco prior to the establishment of the ESOP.

      Patapsco recognizes the cost of the ESOP in accordance with AICPA Statement of Position 93-6 Employers' Accounting for Employee Stock Ownership Plans. As shares are released from collateral, Patapsco reports compensation expense equal to the current market price of the shares and the shares become outstanding for earnings-per-share computations. Dividends on allocated shares are recorded as a reduction of retained earnings; dividends on unallocated shares are recorded as a reduction of debt. For the years ended June 30, 1999 and 1998 compensation expense recognized related to the ESOP and Patapsco's contribution to the ESOP was $134,237 and $148,679, respectively.

      The ESOP shares were as follows as of June 30:

                                                  1999               1998
        ------------------------------------------------------------------

        Shares released and allocated            18,268             13,098
        Unearned shares                          23,597             28,767
        ------------------------------------------------------------------
                                                 41,865             41,865
        ==================================================================
        Fair value of unearned shares          $697,055            960,099
        ==================================================================


      Directors Retirement Plan

      Effective September 28, 1995, Patapsco adopted a deferred compensation plan covering all non-employee directors. The plan provides benefits based upon certain vesting requirements. Compensation expense recognized in connection with the Plan during the year ended June 30, 1999 and 1998 was $21,959 and $44,446, respectively.

                                                                     (Continued)

PATAPSCO BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
June 30, 1999 and 1998

________________________________________________________________________________
(11) Continued

     Stock Options

     The Company's 1996 Stock Options and Incentive Plan (Plan) was approved by the stockholders at the 1996 annual meeting. The Plan provides for the granting of options to acquire common stock to directors and key employees. Option prices are equal or greater than the estimated fair market value of the common stock at the date of the grant. In October 1996 the Company granted options to purchase 34,474 shares at $27.50 per share. Such shares and fair value have been adjusted to 43,093 shares at $18.91 per share for the effect of the return of capital distribution paid by the Company in June 1997. The Plan provides for one-fifth of the options granted to be exercisable on each of the first five anniversaries of the date of grant. If a participant in the Plan terminates employment for reasons other than death, disability, retirement at age 65 or change in control, he or she forfeits all rights to unvested shares.

     The following table summarizes the status of and changes in the Company's stock option plan during the past two years, as retroactively adjusted for the Company's return of capital.

                                                   Weighted                   Weighted
                                                   Average                    Average
                                                   Exercise     Options       Exercise
                                      Options       Price     Exercisable      Price
  ------------------------------------------------------------------------------------

  Outstanding at end of 1997           43,093       $18.91            -             -
  Granted                                   -
  Exercised                                 -
  ------------------------------------------------------------------------------------

  Outstanding at end of 1998           43,093        18.91        6,895         18.91
  Granted                                   -
  Exercised                                 -
  ------------------------------------------------------------------------------------
  Outstanding at end of 1999           43,093       $18.91       15,514         18.91
  ====================================================================================

     Stock Award Plan

     During the year ended June 30, 1998, the Company approved a Stock Award Plan to one of its officers. The Plan provides for 1,247 shares to be vested at 25% per year beginning in October, 1998. The fair value of the shares was $39,904 at date of grant.

                                                                     (Continued)

PATAPSCO BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
June 30, 1999 and 1998

________________________________________________________________________________
(11) Continued

     Management Recognition Plan

     Effective October 11, 1996, the Company established a Management Recognition Plan (MRP) to retain personnel of experience and ability in key positions of responsibility. Members of the Board of Directors and certain executive officers were awarded a total of 14,502 shares of stock, which are held in a separate trust that manages the MRP. The Company funded the MRP in 1997 by purchasing 14,502 shares of common stock in the open market. On October 11, 1997, 2,892 shares vested and were distributed to participants. On May 4, 1998, the MRP purchased 1,084 shares with cash received from the return of capital distribution paid by the Company in June 1997. At June 30, 1998 the MRP had 12,694 shares. Shares awarded to participants in the MRP vest at a rate of 20% per year on each anniversary of the effective date of the MRP. If a participant terminates employment for reasons other than death, disability, change in control or retirement he or she forfeits all rights to unvested shares. For the years ended June 30, 1999 and 1998, compensation expense related to the MRP was $92,049 and $129,924, respectively.

     401(K) Retirement Savings Plan

     The Company has a 401(k) Retirement Savings Plan. Employees may contribute a percentage of their salary up to a maximum of 5%. The Company is obligated to contribute 50% of the employee's contribution, not to exceed 6% of the employee's annual salary. All employees who have completed one month of service with the Company and are 21 years old are eligible to participate. The Company's contribution to this plan was $27,800 and $23,500 for the years ended June 30, 1999 and 1998, respectively.

(12) Fair Value of Financial Instruments

     Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments (SFAS 107) requires the Company to disclose estimated fair values for certain on- and off-balance sheet financial instruments. Fair value estimates, methods, and assumptions are set forth below the Company's financial instruments as of June 30, 1999 and 1998.

                                                                     (Continued)

PATAPSCO BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
June 30, 1999 and 1998

________________________________________________________________________________
(12) Continued

     The carrying value and estimated fair value of financial instruments is summarized as follows at June 30:

                                                           1999                            1998
                                               ----------------------------    ----------------------------
                                                Carrying                         Carrying
                                                  value        Fair value         Value         Fair value
  ---------------------------------------------------------------------------------------------------------
  Assets:
     Cash and interest-bearing deposits        $ 3,771,852      3,772,000        1,389,801       1,390,000
     Federal funds sold                          5,580,098      5,580,000        7,148,619       7,149,000
     Investment securities                         213,761        214,000        5,118,910       5,119,000
     Mortgage-backed securities                  4,879,359      4,879,000                -               -
     Loans receivable, net                      77,777,164     79,468,000       75,870,779      74,363,000
  Liabilities:
     Deposits                                   69,671,419     69,780,000       70,327,381      70,459,000
     Borrowings                                 13,900,000     13,900,000       10,200,000      10,200,000
     Advance payments by borrowers for
        taxes, insurance and ground rents        1,210,651      1,211,000        1,403,884       1,404,000

  Off balance sheet instruments:
     Commitments to extend credit                        -              -                -               -
==========================================================================================================

     Cash on Hand and in Banks

     The carrying amount for cash on hand and in banks approximates fair value due to the short maturity of these instruments.

     Short-term Investments

     The carrying amount for short-term investments which consists of Federal funds sold, approximates fair value due to the overnight maturity of these instruments.

     Investment Securities and Mortgage-Backed Securities

     The fair value of investment securities and mortgage-backed securities is based on bid prices received from an external pricing service or bid quotations received from securities dealers.

     Loans

     Loans were segmented into portfolios with similar financial characteristics. Loans were also segmented by type such as residential, multifamily and nonresidential, construction and land, second mortgage loans, commercial, and consumer. Each loan category was further segmented by fixed and adjustable rate interest terms and performing and nonperforming categories.

                                                                     (Continued)

PATAPSCO BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
June 30, 1999 and 1998

________________________________________________________________________________
(12) Continued

     The fair value of residential loans was calculated by discounting anticipated cash flows based on weighted-average contractual maturity, weighted-average coupon, prepayment assumptions and discount rate. Prepayment speed estimates were derived from published historical prepayment experience in the mortgage pass-through market and recent issuance activity in the primary and secondary mortgage markets. The discount rate for residential loans was calculated by adding to the Treasury yield for the corresponding weighted average maturity associated with each prepayment assumption a market spread as observed for mortgage-backed securities with similar characteristics. The fair values of multifamily and nonresidential loans were calculated by discounting the contractual cash flows at Patapsco's current nonresidential loan origination rate. Construction, land and commercial loans, loans secured by savings accounts and mortgage lines of credit were determined to be at fair value due to their adjustable rate nature. The fair value of second mortgage loans was calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflected the credit and interest rate risk inherent in the portfolio. The fair value of consumer loans was calculated by discounting the contractual cash flows at the Company's current consumer loan origination rate.

     The fair value for nonperforming loans was determined by reducing the carrying value of nonperforming loans by the Company's historical loss percentage for each specific loan category.

     Accrued Interest Receivable

     The carrying amount of accrued interest receivable approximates its fair value.

     Savings Accounts

     Under SFAS 107, the fair value of deposits with no stated maturity, such as noninterest bearing deposits, interest bearing NOW accounts, money market and statement savings accounts, is equal to the carrying amounts. The fair value of certificates of deposit was based on the discounted value of contractual cash flows. The discount rate for certificates of deposit was estimated using the rate currently offered for deposits of similar remaining maturities.

     Borrowed Funds

     Borrowed funds, which are advances from the Federal Home Loan Bank of Atlanta, are considered to be at fair value.

     Accrued Interest Payable

     The carrying amount of accrued interest payable approximates its fair value.

     Advance Payments by Borrowers for Taxes, Insurance and Ground Rents

     The carrying amount of advance payments by borrowers for taxes, insurance and ground rents approximates its fair value.

                                                                     (Continued)

PATAPSCO BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
June 30, 1999 and 1998

________________________________________________________________________________
(12) Continued

     Off-Balance Sheet Financial Instruments

     The Company is a party to financial instruments with off-balance sheet risk in the normal course of business, including mortgage loan commitments and undisbursed lines of credit on commercial business loans. These instruments involve, to various degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition.

     The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument is represented by the contract amount of the financial instrument.

     The Company uses the same credit policies in making commitments for off-balance-sheet financial instruments as it does for on-balance-sheet financial instruments. The fair values of such commitments are immaterial.

     The disclosure of fair value amounts does not include the fair values of any intangibles, including core deposit intangibles. Core deposit intangibles represent the value attributable to total deposits based on an expected duration of customer relationships.

     Limitations

     Fair value estimates are made at a specific point in time, based on relevant market information and information about financial instruments. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect estimates.

(13) Condensed Financial Information (Parent Company Only)

     Summarized financial information for the Company are as follows as of and for the years ended June 30:

     Statements of Financial Condition                  1999            1998
     --------------------------------------------------------------------------

     Cash                                            $  245,699         258,484
     Investment securities                              195,227          92,810
     Equity in net assets of the bank                 8,449,011       8,392,960
     Note receivable - bank                             325,100         396,341
     Other assets                                        46,225          12,000
     --------------------------------------------------------------------------
                                                     $9,261,262       9,152,595
     ==========================================================================
     Accrued expenses and other liabilities          $   43,401          29,755
     Stockholders' equity                             9,217,861       9,122,840
     --------------------------------------------------------------------------
                                                     $9,261,262       9,152,595
     ==========================================================================

                                                        (Continued)

PATAPSCO BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
June 30, 1999 and 1998

________________________________________________________________________________
(13) Continued

   Statements of Income                                           1999           1998
   --------------------------------------------------------------------------------------
   Income:
        Loans receivable                                       $  33,689          39,445
        Cash deposits                                                814             123
        Investments                                                1,715               -
   --------------------------------------------------------------------------------------
   Net income before equity in net income
      of subsidiary and income taxes                              36,218          39,568
   Net income of subsidiary                                      624,012         638,239
   --------------------------------------------------------------------------------------
   Income before income tax provision                            660,230         677,807
   Income tax provision                                                -               -
   --------------------------------------------------------------------------------------
   Net income                                                  $ 660,230         677,807

   ======================================================================================

   Statements of Cash Flows                                       1999           1998
   --------------------------------------------------------------------------------------
   Operating activities:
        Net income                                               660,230         677,807
        Adjustments to reconcile net income to netsh
           provided by operating activities:
                Equity in net income of subsidiary              (624,012)       (638,239)
                Other, net                                       (44,769)        (26,247)
   --------------------------------------------------------------------------------------
   Net cash provided by operating activities                      (8,551)         13,321
   --------------------------------------------------------------------------------------
   Investing activities:
        Purchase of equity security                             (133,423)        (94,453)
        Dividends received                                       750,000       3,000,000
        Loan repayment                                            71,241          67,723
   --------------------------------------------------------------------------------------
   Net cash used in investing activities                         687,818       2,973,270
   --------------------------------------------------------------------------------------
   Financing activities:
        Decrease in borrowings                                         -      (2,700,000)
        Purchase of common stock                                (523,380)              -
        Cash dividend paid                                      (168,672)       (108,766)
   --------------------------------------------------------------------------------------
   Net cash used in financing activities                        (692,052)     (2,808,766)
   --------------------------------------------------------------------------------------
   Increase (decrease) in cash and equivalents                   (12,785)        177,825
   Cash and equivalents, beginning of year                       258,484          80,659
   --------------------------------------------------------------------------------------
   Cash and equivalents, end of year                           $ 245,699         258,484
   ======================================================================================

PATAPSCO BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
June 30, 1999 and 1998

________________________________________________________________________________
(14) Accounting Pronouncements With Future Effective Dates

     SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" was issued in June, 1998. This Statement standardizes the accounting for derivative instruments including certain derivative instruments embedded in other contracts, by requiring that an entity recognize these items as assets or liabilities in the statement of financial position and measure them at fair value. This Statement generally provides for matching the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or the earnings effect of the hedged forecasted transaction. The Statement, which is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000, will not affect the Company's financial position or its results of operations.

     Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities". This Statement provides guidance on the financial reporting of start-up cost and organization cost. It requires costs of start-up activities and organization cost to be expensed as incurred. The "SOP" also requires that initial application to be reported as a cumulative effect of a change in accounting principles. This "SOP" which is effective for fiscal years beginning after December 15, 1998 will not affect the Company's financial position or results of operations.

                              BOARD OF DIRECTORS




Thomas P. O'Neill                        Nicole N. Glaeser                          Dr. Theodore C. Patterson
Chairman of the Board                    Budget Director for Baltimore County       Retired Physician
Managing Director of American            Police Department                          Secretary of the Company
Express Tax and Business Services
                                         Douglas H. Ludwig
Joseph J. Bouffard                       Retired Principal of the Baltimore
President and Chief Executive            County Public School System
Officer of the Company and the Bank



                              EXECUTIVE OFFICERS



Joseph J. Bouffard                       Debra L. Penczek                           Frank J. Duchacek, Jr.
President and Chief Executive Officer    Vice President - Operations;               Vice President - Commercial Lending
                                         Assistant Secretary

Michael J. Dee                           John W. McClean                            Joseph R. Sallese
Chief Financial Officer and Controller   Vice President - Real Estate Lending       Vice President - Consumer Lending


                                OFFICE LOCATION

                            1301 Merritt Boulevard
                         Dundalk, Maryland  21222-2194
                    Website:http:\\www.parapscobank.com
                           Telephone: (410) 285-1010


                             CORPORATE INFORMATION



Independent Certified Accountant         Special Counsel                            Annual Report on Form 10-KSB
Anderson Associates, LLP                 Housley Kantarian & Bronstein, P.C.
7621 Fitch Lane                          1220 19th Street, N.W., Suite 700          A copy of the Company's Annual
Baltimore, Maryland 21236                Washington, D.C.  20036                    Report on Form 10-KSB for the
                                                                                    fiscal year ended June 30, 1999 as
General Counsel                          Annual Meeting                             filed with the Securities and
Nolan Plumhoff & Williams                The 1999 Annual Meeting of Stockholders    Exchange Commission, will be
Suite 700, Nottingham Centre             will be held on October 28, 1999 at        furnished without charge to
502 Washington Avenue                    4:00 p.m. at the office of The Patapsco    stockholders as of the record date
Towson, MD  21204-4528                   Bank located at 1301 Merritt Boulevard,    for the 1999 Annual Meeting upon
                                         Dundalk, Maryland 21222.                   written request to: Corporate
Transfer Agent and Registrar                                                        Secretary, Patapsco Bancorp, Inc.,
Registrar and Transfer Co.                                                          1301 Merritt Boulevard, Dundalk,
10 Commerce Drive                                                                   Maryland  21222-21942
Cranford, New Jersey 07016-3572
1 (800) 368-5948


                                                                         ANNEX D

          United States Securities and Exchange Commission
                       Washington, D. C. 20549

                            FORM 10 - QSB
(Mark One)

[ X ] Quarterly Report under Section 13 or 15(d) of the Securities Exchange Act of 1934 for the quarterly period ended March 31, 2000

[    ]    Transition Report under Section 13 or 15(d) of
          the Securities Exchange Act of 1934

          For the transition period from ________ to _________


                   Commission File Number:  0-28032


                     PATAPSCO BANCORP, INC.

        (Exact Name of Small Business Issuer as Specified
                         in its Charter)


          MARYLAND                             52-1951797
-------------------------------           -------------------
(State or Other Jurisdiction of            (I.R.S. Employer
 Incorporation or Organization)            Identification No.)


       1301 MERRITT BOULEVARD, DUNDALK, MARYLAND  21222-2194
       -----------------------------------------------------
             (Address of Principal Executive Offices)


                          (410) 285-1010

        Registrant's Telephone Number, Including Area Code


     Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes X  No
   ---     ---

     As of May 8, 2000, the issuer had 327,390 shares of Common
Stock issued and outstanding.

     Transitional Small Business Disclosure Format (check one):

     Yes                      No    X
          ---                      ---

                            CONTENTS
                            --------
                                                            PAGE
                                                            ----
PART I.  FINANCIAL INFORMATION
         ---------------------

Item 1.  Financial Statements


         Consolidated Statements of Financial Condition
           at March 31, 2000 and June 30, 1999               3

         Consolidated Statements of Operations for the
           Three and Nine-Month Periods Ended March
           31, 2000 and 1999                                 4

         Consolidated Statements of Comprehensive Income for
           the Three and Nine-Month Periods Ended
           March 31, 2000 and 1999                           5

         Consolidated Statements of Cash Flows for the
           Nine-Month Periods Ended March 31, 2000 and
           1999                                              6

         Notes to Financial Statements                       7


Item 2.  Management's Discussion and Analysis or Plan of
           Operations                                        8


PART II.  OTHER INFORMATION
          -----------------

Item 1.   Legal Proceedings                                  15

Item 2.   Changes in Securities and Use of Proceeds          15

Item 3.   Defaults Upon Senior Securities                    15

Item 4.   Submission of Matters to a Vote of
           Security-Holders                                  15

Item 5.   Other Information                                  15

Item 6.   Exhibits and Reports on Form 8-K                   15

Signatures                                                   16

             PATAPSCO BANCORP, INC. AND SUBSIDIARY
                       DUNDALK, MARYLAND

         CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
         ----------------------------------------------

                                                             MARCH 31,        JUNE 30,
                   Assets                                2000 (UNAUDITED)       1999
                   ------                               ---------------    --------------
Cash:
     On hand and due from banks                         $    954,651       $ 1,601,598
     Interest bearing deposits in other banks              1,148,170         2,170,254
Federal funds sold                                         2,789,475         5,580,098
Equity securities, at fair value                             447,328           213,761
Mortgage Backed securities, at fair value                  4,522,624         4,879,359
Loans receivable, net                                     87,901,208        77,777,163
Investment in securities required by law, at cost            950,850           800,850
Property and equipment, net                                1,029,855         1,052,618
Deferred income taxes                                        433,501           441,000
Accrued interest, prepaid expenses and other assets        1,145,051           811,660
                                                        ------------       -----------
              Total assets                              $101,322,713       $95,328,361
                                                        ============       ===========


                Liabilities and Stockholders' Equity
                ------------------------------------

Liabilities:
   Savings deposits:
        Interest bearing deposits                       $ 71,599,950       $66,792,156
        Non interest bearing deposits                      3,586,783         2,879,263
   Borrowings                                             14,900,000        13,900,000
   Accrued expenses and other liabilities                  1,945,992         2,539,082
                                                        ------------       -----------
              Total liabilities                           92,032,725        86,110,501

Stockholders' equity:
   Common stock $0.01 par value: authorized 4,000,000
     shares: issued and outstanding 328,891 and
     344,426 shares, respectively                              3,289             3,445
  Additional paid-in capital                               1,463,218         1,888,962
   Contra equity - Employee stock ownership plan            (325,100)         (325,100)
   Contra equity - Management recognition plan              (154,761)         (257,095)
   Retained income, substantially restricted               8,451,162         8,017,059
   Unrealized net holding losses on available-for-sale
     portfolios, net of taxes                               (147,819)         (109,411)
                                                        ------------       -----------
              Total stockholders' equity                   9,289,988         9,217,860
                                                        ------------       -----------
              Total liabilities and stockholders'
                equity                                  $101,322,713       $95,328,361
                                                        ============       ===========

See accompanying notes to financial statements.

             PATAPSCO BANCORP, INC. AND SUBSIDIARY
                       DUNDALK, MARYLAND

             CONSOLIDATED STATEMENTS OF OPERATIONS
             -------------------------------------
                          (UNAUDITED)

                                                 FOR NINE MONTHS ENDED        FOR THREE MONTHS ENDED
                                                       MARCH 31,                     MARCH 31,
                                                 --------------------         ----------------------
                                                   2000        1999             2000          1999
                                                 --------    --------         --------      --------
Interest income:
    Loans receivable                             $5,335,449  $ 4,997,609      $1,850,076    $1,684,066
    Investment & Mortgage-backed securities         250,129      188,357          82,060        29,599
    Federal funds sold and other investments        209,254      193,593          69,136        66,954
                                                 ----------   ----------      ----------    ----------
          Total interest income                   5,794,833    5,379,559       2,001,272     1,780,619
                                                 ----------   ----------      ----------    ----------

Interest expense:
    Savings deposits                              2,011,983    2,043,305         699,591       658,755
    Borrowings                                      645,991      433,827         235,055       134,651
                                                 ----------   ----------      ----------    ----------
          Total interest expense                  2,657,974    2,477,132         934,646       793,406
                                                 ----------   ----------      ----------    ----------

          Net interest income                     3,136,859    2,902,427       1,066,626       987,213
Provision for losses on loans                       255,000      170,000         115,000        60,000
                                                 ----------   ----------      ----------    ----------
          Net interest income after provision
                   for losses on loans            2,881,859    2,732,427         951,626       927,213

Noninterest income:
    Fees and service charges                        193,887      168,044          67,986        58,468
    Net gain (loss) on sales of real estate
      owned                                          50,000           --          50,000
    Other                                            10,379       13,378           3,145         8,293
                                                 ----------   ----------      ----------    ----------
        Total noninterest income                    254,266      181,422         121,131        66,761
                                                 ----------   ----------      ----------    ----------


Noninterest expenses:
    Compensation and employee benefits            1,381,067    1,301,352         475,601       440,815
    Insurance premiums                               44,749       51,021          10,687        16,556
    Professional fees                                99,753       87,191          32,694        22,865
    Equipment expense                               124,227       82,726          37,848        28,588
    Occupancy Expense                                58,868       63,080          18,836        17,750
    Advertising                                      29,400       31,144          10,933        10,242
    Data processing                                 118,458       85,716          36,939        24,458
    Other                                           337,618      323,099         115,580       103,074
                                                 ----------   ----------      ----------    ----------
          Total noninterest expense               2,194,139    2,025,329         739,118       664,348
                                                 ----------   ----------      ----------    ----------
          Income before provision for
            income taxes                            941,986      888,520         333,639       329,626
Provision for income taxes                          365,680      333,711         128,860       125,541
                                                 ----------   ----------      ----------    ----------
          Net Income                             $  576,306   $  554,809      $  204,779    $  204,085
                                                 ==========   ==========      ==========    ==========
          Basic earnings per share               $     1.84   $     1.69      $     0.66    $     0.63
                                                 ==========   ==========      ==========    ==========
          Diluted earnings per share                   1.75         1.62            0.63          0.60
                                                 ==========   ==========      ==========    ==========

See accompanying notes to financial statements.

             PATAPSCO BANCORP, INC. AND SUBSIDIARY
                       DUNDALK, MARYLAND

        CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
        -----------------------------------------------
                        (UNAUDITED)


                                                 FOR NINE MONTHS ENDED        FOR THREE MONTHS ENDED
                                                       MARCH 31,                     MARCH 31,
                                                 --------------------         ----------------------
                                                   2000        1999             2000          1999
                                                 --------    --------         --------      --------
Net income                                       $ 576,306   $ 554,809        $ 204,779      $204,085
Other comprehensive income, net of tax:
  Unrealized net holding (losses)/gains on
    available-for-sale portfolios                 (147,819)    (26,625)        (147,819)       (6,793)
                                                 ---------   ---------        ---------      --------
Comprehensive income                             $ 428,487   $ 528,184        $  56,960      $197,292
                                                 =========   =========        =========      ========



See accompanying notes to financial statements.

             PATAPSCO BANCORP, INC. AND SUBSIDIARY
                       DUNDALK, MARYLAND

             CONSOLIDATED STATEMENTS OF CASH FLOWS
             -------------------------------------
                        (UNAUDITED)

                                                             FOR NINE MONTHS ENDED
                                                                  MARCH 31,
                                                           -------------------------
                                                             2000             1999
                                                           --------         --------
Cash flows from operating activities:
  Net income                                               $    576,306      $   554,809
  Adjustments to reconcile net income to net
    cash provided by operating activities:
       Depreciation                                             105,929           88,657
       Provision for losses on loans                            255,000          170,000
       Gain on sale of real estate owned                        (50,000)               -
       Non-cash compensation under stock-based benefit
         plans                                                  134,216           82,130
       Amortization of premiums and discounts, net                3,332           12,196
       Deferred loan origination fees, net of costs              (4,945)          86,730
       Gain on sales of mortgage-backed securities
           and investment securities                                  -                -
       Change in deferred income taxes                            7,499                -
        (Increase) in accrued interest on investments,
           prepaid expenses and other assets                   (332,908)        (234,147)
       Decrease in accrued expenses and other liabilities      (399,268)        (608,548)
                                                           ------------      -----------
         Net cash used in operating activities                  295,161          151,827
                                                           ------------      -----------
Cash flows from investing activities:
  Loan principal disbursements, net of repayments           (10,589,240)      (2,120,034)
  Purchase of loans                                                   0       (1,794,554)
  Proceeds from the sale of repossessed real estate              93,433                -
  Purchase of property and equipment                            (83,166)         (46,546)
  Purchase of stock in Federal Home Loan Bank of Atlanta       (150,000)               -
  Purchase of investment security available-for-sale           (184,062)        (204,173)
  Principal repayment on mortgage-backed securities
    available-for-sale                                          242,888                -
  Principal repayment on investment securities
    available-for-sale                                                -        3,967,295
                                                           ------------      -----------
        Net cash used in investing activities               (10,670,147)        (198,012)

Cash flows from financing activities:
  Net increase (decrease) in deposits                         5,515,314         (321,568)
  Net increase (decrease) in borrowings                       1,000,000       (1,300,000)
  Stock repurchase                                             (457,784)        (523,380)
  Dividends paid                                               (142,198)        (127,342)
                                                           ------------      -----------
        Net cash (used in) provided by financing
          activities                                          5,915,332       (2,272,290)

  Net (decrease) increase in cash and cash equivalents     $ (4,459,654)     $(2,318,475)

  Cash and cash equivalents at beginning of period            9,351,950        8,538,420

  Cash and cash equivalents end of period                  $  4,892,296      $ 6,219,945

Supplemental information:
  Interest paid on deposits and borrowed funds                2,657,974        2,480,797
  Income taxes paid                                             393,625          627,750

See accompanying notes to financial statements.
                             6

             PATAPSCO BANCORP, INC. AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (UNAUDITED)


Note 1:   Principles of Consolidation

The consolidated financial statements include the accounts of Patapsco Bancorp, Inc. ("the Company") and its wholly-owned subsidiary, The Patapsco Bank ("the Bank"). All intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.

Note 2:   The Patapsco Bank

The Bank is regulated by The Federal Reserve Bank of Richmond ("the Federal Reserve Bank") and The State of Maryland. The primary business of the Bank is to attract deposits from individual and corporate customers and to originate residential and commercial mortgage loans, consumer loans and commercial business loans. The Bank competes with other financial and mortgage institutions in attracting and retaining deposits and originating loans. In October, 1998 the Bank created a leasing company called Prime Business Leasing, Inc. The Bank conducts operations through one office located at 1301 Merritt Boulevard, Dundalk, Maryland 21222.

Note 3:   Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with instructions for Form 10-QSB and therefore, do not include all disclosures necessary for a complete presentation of the statements of condition, statements of operations and statements of cash flows in conformity with generally accepted accounting principles. However, all adjustments, which are, in the opinion of management, necessary for the fair presentation of the interim financial statements have been included. Such adjustments were of a normal recurring nature. The results of operations for the nine and three months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the entire year.

Note 4:   Cash and Cash Equivalents

Cash equivalents include short-term investments, which consists of Federal funds sold. Cash equivalents and other liquidity and short-term investments are carried at cost, which approximates market value.

Note 5:   Regulatory Capital Requirements

At March 31 2000, the Bank met each of the three minimum regulatory capital requirements. The following table summarizes the Bank's regulatory capital position at March 31, 2000 (in thousands).

                                                                    Well Capitalized Under
                                                   For Capital        Prompt Corrective
                                Actual           Adequacy Purposes    Action Provision
                          -----------------     ------------------- --------------------
                          Amount        %       Amount          %     Amount         %
                          --------------------------------------------------------------
Total Capital (to Risk
  Weighted Assets)        $ 9,486     14.27%     $ 5,317      8.00%   $ 6,647      10%

Tier 1 Capital (to Risk
   Weighted Assets)       $ 8,761     13.18%     $ 2,659      4.00%   $ 3,988       6%

Tier 1 Capital (to
   Average Assets)        $ 8,761      8.87%     $ 3,951      4.00%   $ 4,938       5%

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
         CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

When used in this Form 10-QSB, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

COMPARISON OF FINANCIAL CONDITION AT MARCH 31, 2000 AND JUNE 30,
1999

The Company's assets increased by $5.9 million or 6.3% to $101.3 million at March 31, 2000 from $95.3 million at June 30, 1999. The increase in the Company's assets during the nine months ended March 31, 1999 was primarily due to the Company utilizing cash, deposit growth and borrowed money to fund loan growth. The Company's net loans receivable increased by $10.2 million or 13.0% to $87.9 million at March 31, 2000 from $77.8 million at June 30, 1999. The increase in net loans receivable was comprised of $4.7 million in balloon mortgages, $3.5 million in commercial equipment leases, $2.6 million in commercial real estate loans $1.3 million in commercial term loans and $600,000 in consumer loans somewhat offset by decreases of $1.9 million in other residential mortgages and $600,000 in construction loans. The Company's mortgage-backed securities portfolio decreased by $400,000 million to $4.5 million at March 31, 2000 from $4.9 million at June 30, 1999 due to amortization and prepayments.

The Company's borrowings increased by $1,000,000 or 7.1% to $14.9 million at March 31, 2000 from $13.9 million at June 30, 1999. Deposits increased by $5.5 million or by 7.9% to $75.2 million at March 31, 2000 from $69.7 million at June 30, 1999. The increase in deposits was largely attributable to the increase of $4.8 million in interest-bearing deposits consisting primarily of certificate of deposit accounts. In February 2000, the Bank acquired $1.0 million in retail brokered deposits in denominations less than $100,000. Noninterest-bearing deposits increased by $708,000 or 24.6% during the nine months ended March 31, 2000.

The Company's stockholders' equity increased by $72,000 to $9.3 million at March 31, 2000 from $9.2 million at June 30, 1999. In July 1999, the Company initiated a 5% (17,221 shares) stock repurchase program. This was completed in November 1999 at a total cost of $457,788.

COMPARISON OF OPERATING RESULTS FOR THE QUARTERS AND NINE MONTHS
ENDED MARCH 31, 2000 AND MARCH 31, 1999

Net Income
----------

The Company's net income increased by $1,000 or 0.3% to $205,000 for the quarter ended March 31, 2000 from $204,000 for the quarter ended March 31, 1999. The Company's net income increased by $21,000 or 3.9% to $576,000 for the nine months ended March 31, 2000 from $555,000 for the nine months ended March 31, 1999. The increase in the Company's net income during the comparable three-month period is a result of higher net interest income before the provision for loan loss and higher noninterest income slightly offsetting higher operating expenses. The increase in the Company's net income in the comparable nine-month period was primarily due to increases in net interest and noninterest income offsetting higher compensation, equipment and data processing expenses.

Interest Income
---------------

Total interest income increased by $221,000 or 12.4% to $2.0 million for the quarter ended March 31, 2000 from $1.8 million for the quarter ended March 31, 1999. Total interest income increased by $415,000 or 7.7% to $5.8 million for the nine months ended March 31, 2000 from $5.4 million for the nine months ended March 31, 1999. The increases in interest income resulted primarily from the growth in the Company's loan portfolio that was funded with deposit growth, additional borrowings from the Federal Home Loan Bank of Atlanta as well as cash from lower yielding investments in overnight federal funds. The Company's average yield on assets increased by 9 basis points to 8.27% from 8.18% during the three-month period ended March 31, 2000. For the comparative nine-month period, the Company's average yield on assets increased 7 basis points to 8.26%. The Company's average balance of interest-earning assets increased by $8.9 million and $5.6 million during the comparable three and nine-month periods ended March 31, 1999.

Interest income on loans receivable increased by $166,000 or 9.9% to $1.9 million for the quarter ended March 31, 2000 from $1.7 million for the quarter ended March 31, 1999. Interest income on loans receivable increased by $338,000 or 6.8% to $5.3 million for the nine months ended March 31, 2000 from $5.0 million for the nine months ended March 31, 1999. The increase in interest income on loans receivable during the three-month period is primarily due to an increase in the average balance of loans receivable. During the three months ended March 31, 2000 as compared to the same period ended March 31, 1999 the average loans receivable balance increased by $7.0 million or 8.8% to $86.7 million from $79.7 million and the average yield increased by 1 basis point to 8.46% from 8.45%. During the nine months ended March 31, 2000 as compared to the same period ended March 31, 1999 the average balance of loans receivable increased by $4.4 million or 5.6% to $83.1 million from $78.7 million and the average yield increased by 6 basis points to 8.52% from 8.46%.

Interest income on investment and mortgage-backed securities increased by $52,000 and $62,000 for the three and nine-month periods ended March 31, 2000 as compared to the three and none month periods ended March 31, 1999.

Interest income on federal funds sold and other investments increased by $2,000 or 3.3% to $69,000 for the quarter ended March 31, 2000 from $67,000 for the quarter ended March 31, 1999. Interest income on federal funds sold and other investments increased by $16,000 or 8.1% to $209,000 for the nine months ended March 31, 2000 from $193,000 for the nine months ended March 31, 1999.

Interest Expense
----------------

Total interest expense increased by $141,000 or 17.8% to $935,000 for the quarter ended March 31, 2000 from $793,000 for the quarter ended March 31, 1999. Total interest expense increased by $181,000 or 7.3% to $2.7 million for the nine months ended March 31, 2000 from $2.5 million at March 31, 1999. The increases in interest expense during the comparable periods were primarily due to increases in the average balances of Federal Home Loan Bank Advances and deposits used to fund loan growth. During the quarter ended March 31, 2000 as compared to the quarter ended March 31, 1999 the average balance of interest-bearing liabilities increased by $9.9 million to $85.8 million from $75.9 million of which $7.0 million is attributable to increases in borrowings from the Federal Home Loan Bank of
Atlanta.   The average rate
on interest-bearing liabilities increased by 8 basis points to 4.26% from 4.18% in the quarterly period. During the nine months ended March 31, 2000 as compared to the nine months ended March 31, 1999 the average balance of interest-bearing liabilities in increased by $6.4 million to $82.5 million from $76.1 million and the average rate decreased 6 basis points to 4.28% from 4.34%.

Interest expense on deposits increased by $41,000 or 6.2%
to $700,000 for the quarter ended March 31, 2000 from $659,000 for the quarter ended March 31, 1999. Interest expense on deposits decreased by $31,000 or 1.6% to $2.0 million from $2.0 million for the nine months ended March 31, 1999. The increase in interest expense on deposits during the comparable quarters was attributable to an increase in the average rate balance of interest-bearing deposits $2.8 million or 4.2%.The average rate decreased by 2 basis points to 3.93% from 3.95%. The decrease in interest expense on deposits during the comparable nine-month period was primarily due to a 14 basis point decrease in the average rate to 3.95% from 4.09% offsetting a $1.0 million increase in the average balance.

Interest expense on borrowings increased by $100,000 or 74.6%
to $235,000 for the quarter ended March 31, 2000 from $135,000 for the quarter ended March 31, 1999. Interest expense on borrowings increased by $212,000 or 48.9% to $646,000 during the nine months ended March 31, 2000 from $434,000 during the nine months ended March 31, 1999. The increase for the comparable quarters was primarily attributable to an increase of $7.0 million in the average balance offsetting a decrease of 17 basis points in the average rate. For the nine-month comparable periods the increase was attributable to a $5.3 million increase in the average balance. The average rate decreased 32 basis points to 5.78% from 6.10%.

Net Interest Income
-------------------

The Company's net interest income before the provision for loan losses increased by $79,000 or 8.0% to $1.1million for the quarter ended March 31, 2000 from $987,000 for the quarter ended March 31, 1999. Net interest income before the provision for loan losses increased by $234,000 or 8.1% to $3.1 million for the nine months ended March 31, 2000 from $2.9 million during the nine months ended March 31, 1999. The increase in net interest income during the comparable quarter is primarily due to higher volumes. The increase in net interest income in the comparable nine month period is due to both higher volumes and a higher net interest margin.

Average Balance Sheet
---------------------

The following tables sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and cost of liabilities for the periods indicated and the average yields earned and rates paid. Dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented derives these yield and costs. Average balances are daily balances.

The table presents information for the periods indicated
with respect to the net interest margin, which is its net interest income divided by the average balance of
interest-earning assets.   Also presented is the difference
between the average yield earned on interest-earning assets and average rate paid on interest-bearing liabilities, or interest rate spread ,which is also used to measure the earnings power of financial institutions.

                                                          NINE MONTHS ENDED MARCH 31,
                                          ----------------------------------------------------------------------
                                                   2000                                       1999
                                          ---------------------------           --------------------------------

                                          AVERAGE            AVERAGE            AVERAGE                 AVERAGE
                                          BALANCE   INTEREST  RATE(1)           BALANCE    INTEREST     RATE(1)
                                          -------   --------  ------            -------    --------     --------
                                                                 (DOLLARS IN THOUSANDS)
Interest-earning assets:
   Loans receivable (2)                   $83,134   $5,336     8.52%           $78,747      $4,998       8.46%
   Investment securities                       --       --       --              3,631         188       6.90%
   Mortgage-backed securities               4,758      250     6.98%                --          --         --
   Federal funds sold and other
      interest-earning assets               5,260      209     5.28%             5,161         194       5.01%
                                          -------    -----                     -------       -----
Total interest earning assets              93,152    5,795     8.26%            87,539       5,380       8.19%
                                                                                             -----
Noninterest-earning assets                  2,880                                2,157
                                          -------                              -------
Total Average Assets                      $96,032                              $89,696
                                          =======                              =======

Interest-bearing liabilities:
Savings deposits (3)                      $67,632   $2,012     3.95%           $66,621      $2,043       4.09%
Borrowings                                 14,842      646     5.78%             9,480         434       6.10%
                                          -------   ------                     -------      ------
Total interest-bearing liabilities         82,474    2,658     4.28%            76,101       2,477       4.34%
                                                    ------                                  ------
Noninterest-bearing liabilities             4,212                                4,319
                                          -------                              -------
Total liabilities                          86,686                               80,420
Stockholders' equity                        9,346                                9,276
                                          -------                              -------
    Total liabilities and stockholders'
       equity                             $96,032                              $80,696
                                          =======                              =======

Net interest income                                 $3,137                                 $2,903
                                                    ======                                 ======

Interest rate spread                                           3.98%                                     3.85%
                                                             ======                                    ======
Net Interest Margin                                            4.47%                                     4.42%
                                                             ======                                    ======

Ratio of average interest-earning assets
  to average interest-bearing liabilities                    112.95%                                   115.03%
                                                             ======                                    ======


___________
(1)  Yields and rates are annualized.
(2)  Includes nonaccrual loans.
(3)  Includes interest-bearing escrow accounts.


                                                         THREE MONTHS ENDED MARCH 31,
                                          ----------------------------------------------------------------------
                                                   2000                                       1999
                                          ---------------------------           --------------------------------

                                          AVERAGE            AVERAGE            AVERAGE                 AVERAGE
                                          BALANCE   INTEREST  RATE(1)           BALANCE    INTEREST     RATE(1)
                                          -------   --------  ------            -------    --------     --------
                                                                 (DOLLARS IN THOUSANDS)
Interest-earning assets:
   Loans receivable (2)                   $86,697   $1,850     8.46%           $79,674      $1,684       8.45%
   Investment securities                       --       --       --              1,894          30       6.34%
   Mortgage-backed securities               4,615       82     6.96%                --          --         --
   Federal funds sold and other
      interest-earning assets               4,749       69     5.50%             5,553          67       4.83%
                                          -------    -----                     -------       -----
Total interest earning assets              96,061    2,001     8.27%            87,121       1,781       8.18%
                                                     -----                                   -----
Noninterest-earning assets                  3,174                                2,407
                                          -------                              -------
Total assets                              $99,235                              $89,528
                                          =======                              =======

Interest-bearing liabilities:
Savings deposits (3)                      $69,639   $  700     3.93%           $66,766      $  659       3.95%
Borrowings                                 16,197      235     5.73%             9,150         135       5.90%
                                          -------   ------                     -------      ------
Total interest-bearing liabilities         85,836      935     4.26%            75,916         794       4.18%
                                                    ------                                  ------
Noninterest-bearing liabilities             4,083                                4,333
                                          -------                              -------
Total liabilities                          89,919                               81,249
Stockholders' equity                        9,316                                9,249
                                          -------                              -------
    Total liabilities and stockholders'
       equity                             $99,235                              $89,528
                                          =======                              =======

Net interest income                                 $1,066                                 $  987
                                                    ======                                 ======

Interest rate spread                                           3.98%                                     4.00%
                                                             ======                                    ======
Net interest margin                                            4.45%                                     4.53%
                                                             ======                                    ======

Ratio of average interest-earning assets
  to average interest-bearing liabilities                    111.91%                                   114.76%
                                                             ======                                    ======

___________
(1)  Yields and rates are annualized.
(2)  Includes nonaccrual loans.
(3)  Includes interest-bearing escrow accounts.


Provision For Loan Losses
-------------------------

Provisions for loan losses are charged to earnings to maintain the total allowance for loan losses at a level considered adequate by management to provide for probable loan losses, based on prior loss experience, volume and type of collateral by the Company, industry standards and past due loans in the Company's loan portfolio. The Company's management periodically monitors and adjusts its allowance for loan losses based upon its analysis of the loan portfolio. The Company provided $115,000 for loan losses during the quarter ended March 31, 2000 and $60,000 in the quarter ended March 31, 1999. The Company provided $255,000 and $170,000 for loan losses during each of the nine-month periods ended March 31, 2000 and March 31, 1999. The provision for loan losses were made due to the Company's higher levels of consumer, construction and commercial loans, which generally entail a greater risk than single-family residential loans. Additionally, fiscal year-to-date charge-offs of $176,000 are 135% higher than March 1999 fiscal year-to-date charge-offs of $75,000. The Company's allowance for loan losses as a percentage of total loans outstanding, net of unearned origination fees of 0.82% at March 31, 2000 is up slightly from March 31, 1999 when the ratio was 0.81%. The Company's ratio of net charge-offs to average loans outstanding was 0.24% and 0.39% for the quarter and nine-month periods ended March 31, 2000 on an annualized basis.

Activity in the allowance for loan losses is as follows (dollars in thousands):

                                                     Nine Months         Three Months
                                                    Ended March 31,     Ended March 31,
                                                    --------------      --------------
                                                    2000     1999       2000      1999
                                                    ----     ----       ----      ----
Allowance for loan losses, beginning of period       $631    $554        $662     $618

Provision for loan losses                             255     170         115       60

Loans Charged Off:
      Consumer                                        153      73          38       26
      Real Estate                                       0       2           0        2
      Commercial                                       23       0          18        0
                                                     ----    ----        ----     ----
  Total Charge-Offs                                   176      75          56       28

Recoveries:
      Consumer                                         14       3           2        2
      Real Estate                                       0       0           1        0
      Commercial                                        1       0           0        0
                                                     ----    ----        ----     ----
  Total Recoveries                                     15       3           3        2
                                                     ----    ----        ----     ----

Allowance for loan losses, end of period             $725    $652        $725     $652
                                                     ====    ====        ====     ====

Noninterest Income
------------------

The Company's noninterest income consists of deposit fees, service charges, late fees and gains and losses on sales of securities, loans and repossessed real estate and other assets. Total noninterest income increased by $54,000 or 81.4% to $121,000 for the quarter ended March 31, 2000 from $67,000 for the quarter ended March 31, 1999. Total noninterest income increased by $73,000 or 40.1% to $254,000 during the nine months ended March 31, 2000 from $181,000 during the nine months ended March 31, 1999. The majority of the increase in noninterest income in the three and nine month periods was due to the recognition of a $50,000 gain on the sale of foreclosed real estate. The remainder of the increase in noninterest income in the two comparable periods is primarily due to higher fees on deposit accounts.

Noninterest Expenses
--------------------

Total noninterest expenses increased by $75,000 or 11.2%
to $739,000 for the quarter ended March 31, 2000 from $664,000 for the quarter ended March 31, 1999. Total noninterest expense increased by $169,000 to $2.2 million during the nine months ended March 31, 2000 from $2.0 million during the nine months ended March 31, 1999. Compensation and employee benefits expense increased by $35,000 or 7.9% and $80,000 or 6.1% to $476,000 and
$1.4 million for the quarter and nine month periods ended March 31, 2000 from $441,000 and $1.3 million for the quarter and nine months ended March 31, 1999, respectively. The increase was largely attributable to expenses relating to the hiring of additional personnel and the higher cost of employee benefits, particularly health insurance. Equipment expenses, consisting primarily of depreciation and maintenance of the Company's internal computer systems increased by $9,000 or 32.4% and $41,000 or 50.1% in the three and nine-month periods ended March 31, 2000 compared to the comparable periods ended March 31, 1999. Data processing expenses increased $12,000 or 51.0% and $33,000 or 38.2% in the three and nine-month periods ended March 31, 2000 compared to the comparable periods ended March 31, 1999.

Liquidity and Capital Resources
-------------------------------

An important component of the Company's asset/liability structure is the level of liquidity available to meet the needs of customers and creditors. The Company's Asset/Liability Management Committee has established general guidelines for the maintenance of prudent levels of liquidity. The Committee continually monitors the amount and source of available liquidity, the time to acquire it and its cost. Management of the Company seeks to maintain an adequate level of liquidity in order to retain flexibility in terms of investment opportunities and deposit pricing. Because liquid assets generally provide lower rates of return, a high level of liquidity will, to a certain extent, result in lower net interest margins and lower net income.

The Company's most liquid assets are cash on hand, interest-bearing deposits and Federal funds sold, which are short-term. The levels of these assets are dependent on the Company's operating, financing and investing activities during any given period. At March 31, 2000, the Company's cash on hand, interest-bearing deposits and Federal funds sold totaled $4.9 million. In addition, the Company has approximately $5.0 million of mortgage-backed and equity securities classified as available-for-sale.

The Company anticipates that it will have sufficient funds available to meet its current loan commitments of $4.9 million. These funds will be internally generated, raised through deposit
operations, or borrowed.   Certificates of deposits that are
scheduled to mature in less than one year at March 31, 2000 totaled $38.3 million. Historically, a high percentage of maturing deposits have remained with the Company.

The Company's primary sources of funds are deposits and proceeds from maturing investment securities and mortgage-backed securities and principal and interest payments on loans. While maturities and scheduled amortization of mortgage-backed securities and loans are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions, competition and other factors.

The Company's primary uses of cash in investing activities during the nine months ended March 31, 2000 were loan principal disbursements, net of repayments, of $10.6 million. The Company's primary sources of cash provided from financing activities during the nine months ended March 31, 2000 was a $5.5 million increase in deposits and the increase of $1.0 million in outstanding borrowings from the Federal Home Loan Bank of Atlanta.

The Company's primary use of cash in financing activities# during the nine months ended March 31, 2000 consisted of the repurchase of stock and payment of cash dividends of $600,000.

As discussed in Note 5 - Regulatory Capital Requirements, the Company and the Bank exceeded all regulatory minimum capital requirements.

            PART II.   OTHER INFORMATION


Item 1.   Legal Proceedings

None.

Item 2.   Changes in Securities and use of proceeds.

None.

Item 3.   Defaults Upon Senior Securities

None

Item 4.   Submission of Matters to a vote of securities holders

None

Item 5.   Other Information

None

Item 6.   Exhibits and Reports on Form 8-K

(a)       The following exhibit is filed herewith:

          Exhibit 27     Financial Data Schedule

(b) No reports on Form 8-K were filed during the quarter ended March 31, 2000.

                     Signatures


In accordance with the requirements of the Securities
Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           PATAPSCO BANCORP, INC.



Date:  May 9, 2000         /s/ Joseph J. Bouffard
                           ------------------------------
                           Joseph J. Bouffard
                           President and Chief Executive Officer
                           (Principal Executive Officer)




Date: May 9, 2000          /s/ Michael J. Dee
                           ------------------------------
                           Michael J. Dee
                           Chief Financial Officer & Controller
                           (Principal Financial Officer)

                                                                         ANNEX E


                                 AUGUST 29, 2000



BOARD OF DIRECTORS
NORTHFIELD BANCORP, INC.
8005 HARFORD ROAD
BALTIMORE, MARYLAND 21234

               FAIRNESS OPINION RELATIVE TO AGREEMENT OF PATAPSCO
               BANCORP, INC., DUNDALK, MARYLAND TO ACQUIRE
               NORTHFIELD BANCORP, INC., BALTIMORE, MARYLAND
               --------------------------------------------------

DEAR DIRECTORS:

         We have reviewed the Agreement of Merger (the "Agreement") dated May 16, 2000, between (1) Northfield Bancorp, Inc., Baltimore, Maryland ("Northfield"), and its wholly-owned subsidiary, Northfield Federal Savings Bank, Baltimore, Maryland ("Savings"); and (2) Patapsco Bancorp, Inc., Dundalk, Maryland ("Patapsco") and its wholly-owned subsidiary, The Patapsco Bank, Dundalk, Maryland ("Bank"), and PN Financial, Inc., Dundalk, Maryland ("New Sub"), wholly-owned subsidiary of Bank. Under the terms of the Agreement, Patapsco will form a new wholly-owned subsidiary, New Sub, which will acquire Northfield and consolidate with it. Ultimately, Northfield will be liquidated into Patapsco and Savings will be merged into Bank. As is set forth in the Agreement, all of the 475,442 issued and outstanding Shares of Northfield (other than Objecting Shares) shall be converted into the right to receive EIGHTEEN DOLLARS AND FIFTY CENTS ($18.50) per share for each share of Northfield's Common Stock issued and outstanding being so converted (consisting of $12.50 cash for each share and 0.24 shares of Patapsco Bancorp, Inc. Preferred Stock having a stated value of $25.00 per share), for a total value of EIGHT MILLION, SEVEN HUNDRED NINETY-FIVE THOUSAND, SIX HUNDRED SEVENTY-SEVEN DOLLARS ($8,795,677).

         Ferguson & Company ("F&C") is a financial consulting firm experienced in the valuation of business enterprises with considerable experience in the valuations of financial institutions. F&C is not affiliated with Northfield or Patapsco. The Board of Directors of Northfield Bancorp, Inc., Baltimore,
Maryland, has retained F&C, in its capacity as a financial valuation and consulting firm, to render its opinion on the fairness, from a financial viewpoint, of the pending merger of Northfield with and into Patapsco. We previously prepared appraisals in connection with Northfield's mutual-to-stock conversion and public offering in 1998 and we have prepared appraisals for Northfield's ESOP stock holdings. Other than the aforementioned engagements, we have no present, past, or contemplated future business interest with either Northfield or Patapsco.

         During the course of the engagement, we reviewed and analyzed material bearing upon the financial and operating conditions of Northfield including, among other things: (1) the Agreement; (2) Northfield's audited financial statements as of December 31, 1999 and 1998 and the years then ended, and its unaudited financial statements as of and for the three months ended March 31, 2000 and 1999; (3) Patapsco's audited financial statements as of June 30, 1999 and 1998 and the years then ended, and its unaudited financial statements as of and for the nine months ended March 31, 2000 and 1999; (4) certain other internal information, primarily financial in nature, concerning the business and operations of

BOARD OF DIRECTORS
AUGUST 29, 2000
PAGE 2

Northfield and Patapsco furnished to us by Northfield and Patapsco for purposes of our analysis; (5) certain publicly available information with respect to other thrifts or companies that we believe to be comparable; and (6) certain publicly available information concerning the nature and terms of other transactions that we consider relevant. We have also spoken to certain officers and outside representatives of Northfield and Patapsco, to discuss the foregoing as well as other matters we believe relevant to our inquiry.

         In our review and analysis and in arriving at our opinion as expressed herein, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and have not attempted independently to verify any such information. We did not perform a review of the loan portfolio, and we did not assess the adequacy of Northfield's or Patapsco's loan loss allowance. We have not conducted a physical inspection of the properties or facilities of Northfield or Patapsco, nor have we made or obtained any independent evaluations or appraisals of any of such properties or facilities.

         In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances including, among others, the following: (1) the historical and current financial condition and results of operations of Northfield, including interest income, interest expense, net interest income, net interest margin, interest sensitivity, non-interest income and expense, capitalization, the amount and type of non-performing assets and the allowance for loan losses; (2) the business prospects for Northfield; (3) the economy of Northfield's market area; and (4) the nature and terms of certain other merger transactions that we believe to be relevant. We have also taken into account our assessment of the general economic, market, financial and regulatory conditions and trends, as well as our knowledge of the financial services industry, our experience in connection with similar transactions, and our knowledge of securities valuation generally. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof. Our opinion is, in any event, limited to the fairness, from a financial point of view, of the consideration to be received by the Shareholders of Northfield in the merger and does not address Northfield 's business decision to accomplish the merger.

         Based upon and subject to the foregoing, we are of the opinion that the consideration to be received by Northfield in the merger is fair, as of the date hereof, from a financial point of view, to the shareholders of Northfield Common Stock.

         This opinion is being delivered to the Board of Directors of Northfield for its use and is not to be reproduced, disseminated or delivered to any third party without the express written consent of F&C. Our opinion is as of the date set forth above, and events or circumstances occurring after this date may adversely affect the validity of the bases of our opinion. We consent to the reproduction of this opinion in the proxy materials to be mailed to the holders of Northfield Bancorp, Inc. Common Stock.

                                       Very truly yours,

                                       /s/ Ferguson & Company

                                       Ferguson & Company
                                       Robin L. Fussell Principal

                                                                         Annex F

                             ARTICLES SUPPLEMENTARY
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                             PATAPSCO BANCORP, INC.



         WHEREAS, by the Articles of Incorporation (the "Articles") of Patapsco Bancorp, Inc. (the "Corporation"), 1,000,000 shares of serial preferred stock, with $0.01 par value per share (the "Preferred Stock") are authorized; and

         WHEREAS, in and by Article VI of the Articles, the Board of Directors of the Corporation, pursuant to Section 2-208 of the Maryland General Corporation Law (the "Act"), is expressly authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of Preferred Stock in series and to fix and state the powers, designations, preferences, and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof; and

         WHEREAS, the Board of Directors now desires to fix and determine the terms of the Preferred Stock with respect to the issuance of certain shares of Preferred Stock.

         NOW, THEREFORE, BE IT RESOLVED, as follows:

A.       Issuance and Designation Thereof.
         --------------------------------

         There is hereby created a series of such Preferred Stock to be designated as the Series A Non-cumulative, Perpetual Convertible Preferred Stock (the "Series A Shares"). The Series A Shares shall be a closed series consisting of 114,107 Series A Shares, each Series A Share having a Liquidation Preference (as defined in Section C.1) of $25.00. The number of Series A Shares may not be increased, but may be decreased, but not below the number of Series A Shares then outstanding. Each Series A Share shall have the same relative powers, preferences and rights as, and shall be identical in all respects with the other Series A Shares.

B.       Dividends.
         ---------

         (1) The holders of Series A Shares shall be entitled to receive when, as and if declared by the Board of Directors, but only out of funds legally available therefor, from the date of issue of such shares to and including the last day of the calendar quarter (March 31, June 30, September 30 or December 31, as the case may be) which includes the date of issue (the "Initial Dividend Period") and for each dividend period commencing on the first day of each calendar quarter (January 1, April 1, July 1 or October 1, as the case may be) commencing after the Initial Dividend Period and ending on and including the last day of each such calendar quarter (the Initial Dividend Period and each such other dividend periods herein referred to as a "Dividend Period"), cash dividends at the fixed annual rate per share of 7.5% of its Liquidation Preference per annum ($25.00 per annum per Series A Share), as adjusted for stock splits, stock dividends, recapitalizations, reclassifications and similar events that affect the number of outstanding Series A Shares. Dividends shall be payable to holders of record of the Series A Shares on any date fixed for that purpose by the Board of Directors, provided, however, that such record date
                                     --------
shall
not exceed 30 days prior to the Payment Date. The dividends accruing hereunder shall be computed on the basis of a three hundred sixty (360) day year composed of twelve (12) months of thirty (30) days each.

         (2) When dividends are not paid in full upon the Series A Shares and any other series of Preferred Stock ranking on a parity as to dividends with the Series A Shares, all dividends declared upon the Series A Shares and any other series of Preferred Stock ranking on a parity as to dividends with the Series A Shares shall be declared pro rata so that the amount of dividends declared per share on the Series A Shares and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Shares and such other Preferred Stock bear to each other. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on the Series A Shares which may be in arrears.

         (3) The rights of holders of Series A Shares to receive dividends is non-cumulative. Accordingly, if the Board of Directors of the Corporation fails to declare a dividend on the Series A Shares for any Dividend Period, the Corporation shall have no obligation to pay a dividend for such Dividend Period, whether or not dividends on the Series A Shares or any other class or series of capital stock of the Corporation are declared for any future Dividend Period.

         (4) If dividends at the rate per share set forth in Paragraph B(1) for the then-current Dividend Period shall not have been declared and paid or set apart for payment on all outstanding shares of Series A Shares for such Dividend Period then, if the deficiency shall not be declared and fully paid or set apart for payment prior to the next Dividend Period, the Corporation shall not, with respect to the then-current Dividend Period, (i) declare or pay or set apart for payment any dividends or make any other distribution on Junior Stock, other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock, or (ii) make any payment on account of the repurchase, redemption or other retirement of any Junior Stock.

         (5) If and whenever the Corporation fails to pay in whole or in part three quarterly dividends (whether or not consecutive) payable on the Series A Shares as provided for in this Section B, the Corporation, in connection with the declaration and payment of any dividend upon Junior Stock which is otherwise permissible as provided in this Section B, shall not declare and pay a quarterly dividend in an amount in excess of the last quarterly dividend declared and paid upon such Junior Stock.

C.       Liquidation Rights.
         ------------------

         (1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of Series A Shares shall be entitled to be paid in full an amount equal to $25.00 per share (which amount is referred to hereafter as the "Liquidation Preference"), as adjusted for stock splits, stock dividends, recapitalizations, reclassifications and similar events that affect the number of outstanding Series A Shares, without accumulation of unpaid dividends for prior Dividend Periods, or such lesser amount remaining after the claims of all creditors have been satisfied. If such payment shall have been made in full to all holders of shares of Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of Junior Stock, according to their respective rights and preferences and in each case according to their respective number of shares, but in no event shall the holders of the Series A Shares be entitled to any further participation in any distribution of assets by the Corporation. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay such Liquidation Preference on all outstanding Series A Shares and the liquidation preferences payable on all shares of other classes or series of stock of the Corporation ranking on a parity with the Series A Shares in the distribution of assets, then the holders of Series A Shares and of all other such classes or series shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

         (2) Nothing herein contained shall be deemed to prevent redemption of Series A Shares by the Corporation in the manner provided in Section D hereof. Any (i) sale, lease or other disposition of all or substantially all of the assets of the Corporation, (ii) consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than 50% of the outstanding voting power of the surviving entity (or its parent) following the consolidation, merger or reorganization, or (iii) transaction (or series of related transactions involving a person or entity, or a group of affiliated persons or entities) in which in excess of 50% of the Corporation's outstanding voting power is transferred, shall be deemed to be a dissolution, liquidation or winding up of the Corporation within the meaning of this Section C.

D.       Redemption.
         ----------

         (1) Subject to Section D(4) hereof and the prior approval of the Board of Governors of the Federal Reserve System, the Corporation, at the option of the Board of Directors, may redeem the whole or any part of the Series A Shares at the time outstanding, at any time or from time to time, after five years from the date of its issuance, or prior thereto upon the approval of at least a majority of the outstanding Series A Shares, upon notice given as hereinafter specified, at $25.00 per share together with all accrued and unpaid dividends as of the redemption date for the then-current Dividend Period (without accumulation of unpaid dividends for prior Dividend Periods). The Corporation shall not be required to establish a sinking or retirement fund with respect to the Series A Shares.

         (2) Notice of every redemption of Series A Shares shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the Corporation. Such mailing shall be at least 40 days and not more than 70 days prior to the date fixed for redemption.

         (3) In case of redemption of only a portion of the Series A Shares at the time outstanding, the redemption may be either pro rata or by lot, at the option of the Board of Directors of the Corporation. The Board of Directors shall have full power and authority, subject to the provisions herein contained and applicable regulatory approval, to prescribe the terms and conditions upon which any or all of the Series A Shares shall be redeemed from time to time.

         (4) If notice of redemption shall have been duly given, or if the Corporation shall have given to a bank or trust company designated to act as redemption agent irrevocable and unconditional authorization and direction to give such notice, at least 40 days and not more than 70 days prior to the date fixed for redemption (which date shall not be more than 70 days after the date of such authorization and direction), and if on or before the redemption date specified therein the cash funds necessary for such redemption shall have been deposited by the Corporation with such bank or trust company in trust with irrevocable instruction and authority, subject to Section D(5), to pay the redemption price to the holders of the Series A Shares called for redemption upon surrender of the certificate therefor, then, notwithstanding that any certificate for such Series A Shares called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all such Series A Shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the close of business on the date fixed for redemption the funds so deposited, without interest. Any bank or trust company selected by the Corporation to act as redemption agent shall be organized and in good standing under the laws of the United States of America or any State thereof, and shall be identified in the notice of redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. In case fewer than all the Series A Shares represented by a stock certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof; provided, however, that such replacement certificate shall be issuable only in denominations of whole shares and cash will be payable in respect of fractional interests.

         (5) Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

         (6) No sinking fund shall be established for the retirement or redemption of the Series A Shares.

E.       Voting Rights.
         -------------

         (1) The holders of Series A Shares shall not have any voting rights except as may be provided for in this Section E or except as may be required by law.

         (2) If and whenever the Corporation fails to pay in whole or in part eight quarterly dividends (whether or not consecutive) payable on the Series A Shares as provided for in Section B herein, the number of directors then constituting the Board of Directors shall be increased by one director (such additional director being referred to herein as the "Representative Director") and the holders of Series A Shares, together with the holders of shares of every other series of Preferred Stock ranking on a parity with the Series A Shares with respect to the payment of dividends or distribution on liquidation similarly entitled to vote for the Representative Director, voting separately as a class, regardless of series, shall be entitled to elect the Representative Director at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of such series of the Preferred Shares called as hereinafter provided and at each annual meeting thereafter with respect to the election of the Representative Director.

                  (a) At any time after the voting power shall have been so vested in the holders of Series A Shares and of any other such series of the Preferred Stock, the secretary of the Corporation shall call a special meeting of the holders of the Series A Shares and of such other series of the Preferred Stock entitled to vote for the election of the Representative Director to be elected by them as herein provided, the call to be made by notice similar to that provided in the by-laws for a special meeting of the shareholders or as required by law.

                  (b) The Representative Director elected at any such special meeting shall hold office for the balance of the term of the class or classes to which such Representative Director was elected, and until his or her successor shall have been elected and qualified. In case any vacancy shall occur in the Representative Director elected by the holders of shares of such series of the Preferred Stock, a successor shall be elected by the holders of such series, such successor Representative Director to serve until the earlier of the: (i) next annual meeting of shareholders or special meeting held in place thereof and until his successor shall have been elected and qualified; or (ii) such successor Representative Director's removal pursuant to the next sentence hereof. The Representative Director may be removed from office only upon the direction and order of applicable regulatory authorities or upon the vote of the holders of the Preferred Stock which elected such Representative Director.

                  (c) At any meeting of shareholders held while holders of Preferred Stock have the voting power to elect the Representative Director, the holders of a majority of the voting power of the outstanding shares of Preferred Stock so entitled to vote who are present in person or by proxy shall be sufficient to constitute a quorum for the election of the Representative Director as herein provided.

                  (d) Any new series of Preferred Stock other than any Junior Stock shall be entitled to participate with the Series A Shares and any other series so entitled in voting for the election of the Representative Director to the extent and under the conditions set forth in the resolutions creating such class or series, provided that the relative voting power of such series in such election shall be as set forth in Section E(2) hereof.

         (3) So long as any Series A Shares are outstanding, in addition to any other vote of shareholders required by law or by the Corporation's Articles of Incorporation, the affirmative vote of the holders of at least a majority of the Series A Shares and of all other series of the Preferred Stock similarly entitled to vote upon the matter then being considered, acting as a single class regardless of series, given in person or by proxy, at any meeting called for the purpose, shall be necessary for effecting or validating:

                  (a) Any amendment, alteration or repeal of any of the provisions of these Articles Supplementary which affects materially or adversely the voting rights, designations, Liquidation Preferences and other preferences, qualifications, privileges, limitations, or other special rights or that would reduce the redemption price or alter the redemption rights, of the holders of the Series A Shares; provided, however, that for purposes of this subparagraph
(a), the amendment of the provisions of these Articles Supplementary so as to authorize or create, or to increase the authorized amount of, any shares of any class ranking junior to the Series A Shares with respect to both the payment of dividends and distribution on liquidation shall not be deemed to affect adversely the voting rights, designations, preferences, qualifications, privileges, limitations, conversion rights or other special rights, if any, of the holders of the Series A Shares, and provided further that if any such amendment, alteration or repeal would affect materially or adversely any voting rights, designations, preferences, qualifications, privileges, limitations or other special rights, if any, of the holders of the Series A Shares which are not enjoyed by some or all of the other series otherwise entitled to vote in accordance with this Section E(3), the affirmative vote of the holders of at least a majority of the Series A Shares and of all other series, if any, similarly affected, similarly given, shall be required in lieu of the affirmative vote of the holders of at least a majority of the Series A Shares and of all other series of the Preferred Stock otherwise entitled to vote in accordance with this Subsection (3); or

                  (b) The creation or authorization of any shares of any class or series, or any security convertible into shares of any class or series, ranking prior to or on a parity with the Series A Shares in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or in the payment of dividends.

provided, however, no such consent of the holders of the Series A Shares pursuant to subparagraphs (a) and (b) of this Section E(3) above shall be required if, at or prior to the time when any such action is to take effect or when the issuance of any such securities is to be made, as the case may be, all Series A Shares shall have been redeemed (payment having been made to the holders of Series A Shares) or converted into Common Stock.

F.       Conversion.
         ----------

         At any time after the issuance of the Series A Shares (hereinafter in this Section F only called the "Shares"), the Shares shall be convertible into Common Stock on the following terms and conditions:

         (1) Subject to and upon compliance with the provisions of this Section F, the holder of any Shares may at such holder's option convert any such Shares into such number of fully paid and non-assessable shares of Common Stock as are issuable pursuant to subsection (3) of this Section F based on the Conversion Rate, as such Rate may be adjusted in accordance with the provisions of this Section F. No adjustment shall be made for dividends unpaid on any Shares that shall be converted or for dividends on any Common Stock that shall be issuable upon the conversion of such shares.

         (2) The surrender of any Shares for conversion shall be made by the holder thereof at the office of any bank or trust company in this state including the Corporation itself or an affiliate thereof, which is appointed by the Corporation as the conversion agent for the Series A Shares ("Conversion Agent"), and such holder shall give written notice to the Corporation at said office that such holder elects to convert such Shares in accordance with the provisions of this Section F. Such notice also shall state name or names (with addresses) in which the certificate or certificates for Common Stock which shall be issuable on such conversion shall be issued. Subject to the provisions of subsection (1) of this Section F, every notice of election to convert shall constitute a contract between the holder of such Shares and the Corporation, whereby such holder shall be deemed to subscribe for the number of shares of Common Stock which such holder will be entitled to receive upon such conversion, and in payment and satisfaction of such subscription, to surrender such Shares and to release the Corporation from all obligations thereon, and whereby the Corporation shall be deemed to agree that the surrender of such Shares and the extinguishment of its obligations thereon shall constitute full payment for the Common Stock so subscribed for and to be issued upon such conversion.

         As soon as practicable after the receipt of such notice and Shares, the Corporation shall issue and shall deliver at said office of the Conversion Agent to the person for whose account such Shares were so surrendered, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Shares, and a check or cash for the payment (if any) to which such person is entitled pursuant to subsection (5) of this Section F, together with a certificate or certificates representing the Shares, if any, which are not to be converted, but which constituted a portion of the Shares represented by the certificate or certificates surrendered by such person. Such conversion shall be deemed to have been effected on the date on which the Corporation shall have received such notice, and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion and surrender of Shares for the purpose shall be deemed to have become on said date the holder or holders or record of the shares represented thereby.

         (3) The Conversion Rate shall be one share of Common Stock for each Share surrendered for conversion.

         (4) The Conversion Rate shall be subject to adjustment from time to time as follows:

                  (a) If the Corporation shall (i) pay a dividend in shares of its Common Stock, or effect a subdivision of its outstanding shares of Common Stock (otherwise than by a payment of a dividend in Common Stock), (ii) combine its outstanding shares of Common Stock into a smaller number of shares or (iii) issue by reclassification of its shares of its Common Stock any shares of capital stock, then the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of a Share surrendered for conversion after the record date fixing stockholders to be affected by such event shall be entitled to receive upon conversion the number of such shares of the Corporation which such holder would have been entitled to receive after the happening of such event had such Shares been converted immediately prior to such record date. Such adjustment shall be made whenever any of such events shall happen, and shall also be effective retroactively as to Shares converted between such record date and the date of the happening of such event.

                  (b) In the event of any consolidation of the Corporation with or merger of the Corporation into another corporation, or in the event of any sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to another corporation, or in the case of any reorganization of the Corporation, the holder of each Share then outstanding shall have the right thereafter to convert such Shares into the kind and amount of shares of stock and other securities and property, including cash, which would have been deliverable to such holder upon such consolidation, merger, sale, conveyance, exchange, transfer or reorganization if such holder had converted such holder's Shares into Common Stock immediately prior to such consolidation, merger, sale, conveyance, exchange, transfer or reorganization. In any such event, effective provision shall be made in the instrument effecting or providing for such consolidation, merger, sale, conveyance, exchange, transfer or reorganization so that that provisions set forth herein for the protection of the conversion rights of the Shares shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or other securities or property, including cash, deliverable after such consolidation, merger, sale, conveyance, exchange, transfer or reorganization upon the conversion of the Shares, or such other securities as shall have been issued to the holders thereof in lieu thereof or in exchange therefor. The provisions of this subsection (4)(b) shall similarly apply to successive consolidations, mergers, sales, conveyances, exchanges, transfers and reorganizations.

                  (c) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least two percent (2%) in such Rate; provided, however, that any adjustments which by reason of this subsection (4)(c) are not required to be, and are not, made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection (4)(c) shall be made to the nearest one hundredth of a share.

                  (d) Whenever the Conversion Rate shall be adjusted as provided in this Section F, the Corporation shall forthwith file at the office of the Conversion Agent maintained by the Corporation pursuant to subsection (2) of this Section F a statement signed by the Chairman of the Board or the President of the Corporation and by its Treasurer stating the adjusted Conversion Rate determined as provided herein. Such statement shall show in detail the facts requiring such adjustment. Whenever the Conversion Rate is adjusted, the Corporation shall cause a notice stating the adjustment and the new Conversion Rate to be mailed to each holder of record Shares.

         (5) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Shares. If more than one Share shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such Shares so surrendered. If the conversion of any Shares results in a fraction, an amount equal to such fraction multiplied by the Closing Price of the Common Stock on the business day next preceding the date of conversion shall be paid to such holder in cash by the Corporation. The Closing Price of the Common Stock for each day shall be the last reported sales price, regular way, on the principal national securities exchange upon which the Common Stock is listed, or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, on such national securities exchange, or if the Common Stock is not then listed on a national securities exchange, the average of the closing prices or, if applicable, closing bid and asked prices, in the over-the-counter market as furnished by the nationally recognized securities firm or association selected from time to time by the Corporation for that purpose. If no such prices are available, the value of a share of Common Stock for purposes of this Section F(5) shall be determined in good faith by the Board of Directors of the Corporation.

         (6) If any Share shall be called for redemption, the right to convert such Share shall terminate and expire at the close of business on the business day next preceding the date fixed for said redemption pursuant to Paragraph D hereof.

         (7) The issuance of stock certificates on conversion of Shares shall be made free of any tax in respect of such issue. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in a name other than that of the holder of the Shares converted, and the Corporation shall not be required to issue or deliver any such stock certificates unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

         (8) If in any case a state of facts occurs where in the opinion of the Board of Directors of the Corporation the other provisions of this Section F are not strictly applicable, or if strictly applicable, would not fairly protect the conversion rights of the Shares in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions in accordance with such essential intent and principles as to protect such conversion rights as aforesaid.

         (9) The Corporation shall, at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding Shares and shall take all such corporate action as may be required from time to time in order that it may validly and legally issue fully paid and non-assessable shares of Common Stock upon conversion of the Shares.

         (10) Shares converted shall not be reissued as Series A Shares but assume the status of authorized but unissued shares of Preferred Stock of the Corporation.

         (11)     For purposes of this Section F:

                  (a) "Conversion Rate" at any time shall mean the amount of Common Stock of the Corporation into which at such time one Share shall be convertible in accordance with the provisions of this Section F. Subject to adjustment as provided in this Section F, the Conversion Rate shall be as provided in Section F(3).

                  (b) "Common Stock" shall mean stock of the Corporation of any class, whether now or hereafter authorized, which has the right to participate in the distribution of either earnings or assets of the Corporation without limit or preferences as to the amount or percentage. If by reason of the operation of subsection (4)(b) of this Section F the Shares shall be convertible into any other shares of stock or other securities or property of the Corporation, any reference herein to the conversion of Shares pursuant to this Section F shall be deemed to refer to and include the conversion of Shares into such other shares of stock or other securities or property.

G.       Notice of Record Date.
         ---------------------

In the event:
------------

         (1) that the Corporation takes a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or any other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

         (2) that the Corporation subdivides or combines its outstanding shares of Common Stock;
                                      -9-

         (3) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

         (4) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation; then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred, and shall cause to be mailed to the holders of the Series A Preferred at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                  (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                  (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

H.     Definitions. As used herein with respect to the Series A Shares, the term
       -----------
"Junior Stock" shall mean the common stock and any other class or series of shares of the Corporation hereafter authorized over which Series A Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

I.     No Other Rights. Except as required by law, the Series A Shares shall not
       ---------------
have any relative, participating, optional or other special rights and powers other than as set forth herein.

      The Board of Directors of Patapsco Bancorp, Inc. (the "Corporation"), duly adopted the Resolution contained in these Articles Supplementary on August 23, 2000.

         IN WITNESS WHEREOF, Joseph J. Bouffard, its President, has executed this instrument and its secretary, Theodore C. Patterson, has affixed the corporate seal hereto and attested said seal on the 23 day of August 2000.

                                    PATAPSCO BANCORP, INC.


                                    By: /s/ Joseph J. Bouffard
                                        ---------------------------------------
                                        Joseph J. Bouffard, President
         SEAL


ATTEST:


/s/ Theodore C. Patterson
-----------------------------------------------
Theodore C. Patterson, Secretary

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Indemnification of directors and officers of Patapsco Bancorp is provided under Article XVII of the Articles of Incorporation of Patapsco Bancorp for judgments, fines, settlements, and expenses, including attorney fees incurred in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative to the fullest extent permitted by the General Corporation Law of the State of Maryland.

         Patapsco Bancorp has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, including liabilities under the Securities Act of 1933, as amended, and provides for payment to Patapsco Bancorp of costs incurred by it in indemnifying its directors and officers.

         Under Maryland law, indemnification of directors and officers may be provided for judgments, fines, settlements, and expenses, including attorney's fees, incurred in connection with any threatened, pending, or completed action, suit, or proceeding other than an action by or in the right of Patapsco Bancorp. This applies to any civil, criminal, investigative or administrative action provided that the director or officer involved acted in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Indemnification of directors and officers may be also provided for judgments, fines, settlements, and expenses, including attorney's fees, incurred in connection with any threatened, pending, or completed action, or suit by or in the right of the corporation if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter in which such person is adjudged to be liable for negligence or misconduct in the performance of his duties to the corporation unless the court in which the action is brought deems indemnity proper.

         The grant of indemnification to a director or officer shall be determined by a majority of a quorum of disinterested directors, by a written opinion from independent legal counsel, or by the stockholders.

         Indemnification shall be provided to any directors and officers for expenses, including attorney's fees, actually and reasonably incurred in the defense of any action, suit or proceeding to the extent that he or she has been successful on the merits.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) The following are filed as exhibits to this registration statement:

         Exhibit No.                   Description
         -----------                   -----------

         2/1/ Agreement of Merger by and among Patapsco Bancorp, Inc., The Patapsco Bank and PN Financial, Inc., and Northfield Bancorp, Inc. and Northfield Federal Savings Bank dated May 16, 2000

         3.1/2/ Articles of Incorporation of Patapsco Bancorp, Inc., including proposed Articles Supplementary

         3.2/3/   Bylaws of Patapsco Bancorp, Inc.

         4.1/4/   Form of Certificate of Common Stock of Patapsco Bancorp, Inc.

         4.2/7/ Form of Certificate of Series A Noncumulative Convertible Perpetual Preferred Stock of Patapsco Bancorp, Inc.

         5/7/ Opinion of Stradley Ronon Stevens & Young, LLP regarding the legality of the securities being registered hereby (with consent)

         8 Opinion of Stradley Ronon Stevens & Young, LLP regarding certain federal tax matters

        10.1/5/   Patapsco Bancorp, Inc. 1996 Stock Option and Incentive Plan

        10.2/5/   Patapsco Bancorp, Inc. Management Recognition Plan

        10.3(a)/3/Employment Agreement between Patapsco Federal Savings and Loan Association and Joseph J. Bouffard

        10.3(b)/3/Employment Agreement between Patapsco Bancorp, Inc. and
                  Joseph J. Bouffard

        10.4(a)/3/Severance   Agreements   between   Patapsco  Federal  Savings
                  and Loan Association and Debra Brockschmidt, John McClean and Joseph Sallese

        10.4(b)/3/Severance  Agreements between Patapsco Bancorp,  Inc. and
                  Debra Brockschmidt, John McClean and Joseph Sallese for the year ended June 30, 1999.

        10.5/3/ Patapsco Federal Savings and Loan Association Retirement Plan for Non-Employee Directors

        10.6/3/ Patapsco Federal Savings and Loan Association Incentive Compensation Plan

        10.7/3/ Deferred Compensation Agreements between Patapsco Federal Savings and Loan Association and each of Directors McGowan and Patterson

        10.8(a)/3/Severance Agreement between Patapsco Federal Savings and
                  Loan Association and Frank J. Duchacek

        10.8(b)/3/Severance Agreement between Patapsco Bancorp, Inc. and Frank
                  J. Duchacek

        10.9/6/   The Patapsco Bank Retirement Plan for Non-Employee Directors

         23.1/7/ Consent of Anderson & Associates, LLP (with respect to Patapsco Bancorp)

         23.2/7/ Consent of Anderson & Associates, LLP (with respect to Northfield Bancorp)

         23.3 Consent of Stradley Ronon Stevens & Young, LLP (included in opinions filed as Exhibits 5 and 8)

         23.4     Consent of Ferguson & Company

         24/7/   Power of Attorney (see signature page)

         99.1/7/  Form of proxy

         99.2/7/ Voting Agreement dated May 16, 2000 by and between Patapsco Bancorp, Inc. and the stockholders of Northfield Bancorp, Inc.
-------------
1 Incorporated by reference to Annex A to the Proxy Statement/Prospectus included herein.
2 Articles of Incorporation are incorporated by reference to Registrant's Registration Statement on Form SB-2 (File No. 33-99734), and proposed Articles Supplementary are incorporated by reference to Annex F to the Proxy Statement/Prospectus included herein.
3 Incorporated by reference to Registrant's Registration Statement on Form SB-2 (File No. 33-99734)
4 Incorporated herein by reference from the Company's Registration Statement on Form 8-A (File No. 0-28032).
5 Incorporated herein by reference from the Company's Annual Report on Form 10-KSB for the year ended June 30, 1996 (File No. 0-28032)
6 Incorporated herein by reference from the Company's Annual Report on Form 10-KSB for the year ended June 30, 1998 (File No. 0-28032).
7  Previously filed.



                  The Exhibit Index immediately precedes the attached exhibits.

ITEM 22.  UNDERTAKINGS

          (a)     ITEM 512 OF REGULATION S-B.

         Rule 415 Offering. The undersigned small business issuer hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement: to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To file post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

         Request for Acceleration of Effective Date. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the small business issuer in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question to whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

         (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amended egistration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland as of August 29, 2000. PATAPSCO BANCORP, INC.


                                   By: /s/ Joseph J. Bouffard
                                       ----------------------------------------
                                       Joseph J. Bouffard
                                       President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature                                          Capacity                                   Date
---------                                          --------                                   ----
/s/ Joseph J. Bouffard                             Director, President and Chief          August 29, 2000
----------------------------------------
Joseph J. Bouffard                                 Executive Officer
                                                   (Principal Executive Officer)

/s/ Michael J. Dee                                 Vice President, Treasurer and          August 29, 2000
----------------------------------------
Michael J. Dee                                     Chief Financial Officer
                                                   (Principal Financial and Accounting
                                                   Officer)

           *                                       Chairman of the Board                  August 29, 2000
----------------------------------------
Thomas P. O'Neill


-----------------------------------------          Secretary and Director
Theodore C. Patterson

           *                                       Director                               August 29, 2000
----------------------------------------
Douglas H. Ludwig


           *                                       Director                               August 29, 2000
----------------------------------------
Nicole N. Glaeser

           *                                       Director                               August 29, 2000
----------------------------------------
William R. Waters

By: /s/ Joseph J. Bouffard
    ------------------------------------
    Joseph J. Bouffard
    Attorney-in-fact

                             PATAPSCO BANCORP, INC.

                                  EXHIBIT INDEX

         Exhibit No.                   Description
         -----------                   -----------


         2/1/ Agreement of Merger by and among Patapsco Bancorp, Inc., The Patapsco Bank and PN Financial, Inc., and Northfield Bancorp, Inc. and Northfield Federal Savings Bank dated May 16, 2000

         3.1/2/ Articles of Incorporation of Patapsco Bancorp, Inc., including proposed Articles Supplementary

         3.2/3/   Bylaws of Patapsco Bancorp, Inc.

         4.1/4/   Form of Certificate of Common Stock of Patapsco Bancorp, Inc.

         4.2/7/ Form of Certificate of Series A Noncumulative Convertible Perpetual Preferred Stock of Patapsco Bancorp, Inc.

         5/7/ Opinion of Stradley Ronon Stevens & Young, LLP regarding the legality of the securities being registered hereby (with consent)

         8 Opinion of Stradley Ronon Stevens & Young, LLP regarding certain federal tax matters

        10.1/5/   Patapsco Bancorp, Inc. 1996 Stock Option and Incentive Plan

        10.2/5/   Patapsco Bancorp, Inc. Management Recognition Plan

        10.3(a)/3/Employment Agreement between Patapsco Federal Savings and Loan Association and Joseph J. Bouffard

        10.3(b)/3/Employment Agreement between Patapsco Bancorp, Inc. and
                  Joseph J. Bouffard

        10.4(a)/3/Severance   Agreements   between   Patapsco  Federal  Savings
                  and Loan Association and Debra Brockschmidt, John McClean and Joseph Sallese

        10.4(b)/3/Severance  Agreements between Patapsco Bancorp,  Inc. and
                  Debra Brockschmidt, John McClean and Joseph Sallese for the year ended June 30, 1999.

        10.5/3/ Patapsco Federal Savings and Loan Association Retirement Plan for Non-Employee Directors

        10.6/3/ Patapsco Federal Savings and Loan Association Incentive Compensation Plan

        10.7/3/ Deferred Compensation Agreements between Patapsco Federal Savings and Loan Association and each of Directors McGowan and Patterson

        10.8(a)/3/Severance Agreement between Patapsco Federal Savings and
                  Loan Association and Frank J. Duchacek

        10.8(b)/3/Severance Agreement between Patapsco Bancorp, Inc. and Frank
                  J. Duchacek

        10.9/6/   The Patapsco Bank Retirement Plan for Non-Employee Directors

         23.1/7/ Consent of Anderson & Associates, LLP (with respect to Patapsco Bancorp)

         23.2/7/ Consent of Anderson & Associates, LLP (with respect to Northfield Bancorp)

         23.3 Consent of Stradley Ronon Stevens & Young, LLP (included in opinions filed as Exhibits 5 and 8)

         23.4     Consent of Ferguson & Company

         24/7/    Power of Attorney (see signature page)

         99.1/7/  Form of proxy

         99.2/7/ Voting Agreement dated May 16, 2000 by and between Patapsco Bancorp, Inc. and the stockholders of Northfield Bancorp, Inc.
-------------
1 Incorporated by reference to Annex A to the Proxy Statement/Prospectus included herein.
2 Articles of Incorporation are incorporated by reference to Registrant's Registration Statement on Form SB-2 (File No. 33-99734), and proposed Articles Supplementary are incorporated by reference to Annex F to the Proxy Statement/Prospectus included herein.
3 Incorporated by reference to Registrant's Registration Statement on Form SB-2 (File No. 33-99734)
4 Incorporated herein by reference from the Company's Registration Statement on Form 8-A (File No. 0-28032).
5 Incorporated herein by reference from the Company's Annual Report on Form 10-KSB for the year ended June 30, 1996 (File No. 0-28032)
6 Incorporated herein by reference from the Company's Annual Report on Form 10-KSB for the year ended June 30, 1998 (File No. 0-28032).
7  Previously filed.